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As filed with the Securities and Exchange Commission on February 13, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORMS F-10*, S-4* and F-4*
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Couche-Tard U.S. L.P.	(Exact name of registrant as specified in its charter)	Couche-Tard Financing Corp.
Delaware	(State or other jurisdiction of incorporation or organization)	Delaware
5411	(Primary Standard Industrial Classification Code Number)	n/a
26-0017946	(I.R.S. Employer Identification No.)	81-0638989

Alimentation Couche-Tard Inc.
(Exact name of registrant as specified in its charter)
Quebec, Canada
 (State or other jurisdiction of incorporation or organization)
5411
 (Primary Standard Industrial Classification Code Number)
Not Applicable
 (I.R.S. Employer Identification No.)

1600 St-Martin Boulevard East
Tower B, Suite 200
Laval, Quebec, Canada H7G 4S7
(450) 662-6632
 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Couche-Tard Financing Corp.
1500 North Priest Drive
Tempe, Arizona 85281
(602) 728-3114
 (Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:
Gerald D. Shepherd, Esq. Davies Ward Phillips & Vineberg LLP 625 Madison Avenue, 12th Floor New York, New York, 10022 (212) 588-5500

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

Form F-10				Form S-4
It is proposed that this filing shall become effective (check appropriate box):				If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
B.	☒	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
	2.	☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
(continued on following page)

Form F-10			Form S-4
3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

Form F-4

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

7 1/2% Senior Subordinated Notes due 2013	$350,000,000	100%	$350,000,000	$44,345.00

Guarantees of 7 1/2% Senior Subordinated Notes due 2013(2)	—	—	—	None(3)

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) of the Securities Act.

(2)
Alimentation Couch-Tard Inc. and each subsidiary of Alimentation Couche-Tard Inc. that is listed on the table of Additional Registrants below has guaranteed the notes registered hereby.

(3)
Pursuant to Rule 457(n) of the Securities Act, no separate consideration will be received for the guarantees and, therefore, no additional registration fee is required.

        Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until such Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Incorporation or Jurisdiction of Organization	IRS Employer Identification Number
Depan-Escompte Couche-Tard Inc.	Quebec, Canada	Not Applicable
Couche-Tard Inc.	Canada	Not Applicable
Mac's Convenience Stores Inc.	Ontario, Canada	Not Applicable
Couche-Tard/Mac's L.P.	Quebec, Canada	Not Applicable
3055854 Nova Scotia Company	Nova Scotia, Canada	Not Applicable
3053854 Nova Scotia Company	Nova Scotia, Canada	Not Applicable
ACT Financial Trust	Quebec, Canada	Not Applicable
Dunkin Donuts Master Franchisee Quebec Inc.	Quebec, Canada	Not Applicable
Mac's Convenience Stores LLC	Delaware	98-0349427
The Circle K Corporation	Delaware	13-3721829
Circle K Stores Inc.	Texas	74-1149540
Circle K Enterprises Inc.	Delaware	86-0947249

        All of the additional registrants have their principal executive offices c/o Alimentation Couche-Tard Inc. 1600 St-Martin Boulevard East, Tower B, Suite 200, Laval, Quebec, Canada H7G 4S7, Telephone: (450) 662-6632.

*
This registration statement comprises a filing on Form F-10 with respect to the securities of Alimentation Couche-Tard Inc., a filing on Form S-4 with respect to the securities of the U.S. registrants and a filing on Form F-4 with respect to the securities of the non-U.S. registrants other than Alimentation Couche-Tard Inc.

PART I

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

The information in this preliminary prospectus is not complete and may be changed. We filed a copy of this preliminary prospectus with the Agence nationale d'encadrement du secteur financier (Quebec) and a registration statement relating to these securities with the Securities and Exchange Commission. We may not sell these securities until a receipt for the prospectus is received from the Agence nationale d'encadrement du secteur financier (Quebec) and the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2004

Registration No. 333-

PROSPECTUS

         Couche-Tard U.S. L.P.
Couche-Tard Financing Corp.

Offer to exchange our 7 1/2% Senior Notes due 2013,
which have been registered under the Securities Act,
for our outstanding 7 1/2% Senior Notes due 2013
issued in December 2003

Guaranteed on a senior subordinated basis by Alimentation Couche-Tard Inc.

        We are offering to exchange up to US$350,000,000 of our new 7 1/2% Senior Subordinated Notes due 2013 for a like amount of our outstanding 7 1/2% Senior Subordinated Notes due 2013.

Material Terms of Exchange Offer

  •
  The terms of the notes to be issued in the exchange offer will evidence the same continuing indebtedness as the outstanding notes and will have substantially identical terms as the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

  •
  There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

  •
  The exchange offer expires at 12:00 midnight, New York City time, on                        , 2004, unless extended.

  •
  The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

  •
  The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission ("Commission").

  •
  We will not receive any proceeds from the exchange offer.

        For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 19 of this prospectus.

        ALIMENTATION COUCHE-TARD INC. IS A FOREIGN ISSUER THAT IS PERMITTED, UNDER A MULTI-JURISDICTIONAL DISCLOSURE SYSTEM ADOPTED BY THE UNITED STATES, TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH THE DISCLOSURE REQUIREMENTS OF ITS HOME COUNTRY, CANADA. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED OR INCORPORATED HEREIN HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND MAY BE SUBJECT TO FOREIGN AUDITING AND AUDITOR INDEPENDENCE STANDARDS, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

        PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THE ACQUISITION OF THE SECURITIES DESCRIBED HEREIN MAY HAVE TAX CONSEQUENCES BOTH IN THE UNITED STATES AND CANADA. SUCH CONSEQUENCES FOR INVESTORS WHO ARE RESIDENT IN, OR CITIZENS OF, THE UNITED STATES MAY NOT BE DESCRIBED FULLY HEREIN.

        THE ENFORCEMENT BY INVESTORS OF CIVIL LIABILITIES UNDER THE FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT CERTAIN OF THE REGISTRANTS ARE INCORPORATED OR FORMED UNDER THE LAWS OF CANADA, THAT SOME OR ALL OF OUR OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY, AND THAT ALL OR A SUBSTANTIAL PORTION OF CERTAIN OF THE REGISTRANTS' ASSETS AND SAID PERSONS MAY BE LOCATED OUTSIDE OF THE UNITED STATES.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO SECURITIES REGULATORY AUTHORITY IN CANADA HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENSE TO CLAIM OTHERWISE.

        Prospective investors should be aware that, during the period of the exchange offer, the Canadian registrants or their affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories.

The date of this prospectus is                        , 2004.

        You should rely only on the information contained in this prospectus or in documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to make the exchange offer and by a broker-dealer for resales of exchange notes acquired in the exchange offer where it is legal to do so. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus.

        The exchange notes have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada. The notes have been issued pursuant to the exemption from the prospectus requirements of the applicable Canadian provincial and territorial securities laws and may be sold in Canada only pursuant to an exemption therefrom.

        Until 90 days after the expiration date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions and pursuant to the commitment to deliver a prospectus in connection with resales of exchange notes.

i

MARKET AND INDUSTRY DATA

        Unless otherwise indicated, the market and industry data contained in this prospectus are based upon information from independent industry publications and our management's knowledge of and experience in the markets in which we operate. More extensive market and industry data are available for the convenience store industry in the United States than for the convenience store industry in Canada. As a result, some of the market and industry data included in this prospectus, including information used for comparative purposes with Couche-Tard's Canadian business, relates only to the convenience store industry in the United States. In addition, the majority of the market and industry data included in this prospectus is for the calendar year ended December 31, 2002, whereas Couche-Tard's most recent fiscal year ended April 27, 2003 and certain of the financial and other information relating to Couche-Tard's business in this prospectus is given as of October 12, 2003. Accordingly, there may be important timing differences between the data relating to our business and the market and industry data in this prospectus. While management believes this data to be reasonable, market and industry data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market size. In addition, consumption patterns and customer preferences can and do change.

TRADEMARKS

        Couche-Tard®, Mac's®, Mike's Mart®, Becker's®, Wink's®, Bigfoot®, Dairy Mart®, La Maisonnée®, Sunshine Joe Coffee Co.®, Froster®, Circle K®, Circle K Express®, SmokeBreak®, Grocery Express®, Grabbers®, The Frozen Zone®, Circle K Strike Out Meter®, Thirst Buster®, Thirst Buster Nothing's Cooler®, Thirst Freezer®, Thirst Freezer Dangerously Cold®, Freshest Coffee Going!®, Circle K Short Orders®, QuickFlick®, Circlek.com®, "All you want today is at your Circle K"®, "All you want today"® and "Circle K, A Better Way"® are our trademarks. Other trademarks appearing in this prospectus are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

        We make "forward-looking statements" throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe", "expect", or "anticipate" will occur, what we "intend", "plan" or "seek" to do or accomplish and other similar statements), you must remember that our expectations may not be correct or that we may not take such actions or accomplish such goals. We do not guarantee that the transactions and events described in this prospectus will happen as described (or that they will happen at all). You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation will change in the future.

        Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, including:

  •
  difficulties in implementing our business strategy and technology;

  •
  difficulties that may be encountered in the integration of the operations of Couche-Tard and Circle K;

  •
  changes in wholesale and retail motor fuel pricing;

  •
  changes in the regulation or taxation of cigarettes or alcohol;

  •
  difficulties in retaining key members of our management team;

  •
  changes in the financial markets affecting our financial structure and our cost of capital and borrowed money;

  •
  compliance with and changes in environmental regulations;

  •
  our level of debt;

  •
  general economic conditions;

  •
  changes in operating expenses or the need for additional capital expenditures;

  •
  the effects of acquisitions we might make in the future; and

  •
  changes in pricing policies by us or our competitors.

EXCHANGE RATE DATA

        The following tables set forth information about exchange rates based upon the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. These rates are set forth as Canadian dollars per US$1.00.

	Year ended					24-week period ended
	April 25, 1999	April 30, 2000	April 29, 2001	April 28, 2002	April 27, 2003	October 13, 2002	October 12, 2003
Average for period (1)	1.5100	1.4677	1.5112	1.5681	1.5316	1.5691	1.4172
Period end	1.4560	1.4794	1.5348	1.5673	1.4330	1.5865	1.3209

(1)
Calculated by taking the average of the exchange rates on the last day of each month in the applicable period.

	2003
					January 2004
	September	October	November	December
High for period	1.4163	1.3977	1.3522	1.2931	1.3310
Low for period	1.3757	1.3363	1.3016	1.3363	1.2716

        On February 12, 2004, the noon buying rate was $1.3188 per US$1.00. Certain U.S. dollar figures in this prospectus that are given as of October 12, 2003 have been translated to Canadian dollars at the exchange rate of 1.3209, which was the rate in effect as of October 10, 2003, the last business day prior to October 12, 2003. Certain U.S. dollar figures in this prospectus that are given as of December 17, 2003 have been translated to Canadian dollars at the exchange rate of 1.3250 which was the rate in effect as of that date. Certain U.S. dollar figures in this prospectus that are given as of February 1, 2004 have been translated to Canadian dollars at the exchange rate of 1.3265, which was the rate in effect as of January 30, 2004, the last business day prior to February 1, 2004. Certain historical financial information of Circle K in this prospectus for the twelve months ended March 31, 2003 has been translated from U.S. dollars into Canadian dollars at a rate of $1.5492 per US$1.00, which was the average rate during that period.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk", "Risk Factors" and Notes 3 and 15 to the consolidated financial statements of Couche-Tard, included elsewhere in this prospectus, for more information about our management of risks associated with foreign exchange.

EXPLANATION OF CERTAIN FINANCIAL MATERIAL

        Couche-Tard's consolidated financial statements are prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Note 28 to Couche-Tard's consolidated financial statements, which are included elsewhere in this prospectus, provides a description of the material differences between Canadian GAAP and U.S. GAAP. Unless indicated otherwise, all financial information pertaining to Couche-Tard and all of our pro forma consolidated financial information included in this prospectus is prepared in accordance with Canadian GAAP. Circle K's financial statements are prepared in accordance with U.S. GAAP. Note 20 to Circle K's combined consolidated financial statements for the year ended December 31, 2002 and the period from September 15, 2001 to December 31, 2001, Note 12 to the consolidated financial statements for the periods ended September 14, 2001 and December 31, 2000 and Note 9 to the combined consolidated financial statements of Circle K for the nine months ended September 30, 2003 and September 30, 2002, which are included elsewhere in this prospectus, provide a description of the material differences between U.S. GAAP and Canadian GAAP. Note 21 to Circle K's combined consolidated financial statements for the year ended December 31, 2002 and the period from

September 15, 2001 to December 31, 2001, Note 13 to Circle K's consolidated financial statements for the period from January 1, 2001 to September 14, 2001 and the year ended December 31, 2000 and Note 10 to the combined consolidated financial statements of Circle K for the nine months ended September 30, 2003 and September 30, 2002, which are included elsewhere in this prospectus, provide certain historical information of Circle K that has been presented on a pro forma basis for transactions that Circle K undertook prior to Couche-Tard's acquisition of Circle K. These transactions reflect the transfer of approximately 370 Circle K locations to ConocoPhillips.

        The unaudited pro forma consolidated financial statements for Couche-Tard and Circle K as a combined company presented elsewhere in this prospectus give effect to the Acquisition (as defined below under "Summary"), the related transactions consummated in connection with the Acquisition, the financings consummated in connection with the Acquisition (together, the "December Transactions") and the related contemplated sale-leaseback transactions described below under "Summary—Recent Developments" (together with the December Transactions, the "Transactions") as if they had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma consolidated balance sheet data are presented as if the Transactions had been completed on October 12, 2003 and, due to different fiscal period ends, combine the historical balance sheet of Couche-Tard as of October 12, 2003 and the historical balance sheet of Circle K as of September 30, 2003. The unaudited pro forma consolidated statement of earnings data for the year ended April 27, 2003 are presented as if the Transactions had taken place on April 29, 2002 and, due to different fiscal periods, combine the historical results of Couche-Tard for the year ended April 27, 2003 and the historical results of Circle K for the 12-month period ended March 31, 2003. The unaudited pro forma consolidated statement of earnings for the 24-week period ended October 12, 2003 is presented as if the Transactions had taken place on April 29, 2002 and, due to different fiscal periods, combines the historical results of Couche-Tard for the 24-week period ended October 12, 2003 and the historical results of Circle K for the 6-month period ended September 30, 2003.

        Couche-Tard's consolidated financial statements and the unaudited pro forma consolidated financial statements are presented in Canadian dollars, while Circle K's historical consolidated financial statements are presented in U.S. dollars.

v

SUMMARY

        The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document. As used in this prospectus, unless the context indicates otherwise: (i) "we", "our" and "us" refer collectively to Alimentation Couche-Tard Inc. and its subsidiaries, including the issuers of the notes, after giving effect to the acquisition of Circle K (the "Acquisition"), and after giving effect to the disposition by Circle K of certain stores retained by ConocoPhillips Company ("ConocoPhillips") (and in respect of such combined group of companies, all operating information unless otherwise indicated is presented on a pro forma basis giving effect to the Acquisition (excluding the stores retained by Conocco Phillips) and all financial information unless otherwise indicated is presented on a pro forma basis giving effect to the Transactions), (ii) "Couche-Tard" refers to Alimentation Couche-Tard Inc. and its subsidiaries, but excludes Circle K and its subsidiaries, (iii) "Circle K" refers to The Circle K Corporation and its subsidiaries after giving effect to the disposition by Circle K of certain stores retained by ConocoPhillips and after giving effect to the licensing of 244 franchise stores by ConocoPhillips from Circle K that are operated by ConocoPhillips pursuant to the terms of license agreements, (iv) "issuers" refer collectively to Couche-Tard U.S. L.P., a Delaware limited partnership, and Couche-Tard Financing Corp., a Delaware corporation, the issuers of the notes, and (v) our store count and related information is given as of October 12, 2003.

        Couche-Tard's most recent fiscal year ended April 27, 2003 and its most recent interim period included in this prospectus is the 24-week period ended October 12, 2003. Circle K's most recent fiscal year prior to the closing of the Acquisition ended December 31, 2002, and its most recent interim period prior to the closing of the Acquisition was the nine-month period ended September 30, 2003. Unless the context otherwise requires, references in this prospectus to "$" or "dollars" are to Canadian dollars and references in this prospectus to "US$" or "US dollars" are to United States dollars.

The Company

Company Overview

        We are the second largest independent convenience store operator in North America with a network of 4,672 stores located throughout 23 U.S. states and seven provinces and territories in Canada. We sell food and beverage items, motor fuel and other products and services targeted to meet our customers' demand for convenience and quality in a clean and welcoming environment. We believe that the Acquisition of Circle K adds a strong, well-recognized store banner, expands our store network and our product brand offering, and significantly increases our geographic diversification. The Acquisition further establishes our presence in the United States, particularly in the southern, southeastern and southwestern regions (the "Sunbelt"). We believe the Sunbelt is attractive for convenience store operations due to its favorable population growth and warm weather, which is conducive to the consumption of many of our products. Furthermore, the Acquisition significantly increases the scale of our operations, which we believe will provide us with several important benefits, including more favorable purchasing terms. For the fiscal year ended April 27, 2003, our pro forma revenues and Adjusted EBITDA were approximately $9.3 billion and $336.7 million, respectively.

        We believe that our business model has differentiated Couche-Tard from its competition through its decentralized management structure, commitment to operational expertise, focus on in-store merchandise, particularly the higher growth and higher margin foodservice category, and continued investment in store modernization and technology. We believe we will improve our overall financial performance by applying the Couche-Tard business model to our Circle K operations.

Couche-Tard

        Couche-Tard is the largest Canadian convenience store operator with a network of 1,803 convenience stores in Canada and has a significant presence in the Midwestern United States with an additional 590 stores. Of the 2,393 Couche-Tard stores, 1,943 are company-operated and 450 are franchise or affiliate stores. In addition, Couche-Tard is the franchisor for 101 Dunkin' Donuts stores in Quebec. Motor fuel is sold at 51% of Couche-Tard's company-operated stores. Couche-Tard's Canadian stores are located in Quebec, Ontario, Alberta, British Columbia, Manitoba, Saskatchewan and the Northwest Territories, and its U.S. stores are located in Ohio, Indiana, Kentucky, Illinois, Michigan, Pennsylvania and Iowa. The Couche-Tard stores are primarily operated under the Couche-Tard and Mac's banners in Canada and the Dairy Mart and Mac's banners in the United States.

        Couche-Tard is focused on its merchandise and service sales which comprised 59% of revenues and 84% of gross profit in fiscal 2003, compared with the 2002 U.S. industry averages of 38% and 66%, respectively. Couche-Tard offers its customers more than 2,500 product stock- keeping units ("SKUs") that include traditional convenience store items such as packaged and frozen beverages, candy and snacks, coffee, dairy items, beer/wine and tobacco products, as well as products not traditionally offered by convenience stores such as fresh food and foodservice items. In addition, services such as automatic teller machines and lottery ticket sales are offered in many stores.

        Couche-Tard's brand strategy employs proprietary brands for brewed coffee, frozen/iced beverages, fresh sandwiches and other fresh food items, in addition to national brands. Couche-Tard also uses a "quick service restaurant" ("QSR") strategy and has 181 in-store restaurants throughout its network of stores that includes brands such as Subway, Dunkin' Donuts, M&M Meats, Taco Bell, Mr. Hero and Quiznos. Couche-Tard sells motor fuel under a variety of national brands, including Esso, Petro-Canada, Shell, Irving, Ultramar and BP Amoco, as well as under its private labels, including Couche-Tard, Mac's and Bigfoot.

        Couche-Tard's stores, which are located in high-traffic areas, include freestanding stores and stores located in strip shopping centers. Couche-Tard's stores are designed to appeal to customers in their local markets, rather than conforming to a single standard format. The majority of the stores are open seven days a week, 24 hours a day, with peak customer traffic in the early morning and late afternoon. A typical Couche-Tard store is between 2,000 and 2,500 square feet while newly-developed stores are generally approximately 3,000 square feet to accommodate in-store seating and, in certain cases, QSRs. We believe that Couche-Tard's store network is among the highest quality and most modern in the industry. Since 1998, Couche-Tard has modernized and reconfigured approximately 48% of its company-operated stores using its Store 2000 Concept. This merchandising approach uses innovative store designs and differentiated product offerings tailored to meet local market needs and features inviting decor, in-store seating areas, QSRs in certain locations, and expanded offerings of higher-margin products such as prepared foods. In addition, as part of its commitment to operational excellence, Couche-Tard has installed point-of-sale ("POS") systems, including scanning, in 100% of its company-operated stores.

        Alain Bouchard, the Chairman, President and Chief Executive Officer of Alimentation Couche-Tard Inc., started the chain with one store in 1980. Today, Alimentation Couche-Tard Inc.'s shares trade on the Toronto Stock Exchange and, as of February 12, 2004, it had a total market capitalization of approximately $2.5 billion. From fiscal 1999 to fiscal 2003, Couche-Tard's revenues and EBITDA grew at compound annual growth rates of 51% and 47%, respectively. In fiscal 2003, Couche-Tard generated revenues of $3.4 billion and EBITDA of $158.1 million. Couche-Tard is headquartered in Laval, Quebec and has approximately 12,500 employees in its company-operated stores, distribution center and administrative offices.

Circle K

        Circle K is a leading convenience store chain in the Sunbelt with a network of 2,279 stores, of which 1,663 are company-operated and 616 are franchise or affiliate stores. Motor fuel is sold at 1,438 or 86% of Circle K's company-operated stores. Circle K's company-operated stores are located in 16 states, including Arizona, Florida, California, Louisiana and Texas. All of Circle K's stores are operated under the Circle K banner, which is well-known throughout the Sunbelt.

        Circle K stores offer customers more than 3,000 traditional convenience store product SKUs, with a particular emphasis on packaged beverages, coffee, candy and snacks, beer and tobacco products. In fiscal 2002, in-store merchandise and other non-motor fuel sales comprised 54% of Circle K's revenues and 81% of its gross profit. Circle K's motor fuel is primarily sold under the 76, Circle K and Phillips66 brands.

        Circle K's stores are typically located in freestanding buildings on corner sites, which are easily accessible from busy streets and intersections. The stores' simple and consistent design makes them easily recognizable. All locations have adjacent parking facilities on one or more sides. Over 90% of the stores are open seven days a week, 24 hours a day, with peak customer traffic in the early morning and late afternoon. The size of a typical Circle K store is between 2,000 and 2,500 square feet.

        Circle K began operations in 1951 with the purchase of three Kay's Food Stores in Texas. Circle K was a subsidiary of ConocoPhillips or its predecessors from 1996 through December 2003 when it was acquired by Couche-Tard. In fiscal 2002, Circle K generated revenues of approximately $5.7 billion and Adjusted EBITDA of $197.9 million (after giving effect to the transfer of certain stores to ConocoPhillips). Circle K is headquartered in Tempe, Arizona and has more than 14,500 employees.

Business Strengths

        Leading Market Position.    We have a network of more than 4,600 convenience stores which makes us the second largest independent operator and the fourth largest overall operator of convenience stores in North America, including independent chains and chains operated by integrated oil companies. We believe our well-recognized banners, including Couche-Tard, Circle K, Mac's and Dairy Mart, have an established reputation for convenience and excellence in product selection and value that helps to differentiate our stores from those of our competitors. We believe that the geographic diversity of our network throughout the United States and Canada reduces our exposure to adverse local and/or regional market conditions, including fluctuations in motor fuel prices. With more than $9 billion in pro forma revenues in fiscal 2003 and over 20 years of convenience store operations, we believe our size and experience have enabled us to develop operating efficiencies that provide us with a competitive advantage, particularly with respect to merchandising and purchasing.

        Well-Located and Modernized Store Base.    We believe that we have high-quality stores in strategic locations. We believe that focusing on developing networks of stores in the geographic areas in which we operate enables us to study those markets and refine our location strategy. We selectively choose our store sites to maximize our store traffic and visibility and we effectively manage the closure of under-performing stores. We believe that the Circle K stores are well-situated on attractive real estate in their local markets. Due to current land prices and the unavailability of suitable properties in our primary markets, we believe it would be difficult for our competitors and new entrants to replicate our store base.

        We have made substantial investments in our Couche-Tard stores through our Store 2000 Concept. Couche-Tard has implemented the Store 2000 Concept in 940 of its company-operated stores, which represent approximately 48% of such stores. Circle K has also made significant investments in modernizing its store base in the last three fiscal years by investing more than US$100 million in store fixtures, maintenance and other capital improvements. We have also invested approximately $25.4 million in information systems for Couche-Tard's store network in the last three fiscal years. Currently, all of Couche-Tard's company-operated stores use scanning technology, which is significantly higher than the industry average of approximately 76% of convenience stores.

        Differentiated Business Model.    We believe that our business model has positively differentiated Couche-Tard from its competitors. The principal elements of this business model are as follows:

  Decentralized Management Structure.    We believe that our culture is entrepreneurial and that Couche-Tard's management structure is one of our most important business strengths. Couche-Tard manages its operations and workforce in a decentralized manner in order to expedite decision making, to address local demand for specific products and services, and to minimize corporate overhead costs. Each store is operated as a distinct business unit and store managers are responsible for meeting financial and operational targets. We support our store managers with a strong, experienced management team and capital resources, which we believe provide our managers with a significant competitive advantage compared to smaller operators. In addition, we implement a rigorous performance measurement or "benchmarking" process to ensure that best practices are deployed across our network and to allow us to provide timely and effective feedback to our managers at all levels. We intend to manage the Circle K stores on the same decentralized basis.

  Commitment to Operational Expertise.    We have developed substantial operational expertise that enables us to efficiently match our product assortment with our customers' preferences. We employ this expertise throughout our product delivery chain, from the selection of store locations to the development of store designs, the supply and distribution of products, the merchandising and marketing, and ultimately to the sale of products to our customers. This delivery chain is supported by our experienced and well-trained store and management personnel who are focused on optimizing store performance and maximizing our customers' satisfaction. In addition, each stage of our operations is supported by the use of technology that enables us to perform an in-depth analysis of our inventory purchases and sales. We use this information to continue to refine our purchasing operations and to work with our suppliers to tailor our merchandising and customize our shelf space to increase sales volume. As a result, we believe we are able to secure more favorable purchasing terms from our suppliers. We intend to apply this operational expertise to the Circle K store network with the objective of enhancing its financial performance.

  Focus on In-store Merchandise.    We have been able to focus on growing and developing our in-store merchandise sales, which generate higher margins than motor fuel sales because, unlike many of our competitors, we are not owned by a major oil company. In particular, Couche-Tard has focused on growing its higher margin foodservice business, including its QSRs, to further improve profit margins and differentiate its stores from those of its competitors. Accordingly, in fiscal 2003, gross profit from motor fuel sales represented only 16% of Couche-Tard's gross profit, compared to the overall U.S. industry average of 34% in 2002.

        Experienced and Incentivized Management Team with a Proven Track Record.    Our senior executive management team has worked together for more than 20 years and has developed extensive expertise in operating convenience stores. As of January 30, 2004, our senior executive management team collectively owned approximately 20% of Alimentation Couche-Tard Inc.'s stock, having a market value on January 30, 2004 of approximately $490.6 million, and controlled approximately 54% of the voting rights of all outstanding shares. Furthermore, our nine operational vice-presidents have an average of approximately 18 years of industry experience. Many of our management personnel at all levels have progressed into management positions after working with us for many years at different levels of the organization, while others have joined us in connection with acquisitions and have brought us additional expertise. Since 1997, Couche-Tard has completed four significant acquisitions, adding an additional 1,851 stores to its network. Two of these acquisitions doubled the size of Couche-Tard's then-existing store network and management's ability to integrate stores into our existing network has been an important factor in our success. In addition, during that seven-year period, our management transitioned Couche-Tard from a local Quebec company to a leading convenience store operator in Canada and the United States. We intend to retain a majority of Circle K's operational management team.

Business Strategy

        We plan to continue growing our business and improving our financial performance by implementing our business strategy, the key elements of which include:

        Drive Internal Sales Growth and Profitability.    We use our branding strategy, innovative store concepts and foodservice offerings to enhance customer loyalty and return shopping, and to grow same-store sales by promoting the consumption of high-margin products and tailoring our product and service offerings to meet local tastes.

  In-Store Branding.    We use in-store branding strategies, including proprietary and national brands, to differentiate our fresh food offerings from other convenience stores, build customer loyalty and promote return shopping. At the core of this offering is a quality assortment of freshly brewed coffee, frozen/iced beverages, fresh sandwiches and other fresh food items that are marketed under our proprietary brands. Our La Maisonnee and Handful branded fresh sandwiches and breakfast selections, and Sunshine Joe Coffee Co., Sloche, Froster, Thirst Buster and The Frozen Zone brands of beverages are examples of successful proprietary branded items that we have added to our growing selection of fresh products. In addition, we continue to build on existing partnerships with recognized coffee franchises and national brand names such as Van Houtte, Millstone and Seattle's Best.

  Store 2000 Concept.    We plan to continue to use Couche-Tard's successful Store 2000 Concept to grow same-store sales and drive purchases of higher margin products and services. We believe that the implementation of the Store 2000 Concept has favorably impacted the revenues and profit margins of reconfigured stores. We intend to introduce our Store 2000 Concept to the Circle K stores over the next few years. For fiscal 2004, we intend to reconfigure 240 Couche-Tard stores to our Store 2000 Concept.

  Quick Service Restaurants.    Since 1998, Couche-Tard has implemented QSRs as a key element of its Store 2000 Concept in 176 of its stores, including the addition of 67 new QSRs in fiscal 2003. These QSRs are designed to increase customer traffic and profit margins by attracting customers through recognized brands and encouraging them to spend more time in the store. Couche-Tard operates these QSRs within the Couche-Tard stores as a franchisee and is responsible for their daily operations. We intend to continue to implement this strategy in our Couche-Tard stores and selectively introduce it to our Circle K stores.

        Invest in Store Modernization and Information Systems.    We intend to continue investing in the modernization of our store base and the enhancement of our technology and information systems at all levels throughout our store network and in our distribution center. We analyze our investment opportunities based on their potential growth, profitability and rate of return on capital. We believe that our access to both internal and external sources of capital allows us to make investments that provide us with a competitive advantage in a highly-fragmented industry.

        We have made significant investments in technology because we believe that the information generated from such systems is critical to the operation of our business. By analyzing the data generated by our POS systems, we are better able to adjust our product and service mix to meet local demands, eliminate slow-moving inventory items, and optimize our purchasing activities. Over the next 24 months, we expect to complete the installation of POS systems, including scanning, in the Circle K company-operated stores that do not currently have such technology and to utilize the information gathered throughout the Circle K network to enhance store performance.

        Leverage Supplier Relationships.    We seek to develop and maintain strong relationships with our merchandise and motor fuel suppliers. As the largest convenience store operator in Canada and fourth largest overall convenience store operator in North America, we represent an attractive distribution channel to suppliers due to our scale, broad geographic presence and our proven ability to grow merchandise and motor fuel sales. We use the inventory information from our POS systems to work with our suppliers to provide mutually agreeable merchandising and exclusivity arrangements, which we believe allows us to secure more favorable purchasing terms. Moreover, we believe the consolidation of Couche-Tard and Circle K will lead to additional volume purchasing benefits.

        Selectively Expand our Store Network.    We plan to continue to expand our store network through new store development and selective acquisitions. In particular, we intend to focus our resources on identifying "fill-in" opportunities comprised of individual stores or small chains within our existing markets that will complement our current operations. These "fill-in" acquisitions allow us to focus our management efforts on the regions in which we operate and to realize regional economies of scale. When we make an acquisition, we apply our business model to the acquired stores and typically integrate such stores into our operational and information systems.

The December Transactions

        On December 17, 2003, Couche-Tard acquired Circle K from ConocoPhillips for a net cash purchase price of US$803.9 million, which purchase price remains subject to reduction by the amount of long-term debt and capital lease obligations of Circle K on the closing date of the Acquisition, estimated as of September 30, 2003 to be approximately US$7.9 million, and subject to a working capital adjustment. The Acquisition was financed through the proceeds from the issuance of the notes, borrowings under our senior credit facility and the proceeds from the issuance of Class B subordinate voting shares of Alimentation Couche-Tard Inc.

The Acquisition

        In connection with the Acquisition:

  •
  Couche-Tard acquired all the outstanding capital stock of Circle K;

  •
  ConocoPhillips retained 370 locations and entered into franchise agreements with us for the use of the name "Circle K" in connection with 244 convenience stores that ConocoPhillips operates under the Circle K banner;

  •
  we entered into a five-year motor fuel supply agreement with ConocoPhillips;

  •
  we entered into several other related agreements with ConocoPhillips, including several trademark licensing agreements and a reseller agreement;

  •
  we entered into an environmental liabilities agreement with ConocoPhillips; and

  •
  we agreed to undertake certain capital improvements at the Circle K stores in connection with the proposed settlement of litigation brought against Circle K under the Americans with Disabilities Act.

Recent Developments

Acquisition of Stores from Clark Retail Entreprises, Inc. and Related Sale-Leaseback Transaction

        On September 4, 2003, Couche-Tard acquired certain assets of Clark Retail Enterprises, Inc. for total cash consideration of $45.0 million. In this transaction, Couche-Tard acquired 43 convenience stores, 33 of which are located in Illinois, with the remainder in Indiana, Iowa, Michigan and Ohio. All of the stores sell motor fuel. Couche-Tard acquired the buildings and land at 31 of these sites, with the remaining 12 being leased. On October 30, 2003, Couche-Tard completed a sale-leaseback transaction with respect to 19 of the Clark stores and received proceeds of approximately US$15 million. These transactions are not included as pro forma adjustments.

Contemplated Sale-Leaseback of Circle K Stores

        We have entered into commitment letters with certain financial institutions regarding the possible sale of real property and certain structures relating to certain Circle K Stores and the leasing of those stores back to us in one or more sale-leaseback transactions. We expect to receive proceeds of up to US$250 million (excluding transaction fees) in connection with such transactions. The contemplated sale-leaseback transactions would be subject to customary terms and conditions, including the satisfactory completion of a due diligence investigation, the execution and delivery of satisfactory definitive documentation relating to the transactions and confirmation that the leases under the sale-leaseback transactions will be afforded operating lease treatment. If we consummate the sale-leaseback transactions described above, we intend that the sale-leaseback transactions will be afforded operating lease treatment under both Canadian GAAP and U.S. GAAP and to use the proceeds from the transactions to repay borrowings under our senior credit facility. If consummated, these sale-leaseback transactions would take place early in the 2004 calendar year. No assurance can be given that we will consummate these sale-leaseback transactions or, if they are consummated, as to the terms upon which such sale-leaseback transactions will be consummated. These transactions are included as pro forma adjustments in the pro forma financial statements included herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and "Unaudited Pro Forma Consolidated Financial Statements".

Corporate Organization

        The following chart illustrates the corporate organization of Alimentation Couche-Tard Inc. and its principal subsidiaries, including the issuers, after giving effect to the Transactions. All of the Couche-Tard subsidiaries are 100% owned and substantially all of the Circle K subsidiaries are 100% owned.

        Alimentation Couche-Tard Inc. and each of its subsidiaries that is a guarantor or borrower under the senior credit facility is a guarantor under the notes. All of our material subsidiaries are also guarantors or borrowers under the senior credit facility.

        Couche-Tard U.S. L.P. and Couche-Tard Financing Corp. are the issuers of the notes. Couche-Tard U.S. L.P. is a Delaware limited partnership formed in 2001. Couche-Tard U.S. L.P. holds the majority of Alimentation Couche-Tard Inc.'s U.S. assets, including the shares of The Circle K Corporation. The general partner of Couche-Tard U.S. L.P. is 3055854 Nova Scotia Company, an indirect wholly-owned subsidiary of Alimentation Couche-Tard Inc. Couche-Tard Financing Corp. is a Delaware corporation that was formed in 2003 in connection with the offering of the notes and has no assets or operations, except in connection with the issuance of the notes. Alimentation Couche-Tard Inc. is a Quebec company and its shares trade on the Toronto Stock Exchange. See "Business—Couche-Tard—History".

        Our headquarters are located at 1600 St-Martin Boulevard East, Tower B, Suite 200, Laval, Quebec H7G 4S7, Telephone: (450) 662-6632. Our website is http://www.couche-tard.com. The information found on our website does not form part of this prospectus.

Summary of the Exchange Offer

The Initial Offering of Outstanding Notes	We sold the outstanding notes on December 17, 2003 in a transaction exempt from the requirements of the Securities Act of 1933, as amended (the "Securities Act"). The initial purchasers of the outstanding notes subsequently resold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and under Regulation S.
Registration Rights Agreement
Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers named therein for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the Commission within 120 days, and to complete this exchange offer within 240 days, of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes. See "Registration Rights Agreement".
The Exchange Offer
We are offering to exchange the exchange notes, which have been registered under the Securities Act for your outstanding notes, which were issued on December 17, 2003 in the initial offering. The exchange notes will evidence the same debt as the outstanding notes and will be governed by the same indenture. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.
Resales
We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
• any exchange notes that you receive will be acquired in the ordinary course of your business;
• you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

• you are not our "affiliate" as defined in Rule 405 of the Securities Act, or a broker-dealer tendering notes acquired directly from us.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.
Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2004.
Expiration Date	The exchange offer will expire at 12:00 midnight, New York City time, , 2004, unless we decide to extend the expiration date.
Conditions to the Exchange Offer
The exchange offer is not conditional upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. The exchange offer is subject to customary conditions, which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer—Conditions to the Exchange Offer".

Procedures for Tendering Outstanding Notes
We issued the outstanding notes as global securities. When the outstanding notes were issued, we deposited the global notes representing the outstanding notes with Wells Fargo Bank Minnesota, N.A. as book-entry depositary. Wells Fargo Bank Minnesota, N.A. issued a certificateless depositary interest in each global note we deposited with it, which represents a 100% interest in the notes, to The Depositary Trust Company, known as DTC. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

You may tender your outstanding notes through book-entry transfer in accordance with DTC's Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer—Procedures for Tendering Notes" for more information.
Do not send letters of transmittal and certificates representing outstanding notes to us. Send these documents only to the exchange agent. See "The Exchange Offer—Exchange Agent" for more information.
Effect of Not Tendering
Notes held by holders that were eligible to participate in the exchange offer that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof. We will have no further obligation to provide for the registration under the Securities Act of such notes. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

Neither the Delaware General Corporation Law nor the indenture relating to the notes gives you any appraisal or dissenters' rights or any other right to seek monetary damages in court if you do not participate in the exchange offer.

Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.
Guaranteed Delivery Procedures
If you cannot meet the expiration date deadline, or you cannot deliver your notes, the letter of transmittal or any other documentation on time, then you must surrender your notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Procedures for Tendering Notes—Guaranteed Delivery".
Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to 12:00 midnight, New York City time on , 2004.
Federal Income Tax Considerations	The exchange of outstanding notes will not be a taxable event for United States federal income tax purposes or for Canadian federal income tax purposes.
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.
Exchange Agent	Wells Fargo Bank Minnesota, N.A. is serving as the exchange agent in connection with the exchange offer.

The Notes

Issuers	Couche-Tard U.S. L.P. and Couche-Tard Financing Corp., as joint and several obligors (the "issuers").
Securities Offered	US$350 million principal amount of 7 1/2% senior subordinated notes.
Maturity Date	December 15, 2013.
Interest Rate	7 1/2% per year.
Interest Payment Dates	Each June 15 and December 15, beginning June 15, 2004.
Security and Ranking	The notes will not be secured by any collateral.
The notes will rank junior in right of payment to all of the issuers' senior debt (including guarantee obligations), which will include borrowings under our senior credit facility, and will rank equal in right of payment to the issuers' senior subordinated debt, if any. Therefore, if the issuers default, your right to payment under the notes will be junior to the rights of the holders of the issuers' senior debt. The notes will rank senior in right of payment to the issuers' subordinated debt, if any.
As of February 1, 2004, we had $1.2 billion of debt outstanding, of which $689.1 million was senior debt.
Guarantees	On the issue date, Alimentation Couche-Tard Inc. and all of its direct and indirect subsidiaries that are guarantors or borrowers under our senior credit facility, including all of the issuers' subsidiaries that are guarantors or borrowers under the senior credit facility, will guarantee the notes with unconditional guarantees of payment. The guarantees of the notes will rank junior in right of payment to the guarantors' senior debt (including guarantee obligations), including their guarantees of our senior credit facility, and will rank equal in right of payment to the guarantors' senior subordinated debt, if any, and senior in right of payment to the guarantors' subordinated debt, if any.
On a pro-forma basis, our non-guarantor subsidiaries collectively would have accounted for less than 3% of our consolidated revenues and EBITDA for the fiscal year ended April 27, 2003, and less than 3% of our assets and liabilities as of April 27, 2003.

Tax Gross-up	Couche-Tard U.S. L.P. and the Canadian guarantors will make payments on the notes free of withholding or deduction for Canadian taxes except as required by law. If withholding or deduction is required with respect to payments made by Couche-Tard U.S. L.P. or a Canadian guarantor, Couche-Tard U.S. L.P. or such Canadian guarantor, as applicable, may be required to pay additional amounts so that the net amounts you receive will equal the amount you would have received if withholding or deduction had not been imposed.
Optional Redemption	Except with the proceeds of public equity offerings by Alimentation Couche-Tard Inc., or following the imposition of certain Canadian withholding tax obligations on us, the issuers cannot choose to redeem the notes prior to December 15, 2008.
At any time from and after that date (which may be more than once), the issuers can choose to redeem some or all of the notes at specified prices, plus accrued and unpaid interest.
Optional Redemption after Public Equity Offerings	At any time (which may be more than once) before December 15, 2006, the issuers can choose to redeem up to 35% of the outstanding principal amount of the notes with money that Alimentation Couche-Tard Inc. raises in one or more public equity offerings and contributes to the common equity capital of Couche-Tard U.S. L.P., as long as:
• the issuers pay 107.500% of the principal amount of the notes bought, plus accrued and unpaid interest;
• the issuers purchase the notes within 90 days of completing the public equity offering; and
• at least 65% of the aggregate principal amount of the notes originally issued remains outstanding afterwards.
Optional Redemption for Change in Withholding Taxes	If Couche-Tard U.S. L.P. or any Canadian guarantor becomes obligated to pay certain additional withholding taxes because of a change in the laws or regulations of Canada or a change in the interpretation thereof after the issue date, the issuers may redeem the notes at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption.

Change of Control Offer	If Alimentation Couche-Tard Inc. experiences a change in control, the issuers must offer to purchase your notes at 101% of their principal amount, plus accrued and unpaid interest.
The issuers might not be able to pay you the required price for notes you present to them at the time of a change in control because the issuers might not have enough funds at that time or the terms of their senior debt may prevent them from paying.
Asset Sale Proceeds	The issuers may have to use the net cash proceeds from selling assets to offer to purchase your notes at 100% of their principal amount, plus accrued and unpaid interest.
Certain Indenture Provisions	The indenture governing the notes will limit what Alimentation Couche-Tard Inc. and its restricted subsidiaries (including, without limitation, the issuers) may do. The provisions of the indenture will limit our ability to:
	•	incur more debt;
	•	pay dividends and make distributions;
	•	make investments;
	•	issue stock of subsidiaries;
	•	repurchase stock;
	•	create liens;
	•	enter into transactions with affiliates;
	•	enter into sale-leaseback transactions;
	•	merge or consolidate; and
	•	transfer and sell assets.
These covenants are subject to a number of important exceptions. See "Description of the Notes—Certain Covenants".
No Prior Market; The PORTAL Market® Listing	The notes will be new securities for which there is currently no market. Although the initial purchasers of the outstanding notes have informed us that they intend to make a market in the exchange notes, they are not obligated to do so and they may discontinue market-making at any time without notice. Accordingly, the issuers cannot assure you that a liquid market for the notes and, if issued, the exchange notes will develop or be maintained. The issuers have agreed to seek to have the notes made eligible for trading on The PORTAL Market®.
Use of Proceeds	We will not receive any proceeds from this offering.

        For more complete information about the notes, see "Description of the Notes".

Risk Factors

        Before participating in the exchange offer, you should consider carefully the information included in "Risk Factors", as well as the other information contained in this prospectus.

Summary Historical and Pro Forma Financial and Other Data
(dollars in thousands)

        The following tables set forth summary historical financial data for Couche-Tard and our pro forma consolidated financial and other data. The summary historical financial data and the pro forma consolidated financial and other data in this table should be read in conjunction with, and are qualified in their entirety by, Couche-Tard's audited and unaudited consolidated financial statements and the notes thereto, "Unaudited Pro Forma Consolidated Financial Statements", "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Selected Historical Financial and Other Data" included elsewhere in this prospectus.

        In the following table, the Transactions are reflected in the unaudited pro forma consolidated balance sheet data as if they occurred on October 12, 2003 and in the unaudited pro forma consolidated statement of earnings data for the year ended April 27, 2003 as if they had occurred on April 29, 2002.

	Year ended			24-week period ended		Pro forma year ended April 27, 2003
Amounts under Canadian GAAP	April 29, 2001	April 28, 2002	April 27, 2003	October 13, 2002	October 12, 2003
Statement of Earnings Data:
Revenues	$1,673,634	$2,443,592	$3,374,463	$1,487,349	$1,847,370	$9,272,332
Cost of sales	1,233,853	1,857,957	2,624,299	1,144,003	1,434,199	7,349,271

Gross profit	439,781	585,635	750,164	343,346	413,171	1,923,061
Operating, selling, administrative and general expenses	348,650	460,823	592,052	255,784	309,901	1,586,409
Depreciation and amortization of fixed and other assets	24,582	33,725	44,948	18,875	23,493	88,338
Amortization of goodwill	5,336	—	—	—	—	—

Operating income	61,213	91,087	113,164	68,687	79,777	248,314
Impairment of trade name and other write-downs (1)	—	—	—	—	—	123,610
Financial expenses (2)	15,115	15,067	14,894	6,490	6,653	56,459

Earnings before income taxes	46,098	76,020	98,270	62,197	73,124	68,245
Income taxes	22,127	26,958	32,036	21,147	23,034	10,983

Net earnings	$23,971	$49,062	$66,234	$41,050	$50,090	$57,262

Other Financial Data and Ratios:
Adjusted EBITDA (3)	$91,131	$124,812	$158,112	$87,562	$103,270	$336,652
					As of October 12, 2003
					Actual	Pro forma
Balance Sheet Data:
Cash and cash equivalents					$53,315	$130,996
Working capital					2,191	84,742
Total assets					1,110,120	2,221,511
Long-term debt (including current portion)					242,007	825,080
Shareholders' equity					491,127	704,809

	Year ended			24-week period ended		Pro forma year ended April 27, 2003
Amounts under U.S. GAAP(4)	April 29, 2001	April 28, 2002	April 27, 2003	October 13, 2002	October 12, 2003
Statement of Earnings Data:
Financial expenses (2)	$15,115	$32,154	$34,700	$16,500	$16,210	$76,265
Net earnings	21,894	26,173	57,992	37,523	41,674	46,478
Other Financial Data and Ratios:
Adjusted EBITDA (3)	88,118	135,506	170,571	95,152	104,893	348,975
					As of October 12, 2003
					Actual	Pro forma
Balance Sheet Data:
Cash and cash equivalents					$53,315	$130,996
Total assets					1,264,141	2,376,358
Long-term debt (including current portion)					411,836	994,909
Shareholders' equity					448,766	659,729

(1)
Relates to an impairment of trade name and property and equipment charge taken by Circle K in the amount of $105,084 in the fourth quarter of 2002 and the write-down of deferred financing fees related to Couche-Tard's refinanced credit facilities in connection with the December Transactions and related to credit facilities reimbursed through the contemplated sale-leaseback transactions.

(2)
Financial expenses are interest expense and amortization of deferred financing fees net of interest income.

(3)
EBITDA is defined as net earnings plus financial expenses, income taxes, depreciation and amortization of fixed and other assets. In this prospectus, Adjusted EBITDA is defined as EBITDA, further adjusted to exclude impairment of trade name and property and equipment and other write-downs. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash and/or non-recurring items that Couche-Tard does not expect to incur at the same level in the future. We believe EBITDA is frequently used by securities analyst, investors and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA may be relevant or useful to investors as we understand that securities analysts and other use measures like Adjusted EBITDA to value securities like the notes, and therefore investors may want to consider Adjusted EBITDA because it is likely that the notes are being valued in part based on that measure. We use Adjusted EBITDA primarily as a measure of liquidity and to calculate compliance with the terms and covenants contained in the indenture governing the notes, including formulas based on EBITDA. EBITDA and Adjusted EBITDA, which do not represent operating income or net cash provided by operating activities as those items are defined by GAAP, should not be considered by prospective purchasers of the notes to be an alternative to operating income or cash flow from operations or indicative of whether cash flows will be sufficient to fund our future cash requirements. In addition, the EBITDA and Adjusted EBITDA measures presented herein may differ from and may not be comparable to similarly titled measures used by other companies.

The following chart reconciles net earnings to EBITDA and EBITDA to Adjusted EBITDA under Canadian GAAP:

	Year ended			24-week period ended		Pro forma year ended April 27, 2003
	April 29, 2001	April 28, 2002	April 27, 2003	October 13, 2002	October 12, 2003
Net earnings	$23,971	$49,062	$66,234	$41,050	$50,090	$57,262
Depreciation and amortization of fixed and other assets	24,582	33,725	44,948	18,875	23,493	88,338
Amortization of goodwill	5,336	—	—	—	—	—
Financial expenses	15,115	15,067	14,894	6,490	6,653	56,459
Income taxes	22,127	26,958	32,036	21,147	23,034	10,983

EBITDA	91,131	124,812	158,112	87,562	103,270	213,042
Impairment of trade name and property and equipment and other write-downs	—	—	—	—	—	123,610

Adjusted EBITDA	$91,131	$124,812	$158,112	$87,562	$103,270	$336,652

The following chart reconciles net earnings to EBITDA and EBITDA to Adjusted EBITDA under U.S. GAAP:

	April 29, 2001	April 28, 2002	April 27, 2003	October 13, 2002	October 12, 2003	Pro forma year ended April 27, 2003
Net earnings under U.S. GAAP	$21,894	$26,173	$57,992	$37,523	$41,674	$46,478
Financial expenses	15,115	32,154	34,700	16,500	16,210	76,265
Depreciation and amortization	29,343	39,312	50,826	21,929	26,283	94,549
Income taxes	20,699	23,190	27,183	19,103	18,988	5,947

EBITDA	87,051	120,829	170,701	95,055	103,155	223,239
Impairment of trade name and property and equipment and other write-downs	0	0	0	0	0	123,610
Stock-base compensation	1,067	13,980	0	0	0	0
Fluctuation of derivative	0	663	(130)	97	(121)	(130)
Cumulative effect of accounting changes	0	34	0	0	1,859	2,256

Adjusted EBITDA	$88,118	$135,506	$170,571	$95,152	$104,893	$348,975

(4)
For a description of the material differences between Canadian GAAP and U.S. GAAP, see Note 5 to the Unaudited Pro Forma Consolidated Financial Statements and Note 28 to Couche-Tard's audited and unaudited consolidated financial statements.

RISK FACTORS

        You should carefully consider the risks described below, together with the other information in this prospectus, before deciding to surrender your outstanding notes in exchange for exchange notes pursuant to the exchange offer. These risks apply to the outstanding notes and the exchange notes, and in this section "notes" refers to both the outstanding notes and the exchange notes unless the context otherwise requires. There are a number of factors, including those discussed below, which may adversely affect the issuers' ability to make payments on the notes. Any of the following risks could materially affect our business, financial condition or results of operation. Additional risks that we do not know about or that we currently deem immaterial may also impair our business or adversely affect our ability to make payments on the notes.

Risks Relating to the Exchange Offer

        Because there is no public market for the notes, you may not be able to resell your notes.

        The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market and will be subject to risks relating to:

  •
  the liquidity of any trading market that may develop;

  •
  the ability of holders to sell their exchange notes; or

  •
  the price at which the holders would be able to sell their exchange notes.

        If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

        Although the initial purchasers of the outstanding notes have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market-making activity with respect to the notes at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. An active trading market may not exist for the notes and any trading market that does develop may not be liquid.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to significant restrictions on transfer, and may be subject to a limited trading market and a significant diminution in value.

        If you do not exchange your outstanding notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes. In general, you may only offer or sell the outstanding notes if such offers and sales are registered under the Securities Act and applicable state securities laws, or exempt. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining outstanding notes would be adversely affected and there could be a significant diminution in the value of the outstanding notes as compared to the value of the exchange notes.

        If you participate in the exchange offer for the purpose of participating in a distribution of the exchange notes you could be deemed an underwriter under the Securities Act and be required to deliver a prospectus when you resell the exchange notes.

        If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are deemed to be an underwriter and do not comply with these prospectus delivery requirements, you may be subject to civil penalties.

Risks Relating to the Notes

        Our level of debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

        We have a significant amount of debt. The table below sets forth our total debt, total capitalization and ratio of total debt to total capitalization as of February 1, 2004 (in millions). Where applicable, U.S. dollar amounts have been translated to Canadian dollar amounts as of February 1, 2004.

February 1, 2004
Total senior debt	$ 689.1
Outstanding notes	463.7

Total debt	1,152.8
Shareholders' equity(1)	715.2

Total capitalization	$1,868.0

Ratio of total debt to total capitalization	61.7%

(1)
Retained earnings and cumulative translation adjustments are as of October 12, 2003.

        Our significant amount of debt could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes or our other debt;

  •
  increase our vulnerability to competitive pressures and to general adverse economic or industry conditions, including interest rates;

  •
  require us to dedicate a substantial portion of our cash flow from operations to servicing debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  require us to sell assets used in our business;

  •
  limit our flexibility in implementing our existing or new business strategy or planning for, or reacting to, changes in our business, the industry or general economic conditions; and

  •
  limit our ability to obtain additional sources of financing for working capital, capital expenditures, acquisitions, or general corporate purposes.

        As of February 1, 2004, approximately $675.7 million of our debt is subject to floating rates. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and reducing funds available for operations or other purposes. Our financial expenses for the year ended April 27, 2003, on a pro forma basis, were $56.5 million, including $4.8 million for the amortization of deferred financing fees. Based on the amount of variable rate debt outstanding during fiscal 2003, on a pro forma basis, a one percentage point increase in variable interest rates would have increased our pro forma financial expenses by $3.6 million to $60.1 million. Accordingly, we may experience economic losses and a negative impact on earnings as a result of interest rate fluctuations. Although we may use interest rate protection agreements from time to time to reduce our exposure to interest rate fluctuations in some cases, we may not elect or have the ability to implement hedges or, if we do implement them, they may not achieve the desired effect. See "Capitalization" and "Description of Other Indebtedness".

        To service our debt, we will require a significant amount of cash, the availability of which depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. If our future cash flow from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional equity capital or restructure or refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our senior credit facility and the notes, on satisfactory terms or at all.

        Your right to receive payments on the notes is junior to the issuers' senior debt and possibly all of the issuers' future borrowings. Further, the guarantees of the notes are junior to all of the guarantors' senior debt and possibly all of their future borrowings.

        The notes and the guarantees rank behind all of the issuers' and the guarantors' senior debt and all of their respective future borrowings, except any future debt that expressly provides that it ranks equal with, or is subordinated in right of payment to, the notes and the guarantees, as applicable. As a result, upon any distribution to creditors of the issuers or the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the issuers or the guarantors or their property, the holders of senior debt of the issuers or the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the guarantees.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the issuers or the guarantors, holders of the notes will participate with trade creditors and all other holders of subordinated debt of the issuers or the guarantors in the assets remaining after the issuers and the guarantors have paid all of their senior debt. However, because the indenture governing the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, the issuers and the guarantors may not have sufficient funds to pay all of their creditors and holders of notes may receive less, ratably, than the holders of the issuers' senior debt.

        As of February 1, 2004, the notes and the guarantees were subordinated to $689.1 million of senior debt and approximately $125.0 million would have been available for future borrowing as additional senior debt under our revolving credit facilities.

        Despite current anticipated debt levels and restrictive covenants, we may incur additional debt in the future.

        Despite our current level of debt, we may be able to incur substantial additional debt. Although the terms of the indenture and our senior credit facility restrict us and our restricted subsidiaries from incurring additional debt, these restrictions are subject to important exceptions and qualifications. If we or our subsidiaries incur additional debt, the risks that we and they now face as a result of our leverage could intensify.

        If our financial condition, operating results and equity deteriorate, our relations with our creditors, including the holders of the notes, the lenders under our senior credit facility and our suppliers, may be adversely affected.

        Our operations are substantially restricted by the terms of our senior credit facility and the notes, which could adversely affect us and increase your credit risk.

        The indenture governing the notes and our senior credit facility include a number of significant restrictive covenants. These covenants restrict, among other things, our ability to:

  •
  incur more debt;

  •
  pay dividends or make other distributions;

  •
  make investments;

  •
  issue stock of subsidiaries;

  •
  repurchase stock;

  •
  create liens;

  •
  enter into transactions with affiliates;

  •
  enter into sale-leaseback transactions;

  •
  merge or consolidate; and

  •
  transfer and sell assets.

        These covenants could limit our ability to plan for or react to market conditions or to meet our capital needs. These covenants are subject to certain important exceptions.

        Our senior credit facility contains other and more restrictive covenants, including financial covenants that will require us to achieve certain financial and operating results and maintain compliance with specified financial ratios, which are described in "Description of Other Indebtedness". Our ability to comply with these covenants and requirements may be affected by events beyond our control and we may have to curtail some of our operations and growth plans to maintain compliance.

        If we are not able to comply with the covenants and other requirements contained in the indenture, our senior credit facility or our other debt instruments, an event of default under the relevant debt instrument could occur. Our ability to comply with the provisions of our senior credit facility, the indenture governing the notes and the agreements or indentures governing other debt we may incur in the future can be affected by events beyond our control and, therefore, we may be unable to meet those ratios and conditions. If an event of default does occur, it could trigger a default under our other debt instruments, we could be prohibited from accessing additional borrowings and the holders of the defaulted debt could declare amounts outstanding with respect to that debt to be immediately due and payable. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments or that we would be able to refinance or restructure the payments of those debt securities. Even if we were able to secure additional financing, it may not be available on favorable terms.

        Applicable statutes may allow courts, under specific circumstances, to void the guarantees of the notes.

        Alimentation Couche-Tard Inc.'s creditors or the creditors of one or more of the other guarantors could challenge the guarantees as fraudulent transfers, conveyances or preferences or on other grounds under applicable U.S. federal or state law or applicable Canadian federal or provincial law. The entering into of the guarantees could be found to be a fraudulent transfer, conveyance or preference and declared void if a court were to determine that the guarantor:

  •
  delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors or the guarantor did not receive fair consideration for the delivery of the guarantee; or

  •
  the relevant guarantor did not receive fair consideration or reasonably equivalent value in exchange for the guarantee and

  •
  was insolvent at the time it delivered the guarantee or was rendered insolvent by the giving of the guarantee; or

  •
  was engaged in a business or transaction for which such guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed it could incur, debts beyond its ability to pay such debts as they come due.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they became due.

        By its terms, the guarantee of each guarantor (other than of Alimentation Couche-Tard Inc.) will limit the liability of each such guarantor to the maximum amount it can pay without the guarantee being deemed a fraudulent transfer. On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes and the December Transactions, was not insolvent, did not have unreasonably small capital for the business in which it is engaged and did not incur debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions with regard to these issues.

        To the extent a court voids a guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of notes would cease to have any direct claim against the guarantor which delivered that guarantee.

        We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of certain specific kinds of change of control events, the issuers will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make any required repurchases and our senior credit facility will not allow such repurchases. If we do not repay all borrowings under our senior credit facility or obtain a consent of our lenders under our senior credit facility to repurchase the notes, we will be prohibited from purchasing the notes. Our failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under our senior credit facility. In addition, certain important corporate events relating to our capital structure would not constitute a "Change of Control" under the indenture. See "Description of the Notes—Change of Control Offer".

        You should not rely on Couche-Tard Financing Corp. in evaluating an investment in the notes.

        Couche-Tard Financing Corp. was formed in connection with the offering of the notes and has no assets and no operations, except in connection with the issuance of the notes. You should therefore not rely upon Couche-Tard Financing Corp. in evaluating whether to invest in the notes.

        Our ability to make payments on the notes depends on our ability to receive dividends or other distributions from our subsidiaries.

        Couche-Tard U.S. L.P. is a limited partnership whose only asset is the stock of our U.S. subsidiaries. You should therefore not reply upon Couche-Tard U.S. L.P. in evaluating whether to invest in the notes. Couche-Tard U.S. L.P. will be dependent on dividends from its subsidiaries and capital contributions from its parent companies to make payments on the notes, and such dividends or capital contributions may be restricted by law or contractual obligations.

        The interests of Alimentation Couche-Tard Inc. and its shareholders may conflict with the interests of the holders of the notes.

        The issuers and guarantors are wholly-owned subsidiaries of Alimentation Couche-Tard Inc., the voting power of which is indirectly controlled by its controlling shareholders. For this purpose, our "controlling shareholders" are Developpements Orano Inc. (whose principal shareholders are Alain Bouchard (who is the majority shareholder), Richard Fortin, Réal Plourde and Jacques D'Amours), and Messrs. Bouchard, Fortin, Plourde and D'Amours (taking into account shares held by them individually). Through their indirect ownership in Orano and their respective direct ownership of the voting stock of Alimentation Couche-Tard Inc., Messrs. Bouchard, Fortin, Plourde and D'Amours together control approximately 54% of the voting power over all the outstanding shares of Alimentation Couche-Tard Inc. Circumstances may occur in which the interests of equity holders, including our controlling shareholders, could be in conflict with the interests of the holders of the notes. For example, the controlling shareholders of Alimentation Couche-Tard Inc. may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance the value of their equity investment, even though such transactions might involve risks to the holders of the notes.

        U.S. investors in the notes may have difficulties enforcing civil liabilities.

        Alimentation Couche-Tard Inc. and certain of the guarantors are governed by the laws of Canadian provinces or of Canada. Substantially all of our directors, controlling persons and senior executive officers, as well as the experts named in this prospectus, are residents of Canada or other jurisdictions outside of the United States and a substantial portion of our assets and their assets are located outside of the United States. As a result, it may be difficult for holders of notes to effect service of process upon persons within the United States or to enforce against them in the United States, judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, we have been advised by our Canadian counsel that there is doubt as to the enforceability in Canada against us, our directors and officers and the experts named in this prospectus who are not residents of the United States, in original actions or in actions for enforcements of judgments of U.S. courts, of liabilities predicated solely upon U.S. federal securities laws.

        Claims of noteholders will be structurally subordinate to claims of creditors of all of our subsidiaries that will not guarantee the notes.

        The notes will not be guaranteed by certain of our subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

        You may be unable to enforce your rights under certain of the guarantees under applicable bankruptcy law.

        Alimentation Couche-Tard Inc. and certain of the other guarantors are incorporated under the laws of Canadian provinces or of Canada and a portion of our operating assets are located outside of the United States. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever located, including property situated in other countries. There can be no assurance, however, that courts outside of the United States would recognize the United States bankruptcy court's jurisdiction. Accordingly, difficulties may arise in administering a United States bankruptcy case involving a Canadian debtor with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable.

        The rights of the indenture trustee to enforce remedies under the indenture could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Canadian Bankruptcy and Insolvency Act and the Canadian Companies' Creditors Arrangement Act contain provisions enabling "an insolvent person" to obtain an order which could prevent its creditors and others from initiating or continuing proceedings against it while it prepares a proposal or plan of arrangement for approval by those creditors who will be affected by the proposal or plan of arrangement. Such a restructuring plan or proposal, if accepted by the requisite majorities of each affected class of the insolvent's creditors and approved by the supervising court, would be binding on the minorities in any such class who vote against the plan or proposal. This restructuring legislation generally permits the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument during the period that the stay against proceedings remains in force.

        During the stay period, the indenture trustee is likely to be restrained from enforcing remedies under the indenture and payments under the notes are unlikely to be made.

Risks Relating to Our Business

        Increases and volatility in crude oil prices and volatility in wholesale petroleum pricing and supply could affect our revenues and gross profit.

        As a result of our expansion in the United States, our motor fuel sales in fiscal 2003 on a pro forma basis accounted for approximately 46% of total revenues and our motor fuel gross profit accounted for approximately 18% of our total gross profit. Crude oil and domestic wholesale petroleum markets display significant volatility. Since we typically have no more than a four to five-day supply of motor fuel, we are susceptible to interruptions in the supply of motor fuel at our facilities. General political conditions and instability in oil producing regions, particularly in the Middle East and South America, could significantly and adversely affect crude oil supplies and wholesale petroleum costs. Local supply interruptions may also occur. For example, in August of 2003, a cracked pipeline interrupted the supply of motor fuel to the greater Phoenix area. In addition, any new standards that the U.S. Environmental Protection Agency may impose on petroleum refining that would necessitate changes in the refining process could limit the volume of petroleum products available from refiners in the future. Volatility in wholesale petroleum supply and costs could result in significant changes in the retail price of petroleum products and, if we are unable to fully pass on increases to our customers or if we are required to lower our retail motor fuel prices, in lower fuel gross margin per gallon or liter. In addition, changes in the retail price of petroleum products could dampen consumer demand for motor fuel. These factors could materially influence our motor fuel volume, motor fuel gross profit and overall customer traffic, which, in turn, could have a material adverse effect on our operating results and financial condition.

        The convenience store and retail motor fuel industries are highly competitive and affected by new entrants.

        The industries and geographic areas in which we operate are highly competitive and marked by ease of entry and constant change in terms of the number and type of retailers offering the products and services found in our stores. We compete with other convenience store chains, independent convenience stores, gas station operators, large and small food retailers, local pharmacies and pharmaceutical chains, discount stores, club stores and mass merchants, many of which are well-established companies. In recent years, several non-traditional retail segments have entered the motor fuel retail business, including supermarkets, club stores and mass merchants, and this additional competition has had a negative impact on motor fuel profit margins in the convenience store industry. These non-traditional motor fuel retailers have obtained a significant share of the motor fuel market and their market share is expected to grow. In some of our markets, our competitors have been in existence longer and have greater financial, marketing and other resources than we do. As a result, our competitors may be able to respond better to changes in the economy and new opportunities within the industry. We may not be able to compete successfully against current and future competitors, and competitive pressures faced by us could materially and adversely affect our business, results of operations and financial condition.

        We are subject to federal, provincial, state and local environmental laws, and the costs of compliance could require substantial capital expenditures.

        Our operations are subject to a variety of environmental laws and regulations, including those relating to emissions to the air, discharges into water, releases of hazardous and toxic substances, and remediation of contaminated sites.

        Under various federal, provincial, state and local laws and regulations, we may, as the owner or operator, be liable for the costs of removal or remediation of contamination at our current locations or our former locations, whether or not we knew of, or were responsible for, the presence of such contamination. In particular, as an owner and operator of motor fueling stations, we face risks relating to petroleum product contamination which other convenience store operators not engaged in such activities would not face. The remediation costs and other costs required to clean up or treat contaminated sites could be substantial. Contamination on and from our current or former locations may subject us to liability to third parties or governmental authorities for injuries to persons, property or natural resources and may adversely affect our ability to sell or rent our properties or to borrow money using such properties as collateral.

        In the United States, persons who dispose of or arrange for the disposal or treatment of hazardous or toxic substances away from locations used in a business may also be liable for the costs of removal or remediation of such substances at the disposal sites although such sites are not owned by such persons. Although we do not typically arrange for the treatment or disposal of large quantities of hazardous or toxic substances from any location, our current and historic operation of many locations and the disposal of contaminated soil and groundwater wastes generated during cleanups of contamination at such locations could expose us to such liability.

        We are subject to extensive environmental laws and regulations regulating underground storage tanks and vapor recovery systems. Compliance with existing and future environmental laws regulating such tanks and systems may require significant expenditures. In the United States, we pay fees to state "leaking underground storage tank" trust funds in states where they exist. These state trust funds are expected to pay or reimburse us for remediation expenses related to contamination associated with underground storage tanks subject to their jurisdiction. Such payments are always subject to a deductible paid by us, specified per incident caps and specified maximum annual payments which vary among the funds. As well, such funds may have eligibility requirements which not all of our sites will meet. To the extent state funds, or other responsible parties do not pay or delay payments for remediation, we will be obligated to make these payments, which could materially adversely affect our financial condition and results of operations. We cannot assure you that these funds or responsible third parties are or will continue to remain viable.

        The nature of our motor fuel operations and those we acquire present risks of soil and groundwater contamination. In the future, we may incur substantial expenditures for remediation of contamination that has not been discovered at existing locations or locations which we may acquire. We believe that a significant number of our current locations may be contaminated and expect to discover that contamination through the normal operation of our business in the future. We regularly monitor our facilities for environmental contamination and take reserves on our financial statements to cover potential environmental remediation and compliance costs as we consider appropriate. However, we cannot assure you that the liabilities for which we have taken reserves are the only environmental liabilities relating to our current and former locations, that material environmental conditions not known to us do not exist, that future laws or regulations will not impose material environmental liability on us or that our actual environmental liabilities will not exceed our reserves. In addition, failure to comply with any environmental regulations or an increase in regulations could materially and adversely affect our operating results and financial condition.

        Future tobacco legislation, campaigns to discourage smoking, increases in tobacco taxes and wholesale cost increases of tobacco products could have a material adverse impact on our revenues and profit.

        Tobacco products represent our largest product category of merchandise and service sales. For Couche-Tard's fiscal year ended April 27, 2003 and Circle K's fiscal year ended December 31, 2002, on a combined basis, sales of tobacco products were approximately 37% of total merchandise and service revenues. Significant increases in wholesale cigarettes costs and tax increase on tobacco products, as well as future legislation and national and local campaigns to discourage smoking in the United States and Canada, may have an adverse effect on the demand for tobacco products, and therefore reduce our revenues and profits. Competitive pressures in our markets can make it difficult to pass price increases on to our customers. These factors could materially and adversely affect our retail price of cigarettes, cigarette unit volume and sales, merchandise gross profit and overall customer traffic. Because we derive a large percentage of our sales from tobacco products, reduced sales of tobacco products or smaller margins on the sales we make could have a material adverse effect on our operating results and financial condition.

        We may face some challenges integrating Circle K and may not realize anticipated cost savings in a timely fashion or at all.

        The full benefits of a business combination of Couche-Tard and Circle K will require the integration of each company's administrative, finance, sales and marketing organizations, and the implementation of appropriate operations, financial and management systems and controls in order to capture the efficiencies and the cost reductions that are anticipated to result from the Acquisition. This will require substantial attention from our management team. The diversion of management attention, as well as any other difficulties which may be encountered in the transition and integration process, could have an adverse impact on our revenues and operating results. We could experience difficulties in effectively integrating Circle K into our administrative, financial reporting, operational and information systems resulting in delays in our production of our consolidated financial statements. If any such difficulties resulted in our failing to achieve the anticipated cost savings resulting from the Acquisition, or if Circle K were otherwise to be less profitable than we currently anticipate, our financial results, including EBITDA and net income, would be adversely affected. There can be no assurance that we will be able to successfully integrate Couche-Tard's operations and the operations of Circle K. Moreover, in order to obtain the cost savings that integration may provide, we may be required to make capital expenditures. Any savings that we may achieve may not be recognized during the same period in which capital expenditures are made.

        Because we depend on the experience and industry knowledge of our management, we would be adversely affected if members of our management team left us.

        Our senior management team, including Mr. Alain Bouchard, our Chairman, President and Chief Executive Officer, Mr. Richard Fortin, Executive Vice-President and Chief Financial Officer, Mr. Réal Plourde, Executive Vice-President and Chief Operating Officer, Mr. Jacques D'Amours, Vice-President of Administration and the heads of our operating divisions, including our nine operational vice-presidents, who are principally responsible for our operations under our decentralized management structure, are integral parts of our management team and are key elements of our business operations. Our future success depends on our ability to retain this team. If, for any reason, our senior executives and divisional vice-presidents do not continue to be active in management, our business, financial condition or results of operations could be adversely affected. We do not enter into employment agreements with our officers. Although we believe that current management will remain active in the business and that we will continue to be able to attract and retain other talented personnel and replace key personnel should the need arise, competition in recruiting replacement personnel could be significant. If we are not successful in retaining our key personnel or replacing them, our business, financial condition or results of operations could be adversely affected. In particular, although we intend to retain a significant portion of Circle K's operational management personnel, no assurances can be given that we will be successful in retaining such persons.

        The historical financial information for Circle K included in this prospectus includes operations that we are not purchasing and may not be representative of Circle K's results as a subsidiary of Couche-Tard.

        Prior to the closing of the Acquisition, Circle K transfered 370 stores to ConocoPhillips to be retained and operated by it and ConocoPhillips pays us an annual license fee for the right to operate 244 of these stores under the Circle K banner. See "The December Transactions". The historical financial information of Circle K presented herein includes the historical results of the current set of Circle K stores. Supplemental financial information has been presented for the continuing operations (1,663 stores) of Circle K that includes certain adjustments and reallocations to reflect the transfer of the stores to be retained by ConocoPhillips. This separate discussion on the continuing operations of Circle K is for illustrative purposes only and does not purport to represent what the operations and financial results of Circle K would have been if the transfers described above had occurred at an earlier date. This supplemental financial information has not been audited by our or Circle K's auditors.

        In addition, for all historical periods presented, Circle K was a fully-integrated business of ConocoPhillips or its predecessor companies. Circle K's audited financial statements have been derived from the financial statements and accounting records of ConocoPhillips and reflect significant assumptions and allocations. In particular, Circle K's operating and administrative expenses during the historical periods presented were based on internal cost allocation methods determined by ConocoPhillips.

        Accordingly, the historical financial information included in this prospectus of Circle K is not necessarily indicative of the future results of operations, cash flows and financial condition of Circle K's business after the Acquisition.

        Acquisitions have been a substantial part, and are expected to continue to be a part, of our growth strategy, which could expose us to significant business risks.

        Acquisitions have been a significant part of our growth strategy. We expect to continue to selectively seek strategic acquisitions in the future. Our ability to consummate and to integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms for larger acquisitions, if at all. Acquisitions may expose us to additional risks, including:

  •
  difficulties in integrating administrative, financial reporting, operational and information systems and managing newly-acquired operations and improving their operating efficiency;

  •
  difficulties in maintaining uniform standards, controls, procedures and policies across all of our businesses;

  •
  entry into markets in which we have little or no direct prior experience;

  •
  difficulties in retaining key employees of the acquired operations;

  •
  disruptions to our ongoing business; and

  •
  diversion of management time and resources.

        In addition, future acquisitions could result in the incurrence of additional debt, costs, and contingent liabilities. We may also incur costs and divert management attention for potential acquisitions which are never consummated. For acquisitions we do consummate, expected synergies may not materialize. Our failure to effectively address any of these issues could adversely affect our results of operations, financial condition and ability to service debt, including the notes.

        Although we have historically performed a due diligence investigation of the businesses or assets that we acquire, and anticipate continuing to do so for future acquisitions, there may be liabilities of the acquired business or assets that we fail or are unable to uncover during our due diligence investigation and for which we, as a successor owner, may be responsible. When feasible, we seek to minimize the impact of these types of potential liabilities by obtaining indemnities and warranties from the seller, which may in some instances be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities because of their limited scope, amount or duration, the financial resources of the indemnitor or warrantor or other reasons.

        We may experience difficulties in executing key aspects of our business strategy or in differentiating ourselves from our competitors.

        The future success of our business is highly dependent upon effectively implementing our business strategy and differentiating ourselves from our competitors. We may experience difficulties in executing key aspects of our business strategy. For example, we may be limited in our ability to implement our Store 2000 Concept in additional stores because of a number of factors, including limited capital expenditure resources and restrictions contained in our senior credit facility. In addition, our in-store branding strategies may be less successful than we anticipate in increasing our profit margins. We may be unable to obtain new QSR franchises, and it is possible that our existing QSR franchises would be cancelled. We may also be less successful than anticipated in achieving volume purchasing benefits. Furthermore, we may experience difficulty in differentiating ourselves from our competitors if our competitors are able to successfully employ business strategies similar to ours or if market conditions or demographics reduce what we believe to be our competitive advantages. While each of these factors applies to our Couche-Tard stores, the risks particularly apply to our Circle K stores because of potential complications in integrating the Circle K stores into our operations and because the Circle K stores are located in markets in which we have not previously operated.

        We are subject to government regulations relating to, among other things, alcohol, tobacco and minimum wage.

        Our business and properties are subject to governmental laws and regulations including, but not limited to, employment laws and regulations, regulations governing the sale of alcohol and tobacco, minimum wage requirements and other laws and regulations.

        In certain areas where our stores are located, provincial, state or local laws limit the stores' hours of operation or their sale of alcoholic beverages, tobacco products, possible inhalants and lottery tickets, in particular to minors. Failure to comply with these laws could adversely affect our revenues and results of operations because these state and local regulatory agencies have the power to revoke, suspend or deny applications for and renewals of permits and licenses relating to the sale of these products or to seek other remedies.

        Regulations related to wages also affect our business. Any appreciable increase in the statutory minimum wage would result in an increase in our labor costs and such cost increase, or the penalties for failing to comply with such statutory minimums, could adversely affect our business, financial condition and results of operations.

        Any change in the legislation or regulations described above that is adverse to us and our properties could affect our operating and financial performance. In addition, new regulations are proposed from time to time which, if adopted, could have a material adverse effect on our operating results and financial condition.

        We are subject to currency exchange risk.

        We expect that a substantial portion of our sales will be made in the United States. In our consolidated financial statements, we translate our local currency financial results into Canadian dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of the period. During times of a strengthening Canadian dollar, at a constant level of business, our reported U.S. revenues and earnings will be reduced because the local currency will translate into fewer Canadian dollars.

        Substantially all of our indebtedness is denominated in U.S. dollars, while a significant portion of our revenue and cashflow is expected to be generated from our Canadian operations. To the extent that the cashflow generated from our U.S. operations is not sufficient to satisfy the ongoing payment obligations under our U.S. dollar denominated debt, we will need to convert Canadian dollars into U.S. dollars in order to make the necessary payments. Accordingly, a strengthening of the U.S. dollar against the Canadian dollar could make it more difficult for us to repay our indebtedness.

        Given the volatility of exchange rates, we may not be able to manage our currency risks effectively which could have a material adverse effect on our financial condition or results of operations.

        Lawsuits relating to tobacco products may affect our ability to pay interest and principal on the notes.

        Both Couche-Tard and Circle K sell cigarettes and other tobacco-related products at all of their convenience stores. In addition, Couche-Tard sells a brand of cigarettes that is manufactured to be sold by it on an exclusive basis, and Circle K has its own private label brand of cigarettes. We are not currently a named party in any health-related tobacco litigation. However, various health-related legal actions, proceedings and claims arising out of the sale, distribution, manufacture, development, advertising and marketing of cigarettes have been brought against vendors of tobacco products and may be instituted against us in the future. Damages in amounts escalating into the hundreds of millions and even billions of dollars have been pleaded in suits brought against vendors of cigarettes. An unfavorable verdict against us in any health-related suit could adversely affect our financial condition and ability to pay interest and principal on the notes. Moreover, we have not established any reserves for the payment of expenses or adverse results related to any potential health-related litigation.

        Changes in regional economic conditions may influence the retail industry, consumer preferences and spending patterns.

        Our revenues may be negatively influenced by changes in regional or local economic variables and consumer confidence. External factors that affect economic variables and consumer confidence and over which we exercise no influence include unemployment rates, levels of personal disposable income and regional or local economic conditions. Changes in economic conditions could adversely affect consumer spending patterns, travel and tourism in certain of our market areas. Some of our stores are located in coastal, resort or tourist destinations and, historically, travel and consumer behavior in such markets is more severely affected by weak economic conditions.

        We may be subject to losses that might not be covered in whole or in part by our insurance coverage.

        We carry comprehensive liability, fire and extended coverage insurance on most of our facilities, with policy specifications and insured limits customarily carried in our industry for similar properties. The cost of our insurance policies has increased recently. In addition, some types of losses, such as losses resulting from wars, acts of terrorism, or natural disasters, generally are not insured because they are either uninsurable or not economically practical. Moreover, insurers recently have become more reluctant to insure against these types of events. Should an uninsured loss or a loss in excess of insured limits occur, we could lose capital invested in that property, as well as the anticipated future revenues derived from the retailing activities conducted at that property, while remaining obligated for any mortgage debt or other financial obligations related to the property. Any such loss could adversely affect our business, results of operations or financial condition.

        Acts of war and terrorism could impact our business.

        Acts of war and terrorism could impact general economic conditions and the supply and price of crude oil. In addition, these events may cause damage to our retail facilities and disrupt the supply of the products and services we offer in our locations. In times of uncertainty, people also tend to travel less and spend more time at home. All these factors could impact our revenues, operating results and financial condition.

USE OF PROCEEDS

        This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

        The proceeds from the issuance of the outstanding notes, together with borrowings under our senior credit facility and the proceeds from the issuance of Class B subordinate voting shares of Alimentation Couche-Tard Inc. were used to fund the purchase price of the Acquisition, to refinance substantially all of Couche-Tard's existing debt and to pay our related fees and expenses. Any remaining proceeds were or will be used for general working capital purposes. See "The December Transactions". The following table sets forth the sources and uses of funds in connection with the December Transactions (in millions). Where applicable, U.S. dollar amounts have been translated to Canadian dollar amounts as of December 17, 2003:

Sources of Funds:
Senior credit facility (1)	$676.0
Outstanding notes	463.9
Assumption of Circle K debt	10.7
Issuance of Class B subordinate voting shares	223.7

Total	$1,374.3

Uses of Funds:
Consideration for the Acquisition (2)	$1,065.6
Repayment of existing Couche-Tard debt	234.5
Cash and cash equivalents	24.2
Estimated fees and expenses	50.0

Total	$1,374.3

(1)
Our senior credit facility includes revolving credit facilities, that provide for up to an aggregate of approximately $150.0 million of borrowings. As of February 1, 2004, the revolving credit facilities were undrawn, except for letters of credit of approximately $25 million.

(2)
Represents a net cash purchase price of US$803.9 million. The purchase price remains subject to reduction by the amount of Circle K's long-term debt and capital lease obligations on the closing date of the Acquisition, estimated as of September 30, 2003 to be approximately US$7.9 million, and to a working capital adjustment.

CAPITALIZATION

        The table below sets forth our capitalization on February 1, 2004 (in millions). Where applicable U.S. dollar amounts have been translated to Canadian dollar amounts as of February 1, 2004.

	As of February 1, 2004
	(unaudited)
	(dollars in millions)

Cash and cash equivalents	$221.4	(1)

Senior credit facility(2)	$675.7
Other senior debt(3)	13.4

Total senior debt	689.1
Outstanding notes	463.7

Total debt	1,152.8
Total shareholders' equity(4)	715.2

Total capitalization	$1,868.0

(1)
Cash and cash equivalents are as of January 4, 2004.

(2)
Our senior credit facility includes revolving credit facilities that provide for up to an aggregate of approximately $150.0 million of borrowings. As of February 1, 2004, our revolving credit facilities were undrawn, except for letters of credit of approximately $25 million.

(3)
Our other senior debt consists of $3.5 million of capital lease obligations and other secured debt of Couche-Tard and $9.9 million of long-term debt and capital lease obligations of Circle K.

(4)
Retained earnings and cumulative translation adjustments are as of October 12, 2003.

THE EXCHANGE OFFER

Exchange Terms

        The issuers sold the notes on December 17, 2003, to the initial purchasers pursuant to a purchase agreement. The initial purchasers subsequently sold the outstanding notes to qualified institutional buyers ("QIB"), as defined in Rule 144A under the Securities Act, in reliance on Rule 144A and/or to persons in offshore transactions in reliance on Regulation S under the Securities Act.

        As a condition to the initial sale of the notes, we and the initial purchasers entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the notes, that we will at our cost:

  •
  file with the Commission by April 15, 2004, a registration statement under the Securities Act with respect to the exchange notes, and

  •
  use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or before July 14, 2004.

        We agreed to issue and exchange the exchange notes for all notes properly surrendered and not withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

        Notes in an aggregate principal amount of US$350,000,000 are currently issued and outstanding. The maximum aggregate principal amount of exchange notes that will be issued in exchange for the outstanding notes is US$350,000,000. The terms of the outstanding notes and the exchange notes are the same in all material respects, except that the exchange notes will be freely transferable by the holders except as provided in this prospectus. See "Description of the Notes".

        The outstanding notes and the exchange notes bear interest at a rate of 7 1/2% per year, payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2004. Holders of exchange notes will receive interest from the date of the original issuance of the outstanding notes or from the date of the last payment of interest on the outstanding notes or exchange notes, whichever is later. Holders of exchange notes will not receive any interest on outstanding notes tendered and accepted for exchange. In order to exchange your outstanding notes for transferable exchange notes in the exchange offer, you will be required to make the following representations, which are included in the letter of transmittal:

  •
  any exchange notes that you receive will be acquired in the ordinary course of your business;

  •
  you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

  •
  you are not our "affiliate" as defined in Rule 405 of the Securities Act, or a broker-dealer tendering notes acquired directly from us.

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered in the exchange offer, and the exchange agent will deliver the exchange notes promptly after the expiration date of the exchange offer.

        If you tender your notes, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the notes in connection with the exchange offer. We will pay all charges, expenses and transfer taxes in connection with the exchange offer, other than the taxes described below under "The Exchange Offer—Transfer Taxes".

        WE MAKE NO RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR OUTSTANDING NOTES INTO THIS EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE THIS RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER INTO THIS EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISORS, IF ANY, BASED ON YOUR FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer expires at 12:00 a.m., New York City time, on                        , 2004 (the "expiration date"), unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer. In order to extend the exchange offer, we will:

  •
  notify the exchange agent of any extension by oral or written notice; and

  •
  issue a press release or other public announcement which will include disclosure of the approximate number of outstanding notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We expressly reserve the right, so long as applicable law allows:

  •
  to delay our acceptance of notes for exchange;

  •
  to terminate the exchange offer if any of the conditions set forth under "The Exchange Offer—Conditions of the Exchange Offer";

  •
  to waive any condition to the exchange offer;

  •
  to amend any of the terms of the exchange offer; and

  •
  to extend the expiration date and retain all notes tendered in the exchange offer, subject to your right to withdraw your tendered notes as described under "The Exchange Offer—Withdrawal of Tenders".

        Any waiver or amendment to the exchange offer will apply to all notes tendered, regardless of when or in what order the notes were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

        We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to an appropriate news agency.

        In the event we terminate the exchange offer, all notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

        In the event that the exchange offer is withdrawn or otherwise not completed, exchange notes will not be given to holders of notes who have validly tendered their notes.

Resale of Exchange Notes

        Based on interpretations of the staff of the Commission set forth in no action letters issued to third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

  •
  you are acquiring exchange notes in the ordinary course of your business;

  •
  you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

  •
  you are not a broker-dealer who purchased notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act.

        However, we have not asked the Commission to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the Commission will treat it in the same way it has treated other exchange offers in the past.

        If you tender notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes you cannot rely on those interpretations by the staff of the Commission and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction, unless an exemption from registration is otherwise available.

        Only broker-dealers that acquired the notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for notes, where such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

Acceptance of Notes for Exchange

        We will accept for exchange outstanding notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us upon the satisfaction or waiver of the conditions specified below under "The Exchange Offer—Conditions of the Exchange Offer" and the expiration of the exchange offer. We will not accept notes for exchange subsequent to the expiration date of the exchange offer. Tenders of notes will be accepted only in minimum denominations equal to US$1,000 or integral multiples of US$1,000 in excess thereof.

        We expressly reserve the right, in our sole discretion, to:

  •
  delay acceptance for exchange of notes tendered under the exchange offer, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders promptly after the termination or withdrawal of a tender offer, or

  •
  terminate the exchange offer and not accept for exchange any notes not theretofore accepted for exchange, if any of the conditions set forth below under "The Exchange Offer—Conditions of the Exchange Offer" have not been satisfied or waived by us or in order to comply in whole or in part with any applicable law.

        In all cases, exchange notes will be issued only after timely receipt by the exchange agent of certificates representing notes, or confirmation of book-entry transfer, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and any other required documents. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered notes, or defectively tendered notes with respect to which we have waived such defect, if, as and when we give oral, confirmed in writing, or written notice to the exchange agent. Promptly after the expiration date, we will deposit the exchange notes with the exchange agent, who will act as agent for the tendering holders for the purpose of receiving the exchange notes and transmitting them to the holders. The exchange agent will deliver the exchange notes to holders of notes accepted for exchange after the exchange agent receives the exchange notes.

        If, for any reason, we delay acceptance for exchange of validly tendered notes or we are unable to accept for exchange validly tendered notes, then the exchange agent may, nevertheless, on our behalf, retain tendered notes, without prejudice to our rights described under "The Exchange Offer—Expiration Date; Extensions; Termination; Amendments", "The Exchange Offer—Conditions of the Exchange Offer" and "The Exchange Offer—Withdrawal of Tenders", subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

        If any tendered notes are not accepted for exchange for any reason, or if certificates are submitted evidencing more notes than those that are tendered, certificates evidencing notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "The Exchange Offer—Procedures for Tendering Notes", such notes will be credited to the account maintained at such book-entry transfer facility from which such notes were delivered, unless otherwise requested by such holder under Special Delivery Instructions in the letter of transmittal, promptly following the exchange date or the termination of the exchange offer.

        Tendering holders of notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their notes other than as described in "The Exchange Offer—Transfer Taxes" or in the Instructions to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer.

Procedures for Tendering Notes

        Any beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender notes should contact such registered holder promptly and instruct such registered holder to tender notes on such beneficial owner's behalf.

  Tender of Notes Held Through DTC

        The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer notes to the exchange agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that they have received and agree to be bound by the notice of guaranteed delivery.

  Tender of Notes Held in Certificated Form

        For a holder to validly tender notes held in certificated form:

  (i)
  the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

  (ii)
  the exchange agent must receive certificates for tendered notes at such address, or such notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

        Letters of transmittal and notes should be sent only to the Exchange Agent, and not to us or to any book-entry transfer facility.

        THE METHOD OF DELIVERY OF NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING NOTES. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SUCH DELIVERY IS BY MAIL, WE SUGGEST THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE OF THE EXCHANGE OFFER TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF NOTES WILL BE ACCEPTED.

  Signature Guarantee

        Signatures on the letter of transmittal must be guaranteed by an eligible institution unless:

  (a)
  the letter of transmittal is signed by the registered holder of the notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those notes, or if any notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the Special Issuance Instructions nor the Special Delivery Instructions box on the letter of transmittal has been completed, or

  (b)
  the notes are tendered for the account of an eligible institution. An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion program or the Stock Exchange Medallion program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

  Book-Entry Transfer

        The exchange agent will seek to establish a new account or utilize an existing account with respect to the notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the notes may make book-entry delivery of notes by causing the book-entry transfer facility to transfer such notes into the exchange agent's account. HOWEVER, ALTHOUGH DELIVERY OF NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, MUST BE RECEIVED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH IN THIS PROSPECTUS ON OR PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER, OR ELSE THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH. The confirmation of a book-entry transfer of notes into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

  Guaranteed Delivery

        If you wish to tender your notes and:

  (i)
  certificates representing your notes are not lost but are not immediately available,

  (d)
  time will not permit your letter of transmittal, certificates representing your notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer, or

  (e)
  the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer,

you may nevertheless tender if your tender is made by or through an eligible institution and on or prior to the expiration date of the exchange offer, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus. The notice of guaranteed delivery must:

  (a)
  set forth your name and address, the registered number(s) of your notes and the principal amount of notes tendered;

  (b)
  state that the tender is being made thereby;

  (c)
  guarantee that, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

  (d)
  the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three New York Stock Exchange trading days after the date of the notice of guaranteed delivery.

  Other Matters.

        Exchange notes will be issued in exchange for notes accepted for exchange only after timely receipt by the exchange agent of:

  (i)
  certificates for (or a timely book-entry confirmation with respect to) your notes,

  (ii)
  a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message, and

  (iii)
  any other documents required by the letter of transmittal.

        We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of notes. Our determination will be final and binding on all parties. ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS OF NOTES WILL NOT BE CONSIDERED VALID. We reserve the absolute right to reject any or all tenders of notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular notes.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of notes must be cured within the time we determine, unless waived by us. We will not consider the tender of notes to have been validly made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent, or any other person will be under any duty to give notice of any defects or irregularities in tenders of notes, or will incur any liability to holders for failure to give any such notice.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of notes at any time prior to the expiration date. For a withdrawal to be effective:

  (i)
  the exchange agent must receive a written notice of withdrawal at the address set forth below under "The Exchange Offer—Exchange Agent", or

  (ii)
  you must comply with the appropriate procedures of DTC's automated tender offer program system.

        Any notice of withdrawal must:

  (a)
  specify the name of the person who tendered the notes to be withdrawn, and

  (b)
  identify the notes to be withdrawn, including the principal amount of the notes.

        If notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such notes will be credited to an account maintained with DTC for the notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn notes by following one of the procedures described under "The Exchange Offer—Procedures for Tendering Notes" at any time on or prior to the expiration date.

Conditions of the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered outstanding notes not previously accepted and may terminate the exchange offer, by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to the Dow Jones News Service, or, at our option, modify or otherwise amend the exchange offer, if:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

  •
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer;

  •
  assessing or seeking any damages as a result thereof; or

  •
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the outstanding notes pursuant to the exchange offer; or

  •
  the exchange offer violates any applicable law or any applicable interpretation of the Staff of the Commission.

        These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time-to-time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time-to-time. In addition, we reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offer.

        Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

        In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any outstanding notes, if at that time, any stop order has been issued, or is threatened with respect to the registration statement of which this prospectus is a part or with respect to the qualification of the indenture under the Trust Indenture Act, as amended.

Transfer Taxes

        We will pay all transfer taxes applicable to the transfer and exchange of notes pursuant to the exchange offer. If, however:

  •
  delivery of the exchange notes and/or certificates for notes for principal amounts not exchanged, are to be made to any person other than the record holder of the notes tendered;

  •
  tendered certificates for notes are recorded in the name of any person other than the person signing any letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the transfer and exchange of notes to us or our order, the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the exchange notes.

Consequences of Failing to Exchange

        If you do not exchange your notes for exchange notes in the exchange offer, you will remain subject to the restrictions on transfer of the notes:

  •
  as set forth in the legend printed on the notes as a consequence of the issuance of the notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  otherwise set forth in the memorandum distributed in connection with the private offering of the notes.

        In general, you may not offer or sell the notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the notes under the Securities Act.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Exchange Agent

        Wells Fargo Bank Minnesota, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

        By First Class Mail, Overnight, Registered or Certified Mail, Overnight Courier or By Hand:

Wells Fargo Bank Minnesota, N.A. 213 Court Street Suite 703 Middletown, Connecticut 06457 Attn: Joseph P. O'Donnell
By Facsimile: (860) 704-6217 (for eligible institutions only)
Confirm by telephone: (860) 704-6219

THE DECEMBER TRANSACTIONS

Overview

        Pursuant to an agreement dated October 3, 2003, as amended, Couche-Tard agreed to acquire The Circle K Corporation from ConocoPhillips for a net cash purchase price of US$803.9 million, which purchase price remains subject to reduction by the amount of long-term debt and capital lease obligations of Circle K on the closing date of the Acquisition, estimated as of September 30, 2003 to be approximately US$7.9 million, and to a working capital adjustment. The Acquisition was financed through the proceeds from the issuance of the notes, borrowings under our senior credit facility and the proceeds from the issuance of Class B subordinate voting shares of Alimentation Couche-Tard Inc. See "Description of Other Indebtedness".

Benefits of the Acquisition

        Through the Acquisition, we believe that we can realize cost savings at Circle K and thereby improve our operating performance by (i) reducing Circle K's operating expenses through the implementation of a decentralized management team and the elimination of certain overlapping administrative costs, (ii) negotiating more favorable supplier arrangements due to our expertise and increased purchasing volume, and (iii) relocating and decentralizing Circle K's information technology systems to reduce costs. We estimate that we can achieve approximately US$50 million in annual cost savings in connection with the Acquisition within 18 to 24 months following the closing of the Acquisition. In addition, we believe we can improve Circle K's store level operations by completing over the next 24 months the installation of POS systems, including scanning, in all of Circle K's company-operated stores that do not currently have such technology and by implementing our Store 2000 Concept in certain Circle K stores. There can be no assurance that such cost savings or operating improvements will be realized or that there will not be delays in achieving such synergies or cost savings.

Principal Documents

  Stock Purchase Agreement

        The stock purchase agreement contains customary representations and warranties for acquisition transactions of this type and magnitude. In addition, ConocoPhillips has agreed to indemnify Couche-Tard U.S. L.P., Alimentation Couche-Tard Inc. and their affiliates, including Circle K and its subsidiaries (the "Couche-Tard Indemnified Parties"), for all taxes imposed on Circle K and its subsidiaries arising in or relating to periods ending on or prior to the closing date, for legal proceedings filed against or served on Circle K or its subsidiaries as of the closing date (other than as specified in the ADA Agreement described below), for any breach of any of its covenants under the stock purchase agreement and for any liabilities, including funding liabilities, with respect to any benefit plan maintained by ConocoPhillips for employees of Circle K or its subsidiaries. Under the stock purchase agreement, ConocoPhillips has also agreed to indemnify the Couche-Tard Indemnified Parties from and against all claims, losses, damages and costs, attributable to breaches of any representation or warranty made by ConocoPhillips in the stock purchase agreement that exceed negotiated thresholds, up to a maximum of 20% of the net cash consideration paid pursuant to the stock purchase agreement.

        Prior to the closing of the Acquisition, Circle K transferred 370 of its locations to ConocoPhillips to be retained and operated by it; ConocoPhillips will pay us an annual license fee for the right to operate 244 of these store locations under the Circle K banner. See "—Circle K License Agreements".

        The stock purchase agreement provides that the purchase price was reduced by US$35 million to reflect the estimated future environmental liabilities of Circle K for which Couche-Tard will not be indemnified by ConocoPhillips. See "—Environmental Liabilities Agreement".

        On December 11, 2003, Couche-Tard and ConocoPhillips amended the stock purchase agreement to, among other things, provide for a reduction in the net cash purchase price in the amount of US$25.1 million, resulting in a decrease in the net cash purchase price from US$829 million to US$803.9 million, subject to reduction for the long-term debt and capital lease obligations of Circle K at closing and the adjustment for working capital mentioned above. This purchase price reduction was principally comprised of an US$18.6 million reduction in respect of certain capital improvements to be undertaken at the Circle K stores by Couche-Tard in connection with ConocoPhillips' proposed settlement of litigation brought under the Americans with Disabilities Act (the "ADA"). See "—ADA Agreement". The remaining purchase price reduction of US$6.5 million reflects a number of changes to certain general terms of agreements with ConocoPhillips, including the Products Supply and Purchase Agreement.

  Products Supply and Purchase Agreement

        Under a products supply and purchase agreement between Circle K and ConocoPhillips, ConocoPhillips has agreed to supply gasoline and diesel fuel (including kerosene) at competitive rates to the Circle K stores acquired by Couche-Tard other than most of the stores located in California. During the term of the agreement, Circle K will purchase all of its requirements for motor fuel from ConocoPhillips for all stores that resell Union 76 or Phillips 66 branded motor fuel. For stores that sell motor fuel that is not branded Union 76 or Phillips 66, Circle K will purchase a minimum of 80% or 90% (depending on the location of the stores) of the aggregate yearly requirements of such stores for motor fuel from ConocoPhillips. The agreement provides that in the event of supply shortages or suspension of deliveries by ConocoPhillips, Circle K may enter into temporary arrangements with third parties for the supply of motor fuel.

        The agreement has a term of five years. Circle K may terminate the agreement at any time with respect to the supply of motor fuel from certain designated supply points representing approximately 65% of the Circle K stores that are subject to the agreement. For supply points in respect of which Circle K does not have the option of terminating the agreement before the expiration of the term, Circle K will be liable for liquidated damages if it terminates the agreement or if ConocoPhillips terminates the agreement as a result of a material breach by Circle K. Upon expiration of the agreement, or earlier if the parties agree, ConocoPhillips will transfer to Circle K, for no additional consideration, its allocation rights for shipping on the Kinder Morgan East Line pipeline, subject to the terms of Kinder Morgan's published tariff rules and regulations.

        Couche-Tard has guaranteed Circle K's payment obligations to ConocoPhillips for motor fuel purchases under the products supply and purchase agreement.

  Environmental Liabilities Agreement

        Alimentation Couche-Tard Inc. has entered into an environmental liabilities agreement with ConocoPhillips that allocates responsibility between the parties for certain environmental matters related to Circle K. Under the agreement, ConocoPhillips retains responsibility to remediate contamination for approximately 520 properties owned or leased by Circle K as of the closing date of the Acquisition that are identified in the agreement as being actively remediated or monitored or where such action is planned or where there is known or identified contamination. In addition, ConocoPhillips will be responsible for remediation of any contamination identified in documents existing on the closing date of the Acquisition, if such contamination is identified by Couche-Tard to ConocoPhillips within 180 days after the closing date. The environmental liabilities agreement also provides that if Couche-Tard identifies underground storage tank ("UST") systems that were out of compliance in specific ways that indicate that such systems may have been leaking on or prior to the closing date of the Acquisition, ConocoPhillips will be required to remediate any such contamination which is discovered and brought to ConocoPhillips' attention within 180 days after the closing. Any contamination for which ConocoPhillips is responsible must be remediated to levels at or below requirements established pursuant to environmental laws in effect as of the closing date. ConocoPhillips' obligation to remediate, however, does not extend to accepting responsibility for third party claims filed or served after the closing date for damages other than those that may be completely compensated through ConocoPhillips' remediation obligation.

        The environmental liabilities agreement provides that ConocoPhillips is obligated to repair or replace any UST system or to pay Couche-Tard the cost thereof with respect to UST systems that are identified by Couche-Tard to ConocoPhillips within 150 days of the closing date as being in need of repair or replacement to comply with environmental law as in effect on the closing date. ConocoPhillips' payment obligations are limited to US$150,000 per UST system.

        In addition, ConocoPhillips has agreed to indemnify Couche-Tard against all environmental liabilities relating to former Circle K facilities and "Superfund" liabilities relating to pre-closing Circle K activities.

  ADA Agreement

        On December 11, 2003, Couche-Tard and ConocoPhillips entered into an agreement that provides that Couche-Tard will undertake certain capital improvements required to conform the Circle K stores to the Americans with Disabilities Act as specified in a draft consent decree between Circle K and the plaintiffs named in a litigation claim filed in January 2003 against Circle K, in consideration for an US$18.6 million reduction of the net cash purchase price for the Acquisition. In the event that any work item required to be completed by Circle K under any decree approved by an applicable court in connection with the litigation is not included in the projected work items estimated by Couche-Tard and ConocoPhillips as being required to comply with the draft consent decree, then all such additional work items shall be completed at the sole cost of ConocoPhillips.

  License and Reseller Agreements

        Under license agreements between Circle K and ConocoPhillips, ConocoPhillips has granted to Circle K a non-exclusive license to use the Union, Union 76, 76, Phillips, Phillips 66 and 66 trademarks in connection with the sale of motor fuel and vehicle repair, maintenance and other related services. Circle K may use these trademarks at retail outlets already operating under such marks on the closing date of the Acquisition in certain specified states as well as in connection with the sale of certain other ancillary products commonly sold in retail motor fuel outlets. The license agreements specify terms ranging from five to ten years depending on the state.

        Under the license agreements, Circle K is required to pay ConocoPhillips a fixed license fee per gallon of motor fuel sold at the retail outlets covered by the agreements during each month of the term. In certain states, the license fee per gallon rises in the last five years of the agreements.

        Pursuant to the Union 76 branded reseller agreement between Circle K and ConocoPhillips, ConocoPhillips has granted to Circle K a non-exclusive license and franchise for five years to establish and operate Union 76 service stations in 82 specific locations in the State of California, as well as a non-exclusive license to use certain Union 76 trade names, trademarks and service marks in connection with the sale of Union 76 branded motor fuel. Under this agreement, Circle K will be required to purchase its requirements for Union 76 branded motor fuel for such locations from ConocoPhillips for a term of five years, subject to the right of Circle K to enter into temporary arrangements for the supply of motor fuel in the case of supply shortages or suspension of deliveries by ConocoPhillips.

  Circle K License Agreements

        Under license agreements between TMC Franchise Corporation, a subsidiary of The Circle K Corporation, and ConocoPhillips, ConocoPhillips has been granted a non-exclusive license to establish and operate Circle K convenience stores at 244 specified locations. Under these agreements, ConocoPhillips will pay a royalty fee on gross sales at these locations. These agreements have a term of five years, but may be terminated at any time by ConocoPhillips subject to the payment by ConocoPhillips of an amount equal to a guaranteed minimum royalty fee less royalty fees that have already been paid. ConocoPhillips has guaranteed the payment of royalties for the 178 stores located on the U.S. West Coast that are covered by these agreements for five years and the payment of royalties for the 66 stores located on the U.S. East Coast for one year. ConocoPhillips has advised us that it intends to dispose of the 66 stores located on the U.S. East Coast.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

        Set forth below is our unaudited pro forma consolidated balance sheet as of October 12, 2003 and our unaudited pro forma consolidated statements of earnings for the year ended April 27, 2003 and the 24-week period ended October 12, 2003 which give effect to the Transactions. For information as to the basis on which the unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of earnings are presented, see Note 1 to these financial statements.

        The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the combined companies' actual performance or financial position would have been if the Transactions had occurred at an earlier date. The pro forma adjustments are based upon currently available information and management's estimates and assumptions. Actual adjustments will differ from the pro forma adjustments. No adjustments have been made to reflect the additional costs, savings or synergies that could result from combining the operations of Couche-Tard and Circle K. Our future operating results may differ materially from the unaudited pro forma financial data presented below due to various factors, including those described under "Forward-Looking Statements" and "Risk Factors" included elsewhere in this prospectus.

        The unaudited pro forma consolidated balance sheet and statements of earnings have been prepared in accordance with Canadian GAAP to give effect to the Acquisition for a net cash purchase price of US$803.9 million ($1.06 billion) subject to reduction by the amount of Circle K's long-term debt and capital lease obligations on the closing date of the Acquisition, estimated as of September 30, 2003 to be approximately US$7.9 million ($10.7 million), and to a working capital adjustment. The unaudited pro forma consolidated balance sheet and statements of earnings have also been prepared to give effect to the contemplated sale-leaseback transactions involving the sale of Circle K sites for a purchase price of US$250 million and the lease back by Circle K or one of its affiliates of such Circle K sites pursuant to lease agreements with the purchaser of such sites.

        The Transactions are reflected in the unaudited pro forma consolidated balance sheet as if they had occurred on October 12, 2003 and on the unaudited pro forma consolidated statements of earnings for the year ended April 27, 2003 and the 24-week period ended October 12, 2003 as if they had occurred on April 29, 2002.

        Investors should read the unaudited pro forma consolidated financial statements, including the notes thereto, in conjunction with Couche-Tard's audited consolidated financial statements, unaudited interim consolidated financial statements, the audited financial statements of Circle K, the unaudited interim financial statements of Circle K, and "Management's Discussion and Analysis of Financial Condition and Results of Operation" for Couche-Tard and for Circle K included elsewhere in this prospectus.

COMPILATION REPORT ON PRO FORMA FINANCIAL STATEMENTS

To the Board of Directors of
Alimentation Couche-Tard Inc. (the "Company")

        We have read the accompanying unaudited pro forma consolidated balance sheet of the Company as of October 12, 2003 and unaudited pro forma consolidated statements of earnings for the year ended April 27, 2003 and the 24-week period ended October 12, 2003 and have performed the following procedures.

1.
Compared the figures in the columns captioned "Couche-Tard" to the corresponding figures in the unaudited financial statements of the Company as of October 12, 2003 and for the 24-week period then ended, and to the corresponding figures in the audited financial statements of the Company for the year ended April 27, 2003, respectively, and found them to be in agreement.

2.
Compared the figures in the three columns captioned "Circle K" to the corresponding figures in the unaudited financial statements of The Circle K Corporation as of September 30, 2003 and for the six-month period then ended and to the corresponding figures in the unaudited financial statements of The Circle K Corporation for the 12-month period ended March 31, 2003, respectively, and found them to be in agreement.

3.
Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

a.
the basis for determination of the pro forma adjustments; and

b.
whether the pro forma financial statements comply as to form in all material respects with applicable regulatory requirements.

    The officials:

  a.
  described to us the basis for determination of the pro forma adjustments, and

  b.
  stated that the pro forma statements comply as to form in all material respects with applicable regulatory requirements.

4.
Read the notes to the pro forma statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5.
Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Couche-Tard", "Circle K as adjusted", "Pro forma adjustments" and "Contemplated sale-leaseback adjustments" as of October 12, 2003 and for the 24-week period then ended, and for the year ended April 27, 2003, and found the amounts in the column captioned "Pro forma giving effect to the contemplated sale-leaseback" to be arithmetically correct.

  A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

/s/  RAYMOND CHABOT GRANT THORTON
Chartered Accountants

Montreal, Canada
February 11, 2004

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of October 12, 2003
(dollars in thousands)

		Circle K			Pro forma adjustments
										Contemplated sale- leaseback adjustments		Pro forma giving effect to the contemplated sale-leaseback
	Couche-Tard as of Oct. 12, 2003	As of Sept. 30, 2003	Pre-closing transfer of assets and liabilities	As adjusted	Other pre-closing agreements and transactions		Acquisition and financing		Pro forma
	(Note 1)	(Note 1)	(Note 2a)		(Note 2)		(Note 2)			(Note 2)
ASSETS
Current assets
Cash and cash equivalents	$53,315	$58,806	$(1,041)	$57,765			$223,600	(j)
							34,538	(k)
							(238,222	)(l)	$130,996			$130,996
Accounts receivable	89,648	53,415	(1,691)	51,724	$(3,523	)(b)			137,849			137,849
Inventories	200,221	214,055	(29,290)	184,765					384,986			384,986
Prepaid expenses	8,012	15,817	(109)	15,708					23,720			23,720
Future income taxes	6,631	17,216	774	17,990	(5,458	)(f)			19,163			19,163

	357,827	359,309	(31,357)	327,952	(8,981)		19,916		696,714	—		696,714
Fixed assets	450,633	1,156,445	(185,822)	970,623	331,230	(c)	(597,215	)(h)	1,155,271	$(331,134	)(n)
										46,776	(r)	870,913
Goodwill	274,107								274,107			274,107
Trade name and other assets	16,655	695,805	(17,602)	678,203	(35,872	)(b)	(237,481	)(h)
					(57,018	)(d)	(2,808	)(l)
							35,000	(m)	396,679	5,795	(o)
										(8,117	)(q)
										(46,776	)(r)	347,581
Future income taxes	10,898						21,298	(l)	32,196			32,196

	$1,110,120	$2,211,559	$(234,781)	$1,976,778	$229,359		$(761,290)		$2,554,967	$(333,456)		$2,221,511

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$299,629	$304,715	$(11,203)	$293,512	$(36,543	)(b)			$556,598			$556,598
Income taxes payable	32,365						$(956	)(l)	31,409			31,409
Future income taxes	7,144								7,144			7,144
Instalments on long-term debt	16,498	1,569		1,569	(941	)(e)	29,486	(k)
							(15,956	)(l)	30,656	$(13,835	)(p)	16,821

	355,636	306,284	(11,203)	295,081	(37,484)		12,574		625,807	(13,835)		611,972
Long-term debt	225,509	43,685		43,685	(33,653	)(e)	1,106,488	(k)
							(222,266	)(l)	1,119,763	(311,504	)(p)	808,259
Deferred credits and other liabilities	9,879	272,176	(36,398)	235,778	(177,155	)(b)			68,502			68,502
Future income taxes	27,969	278,708	(10,083)	268,625	39,938	(f)	(308,563	)(i)	27,969			27,969

	618,993	900,853	(57,684)	843,169	(208,354)		588,233		1,842,041	(325,339)		1,516,702

SHAREHOLDERS' EQUITY
Capital stock	259,455						223,600	(j)	483,055			483,055
Contributed surplus	1,222								1,222			1,222
Retained earnings	238,248						(1,801	)(l)	236,447	(8,117	)(q)	228,330
Cumulative translation adjustments	(7,798)								(7,798)			(7,798)
Owner's equity		1,310,706	(177,097)	1,133,609	437,713	(f)	(1,571,322	)(g)

	491,127	1,310,706	(177,097)	1,133,609	437,713		(1,349,523)		712,926	(8,117)		704,809

	$1,110,120	$2,211,559	$(234,781)	$1,976,778	$229,359		$(761,290)		$2,554,967	$(333,456)		$2,221,511

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
Year ended April 27, 2003
(dollars in thousands)

		Circle K			Pro forma adjustments
	Couche-Tard Year ended April 27, 2003	12-month period ended March 31, 2003	Pre-closing transfer of assets and liabilities	As adjusted	Other pre-closing agreements and transactions		Acquisition and financing		Pro forma	Contemplated sale- leaseback adjustments		Pro forma giving effect to the contemplated sale-leaseback
	(Note 1)	(Note 1)	(Note 3a)		(Note 3)		(Note 3)			(Note 3)
Revenues	$3,374,463	$8,122,983	$(2,229,735)	$5,893,248	$4,621	(d)			$9,272,332			$9,272,332
Cost of sales	2,624,299	6,532,727	(1,830,327)	4,702,400	22,572	(e)			7,349,271			7,349,271

Gross profit	750,164	1,590,256	(399,408)	1,190,848	(17,951)		—		1,923,061	—		1,923,061

Operating, selling, administrative and general expenses	592,052	1,264,893	(293,267)	971,626	(17,619	)(b)			1,546,059	$40,350	(1)	1,586,409
Depreciation and amortization of fixed and other assets	44,948	107,532	(14,971)	92,561	11,748	(c)	$(53,865	) (g)	95,392	(9,230	)(1)
										2,176	(m)	88,338

	637,000	1,372,425	(308,238)	1,064,187	(5,871)		(53,865)		1,641,451	33,296		1,674,747

Operating income	113,164	217,831	(91,170)	126,661	(12,080)		53,865		281,610	(33,296)		248,314

Impairment of trade name and property and equipment and other write-downs		133,321	(22,152)	111,169			4,324	(i)	115,493	8,117	(n)	123,610
Financial expenses	14,894	14,423	2	14,425	(11,371	)(c)	46,989	(h)
							4,458	(i)	69,395	(11,402	)(o)
										(1,534	)(n)	56,459

	14,894	147,744	(22,150)	125,594	(11,371)		55,771		184,888	(4,819)		180,069

Earnings before income taxes	98,270	70,087	(69,020)	1,067	(709)		(1,906)		96,722	(28,477)		68,245
Income taxes	32,036	29,060	(28,688)	372	(280	)(f)	(1,193	)(j)
							(10,632	)(k)	20,303	(9,320	)(p)	10,983

Net earnings	$66,234	$41,027	$(40,332)	$695	$(429)		$9,919		$76,419	$(19,157)		$57,262

Other data (Note 4)
Adjusted EBITDA	$158,112			$219,222					$377,002			$336,652

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
24-week period ended October 12, 2003
(dollars in thousands)

		Circle K			Pro forma adjustments
												Pro forma giving effect to the contemplated sale- leaseback
	Couche-Tard 24-week period ended Oct. 12, 2003	6-month period ended Sept. 30, 2003	Pre-closing transfer of assets and liabilities	As adjusted	Other pre-closing agreements and transactions		Acquisition and financing		Pro forma	Contemplated sale- leaseback adjustments
	(Note 1)	(Note 1)	(Note 3a)		(Note 3)		(Note 3)			(Note 3)
Revenues	$1,847,370	$3,988,431	$(1,073,576)	$2,914,855	$2,292	(d)			$4,764,517			$4,764,517
Cost of sales	1,434,199	3,160,483	(855,918)	2,304,565	16,215	(e)			3,754,979			3,754,979

Gross profit	413,171	827,948	(217,658)	610,290	(13,923)		—		1,009,538	—		1,009,538

Operating, selling, administrative and general expenses	309,901	580,634	(121,086)	459,548	(6,991)	(b)			762,458	$20,595	(l)	783,053
Depreciation and amortization of fixed and other assets	23,493	50,985	(14,552)	36,433	5,267	(c)	$(21,534)		43,659	(3,820	)(l)
										870	(m)	40,709

	333,394	631,619	(135,638)	495,981	(1,724)		(21,534)		806,117	17,645		823,762

Operating income	79,777	196,329	(82,020)	114,309	(12,199)		21,534		203,421	(17,645)		185,776

Impairment of trade name and property and equipment and other write-downs							3,327	(i)	3,327			3,327
Financial expenses	6,653	5,351		5,351	(5,049)	(c)	22,377	(h)
							2,042	(i)	31,374	(5,513	)(o)
										(741	)(n)	25,120

	6,653	5,351	—	5,351	(5,049)		27,746		34,701	(6,254)		28,447

Earnings before income taxes	73,124	190,978	(82,020)	108,958	(7,150)		(6,212)		168,720	(11,391)		157,329
Income taxes	23,034	74,594	(32,201)	42,393	(2,508)	(f)	(2,508)	(j)
							(4,672)	(k)	55,423	(3,536	)(p)	51,887

Net earnings	$50,090	$116,384	$(49,819)	$66,565	$(4,326)		$968		$113,297	$(7,855)		$105,442

Other data (Note 4)
Adjusted EBITDA	$103,270			$150,742					$247,080			$226,485

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
BALANCE SHEET AND STATEMENTS OF EARNINGS

(dollars in thousands, unless otherwise noted)

1—BASIS OF PRESENTATION

        The unaudited pro forma consolidated balance sheet and statements of earnings have been prepared in accordance with Canadian GAAP to give effect to the acquisition by Couche-Tard of all the shares of The Circle K Corporation and its subsidiaries, after giving effect to certain transactions ("Circle K"), for a net cash purchase price of US$803.9 million ($1.06 billion), subject to reduction by the amount of Circle K's long-term debt and capital lease obligations on the closing date of the Acquisition, estimated as of September 30, 2003 to be approximately US$7.9 million ($10.7 million), and to a working capital adjustment. "Combined companies" refers to Couche-Tard and Circle K combined on a pro forma basis.

        The Transactions are reflected in the unaudited pro forma consolidated balance sheet as if they had occurred on October 12, 2003 and on the unaudited pro forma consolidated statements of earnings for the year ended April 27, 2003 and the 24-week period ended October 12, 2003 as if they had occurred on April 29, 2002.

        The pro forma consolidated statements are based on historical consolidated financial information of Couche-Tard and of Circle K, adjusted as explained below. The pro forma consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements of Couche-Tard and of Circle K and the notes thereto appearing elsewhere in this prospectus. The balance sheet and the statements of earnings of Circle K have been summarized and reclassified so that they are presented on a consistent basis with those of Couche-Tard for the purposes of these pro forma consolidated financial statements.

        The historical financial statements of Circle K have been prepared and presented in U.S. dollars. For purposes of the preparation of these pro forma consolidated financial statements, the historical financial statements of Circle K have been translated into Canadian dollars using the exchange rate at the balance sheet date for the balance sheet and at the average exchange rate for the periods for the statements of earnings, as follows:

	12-month period ended March 31, 2003	6-month period ended Sept. 30, 2003	12-month period ended Sept. 30, 2003
Average rate	1.5492	1.3893	1.4644
Period end rate		1.3504	1.3504

        The balance sheet and statements of earnings data provided for Circle K have been adjusted to conform to Canadian GAAP which, in certain aspects, differ from U.S. GAAP. Note 5 to these unaudited pro forma consolidated financial statements provides a reconciliation of effect of these differences as they relate to Couche-Tard and to Circle K.

        The Acquisition was accounted for under the purchase method of accounting, under which the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the Acquisition. The Acquisition pro forma adjustments described below are based on estimates made by management and changes are expected as evaluations of assets and liabilities are completed and as additional information becomes available. Accordingly, the final allocation of purchase price and the resulting consolidated amounts will differ from those set forth in the unaudited pro forma consolidated financial statements.

        It is anticipated that the contemplated sale-leaseback transactions will be accounted for as a sale-leaseback and that operating lease treatment will be permitted under Canadian GAAP and U.S. GAAP. The contemplated sale-leaseback pro forma adjustments described in Notes 2 and 3 are based on estimates made by management and changes are expected as the terms of the sale-leaseback transactions, if consummated, are finalized and as additional information becomes available.

        The unaudited pro forma consolidated financial statements are prepared for illustrative purposes only and are based on the assumptions set forth in the notes to such statements. These statements are not necessarily indicative of the results of operations or financial position that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the stand-alone or combined entities. In preparing these unaudited pro forma consolidated financial statements, no adjustments have been made to reflect the additional costs, savings or synergies that could result from combining the operations of Couche-Tard and Circle K. The pro forma adjustments are based upon currently available information and management's estimates and assumptions. Actual adjustments will differ from the pro forma adjustments.

2—PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED BALANCE SHEET

        The unaudited pro forma consolidated balance sheet gives effect to the following adjustments:

Pre-Closing Transfer of Assets and Liabilities in Circle K

(a)
In conjunction with the Acquisition, a transfer agreement was entered into between Circle K and ConocoPhillips. Under this agreement, 370 locations were transferred from Circle K to ConocoPhillips prior to the closing of the Acquisition. In addition, for such locations, ConocoPhillips assumed certain liabilities, including environmental, workers compensation, general and contingencies, and will be entitled to collect environmental trust fund receivables for environmental claims that occurred prior to the Acquisition. The above assets and liabilities have been identified and have been eliminated as pro forma adjustments.

Other Pre-Closing Agreements and Transactions

        ConocoPhillips has agreed to retain certain liabilities, including environmental, workers compensation, general and contingencies. See "The December Transactions". Also, in conjunction with the Acquisition, other pre-closing agreements and transactions were concluded by Circle K and ConocoPhillips. Under these agreements, certain properties, which were leased by Circle K prior to the date of the Acquisition, were purchased from the lessor. In addition, ConocoPhillips bought back certain assets formerly leased and transfered these assets to Circle K.

        The following pro forma adjustments have been prepared to reflect the impact of the above on the balance sheet:

(b)
Transfer of certain receivables and liabilities to ConocoPhillips;

(c)
Increase in fixed assets relating to purchase of leased assets and to transfer of locations from ConocoPhillips;

(d)
Elimination of certain fixed assets which had been carried as capital lease assets;

(e)
Elimination of obligations under capital leases;

(f)
Impact of above adjustments on future income tax assets and liabilities and intercompany balances with ConocoPhillips.

Acquisition and Financing

        The purchase price of the Acquisition is estimated as follows:

Cash consideration paid (US$796.0 million) (1)	$1,051,436
Estimated acquisition costs (excluding financing expenses)	15,000

Total purchase price	$1,066,436

(1)
Based on an acquisition price of US$803.9 million, that remains subject to reduction by the amount of a purchase price adjustment based on the long-term debt and capital lease obligations of Circle K on the closing date of the Acquisition, estimated as of September 30, 2003 to be US$7.9 million. The purchase price is also subject to a working capital adjustment. The cash consideration has been translated at the exchange rate of 1.3209 which was the rate in effect as of October 10, 2003 the last business day prior to October 12, 2003.

        The adjustments to the assets and liabilities acquired which result from the preliminary allocation of the purchase price of Circle K are summarized, on a pro forma basis, as follows:

Historical net book value of Circle K's assets and liabilities acquired after giving effect to the impact of the transfer of assets and liabilities to ConocoPhillips and of other pre-closing agreements and transactions	(g)	$1,571,322

Preliminary adjustments to reflect assets and liabilities at fair value:

Fixed assets	(h)	(597,215)
Trade name and other intangible assets	(h)	(237,481)
Future income taxes	(i)	329,810

		(504,886)

Total purchase price		$1,066,436

(g)
Elimination of owner's equity;

(h)
Reduction in value of fixed assets and trade name and other intangible assets as a result of the allocation of the excess of fair value of net assets acquired over purchase price;

(i)
Adjustment of future income tax asset and liability to reflect impact of temporary differences resulting from the Acquisition.

        The purchase price of the Acquisition was partially financed by a private placement of 13.6 million Class B subordinate voting shares of Couche-Tard for proceeds of $223.6 million. The remainder was financed by Canadian and U.S. credit facilities and by the offering of the outstanding notes. An amount of $238.2 million of Couche-Tard's existing long-term debt as of the date of Acquisition was refinanced in conjunction with the Acquisition. Financing expenses of approximately $35.0 million related to the senior credit facility and the offering of the outstanding notes were incurred, and these financing expenses will be amortized over the applicable terms.

        In light of the above, the following pro forma financing adjustments were reflected on the balance sheet:

(j)
Gross proceeds from private placement of shares;

(k)
Proceeds from senior credit facility and from the offering of the outstanding notes and net impact on cash after payment of the purchase price;

(l)
Refinancing of Couche-Tard's existing long-term debt, including write-down of previously outstanding deferred financing fees and related future income taxes;

(m)
Establishing deferred financing fees incurred in connection with the senior credit facility and the offering of the outstanding notes.

2—PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED BALANCE SHEET

Contemplated Sale-Leaseback Transactions

        It is currently expected that the Company will enter into one or more agreements to dispose of certain Circle K sites acquired in the Acquisition and to lease such sites back. The funds generated by the sale will be used to repay a portion of the senior credit facility.

        It is anticipated that the transactions will be accounted for as a sale-leaseback and that operating lease treatment will be permitted.

        The following pro forma adjustments have been reflected on the balance sheet to reflect the impact of these transactions:

  (n)
  Disposal of fixed assets subject to sale-leaseback agreements;

  (o)
  Establishing deferred transaction fees incurred;

  (p)
  Reimbursement of a portion of the senior credit facility from the proceeds of the transaction;

  (q)
  Eliminating the deferred financing costs related to senior credit facility reimbursed;

  (r)
  Adjusting the reduction in value of fixed assets and trade name value and other intangible assets as a result of the new allocation of the excess of fair value of net assets acquired over purchase price resulting from the transactions.

3—PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF EARNINGS

        The unaudited pro forma consolidated statements of earnings give effect to the following adjustments:

Pre-Closing Transfer of Assets and Liabilities in Circle K

(a)
The statements of earnings reflect the elimination of the operations of the 370 locations transferred to ConocoPhillips under a transfer agreement as described in Note 2. The tax benefit has been calculated based on the estimated effective income tax rate of Circle K.

Pre-Closing Agreements and Transactions

        As described in Note 2, Circle K and ConocoPhillips concluded pre-closing agreements and transactions in conjunction with the Acquisition. In addition to the transactions described in Note 2, new motor fuel supply and branding agreements were concluded that will impact the cost of motor fuel to be purchased by Circle K from ConocoPhillips. Franchise agreements were also entered into with ConocoPhillips and will result in the payment of license fees to Circle K from ConocoPhillips in respect of 244 transferred convenience stores.

        The following pro forma adjustments were prepared to reflect the impact of the pre-closing agreements and transactions:

(b)
Elimination of leasing costs associated with locations which were purchased from lessor;

(c)
Elimination of depreciation and interest expenses related to cancelled capital leases and impact of new depreciation on fixed assets of the locations that were transferred to Circle K;

(d)
Impact of royalty revenues derived from the franchise royalty agreement;

(e)
Impact of the motor fuel supply and branding agreements for non-transferred locations;

(f)
Tax effects of the above adjustments at the estimated effective income tax rate of Circle K.

Acquisition and Financing

        The following pro forma adjustments were prepared to reflect the impact on the statements of earnings of the preliminary purchase price allocation and financing arrangement described in Note 2:

(g)
Replacing the existing fixed assets depreciation expense of Circle K with the new depreciation expense resulting from the re-evaluation of the fair value of fixed assets;

(h)
Replacing the historical interest expense incurred by Couche-Tard under the refinanced credit facilities with the new interest expense estimated at a weighted average rate of 3.5% for the senior credit facility and at a rate of 7.5% for the notes;

(i)
Reflecting the write-down of deferred financing fees of the refinanced credit facilities and the amortization of the new financing fees incurred;

(j)
Tax effects of the above adjustments at the applicable statutory rates;

(k)
Adjustment to income taxes as a result of the Combined companies' anticipated corporate structure applying to their consolidated results of operations.

Contemplated Sale-Leaseback Transactions

        The pro forma adjustments to reflect the impact of the contemplated sale-leaseback transactions described in Note 2 on the statements of earnings are detailed as follows:

  (l)
  Replacing the historical depreciation expense related to the sites subject to the sale-leaseback by the rent expense arising from the operating leases and the amortization of the transaction fees incurred;

  (m)
  Reflecting the impact on the pro forma depreciation expense resulting from the new allocation of the excess of fair value of net assets acquired over purchase price;

  (n)
  Eliminating the interest expense and amortization of financing fees resulting from the anticipated reimbursement of the senior credit facility from the proceeds of the transactions;

  (o)
  Eliminating the portion of the deferred financing fees related to the senior credit facility that will be reimbursed;

  (p)
  Tax effects of the above adjustments.

4—OTHER DATA

        EBITDA, a measure used by management to measure operating performance, is defined as net earnings plus financial expenses, income taxes, depreciation and amortization of fixed and other assets. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude impairment of goodwill and trade name and other write-downs. Couche-Tard believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash and/or non-recurring items that Couche-Tard does not expect to incur at the same level in the future. Adjusted EBITDA is presented herein because we believe it is a useful supplement to operating income and cash flow from operations in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. Management also uses this measurement as part of its evaluation of core operating results and underlying trends. However, EBITDA and Adjusted EBITDA which do not represent operating income or net cash provided by operating activities as those items are defined by GAAP, should not be considered by prospective purchasers of the notes to be an alternative to operating income or cash flow from operations or indicative of whether cash flows will be sufficient to fund our future cash requirements. In addition, the EBITDA and Adjusted EBITDA measures presented herein may differ from and may not be comparable to similarly titled measures used by other companies.

        Couche-Tard's historical EBITDA and Adjusted EBITDA are calculated as follows:

	Year ended April 27, 2003	24-week period ended Oct. 12, 2003
Net earnings	$66,234	$50,090
Financial expenses	14,894	6,653
Income taxes	32,036	23,034
Depreciation and amortization of fixed and other assets	44,948	23,493

EBITDA	158,112	103,270
Impairment of trade name and property and equipment and other write-downs	—	—

Adjusted EBITDA	$158,112	$103,270

        Circle K's historical EBITDA and Adjusted EBITDA after giving effect to the transfer of 370 locations to ConocoPhillips, but before the impact of other pre-closing agreements and transactions, are calculated as follows:

	12-month period ended March 31, 2003	6-month period ended Sept. 30, 2003
Net earnings	$695	$66,565
Financial expenses	14,425	5,351
Income taxes	372	42,393
Depreciation and amortization of fixed and other assets	92,561	36,433

EBITDA	108,053	150,742
Impairment of trade name and property and equipment and other write-downs	111,169	—

Adjusted EBITDA	$219,222	$150,742

        Pro forma EBITDA and Adjusted EBITDA are calculated as follows:

	Year ended April 27, 2003	24-week period ended Oct. 12, 2003
Net earnings	$76,419	$113,297
Financial expenses	69,395	31,374
Income taxes	20,303	55,423
Depreciation and amortization of fixed and other assets	95,392	43,659

EBITDA	261,509	243,753
Impairment of trade name and property and equipment and other write-downs	115,493	3,327

Adjusted EBITDA	$377,002	$247,080

        Pro forma EBITDA and Adjusted EBITDA after giving effect to the contemplated sale-leaseback transactions are calculated as follows:

	Year ended April 27, 2003	24-week period ended Oct. 12, 2003
Net earnings	$57,262	$105,442
Financial expenses	56,459	25,120
Income taxes	10,983	51,887
Depreciation and amortization of fixed and other assets	88,338	40,709

EBITDA	213,042	223,158
Impairment of trade name and property and equipment and other write-downs	123,610	3,327

Adjusted EBITDA	$336,652	$226,485

5—U.S. GAAP FINANCIAL INFORMATION

        The unaudited pro forma consolidated financial statements have been prepared in accordance with Canadian GAAP which, in the case of Couche-Tard, conform in all material respects with U.S. GAAP, except as set forth in Note 28 to the consolidated financial statements of Couche-Tard included elsewhere in this prospectus. In the case of Circle K, Canadian GAAP conforms to U.S. GAAP, except in the establishment of asset retirement obligations, as discussed in the earnings table below.

Net earnings adjustments

        The following table presents a reconciliation of pro forma net earnings after giving effect to the contemplated sale-leaseback transactions established under Canadian GAAP with pro forma net earnings after giving affect to the contemplated sale-leaseback transactions established under U.S. GAAP:

	Year ended April 27, 2003	24-week period ended Oct. 12, 2003
Pro forma net earnings after giving effect to the contemplated sale-leaseback transactions in accordance with Canadian GAAP	$57,262	$105.442

Adjustments in respect of:
Derivative financial instruments	130	121
Pension expense	(487)	(20)
Lease expense	(1,823)	(758)
Sale-leaseback transactions	(8,651)	(4,341)
Stock-based compensation		44
Deferred charges and other assets	(854)	191
Asset retirement obligations (1)	(469)	(974)
Supplier rebates and other suppliers payments	(1,410)	(5,716)
Tax effect of the above adjustments	5,036	4,378
Cumulative effect of accounting changes Asset retirement obligations, net of income taxes of $1,442 for the year ended April 27, 2003 and $943 for the 24-week period ended October 12, 2003 (2)	(2,256)	(1,859)

	(10,784)	(8,934)

Pro forma net earnings after giving effect to the contemplated sale-leaseback transactions in accordance with U.S. GAAP	$46,478	$96,508

(1)
Includes an impact of $(469) for the year ended April 27, 2003 and $(850) for the 24-week period ended October 12, 2003 which are the result of asset retirement obligations in Circle K.

(2)
Includes an impact of $(2,256) for the year ended April 27, 2003 and nil for the 24-week period ended October 12, 2003 which are the result of asset retirement obligations in Circle K.

        The following table presents the calculation of pro forma EBITDA and Adjusted EBITDA derived after giving effect to the contemplated sale-leaseback transactions from financial information established under U.S. GAAP:

	Year ended April 27, 2003	24-week period ended Oct. 12, 2003
Net earnings	$46,478	$96,508
Financial expenses	76,265	34,677
Income taxes	5,947	43,510
Depreciation and amortization of fixed and other assets	94,549	48,095

EBITDA	223,239	222,790
Impairment of trade name and other write-downs	123,610	3,327
Derivative financial instruments	(130)	(121)
Stock-based compensation		(44)
Cumulative effect of accounting changes	2,256	1,859

Adjusted EBITDA	$348,975	$227,811

Balance sheet components

        Under U.S. GAAP, the pro forma consolidated balance sheet components after giving effect to the contemplated sale-leaseback transactions as of October 12, 2003 would be as follows:

Current assets	$692,646
Long-term assets	1,683,712

Total assets	$2,376,358

Current liabilities	$627,483
Long-term liabilities	1,089,146
Shareholders' equity	659,729

Total liabilities and shareholders' equity	$2,376,358

        See Note 28 of the consolidated financial statements of Couche-Tard for a description of the U.S. GAAP differences having an impact on balance sheet components. The most significant elements are the presentation of fixed assets and corresponding long-term debt for sale-leaseback transactions that are classified as financings under U.S. GAAP.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA

Couche-Tard

        The following table presents selected historical consolidated financial data about Couche-Tard. The operating data for the fiscal years ended April 29, 2001, April 28, 2002 and April 27, 2003 were derived from Couche-Tard's audited consolidated financial statements, including the notes thereto, which appear elsewhere in this prospectus. The operating data for the fiscal years ended April 25, 1999 and April 30, 2000 were derived from Couche-Tard's audited consolidated financial statements that are not included in this prospectus. The selected statement of earnings and balance sheet data for the 24-week periods ended October 13, 2002 and October 12, 2003 are derived from Couche-Tard's unaudited and consolidated financial statements which appear elsewhere in this prospectus. The selected consolidated financial data set forth below should be read together with the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Couche-Tard's consolidated financial statements, including the notes thereto, each included elsewhere in this prospectus. Couche-Tard prepares its consolidated financial statements in accordance with Canadian GAAP. The relevant differences between Canadian GAAP and U.S. GAAP are described in Note 28 to Couche-Tard's audited and unaudited consolidated financial statements presented elsewhere in the prospectus.

	Year ended								24-week period ended
	April 25, 1999	April 30, 2000	April 29, 2001		April 28, 2002		April 27, 2003		October 13, 2002		October 12, 2003
	(dollars in thousands)
Statement of Earnings Data:
Revenues	$648,517	$1,573,991	$1,673,634		$2,443,592		$3,374,463		$1,487,349		$1,847,370
Cost of sales	501,539	1,149,701	1,233,853		1,857,957		2,624,299		1,144,003		1,434,199

Gross profit	146,978	424,290	439,781		585,635		750,164		343,346		413,171
Operating, selling, administrative and general expenses	112,997	346,184	348,650		460,823		592,052		255,784		309,901
Depreciation and amortization of fixed and other assets	8,313	21,323	24,582		33,725		44,948		18,875		23,493
Amortization of goodwill	1,349	5,101	5,336		—		—		—		—

Operating income	24,319	51,682	61,213		91,087		113,164		68,687		79,777
Financial expenses	4,861	16,091	15,115		15,067		14,894		6,490		6,653

Earnings before income taxes	19,458	35,591	46,098		76,020		98,270		62,197		73,124
Income taxes	7,978	17,084	22,127		26,958		32,036		21,147		23,034

Net earnings	$11,480	$18,507	$23,971		$49,062		$66,234		$41,050		$50,090

Other Financial Data and Ratios:
Capital expenditures	$20,855	$52,465	$38,027		$77,164		$86,746		$37,435		$41,323
Ratio of earnings to fixed charges (1)			2.5	x	3.0	x	3.2	x	4.2	x	4.4	x
	As of
	April 25, 1999	April 30, 2000	April 29, 2001	April 28, 2002	April 27, 2003	October 13, 2002	October 12, 2003
Balance Sheet Data:
Cash and cash equivalents	$6,991	$10,418	$7,483	$12,872	$48,404	$47,331	$53,315
Working capital (deficiency)	89	7,475	(15,657)	424	17,775	8,776	2,191
Total assets	520,025	547,338	560,159	787,167	1,071,348	1,037,407	1,110,120
Long-term debt (including current portion)	186,269	177,516	148,997	173,001	296,313	281,474	242,007
Shareholders' equity	184,480	204,075	228,351	377,123	445,170	423,515	491,127

(1)
Earnings consist of pre-tax income, excluding one-time charges relating to the write-off of deferred financing costs and premiums paid, plus fixed charges, excluding capitalized interest. Fixed charges consist of (i) interest expense, whether expensed or capitalized, (ii) amortization of debt expense, including any discount or premium, whether expensed or capitalized, and (iii) a portion of rental expense representing the interest factor, which is estimated to be approximately one-third of rental expense under operating leases.

Circle K

        The following table presents selected historical consolidated financial data about Circle K. The selected historical consolidated financial data of Circle K for the year ended December 31, 2000, the period from January 1, 2001 to September 14, 2001, the period from September 15, 2001 to December 31, 2001 and the year ended December 31, 2002 were derived from Circle K's audited consolidated financial statements, which are included elsewhere in this prospectus. The selected unaudited historical consolidated financial data for the nine months ended September 30, 2003 and 2002 is derived from Circle K's unaudited consolidated financial statements, which are included elsewhere in this prospectus. On September 14, 2001, Phillips Petroleum Company acquired Tosco Corporation, Circle K's parent company at that time. Financial results on or before September 14, 2001 reflect Tosco's basis in Circle K, and periods subsequent to September 14, 2001 reflect Phillips' basis in Circle K. Financial results of the respective periods are not comparable. The financial information presented below includes the results of 370 Circle K locations retained by ConocoPhillips in connection with the Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the continuing operations of Circle K. Circle K prepares its financial statements in accordance with U.S. GAAP. The information is only a summary and should be read in conjunction with Circle K's audited and unaudited historical consolidated financial statements, including the notes thereto.

									Nine months ended Sept. 30,
			Period from Jan. 1, 2001 to Sept. 14, 2001		Period from Sept. 15, 2001 to Dec. 31, 2001
	Year ended Dec. 31, 2000						Year ended Dec. 31, 2002
									2002		2003
	(U.S. dollars in thousands)
Statement of Earnings Data:
Revenues:
Merchandise sales	US$	2,121,615	US$	1,532,213	US$	633,830	US$	2,202,318	US$	1,669,131	US$	1,696,008
Fuel sales		2,857,151		1,999,314		688,909		2,690,596		1,977,788		2,459,948
Other		84,159		62,344		23,967		88,106		66,965		70,557

Total revenues		5,062,925		3,593,871		1,346,706		4,981,020		3,713,884		4,226,513

Cost of sales and operating expenses:
Cost of merchandise		1,519,580		1,097,299		454,781		1,569,881		1,193,447		1,225,933
Cost of fuel		2,583,418		1,791,989		602,653		2,414,263		1,784,319		2,171,809
Impairment of tradename, property and equipment		—		—		—		86,058		—		—
Operating expenses		688,493		476,992		205,615		681,985		514,041		509,863
General and administrative		137,992		110,083		50,689		129,688		87,446		105,009
Depreciation and amortization		91,145		74,761		27,947		67,666		48,558		55,298

Total cost of sales and operating expenses		5,020,628		3,551,124		1,341,685		4,949,541		3,627,811		4,067,912

Operating income		42,297		42,747		5,021		31,479		86,073		158,601
Third party interest expense		(6,976)		(5,750)		(2,799)		(9,377)		(6,862)		(6,044)
Intercompany interest expense, net		(31,995)		(21,689)		(117)		(221)		(229)		(—)

Income before income taxes		3,326		15,308		2,105		21,881		78,982		152,557
Provision for income taxes		(5,090)		(8,239)		(668)		(9,304)		(33,585)		(59,663)

Net income/(loss) before cumulative effect of change in accounting principle		(1,764)		7,069		1,437		12,577		45,397		92,894
Cumulative effect of change in accounting principle		—		—		—		(194,646)		(194,646)		(1,456)

Net income/(loss)	US$	(1,764)	US$	7,069	US$	1,437	US$	(182,069)	US$	(149,249)	US$	91,438

Other Financial Data:
Capital Expenditures	US$	182,108	US$	94,744	US$	65,778	US$	76,978	US$	34,977	US$	28,447

					As of
					December 31, 2001		December 31, 2002				Sept. 30, 2003
Balance Sheet Data:
Cash and cash equivalents					US$	58,904	US$	64,125			US$	43,547
Working capital						65,870		67,832				39,267
Total assets						1,988,706		1,706,593				1,638,320
Long-term debt (including current maturities)						36,218		35,185				33,512

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion summarizes the significant factors affecting (i) Couche-Tard's results of operations and financial condition during the 24-week period ended October 12, 2003 and October 13, 2002 and for the three years ended April 29, 2001, April 28, 2002 and April 27, 2003, and (ii) Circle K's results of operation and financial condition during the nine-month period ended September 30, 2003 and September 30, 2002 and for the three-year period ended December 31, 2002. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ from those anticipated in forward-looking statements for many reasons, including the risks described in "Forward-Looking Statements", "Risk Factors" and elsewhere in this prospectus. You should read the following discussion with "Unaudited Pro Forma Consolidated Financial Statements", "Selected Historical Financial and Other Data" and the historical consolidated financial statements of Couche-Tard and Circle K included elsewhere in this prospectus.

        On December 17, 2003, Couche-Tard acquired Circle K from ConocoPhillips for a net cash purchase price of US$803.9 million, that remains subject to reduction by the amount of Circle K's long-term debt and capital lease obligations on the closing date of the Acquisition, estimated as of September 30, 2003 to be approximately US$7.9 million, and to a working capital adjustment.

        We have a network of 4,672 stores located throughout 23 states in the United States and six provinces and one territory of Canada. We expect that this broad geographic diversification will help to reduce our exposure to adverse local and/or regional economic conditions.

        As of December 18, 2003, the financial results of Couche-Tard and Circle K were presented on a consolidated basis.

Couche-Tard

  Overview

        The following discussion and analysis of financial condition and results of operations addresses Couche-Tard independent of and without reference to the operations of Circle K, except where the effect of the Acquisition is specifically noted.

        Couche-Tard is the largest Canadian convenience store operator, with a network of 1,803 convenience stores in Canada. Through Couche-Tard's 590 convenience stores in the United States, Couche-Tard also has a significant presence in the Midwestern United States. Alain Bouchard, the Chairman, President and Chief Executive Officer of Alimentation Couche-Tard Inc. started the chain with one store in 1980. In 1986, with a network of 34 stores, a predecessor of Couche-Tard completed its initial public offering and listed its common shares on the Montreal Exchange. In 1994, the predecessor company was privatized by its majority shareholder, Actidev Inc., a publicly-held company, which then changed its corporate name to "Alimentation Couche-Tard Inc."

        After establishing a leading position in Quebec, Couche-Tard expanded through internal growth and acquisitions in Ontario and Western Canada in 1997, followed by several acquisitions in the United States beginning in 2001. In May 1997, Couche-Tard acquired 245 Provi-Soir stores in Quebec and 50 Wink's stores in Ontario and Western Canada from Provigo Inc. In April 1999, Couche-Tard acquired 980 stores in Ontario and Western Canada operating under the Mac's, Mike's Mart and Becker's banners through the purchase of Silcorp Limited, a publicly-held company. In June 2001, Couche-Tard acquired 172 stores located primarily in Illinois, Indiana and Kentucky from Johnson Oil Company, Inc., one of the leading convenience store chains in the Midwestern United States. In August 2002, Couche-Tard acquired 285 stores located in Ohio, Kentucky, Pennsylvania, Michigan and Indiana from Dairy Mart Convenience Stores, Inc., a regional convenience retailing chain. During the period from

August 2002 to March 2003, Couche-Tard purchased an additional 119 Dairy Mart stores that Couche-Tard had operated under a management contract since August 2002.

        In December 2002, Couche-Tard acquired a network of 30 non-traditional convenience stores that are primarily operated by franchisees under the name Tabatout, which are smaller than the average Couche-Tard convenience store and are located in high-traffic areas such as office towers and subway stations. In September 2003, Couche-Tard acquired 43 convenience stores located in Illinois, Indiana, Iowa, Michigan and Ohio from Clark Retail Enterprises, Inc.

        Couche-Tard's fiscal year ends on the last Sunday in April of each year. All references in this Management's Discussion and Analysis to a year are to Couche-Tard's fiscal year unless otherwise stated. All amounts included herein are stated in thousands of Canadian dollars, unless otherwise stated.

  Overview of Operations

        Couche-Tard conducts its convenience store business through three types of arrangements. Couche-Tard's store network as of October 12, 2003 by type of arrangement is set out below.

	Company- Operated Stores	Franchise Stores	Affiliate Stores	Total
Canada	1,430	32	341	1,803
United States	513	77	—	590

Total	1,943	109	341	2,393

        Company-Operated Stores.    Couche-Tard has 1,943 company-operated stores in its network, 1,132 of which are employee-operated and 811 of which are dealer-operated. These stores all operate under a Couche-Tard proprietary banner. All of the company-operated stores in Quebec and the Midwestern United States are employee-operated. The sales from both types of company-operated stores are included in Couche-Tard's revenues. For employee-operated stores, Couche-Tard operates the store, owns the equipment, systems and inventory and employs salaried and part-time staff. For dealer-operated stores, Couche-Tard owns the equipment, inventory and systems and the independent dealer employs the staff, agrees to operate according to Couche-Tard's standards and is paid a commission based primarily on store revenues to manage the store. The dealer-operator is also fully responsible for losses related to inventory shrinkage.

        Franchise Stores.    Couche-Tard has 109 franchise stores in Canada and the United States. Franchise stores are operated by independent store operators who have entered into franchise agreements which typically provide for an upfront payment of franchise fees and/or royalties to Couche-Tard based primarily on sales. These stores operate under one of Couche-Tard's proprietary banners. The franchisee is responsible for managing the store, hiring and managing the staff and maintaining inventory through supply agreements with authorized suppliers. In most cases, Couche-Tard either leases or subleases the real estate to the franchisee and, in many locations, Couche-Tard owns the in-store equipment and motor fuel equipment. In general, the franchisee's sales are not included in Couche-Tard's revenues. However, in the United States, certain franchisees sell motor fuel on Couche-Tard's behalf, as agent, from their stores and in these circumstances, Couche-Tard records the full retail value of the motor fuel sales as revenues. Total fees and royalties earned from franchise stores in 2003 were $6.3 million.

        Affiliate Stores.    Couche-Tard has 341 affiliate stores in Quebec and Ontario that are owned and operated by independent store operators. The affiliate typically owns or leases the real property from third parties and owns or leases all other assets related to the business. The affiliate enters into a license agreement with Couche-Tard to use one of Couche-Tard's proprietary banners and agrees to buy merchandise from certain suppliers in order to benefit from certain vendor rebates based on Couche-Tard's purchasing volume. Couche-Tard's revenues from affiliate stores includes license fees and a portion of the vendor rebates related to the purchases by affiliates. Sales made by affiliate stores are not included in Couche-Tard's revenues. Total license fees and rebates from affiliate stores were $5.5 million in 2003.

  Income Statement Categories

        Merchandise and Service Revenues.    In-store merchandise sales are comprised primarily of the sale of tobacco products, grocery items, candy and snacks, beer/wine and fresh food offerings, including QSRs. Service revenues include the commission on sale of lottery tickets and issuance of money orders, fees from automatic teller machines and sales of postage stamps and bus tickets. Merchandise and service revenues also includes franchise fees, license fees from affiliates, royalties from franchisees and a portion of vendor rebates related to certain purchases by franchises and affiliates.

        Motor Fuel Revenues.    Couche-Tard includes in its revenues the total dollar amount of motor fuel revenues, including any imbedded taxes, if Couche-Tard takes ownership of the motor fuel inventory. In the United States, Couche-Tard purchases motor fuel and sells it to approximately 83 independent store operators at cost plus a mark up. Couche-Tard records the full value of these sales (cost plus the mark up) as motor fuel sales. Where Couche-Tard acts as a selling agent for a petroleum distributor only the commission earned by Couche-Tard is recorded as revenues. Gross profit from motor fuel is derived by deducting the cost of the motor fuel from the motor fuel sales, except for commission locations, where the gross profit is equal to the recorded commission from the sale.

        Gross Profit.    Gross profit consists primarily of revenues less the related cost of the inventories for in-store merchandise, the cost of inventory is determined using the retail method (retail price less normal margin), and for motor fuel, it is determined using the average cost method.

        Operating Expenses.    The primary components of operating expenses are wages and salaries, commissions to dealers, occupancy costs, corporate support costs and head office operations.

  Results of Operations

        The following table highlights certain information regarding Couche-Tard's operations for the last three fiscal years and for the 24-week periods ended October 13, 2002 and October 12, 2003.

	Year ended			24-week period ended
	Apr. 29, 2001	Apr. 28, 2002	Apr. 27, 2003	Oct. 13, 2002	Oct. 12, 2003
	(dollars in millions)
Statement of Operations Data:
Merchandise and service revenues (1):
Canada	$1,214.3	$1,349.6	$1,482.2	$730.6	$770.8
United States	—	205.1	520.4	188.5	319.7

Total merchandise and service revenues	1,214.3	1,554.7	2,002.6	919.1	1,090.5
Motor fuel revenues
Canada	$459.4	$532.2	$630.1	$290.5	$311.2
United States	—	356.7	741.7	277.8	445.7

Total motor fuel revenues	459.4	888.9	1,371.8	568.3	756.9

Total revenues	$1,673.7	$2,443.6	$3,374.4	$1,487.4	$1,847.4

Merchandise and service gross profit (1):
Canada	$395.9	$427.5	$462.9	$232.9	$244.1
United States	—	66.9	169.5	60.1	105.2

Total merchandise and service gross profit	395.9	494.4	632.4	293.0	349.3
Motor fuel gross profit:
Canada	$43.9	$54.5	$57.5	$27.7	$30.2
United States	—	36.7	60.2	22.6	33.6

Total motor fuel gross profit	43.9	91.2	117.7	50.3	63.8

Total gross profit	$439.8	$585.6	$750.1	$343.3	$413.1

Other Operating Data:
Merchandise and service gross margin (1):
Canada	32.6%	31.7%	31.2%	31.9%	31.7%
United States	n/a	32.6%	32.6%	31.9%	32.9%
Growth of average merchandise revenues per store (2)(3):
Canada	2.7%	8.3%	9.2%	8.6%	3.3%
United States	n/a	n/a	7.9%	4.5%	2.9%
Motor fuel gross margin:
Canada (cents per liter)	4.29	4.63	4.64	4.73	4.83
United States (U.S. cents per gallon) (4)	n/a	13.86	12.23	11.64	11.78
Volume of motor fuel sold:
Canada (millions of liters)	1,023.8	1,177.3	1,239.2	586.2	625.0
United States (millions of gallons)	n/a	187.9	355.5	138.7	227.9
Growth of average motor fuel volume per store (3):
Canada	-3.2%	4.7%	4.7%	6.4%	6.2%
United States (4)	n/a	n/a	1.4%	4.1%	2.5%

(1)
Includes other revenues derived from franchise fees, royalties and rebates on some purchases by franchisees and licensees.
(2)
Does not include services and other revenues (as described in footnote 1) and is based on the average number of stores opened during each four-week period of the fiscal year.
(3)
Percentage changes in amounts from 2000 to 2001 were affected by the fact that 2000 was comprised of 53 weeks, whereas 2001 was comprised of 52 weeks.
(4)
For company-operated stores only.

        The following table sets forth the revenues and gross profit of Couche-Tard as a percentage of total revenues for the indicated fiscal periods.

	Year ended			24-week period ended
	April 29, 2001	April 28, 2002	April 27, 2003	October 13, 2002	October 12, 2003
Merchandise and service revenues (1)	72.6%	63.6%	59.3%	61.8%	59.0%
Motor fuel revenues	27.4%	36.4%	40.7%	38.2%	41.0%

Total revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Gross profit	26.3%	24.0%	22.2%	23.1%	22.4%
Operating, selling, administrative and general expenses	20.8%	18.9%	17.5%	17.2%	16.8%
Depreciation and amortization of fixed and other assets	1.8%	1.4%	1.3%	1.3%	1.3%
Operating income	3.7%	3.7%	3.4%	4.6%	4.3%

(1)
Includes other revenues derived from franchise fees, license fees and royalties.

  24-Week Period Ended October 12, 2003 Compared to the 24-Week Period Ended October 13, 2002

        The first half of Couche-Tard's fiscal year is comprised of 24 weeks. During the 24-week period ended October 12, 2003, Couche-Tard acquired 43 stores in the United States. Couche-Tard also opened 17 new stores and reconfigured 104 stores with its Store 2000 Concept. In the same period, 11 stores were sold or closed.

        Revenues.    Total revenues increased by $360.0 million, or 24.2%, from $1.49 billion in the 24-week period ended October 13, 2002 to $1.85 billion for the same period in 2003. This increase was primarily due to the impact of the revenues from the 404 Dairy Mart stores that were acquired in 2003, the opening of 17 new stores and growth in average merchandise revenues and average motor fuel volume per store.

        Merchandise and service revenues increased by $171.4 million, or 18.6%, from $919.1 million in the 24-week period ended October 13, 2002 to $1.09 billion for the same period in 2003. The increase was primarily due to the addition of Dairy Mart stores and growth of average merchandise revenues per store and partially due to inflation and to the implementation of the Store 2000 Concept in 104 stores. In Canada, merchandise and service revenues were $770.8 million, an increase of $40.2 million, or 5.5%, due to an increase in the average store count and a 3.3% increase in average merchandise revenues per store. In the United States, merchandise and service revenues were $319.7 million, an increase of $131.2 million, or 69.6%, primarily due to the addition of Dairy Mart stores.

        Motor fuel revenues increased by $188.6 million, or 33.2%, from $568.3 million in the 24-week period ended October 13, 2002 to $756.9 million for the same period in 2003. The increase was primarily due to the increase in U.S. motor fuel revenues resulting from the addition of the Dairy Mart stores, the majority of which sell motor fuel, as well as growth in average motor fuel volume per store. In Canada, motor fuel revenues were $311.2 million, an increase of $20.7 million, or 7.1%, reflecting an increase in the number of stores selling motor fuel as well as a 6.2% growth in average motor fuel volume per store. In the United States, motor fuel revenues were $445.7 million, an increase of $167.9 million, or 60.4%, due to the addition of Dairy Mart stores selling motor fuel as well as a 2.5% growth in average motor fuel volume per store.

        Gross Profit.    Total gross profit increased by $69.8 million, or 20.3%, from $343.3 million in the 24-week period ended October 13, 2002 to $413.2 million for the same period in 2003. The increase was primarily due to higher revenues and a higher merchandise and service gross margin in the United States, offset by a slightly lower merchandise gross margin in Canada.

        Merchandise and service gross profit increased by $56.3 million, or 19.2%, from $293.0 million in the 24-week period ended October 13, 2002 to $349.3 million for the same period in 2003. In Canada, merchandise and service gross profit was $244.1 million, an increase of $11.2 million, or 4.8%, due to higher merchandise and service revenues offset by a slightly lower merchandise and service gross margin. Merchandise and service gross margin in Canada was 31.7%, a decrease of 0.2% over the same period in 2002, reflecting the inability to maintain the full gross margin on the higher price of tobacco products resulting from tax increases in June 2002. In the United States, merchandise and service gross profit was $105.2 million, an increase of $45.1 million, or 75.0%, due to higher merchandise and service revenues and gross margin. Merchandise and service gross margin in the United States was 32.9%, an increase of 1.0% for the same period in 2002, reflecting the acquisition of the Dairy Mart stores which resulted in improved purchasing terms and reduced reliance on tobacco products which have a lower gross profit margin.

        Motor fuel gross profit increased by $13.5 million, or 26.9%, from $50.3 million in the 24-week period ended October 13, 2002 to $63.8 million for the same period in 2003. In Canada, motor fuel gross profit was $30.2 million, an increase of $2.5 million, or 8.9%, due to higher motor fuel volume sold and an increase in motor fuel gross margin from 4.73 cents per liter to 4.83 cents per liter. In the United States, motor fuel gross profit was $33.6 million, an increase of $11.1 million, or 49.1%, due to higher motor fuel volume sold and an increase in motor fuel gross margin from 11.64 U.S. cents per gallon to 11.78 U.S. cents per gallon as a result of the acquisition of the Dairy Mart stores.

        Operating Expenses.    Operating expenses increased by $54.1 million, or 21.2%, from $255.8 million in the 24-week period ended October 13, 2002 to $309.9 million for the same period in 2003. The increase was primarily due to the increased costs related to a larger store base. As a percentage of total revenues, operating expenses decreased from 17.2% to 16.8%, due to the combination of operating leverage and lower operating costs associated with the increase of motor fuel revenues, which represented a higher percentage of total revenues.

        Depreciation and Amortization.    Depreciation and amortization increased by $4.6 million, or 24.5%, from $18.9 million in the 24-week period ended October 13, 2002 to $23.5 million for the same period in 2003. The increase is primarily attributable to the inclusion of two full quarters of operations of the Dairy Mart stores and the investments made in fixed assets during the past four quarters.

        Financial Expenses.    Financial expenses increased by $0.2 million, or 2.5%, from $6.5 million in the 24-week period ended October 13, 2002 to $6.7 million for the same period in 2003. The increase is due to higher borrowings, offset by lower interest rates.

        Income Tax Expense.    Income tax expense increased by $1.9 million, or 8.9%, from $21.1 million in the 24-week period ended October 13, 2002 to $23.0 million for the same period in 2003. The increase is due to higher pre-tax income offset by a slightly lower effective tax rate.

  Fiscal 2003 Compared to Fiscal 2002

        During 2003, Couche-Tard acquired 420 stores in the United States and 30 stores in Canada. Couche-Tard also opened 46 new stores and reconfigured 220 locations with its Store 2000 Concept. In the same period, 45 stores were closed or sold.

        Revenues.    Total revenues increased by $930.9 million, or 38.1%, from $2.44 billion in 2002 to $3.37 billion in 2003. This increase was primarily due to acquisitions made in 2003, the inclusion of a full year of results for the acquisitions made in 2002, the opening of 46 new stores and growth in average merchandise revenues and average motor fuel volume per store.

        Merchandise and service revenues increased by $447.9 million, or 28.8%, from $1.55 billion in 2002 to $2.00 billion in 2003. The increase was primarily due to acquisitions made in 2003, the inclusion of a full year of results for the acquisitions made in 2002 and growth of average merchandise revenues per store. In Canada, merchandise and service revenues were $1.48 billion, an increase of $132.7 million, or 9.8%, due to the addition of new stores and a 9.2% increase in average merchandise revenues per store. The increase in average merchandise and service revenues per store was attributable to the tobacco tax increases imposed by the federal and provincial governments as well as the Store 2000 Concept implementations during 2002. In the United States, merchandise and service revenues were $520.4 million, an increase of $315.2 million, or 153.6%, primarily due to the acquisition of 420 stores, the inclusion of a full year of results for the acquisitions made in 2002 and a 7.9% increase in average merchandise revenues per store.

        Motor fuel revenues increased by $483.0 million, or 54.3%, from $888.9 million in 2002 to $1.37 billion in 2003. The increase was primarily due to the revenues associated with the stores acquired in the United States as well as growth in average motor fuel volume per store. In Canada, motor fuel revenues were $630.1 million, an increase of $97.9 million, or 18.4%, reflecting an increase in the number of stores selling motor fuel as well as a 4.7% growth in average motor fuel volume per store. In the United States, motor fuel revenues were $741.7 million, an increase of $385.1 million, or 108.0%, due to the impact of the stores acquired in 2003 as well as a 1.4% growth in average motor fuel volume per store.

        Gross Profit.    Total gross profit increased by $164.5 million, or 28.1%, from $585.6 million in 2002 to $750.1 million in 2003. The increase was due to higher revenues, offset by a slightly lower merchandise gross margin in Canada.

        Merchandise and service gross profit increased by $138.0 million, or 27.9%, from $494.4 million in 2002 to $632.4 million in 2003. In Canada, merchandise and service gross profit was $462.9 million, an increase of $35.4 million, or 8.3%, due to higher merchandise and service revenues offset by a lower merchandise and service gross margin. Merchandise and service gross margin in Canada was 31.2%, a decrease of 0.5%, which was primarily attributable to the inability to maintain the full gross margin on the higher retail price of tobacco products resulting from tobacco tax increases in June 2002. In the United States, merchandise and service gross profit was $169.5 million, an increase of $102.6 million, or 153.4%, due to higher revenues due primarily to the inclusion of a full year of results for the acquisitions made in 2002. Merchandise and service gross margin in the United States remained constant at 32.6%.

        Motor fuel gross profit increased by $26.5 million, or 29.1%, from $91.2 million in 2002 to $117.7 million in 2003. In Canada, motor fuel gross profit was $57.5 million, an increase of $3.0 million, or 5.5%, due to higher motor fuel volume per store, as well as a slight increase in motor fuel gross margin from 4.63 cents per liter to 4.64 cents per liter. In the United States, motor fuel gross profit was $60.2 million, an increase of $23.5 million, or 64.0%, due to higher revenues offset by a decrease in motor fuel gross margin from 13.86 U.S. cents per gallon in 2002 to 12.23 U.S. cents per gallon in 2003. This decrease was primarily due to competitive market conditions and, in particular, the increase in the number of "big box retailers" with motor fuel locations.

        Operating Expenses.    Operating expenses increased by $131.2 million, or 28.5%, from $460.8 million in 2002 to $592.0 million in 2003. The increase was primarily due to the increased costs related to a larger store base. As a percentage of total revenues, operating expenses decreased from 18.9% to 17.5%, due to the combination of operating leverage and lower operating costs associated with the increase of motor fuel revenues, which represented a higher percentage of total revenues.

        Depreciation and Amortization.    Depreciation and amortization increased by $11.2 million, or 33.3%, from $33.7 million in 2002 to $44.9 million in 2003. The increase was primarily due to a combination of the acquisitions in the United States and investments made in equipment in connection with store renovations in the Canadian store network.

        Financial Expenses.    Financial expenses decreased by $0.2 million, or 1.1%, from $15.1 million in 2002 to $14.9 million in 2003. The decrease is due to lower interest rates.

        Income Tax Expense.    Income tax expense increased by $5.1 million, or 18.8%, from $27.0 million in 2002 to $32.0 million in 2003. The increase is due to higher pre-tax income offset by a slightly lower effective tax rate. The combined statutory tax rate in Canada decreased in 2003 to 37.6%, compared to 39.9% in 2002.

  Fiscal 2002 Compared to Fiscal 2001

        Couche-Tard did not have operations in the United States in 2001 and, accordingly, certain comparisons are not applicable.

        During 2002, Couche-Tard acquired 242 stores in the United States and 87 stores in Canada. Couche-Tard also opened 27 new locations and reconfigured 155 locations with its Store 2000 Concept. In the same period, 45 stores were sold or closed.

        Revenues.    Total revenues increased by $770.0 million, or 46.0%, from $1.67 billion in 2001 to $2.44 billion in 2002. This increase was primarily due to acquisitions made in 2002, the opening of 27 new stores and growth in average merchandise and services revenues and average motor fuel volume per store in Canada.

        Merchandise and service revenues increased by $340.5 million, or 28.0%, from $1.21 billion in 2001 to $1.55 billion in 2002. The increase was primarily due to acquisitions made in 2002 and the growth of average merchandise and services revenues per store in Canada. In Canada, merchandise and service revenues were $1.35 billion, an increase of $135.3 million, or 11.1%, due to the addition of new stores and a 8.3% increase in average merchandise and services revenues per store. The increase in average merchandise and services revenues per store was primarily the result of increases in tobacco taxes levied by the federal and provincial governments. In the United States, merchandise and service revenues were $205.2 million in 2002.

        Motor fuel revenues increased by $429.5 million, or 93.5%, from $459.4 million in 2001 to $888.9 million in 2002. The increase was primarily due to the revenues associated with the stores acquired in the United States as well as growth in average motor fuel volume per store in Canada. In Canada, motor fuel revenues were $532.2 million, an increase of $72.8 million, or 15.9%, reflecting an increase in the number of stores selling motor fuel as well as a 4.7% growth in average motor fuel volume per store. In the United States, motor fuel revenues were $356.7 million in 2002.

        Gross Profit.    Total gross profit increased by $145.9 million, or 33.2%, from $439.8 million in 2001 to $585.6 million in 2002. The increase was due to higher revenues and a higher motor fuel gross margin per liter in Canada, offset by a lower merchandise and service gross margin in Canada.

        Merchandise and service gross profit increased by $98.5 million, or 24.9%, from $395.9 million in 2001 to $494.4 million in 2002. In Canada, merchandise and service gross profit was $427.5 million, an increase of $31.6 million, or 8.0%, due to higher merchandise sales offset by a lower merchandise and service gross margin. Merchandise and service gross margin in Canada was 31.7%, a decrease of 0.9%, attributed to the inability to maintain the full gross margin on the higher retail prices of tobacco products resulting from tobacco tax increases in June 2002 and the expansion of services to include prepaid long distance telephone cards, which have a comparatively lower margin. In the United States, merchandise and service gross profit was $66.9 million in 2002. Merchandise and service gross margin in the United States was 32.6% in 2002.

        Motor fuel gross profit increased by $47.3 million, or 107.9%, from $43.9 million in 2001 to $91.2 million in 2002. In Canada, motor fuel gross profit was $54.5 million, an increase of $10.6 million, or 24.2%, due to an increase in the number of stores selling motor fuel as well as an increase in motor fuel gross profit from 4.29 cents per liter in 2001 to 4.63 cents per liter in 2002. In the United States, motor fuel gross profit was $36.7 million in 2002. Motor fuel gross margin in the United States was 13.86 U.S. cents per gallon in 2002.

        Operating Expenses.    Operating expenses increased by $112.2 million, or 32.2%, from $348.6 million in 2001 to $460.8 million in 2002. The increase was primarily due to the increased costs related to a larger store base. As a percentage of total revenues, operating expenses decreased from 20.8% to 18.9%, due to the combination of operating leverage and lower operating costs associated with the increase of motor fuel revenues, which represented a higher percentage of total revenues. For 2002, Couche-Tard adopted recommendations issued by the Canadian Institute of Chartered Accountants Handbook, Section 3062, entitled "Goodwill and Other Intangible Assets," according to which goodwill and other intangible assets with a useful life determined to be indefinite are no longer amortized. Accordingly, the amortization of goodwill for 2001 has been removed from operating expenses for a more appropriate comparison.

        Depreciation and Amortization.    Depreciation and amortization increased by $3.8 million, or 12.7%, from $29.9 million in 2001 to $33.7 million in 2002. The increase was due to a combination of acquisitions in the United States, investments made in equipment in connection with store renovations in the Canadian store network and the adoption of new accounting recommendations regarding the amortization of goodwill. Because of the adoption in 2002 of the new accounting recommendations regarding the amortization of goodwill, Couche-Tard did not have goodwill amortization expense in 2002, whereas depreciation and amortization for 2001 included $5.3 million of goodwill amortization expense. Excluding this goodwill amortization expense in 2001, depreciation and amortization increased by $9.1 million, or 37.2%, over the comparable amount in 2001.

        Financial Expenses.    Financial expenses of $15.1 million were equivalent to the prior year. The cost of increased borrowings were offset by the benefit of a full year of the $97.0 million proceeds from stock issued in December, 2001 and lower interest rates compared with the prior year.

        Income Tax Expense.    Income tax expense increased by $4.8 million, or 21.8%, from $22.1 million in 2001 to $27.0 million in 2002. The increase is due to higher pre-tax income offset by a lower effective tax rate. The combined statutory tax rate in Canada decreased by 1.1% to 39.9% during 2002.

  Critical Accounting Policies and Estimates

        Estimates.    This discussion and analysis of financial condition and results of operations is based on Couche-Tard's consolidated financial statements, which have been prepared in accordance with Canadian generally accepted accounting principles. The reported amounts of revenues and operating expenses, and of assets and liabilities and the related disclosure of contingent assets and liabilities are based on estimates and judgments made by Couche-Tard. Couche-Tard bases its estimates on assumptions that it believes to be reasonable, including, for example, ones derived from historical experience. These estimates form the basis for Couche-Tard's judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The use of different estimates could have resulted in different amounts from those reported.

        Inventory.    Couche-Tard's inventory is comprised mainly of products purchased for resale including grocery items, tobacco products, packaged and fresh food products, motor fuel and lottery tickets. Inventories are valued at the lower of cost and net realizable value. Cost is determined by the retail method for in-store merchandise and the average cost method for motor fuel inventory. Inherent in the determination of gross profit margins are certain management judgments and estimates, which could affect ending inventory valuations and results of operations.

        Depreciation and Amortization.    Assets that are expected to be consumed in the conduct of Couche-Tard's business with a probability of having to be replaced in a future year are amortized on a basis that will reduce the asset to a nominal value over its expected useful life. The depreciation methods and associated periods or rates are based on Couche-Tard's experience in prior years. The use of different assumptions could have resulted in different amounts expensed compared to those recorded.

        Because the depreciation methods and rates used in Circle K differ from those used by Couche-Tard and in light of the number of acquisitions recently completed in the United States, we will be undertaking an analysis of the expected useful lives of our fixed assets and such process could result in modifications to existing depreciation and amortization policies in fiscal 2005.

        Goodwill.    Goodwill is tested for impairment annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors that could trigger an impairment review include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of acquired assets or the strategy for the overall business, and significant negative industry or economic trends. Couche-Tard's goodwill impairment analysis uses estimates and assumptions in order to determine the fair value of its reporting units. If assumptions are incorrect, the carrying value of our goodwill may be overstated. Couche-Tard's annual impairment test is performed in the first quarter of each fiscal year. See Note 3 to Couche-Tard's consolidated financial statements.

        Environmental Matters.    Couche-Tard makes estimates of its liabilities in order to accrue for the future costs of environmental remediation related to its operating and non-operating properties where releases of regulated substances have been detected. The estimates of the anticipated future costs for environmental remediation are based on historical experience and evaluations provided by environmental consultants. Couche-Tard establishes reserves on a site-by-site basis and updates its reserves annually. In cases where it is probable that corrective action will be required, if remediation costs can be reasonably estimated, Couche-Tard records such costs as a liability described as a reserve for site restoration. Based on currently available information, Couche-Tard believes that it has adequately provided for environmental exposures. However, should these matters be unfavorably resolved with respect to Couche-Tard, they could have a material adverse effect on its financial condition and results of operations.

        Some U.S. states have trust funds and reimbursement programs for environmental remediation of motor fuel releases from underground store tanks. A portion of the outlays for environmental remediation in such states may be reimbursable to Couche-Tard under these programs. When Couche-Tard records a liability arising from environmental remediation, it records an asset consisting of the related expected receivable. Most of the trust funds and reimbursement programs have eligibility requirements, caps on reimbursement or payment restrictions which make recovery uncertain in some circumstances, and those uncertainties are reflected in the amount of the receivable asset established. Historical collection experience, the financial capability of the trust fund, priority for payment and the expected year of receipt of reimbursement are also considered. Because governmental requirements and state reimbursement programs continue to be implemented and revised, Couche-Tard's estimated future remediation expenditures and related state reimbursement amounts could change, and may also be affected by changes in governmental enforcement policies and newly discovered information. Such revisions could have a material impact on its operations and financial conditions.

        See "Business—Environmental Matters" and "—Regulatory Matters" and Notes 3 and 21 to Couche-Tard's consolidated financial statements.

        Couche-Tard recognizes the cost of decommissioning underground motor fuel storage tanks at the time the tanks are removed. See "—Recently Issued Accounting Standards".

        Couche-Tard also receives occasional claims for alleged damage to neighbouring properties or the groundwater or other natural resources on such properties from regulated substances released from its current and past properties. As well, it is possible for personal injury claims to be made alleging injuries from regulated substances released from its properties, although we have not received this type of claim to date. The consequences of the property and personal injury claims described in this paragraph, if received, could be material to Couche-Tard's financial condition.

        In the United States, Couche-Tard is required in some states to obtain insurance or otherwise establish its financial responsibility for third party claims. Couche-Tard cannot provide assurances that the insurance it obtains will be available on terms that do not adversely affect its financial condition. Despite the availability of trust funds and reimbursement programs for petroleum releases in certain states, these funds are limited in coverage and in some cases slow to pay.

        Workers' Compensation and General Liability.    Workers' compensation is covered by government-imposed insurance in Canada and by third-party insurance in our United States operations, except in Ohio where Couche-Tard is self-insured. The coverages in Canada are determined by each provincial regulatory authority and provide for premiums which can vary year to year based on industry claims experience. The cost can also increase or decrease in any one year based on claims' experience within each province as assessed by each provincial regulatory authority. With respect to the third-party insurance in the United States, independent actuarial estimates of the aggregate liabilities for claims incurred serve as a basis for Couche-Tard's share of workers' compensation losses. In addition, Couche-Tard has third-party insurance for general liability exposure with deductibles that are determined by management each year, based on an assessment of risk and cost. The self-insurance program in the state of Ohio is accounted for on a claims-paid basis. A material revision to Couche-Tard's liability could result from a significant change to its claims experience or the actuarial assumptions of its insurers.

        Operating Leases.    In the normal course of business, Couche-Tard enters into leases for land and buildings associated with its convenience stores sites. In connection with certain acquisitions, Couche-Tard has entered into sale-leaseback transactions with respect to certain store properties. Theses transactions are a source of funding for new store growth and Couche-Tard expects to continue this strategy in connection with future acquisitions. Since 2001, Couche-Tard has entered into sale-leaseback transactions with respect to 169 properties, including the wholesale distribution center in Quebec, and raised proceeds of approximately $215.3 million. Under Canadian GAAP, most of Couche-Tard's leases are accounted for as operating leases and, as such, the costs of the assets and the related financing obligations are not included in its consolidated balance sheets. See "—Liquidity and Capital Resources—Contemplated Sale-Leaseback Transactions" and Notes 23 and 28 to Couche-Tard's consolidated financial statements.

        Vendor Rebates.    Rebates from vendors relating to the purchase of product or the provision of services are recognized as income at the time the product is purchased or the services are rendered. Amounts collected pursuant to agreements with suppliers, before the revenues recognition criteria are satisfied, are deferred. These amounts are recognized in the calculation of income either at the time of sale or over the term of the supplier agreement, as specified in each agreement.

        Franchise and License Fees.    Fees received in connection with a franchise or license agreement, or renewal thereof, are recognized in revenues over the period of the agreement to which the fees relate.

        Store Closings and Asset Impairment.    Couche-Tard periodically monitors under-performing stores to determine whether the carrying amount of assets may not be recoverable. Beginning in 2004, when Couche-Tard determines that the sum of the expected future undiscounted cash flows for a particular store is less than the carrying amount of the asset, an impairment loss is recognized. Impairment is based on the estimated fair value of the asset. Fair value is based on management's estimate of the amount that could be realized from the sale of assets in a current transaction between willing parties.

The estimate is derived from various methods, including professional appraisals, offers, actual sale or disposition of assets subsequent to year-end and other indications of asset value. In determining whether an asset is impaired, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, which, in the case of Couche-Tard, is generally on a store-by-store basis.

Circle K

  Overview

        Prior to the Acquisition, Circle K was a wholly-owned subsidiary of ConocoPhillips. Circle K operates 1,663 stores in 16 states. In addition to 1,663 company-operated stores, Circle K franchises and licenses 395 (of which 23 are in the process of being terminated) locations in ten states and over 3,900 locations in seven countries outside the United States. Circle K has entered into a franchise agreement with ConocoPhillips for 244 of the 370 stores that were retained by ConocoPhillips. See "The December Transactions—Principal Documents—Circle K License Agreements".

        Because the transfer to ConocoPhillips of these 370 stores was completed on December 17, 2003, the historical financial information presented herein includes the results of all Circle K stores. Supplemental financial information disclosure has been presented for the continuing operations (1,663 sites) of Circle K that includes certain adjustments and reallocations to reflect the transfer of the stores retained by ConocoPhillips. "—Results of Operations" will address the overall results of Circle K, as well as separately discuss the continuing operations of Circle K following completion of the December Transactions. This separate discussion on the continuing operations of Circle K is for illustrative purposes only and does not purport to represent what the continuing operations of Circle K would have been if the transfer of the 370 stores to ConocoPhillips had occurred at an earlier date. For example, in the results of operations for continuing operations, administrative costs include all of Circle K's headquarters and divisional costs that could not be specifically allocated to these 370 sites. The discussion of Circle K's continuing operations is based upon currently available information and on management's estimates and assumptions. The future operating results for the continuing operations of Circle K may differ materially from the figures and discussions presented herein. See Note 21 to Circle K's combined consolidated financial statements for certain pro forma information concerning the continuing operations of Circle K.

  Results of Operations

        The discussion of the comparative operating results for the periods presented below cover the historical results of Circle K as a subsidiary of Tosco Corporation through September 14, 2001. On September 14, 2001, Tosco Corporation, Circle K's parent company at that time, was acquired by Phillips Petroleum Company. Subsequent to that date, Circle K's financial results also include the 68 sites operated under the Phillips 66 brand that were under common control. The financial results for the periods January 1, 2001 to September 14, 2001 and for the period from September 15, 2001 to December 31, 2001 have been combined for a more meaningful comparison of 2001 results to the results from 2000 and 2002. On August 30, 2002, Conoco Inc. and Phillips merged. See Note 2 to Circle K's combined consolidated financial statements.

        The periods before and after the September 14, 2001 acquisition of Tosco by Phillips are not comparable because of the change in accounting basis resulting from the application of purchase accounting and the allocation of Phillips' acquisition price to Circle K's accounts. In addition, differences in the corporate overhead structure between ConocoPhillips, Phillips and Tosco affect the comparability of the periods. Also, Tosco charged Circle K interest on corporate borrowings and ConocoPhillips and Phillips did not.

        The following table sets forth unaudited pro forma consolidated financial and operating data of Circle K after giving effect to the transfer of 370 stores to ConocoPhillips.

	Year ended December 31,			Nine months ended September 30,
	2000	2001	2002	2002	2003
	(dollars in millions)
Statement of Operations Data:
Revenues:
Merchandise sales	US$1,710.4	US$1,799.0	US$1,880.5	US$1,421.1	US$1,478.1
Fuel sales	1,794.7	1,625.4	1,663.5	1,215.1	1,572.3
Other (1)	52.5	58.2	58.1	44.4	49.4

Total revenues	US$3,557.6	US$3,482.6	US$3,602.1	US$2,680.6	US$3,099.8

Gross profit:
Merchandise	US$489.5	US$512.4	US$543.8	US$408.0	US$410.0
Fuel	156.4	137.5	142.3	95.0	156.8
Other (1)	52.5	58.2	58.1	44.4	49.4

Total gross profit	US$698.4	US$708.1	US$744.2	US$547.4	US$616.2

Other Operating Data:
Merchandise gross margin	28.6%	28.5%	28.9%	28.7%	27.7%
Volume of fuel sold (millions of gallons)	1,191.3	1,131.6	1,248.4	926.7	1,004.4
Motor fuel margin (U.S. cents per gallon)	13.1	12.1	11.4	10.2	15.6

(1)
Other revenues consist primarily of money order fees, lottery commissions, franchise royalty fees and subrental revenues from non-operating properties for which there is no corresponding cost of goods sold.

  Nine Months Ended September 30, 2003 Compared to Nine Months Ended September 30, 2002

  Reported Operating Results

        Merchandise sales increased US$26.9 million, or 1.6%, to US$1.70 billion over the same period for 2002. Despite this sales growth, merchandise gross profit decreased US$5.6 million to US$470.1 million compared to 2002 as merchandise gross profit margins decreased to 27.7% from 28.5% due primarily to the changes in the promotional payments from cigarette manufacturers. This resulted in a one-time reduction in inventory valuation and additional cost of sales.

        Motor fuel volume increased by 54.8 million gallons, or 3.7%, to 1,526.3 million gallons as Circle K began to price more competitively relative to competition in Arizona, Florida and California. Total motor fuel gross profit increased by US$94.7 million to US$288.1 million compared to the nine months in 2002. Margins increased from 13.2 U.S. cents per gallon in 2002 to 18.9 U.S. cents per gallon in 2003 as product costs decreased faster than retail street prices.

        Operating, general and administrative expenses increased US$13.4 million to US$614.9 million, due primarily to the increased overhead allocation from ConocoPhillips.

        Depreciation expense increased US$6.7 million to US$55.3 million in 2003 due to the effect of capital expenditures that mainly occurred in the later half of 2002.

        Interest expense decreased US$1.0 million to US$6.0 million due to reduced debt levels.

        For the nine months ended September 30, 2003, Circle K recorded a cumulative charge of US$1.5 million for the removal of underground storage tanks pursuant to its initial adoption of statement of Financial Accounting Standard ("SFAS") No. 143 "Accounting for Asset Retirement Obligations" ("SFAS No. 143"). For the nine months ended September 30, 2002, Circle K recorded a cumulative charge of US$194.6 million for the impairment of goodwill pursuant to its initial adoption of SFAS No. 142 "Goodwill and other Intangible Assets" ("SFAS No. 142").

        Income tax expense was US$59.7 million, or 39.1% of pretax income, before the cumulative effect of the change in accounting.

  Continuing Operations

        Merchandise sales increased US$57.1 million, or 4.0%, to US$1.48 billion due in part to the addition of the seven new sites and increased sales in the beer, cold beverage and telecom categories. Merchandise gross profit increased US$2.0 million to US$410.0 million due to increased sales partially offset by lower gross margins. Merchandise gross profit margin decreased to 27.7% from 28.7% due primarily to the changes in promotional payments from cigarette manufacturers.

        Motor fuel volume increased 77.7 million gallons, or 8.4%, to 1.00 billion gallons, due in part to the fact that Circle K priced its fuel more competitively compared to competition in Florida, Arizona and California in 2003 versus the prior year. Fuel gross profit increased US$61.9 million to US$156.8 million due to favorable margins and increased volumes. Motor fuel margins increased to 15.6 U.S. cents per gallon in 2003 from 10.2 U.S. cents per gallon for the same period in the prior year as product costs decreased faster than retail street prices.

  Comparison of Year Ended December 31, 2002 with Year Ended December 31, 2001

  Reported Operating Results

        Merchandise sales for 2002 increased US$36.3 million, or 1.7%, to US$2.20 billion and included the full year operation of the Phillips sites that are included only for the period subsequent to September 14, 2001. Merchandise gross profit was US$632.4 million, an increase of US$18.5 million over 2001. Merchandise gross profit margins increased to 28.7% from 28.3% in 2001 primarily due to the improvements in the cigarette, beverage and general merchandise categories.

        Motor fuel volume for 2002 increased by 120.2 million gallons, or 6.5%, to 1.97 billion gallons due in part to the full year operation of the Phillips sites, representing an additional 106.1 million gallons. In addition, Circle K implemented a more competitive pricing protocol in Arizona, Florida and California during 2002. Despite this volume growth, motor fuel gross profit decreased by US$17.3 million to US$276.3 million in 2002 as fuel margins decreased from 15.9 U.S. cents per gallon in 2001 to 14.0 U.S. cents per gallon in 2002.

        Operating and general expenses decreased US$31.7 million to US$811.7 million in 2002, primarily due to the reduced overhead allocation from ConocoPhillips compared to the overhead allocation from Tosco.

        Depreciation expense decreased US$35.0 million to US$67.7 million in 2002 due to the absence of goodwill amortization in 2002 following the adoption of SFAS No. 142 and lower depreciation on store equipment due to the effect of the purchase price allocation of the Tosco acquisition by Phillips. See Notes 2 and 6 to Circle K's Combined Consolidated Financial Statements.

        Interest expense decreased US$20.8 million to US$9.6 million in 2002 due to reduced interest expense allocated from Phillips compared to amounts allocated by Tosco in 2001.

        Circle K recorded an impairment charge of US$86.1 million in the fourth quarter of 2002 related to long lived assets, tradename and other assets based on an assessment of recoverability of amounts recorded. Circle K also recorded a cumulative effect of a change in accounting principle of US$194.6 million in 2002 due to an assessment of the recoverability of goodwill recorded in the acquisition of Tosco pursuant to its initial adoption of SFAS No. 142.

        Income tax expense in 2002 was US$9.3 million, or 42.5% of pretax income, before the cumulative effect of the change in accounting principle. Income tax expense for 2001 was US$8.9 million, or 51.2%

of pretax income, because of the amortization of non-deductible trade name for financial reporting purposes.

  Continuing Operations

        Merchandise sales increased US$81.5 million, or 4.5%, to US$1.88 billion in 2002 due in part to inclusion of a full year of results for the Phillips sites as well as growth in the cigarette, coffee, telecom and general categories. Merchandise gross profit increased US$31.4 million to US$543.8 million due to sales growth in key categories and an increase in merchandise gross profit margin to 28.9% in 2002 from 28.5% in 2001. The year also reflected the full year operation of Circle K's Arizona distribution warehouse and inventory gains in the cigarette category.

        Motor fuel volume increased 116.8 million gallons, or 10.3%, to 1.25 billion gallons in 2002 due in part to the full year operation of the Phillips sites and the addition of new stores, partially offset by Circle K's implementation of a more competitive pricing protocol during 2002. In prior years Circle K used a pricing protocol focused on maximizing gross profit dollars at the expense of volume in an unfavorable margin environment. Fuel gross profit increased US$4.8 million, or 3.5%, to US$142.3 million due to more favorable conditions on the West Coast of the United States. Motor fuel margins decreased to 11.4 U.S. cents per gallon from 12.1 U.S. cents per gallon in 2001.

  Comparison of Year Ended December 31, 2001 with Year Ended December 31, 2000

  Reported Operating Results

        Merchandise sales increased US$44.4 million, or 2.1%, to US$2.17 billion in 2001 and included results from the operation of the Phillips sites subsequent to September 14, 2001. Merchandise gross profit increased US$11.9 million to US$614.0 million in 2001. Merchandise sales and margin were positively impacted by sales growth in the cigarette and beverage categories. Merchandise gross profits margins decreased to 28.3% from 28.4% due in part to the reorganization of Circle K's marketing department completed in connection with the Phillips acquisition of Tosco to improve in-store merchandise growth and performance.

        Motor fuel volume for 2001 decreased by 27.7 million gallons, or 1.5%, to 1.85 billion gallons due to Circle K's pricing protocol on the West Coast in 2001, partially offset by the addition of the Phillips sites in September 2001. During this time period, Circle K's pricing protocol focused on maximizing motor fuel gross profit dollars at the expense of volume. Total motor fuel gross profit increased by US$19.9 million to US$293.6 million compared to 2000 as margins increased from 14.6 U.S. cents per gallon in 2000 to 15.9 U.S. cents per gallon in 2001.

        Operating and general expenses increased US$16.9 million, or 2.0%, to US$843.4 million in 2001 due primarily to the increased overhead allocation from ConocoPhillips relating to the acquisition of Tosco. Store operating costs decreased in part due to lower occupancy costs on leased sites, reductions in advertising related to motor fuel and lower insurance costs.

        Depreciation expense increased US$11.6 million to US$102.7 million in 2001 due to the addition of the Phillips sites and the impact of the capital expenditures.

        Interest expense decreased US$8.6 million to US$30.4 million in 2001 based on Circle K's new structure resulting from the acquisition of Tosco in September 2001.

        Income tax expense was US$8.9 million in 2001, or 51.2% of pretax income, because of the financial amortization of trade name that was not deductible for tax purposes. The 2000 effective rate was 153% because of the non-deductible amortization of trade name.

  Continuing Operations

        Merchandise sales increased US$88.6 million, or 5.2%, to US$1.80 billion in 2001 due in part to the addition of the Phillips sites and growth in the cigarette and beverage categories. Merchandise gross profit increased US$22.9 million, or 4.7%, to US$512.4 million due to sales growth partially offset by a merchandise gross profit margin decrease to 28.5% from 28.6% in 2000. The year also reflected the startup of Circle K's Arizona distribution center in April 2001.

        Motor fuel volume decreased 59.7 million gallons, or 5.0%, to 1.13 billion gallons due in part to Circle K's pricing protocol as discussed above, partially offset by the inclusion of the results of operations from the Phillips sites and new stores. Fuel gross profit decreased US$19.0 million to US$137.5 million due to poor margin conditions on the West Coast and lower volume. Motor fuel margins decreased to 12.1 U.S. cents per gallon in 2001 from 13.1 U.S. cents per gallon in 2000.

  Off-Balance Sheet Items

        As of December 17, 2003, Circle K did not have any off-balance sheet financing. Circle K had operating leases with ConocoPhillips for convenience stores and the related property and equipment. See Note 10 to Circle K's combined consolidated financial statements. ConocoPhillips, in turn, leased these sites from several special purpose entities ("SPEs") that are third-party trusts established by a trustee and funded by financial institutions. These leases provided ConocoPhillips the option to purchase, at agreed-upon prices, (a) a portion of the leased assets for resale to unaffiliated parties during the lease terms and (b) not less than all of the leased assets at the end of the leases. ConocoPhillips had the option to cancel the leases subject to the lessors receiving certain guaranteed minimum sales values for the assets. Minimum annual rentals varied with commercial paper interest rates and the reference interest rate (LIBOR). In October 2003, ConocoPhillips exercised its purchase options. Also in October 2003, ConocoPhillips transferred the purchased sites to Circle K at their net book value, which approximated fair market value.

  Environmental

        In conjunction with the Acquisition, ConocoPhillips will be responsible for the remediation of certain environmental conditions existing as of the closing date as specified in an environmental liabilities agreement. See "The December Transactions—Principal Documents—Environmental Liabilities Agreement". Accordingly, Circle K will transfer its accrued environmental cost liability, including any related trust fund receivables, for these matters to ConocoPhillips on the closing date.

        Circle K is subject to extensive federal, state, and local environmental laws and regulations that include obligations to remove or mitigate the effects on the environment of petroleum releases from Circle K's underground storage tanks ("USTs"). These laws and regulations are complex, change frequently, and are subject to interpretations which may differ between regulators and Circle K. Circle K has established accruals for those sites where it is probable that a release has occurred and the amount of the loss can be reasonably estimated. Circle K adjusts its accruals based on new incidents and updated information and other factors including changes in remediation technologies, new developments and interpretations of government policy, soil and groundwater conditions.

        For sites with known contamination, Circle K has recorded an asset related to estimated future claims for reimbursements of remediation costs from various state trust fund programs. These trust funds are governed by differing state-specific rules and vary in their overall benefit to Circle K. The available trust fund programs require Circle K to pay fees or collect taxes to pay for remediation activities. The asset related to estimated trust fund reimbursements recorded by Circle K is only for those states in which trust funds are currently reimbursing applicants and in which Circle K believes future reimbursement is probable.

        Environmental exposures are difficult to assess and estimate for numerous reasons including the complexity and differing interpretations of governmental regulations, the number of potentially responsible parties and their financial capabilities, the multiplicity of possible solutions, and the identification of new sites requiring remediation. When Circle K prepares its combined consolidated financial statements, accruals for environmental liabilities are recorded based on management's best estimate using all information that is available at the time. Loss estimates are measured and liabilities are based on currently available facts, existing technology, and presently enacted laws and regulations, taking into consideration the likely effects of inflation and other societal and economic factors. Also considered when measuring environmental liabilities are Circle K's prior experience in remediation of contaminated sites, other companies' cleanup experience and data released by the EPA. Unasserted claims are reflected in Circle K's determination of environmental liabilities and are accrued in the period that they are both probable and reasonably estimable. Based on currently available information, Circle K believes that it has adequately provided for known environmental exposures. However, there can be no guarantee that actual costs will not exceed the amounts reserved and have a material adverse effect on its long-term combined consolidated financial position and results of operations.

  Critical Accounting Policies and Estimates

        Use of Estimates.    The preparation of financial statements in conformity with generally accepted accounting principles requires management estimates and assumptions that affect the reported amounts of assets and liabilities, the reported results of operations, and the disclosure of contingent assets and liabilities. Actual results could differ from the estimates and assumptions used.

        Inventories    Inventories are stated at the lower of cost or market. Merchandise inventories at the stores are valued using the first-in, first-out ("FIFO") retail method. Merchandise inventories at Circle K's distribution warehouse are valued at FIFO cost. Fuel inventories are valued on the FIFO basis.

        Depreciation and Amortization.    Depreciation and amortization are provided over the estimated useful lives of the respective classes of assets utilizing the straight-line method. Routine maintenance and repairs are expensed. Gains and losses on disposition of assets are reflected in results of operations.

        Estimated useful lives for depreciation purposes are as follows:

Buildings	15 to 40 years
Store fixtures and equipment	3 to 15 years
Leasehold improvements	5 to 15 years

        When complete units of depreciable property are retired or sold, the asset cost and related accumulated depreciation are eliminated, with any gain or loss reflected in income. When less than complete units of depreciable property are disposed of or retired, the difference between asset cost and salvage value is charged or credited to accumulated depreciation.

        Store Closing and Asset Impairment.    Circle K adopted the provisions of SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") on January 1, 2002. SFAS No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held or to be disposed of. SFAS No. 144 also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. Circle K's adoption of SFAS No. 144 did not have a material impact on its operating results or presentation of discontinued operations.

        Property and equipment used in operations are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. Long-lived assets committed by management for disposal within one year are accounted for at the lower of amortized cost or fair value, less cost to sell.

        Intangible Assets and Goodwill.    Circle K adopted the non-amortization provisions of SFAS No. 142 effective September 15, 2001 in conjunction with the Tosco acquisition. As a result, Circle K's goodwill and indefinite-lived intangible assets are no longer amortized, but are reviewed at least annually for impairment. The remaining provisions of SFAS No. 142 were adopted effective January 1, 2002. The impairment test for goodwill consists of a two-step process. In the first step, the fair value of the reporting unit is compared to its carrying value, including goodwill. If the carrying value exceeds the fair value, then goodwill is impaired and step two is required to measure the amount of impairment loss. In the second step, the implied fair value of the reporting unit's goodwill is compared to the carrying value of the goodwill. If the goodwill's carrying value is greater than the implied fair value, an impairment loss is recorded for the excess. Circle K's adoption of SFAS No. 142 resulted in a US$194.6 million charge for the cumulative effect of accounting principle change.

        Environmental.    Environmental costs are expensed or capitalized as appropriate, depending upon their future economic benefit. Costs that relate to an existing condition caused by past operations, and that do not have future economic benefits, are expensed. Liabilities for these expenditures are recorded on an undiscounted basis (unless acquired in a business acquisition) when environmental assessments or cleanups are probable and the costs can be reasonably estimated. Accretion expense associated with discounted liabilities is recorded in operating expense. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

        Underground Storage Tanks.    Since January 1, 2003, Circle K has recognized the estimated future cost to remove an UST over the estimated useful life of each UST in accordance with SFAS No. 143. At the time an UST is installed, a discounted liability for the fair value of the UST removal costs is recorded with a corresponding increase to the carrying value of the UST. The incremental cost of the UST is depreciated over the UST's estimated useful life and accretion expense is also recognized in connection with the discounted liability over the UST's estimated useful life. Adoption of SFAS No. 143 did not have a material impact on Circle K's operating results.

        Off-Balance Sheet Financing.    Circle K has capital leases for certain of its stores and operating leases for certain stores and for other property and equipment. The store leases generally have primary terms of up to 18 years with varying renewal provisions. None of these leases meet the definition of a variable interest entity ("VIE") under the provisions of Financial Accounting Standards Board Interpretation ("FIN") No. 46 "Consolidation of Variable Interest Entities" ("FIN No. 46"). Additionally, Circle K's adoption of FIN No. 46 on January 31, 2003 did not require the consolidation of any previously unconsolidated entities or operations.

        Insurance/Self-Insurance.    Circle K uses a combination of insurance, self-insured retention, and self-insurance for a number of risks including workers' compensation (in certain states), property damage, and general liability claims. Accruals for loss incidences are made based on Circle K's claims experience and actuarial assumptions followed in the insurance industry. Actual losses could differ from accrued amounts.

        Revenue Recognition.    Merchandise and fuel revenues are recognized at the time of sale to the customer. Other revenues consist primarily of money order fees, lottery commissions, and franchise and royalty fees. Initial franchise sales are recognized when all material services and conditions relating to the sale have been substantially completed. Continuing franchise fees are received quarterly in advance from certain franchisees and are initially recorded as deferred revenues and recognized when earned. Royalty fees are received subsequent to the period earned and are accrued for based on management estimates. Royalty fees are calculated as a contractual percentage of merchandise gross profit, gross sales, and fuel gallons sold.

        Vendor Allowances, Rebates and Other Vendor Payments.    Circle K receives payments for vendor allowances, volume rebates, and other supply arrangements in connection with various programs. Circle K records these payments as a reduction to cost of sales or expenses to which the particular vendor payment relates. For unearned payments, Circle K records deferred income and amortizes the balance, as earned, over the term of the respective agreement.

Liquidity and Capital Resources

  Pro Forma for the Acquisition

        We intend to fund our working capital and capital expenditure requirements, including the costs associated with opening new stores and the purchase price of small "fill-in" acquisitions, from a combination of cash flows from operations and our revolving credit facilities. The purchase price of the Acquisition and the repayment of $234.5 million of Couche-Tard's existing long-term debt were funded with the proceeds from the issuance of the notes, borrowings under our senior credit facility, and the proceeds from the issuance of Class B subordinate voting shares of Alimentation Couche-Tard Inc.

        As of February 1, 2004, our total debt was approximately $1.16 billion (of which $463.7 million consists of the notes, $675.7 million consists of borrowings under our senior credit facility and $13.4 million consists of other long-term debt). As a result of the December Transactions, we have significant debt service obligations, including interest, in future years. Pro forma financial expenses related to our senior credit facility, the notes and existing capital leases and the amortization of financial expenses would have been approximately $56.5 million for the year ended April 27, 2003, and we expect our interest expense to remain at this level. See "Risk Factors—Risks Relating to the Offering".

        Capital expenditures will be required for the installation of POS systems, including scanning, at the Circle K company-operated stores that do not currently have this technology, the implementation of our Store 2000 Concept at certain stores and the replacement of equipment in some of our stores. In connection with the ADA Agreement, we expect to make certain capital improvements of up to US$18.6 million dollars between June 2004 and December 2008 in order to complete the work at the Circle K stores that may be required under the draft consent decree between Circle K and the plaintiffs named in the litigation claim filed in January 2003 against Circle K. See "The December Transactions—Principal Documents—ADA Agreement".

        Our senior credit facility includes five-year revolving credit facilities in amounts of $50 million (available in Canadian or U.S. dollars) and US$75 million (available in U.S. dollars), which bear interest at the Canadian prime rate, the Canadian or U.S. base rate (as applicable) or LIBOR, plus a margin varying on the basis of our leverage ratio. The Canadian dollar revolving credit facility is also available in the form of banker's acceptances. As of February 1, 2004 the facilities were undrawn, except for letters of credit of approximately $25 million.

        Our senior credit facility contains various restrictive covenants. It (i) requires us to maintain specified financial ratios, such as a minimum fixed charge and interest coverage ratio and maximum senior secured leverage and adjusted leverage ratios; and (ii) includes limitations on additional debt, acquisitions and capital expenditures. In addition, the senior credit facility prohibits us from declaring or paying any dividends and making any payments with respect to subordinated debt, including the notes, other than scheduled payments of interest. If we fail to perform our obligations under, or fail to meet the conditions of, our senior credit facility or if payment creates a default under the senior credit facility, we will be prohibited from making any payment with respect to the notes (including payments of interest). See "Description of Other Indebtedness—Senior Secured Credit Facility".

        The indenture governing the notes, among other things, (i) restricts our ability and the ability of our subsidiaries to incur additional debt, issue shares of preferred stock, incur liens, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates; (ii) restricts the ability of our subsidiaries to pay dividends or make certain payments to us; and (iii) restricts our ability and the ability of our subsidiaries to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. The indenture related to the notes and the senior credit facility also contains various covenants which limit our discretion in the operation of our businesses. For more information, see "Description of the Notes".

        Our principal source of liquidity is the cash flow generated from operations and borrowings under our revolving credit facilities. Our principal uses of cash will be to meet debt service requirements, finance our capital expenditures, make acquisitions and provide for working capital. We expect that cash available from operations together with borrowings available under our revolving credit facilities will be adequate to meet our liquidity needs in the foreseeable future.

  Contemplated Sale-Leaseback Transactions

        We have entered into two commitment letters with financial institutions regarding the possible sale of the real property and certain structures relating to certain Circle K stores and the leasing of those stores back to us. We expect to receive proceeds of up to US$250 million (excluding transaction fees) from such transactions. One of the commitment letters expires on March 31, 2004 and the other expires on February 28, 2004. We currently anticipate closing these transactions in March 2004. Under the commitment letters, the leases will provide for a primary term of 15 years, and we will have the option of renewing the leases for four five-year terms. The base rental rate will be subject to escalation in subsequent years of the leases. The contemplated sale-leaseback transactions would be subject to customary terms and conditions, including the satisfactory completion of a due diligence investigation, the execution and delivery of mutually satisfactory definitive documentation relating to the transactions and confirmation that the leases under the sale-leaseback transactions will be afforded operating lease treatment. These contemplated sale-leaseback transactions have been given pro forma effect in this prospectus. See "Unaudited Pro Forma Consolidated Financial Statements."

        If we consummate these sale-leaseback transactions, we intend to use the proceeds from the transactions to repay a portion of our senior credit facility. Under the terms of our senior credit facility, we will be permitted to complete the sale-leaseback transactions described above at any time prior to four months after the closing of our senior credit facility without obtaining the consent of the lenders. No assurance can be given that we will consummate these sale-leaseback transactions or, if they are consummated, as to the terms upon which such sale-leaseback transactions will be consummated.

  Contractual Obligations and Commercial Commitments

        Set out below is a summary of our material contractual cash obligations as of April 28, 2003 under our long-term debt and leases after giving effect to the Acquisition, borrowings under our senior credit facility, the issuance of the notes and the issuance of Class B subordinate voting shares of Alimentation

Couche-Tard Inc., but not including the effect of the sale-leaseback transactions. See "Description of Other Indebtedness".

	Fiscal Year
	2004	2005-2006	2007-2008	2009 and thereafter	Total
	(in thousands)
Long-term debt	$29,858	$147,274	$190,897	$776,107	$1,144,136
Capital lease obligations	2,193	3,328	2,559	4,890	12,970
Operating lease obligations	156,289	279,309	213,722	624,705	1,274,025
Purchase Commitments	91,738	241,272	260,730	720,624	1,314,364

Total	$280,078	$671,183	$667,908	$2,126,326	$3,745,495

        Long-Term Debt.    The majority of Couche-Tard's long-term debt was refinanced in connection with the December Transactions. See "Description of Other Indebtedness". Circle K's long-term debt consists of an 8.75% note payable that is collateralized by certain stores in Florida. The note requires principal and interest payments throughout its term. The final payment is due on December 1, 2019. The note payable agreement contains covenants that require the maintenance of certain financial ratios. At September 30, 2003, Circle K was in compliance with all debt covenants.

        Capital Lease Obligations.    Couche-Tard has generally not used capital leases as a means of financing; however several capital leases were assumed in connection with an acquisition. Circle K has capital leases for certain of its stores and operating leases for certain stores and other property and equipment. The store and other property and equipment leases generally have primary terms of up to 18 years with varying renewal provisions. Under certain of the store leases, Circle K is subject to additional rentals based on store sales as well as escalations in the minimum future lease amount. We do not expect to use capital leases as a means of financing in the future.

        Operating Lease Obligations.    We lease a substantial portion of our real estate using conventional operating leases. Generally our real estate leases in Canada are for primary terms of five to 10 years and in the United States are for 10 to 20 years, in both cases, with options to renew. As of October 12, 2003, we had 3,606 company-operated stores in our network, of which we owned approximately 1,149 locations and leased approximately 2,457 locations, with the balance owned or leased directly by franchisees or affiliates.

        Purchase Commitments.    We have entered into various contracts with service and product suppliers that include commitments to purchase minimum levels of products and services, including commitments related to specific products, motor fuel supply, distribution services and information technology.

        Commitments and Contingencies.    There are various legal proceedings and claims pending against us that are common to our operations for which, in some instances, no provision has been made. While it is not feasible to predict or determine the ultimate outcome of these matters, it is the opinion of management that these suits will not result in monetary damages not covered by insurance that in the aggregate would be material and adverse to our business or operations.

        We are covered by insurance policies that have significant deductibles. At this time, we believe that we are adequately covered through the combination of insurance policies and self-insurance. Future losses which exceed insurance policy limits or, under adverse interpretations, are excluded from coverage would have to be paid out of general corporate funds. In association with our workers' compensation policies, we issue letters of credit as collateral for certain policies.

        Circle K also issues surety bonds for a variety of business purposes, including bonds for taxes, money orders, alcoholic beverage sales and food stamps. In most cases, the surety bonds are required by a municipality or state governmental agency as a condition of operating a store in that area.

  Couche-Tard Historical

        Couche-Tard generated cash flows from the sale of tobacco products, grocery items, candy and snacks, foodservice offering, lottery tickets, and other items through its convenience store network and, in a number of locations, motor fuel. Couche-Tard's primary uses of cash were (i) purchase of products and services for resale, (ii) operating expenses, (iii) debt service, and (iv) capital expenditures relating to renovating older store networks with its Store 2000 Concept, opening new stores and replacement of certain equipment. Generally, Couche-Tard financed its capital expenditures, working capital requirements and smaller acquisitions through a combination of cash flows from operations, an operating line of credit and sale-leaseback transactions. Couche-Tard has financed its larger acquisitions with long-term borrowings and, directly or indirectly, with the proceeds of equity offerings and sale-leaseback transactions.

        Cash Flows from Operating Activities.    In fiscal 2003, the principal sources of Couche-Tard's working capital were cash flows from operating activities, a $60 million operating line of credit and, an additional US$3.0 million operating line of credit for Couche-Tard's U.S. operations. Cash flows provided by operating activities were $105.8 million for the first 24 weeks of fiscal 2004, compared to $73.6 million in the first 24 weeks of fiscal 2003. The changes in working capital of $34.7 million for the first half of 2004 compared to $12.0 million for same period in 2003 were primarily due to increase in accounts payable and accrued liabilities and income taxes payable, reduced by investment in inventories and accounts receivable. Cash flows provided by operating activities were $141.4 million in fiscal 2003, an increase of $63.9 million over the $77.4 million cash flows provided by operating activities in the prior year. The increase in fiscal 2003 was derived from additional profits resulting from the acquisitions made in fiscal 2003 and the inclusion of a full year of operations for the acquisitions made in fiscal 2002. Additionally, funds of $20.3 million were provided from changes in working capital items, primarily an increase in accounts payable and accrued liabilities of $76.9 million offset by increases of $64.3 million in accounts receivable and inventories. In fiscal 2002, the usage of funds of $19.7 million from working capital items was represented mainly by the increase in accounts receivable and inventories of $22.9 million, which was offset in part by an increase of $10.7 million in accounts payable and accrued liabilities.

        Cash Flows from Investing Activities.    Cash flows used in investing activities were $65.1 million in the first 24 weeks of 2004 compared to $163.8 million for the same period in 2002. In the first 24 weeks of fiscal 2004, Couche-Tard invested $41.3 million in fixed assets. During this period, cash of $22.4 million was generated from asset disposals including certain properties sold under a sale-leaseback arrangement. In the first 24 weeks of the prior year, Couche-Tard invested $120.2 million in connection with the purchase of 301 convenience stores and the purchase of $37.4 million in fixed assets. In fiscal 2003, Couche-Tard invested $156.2 million in acquisitions and $86.7 million in fixed assets, compared to $128.1 million in acquisitions and $77.2 million in fixed assets in fiscal 2002.

        Cash Flows from Financing Activities.    In the first half of fiscal 2004, Couche-Tard used net cash flows of $35.8 million to reduce long-term debt. In the same period last year, Couche-Tard generated net cash flows from financing activities of $125.4 million including long-term borrowings of $130.4 million reduced by repayment of $24.4 million. Net cash flows from financing activities of $136.4 million was generated in fiscal 2003, primarily from an additional $180.2 million in long-term borrowings, offset in part by repayment of long-term debt in the amount of $40.7 million. In fiscal 2002, Couche-Tard generated net cash flows of $124.4 million primarily from an increase of $116.4 million of long-term borrowings and $101.6 million from a public offering of capital stock of

Alimentation Couche-Tard Inc. and $1.3 million from the issuance of Class B subordinate voting shares pursuant to the exercise of stock options. Couche-Tard also repaid $95.7 million of long-term debt. Over the past two fiscal years, Couche-Tard has invested $284.4 million in acquisitions, of which 56.3% or $160.1 million was financed from long-term debt and 37.7% or $107.3 million from the issuance of capital stock of Alimentation Couche-Tard Inc. The balance of $17.0 million was funded by cash flows from operating activities in fiscal 2003.

  Circle K Historical

        Circle K generated cash from the sale of merchandise and motor fuel, money orders, lottery tickets, and franchise and royalty fees. Circle K's primary uses of cash are the purchase of merchandise and fuel for resale, operating expenses, general and administrative expenses, the repayment of intercompany borrowings and capital expenditures. Generally, Circle K has financed its working capital and capital spending requirements through cash flow from operations and, if needed, by intercompany borrowings.

        Cash Flows from Operations.    During the nine month period ended September 30, 2003, Circle K generated US$154.9 million of operating cash flow. This amount consisted of cash earnings (net income, plus depreciation and amortization, and other non-cash operating gains and losses) of US$159.1 million and other sources of US$2.0 million, partially offset by a net increase in operating assets and liabilities (primarily working capital) of US$6.2 million.

        Historically, Circle K has relied on the credit facilities of ConocoPhillips to meet short-term liquidity needs and Circle K did not have its own credit facility.

        Capital Expenditures.    During the nine months ended September 30, 2003, Circle K spent US$28.4 million on capital expenditures of which US$18.2 million was related to sites that will be part of the Circle K Acquisition. These capital additions consisted primarily of sustaining capital projects. Due to the anticipated Circle K Acquisition, ConocoPhillips has reduced Circle K's 2003 capital budget. Additionally, in September 2003, Circle K paid a deposit of US$42.2 million towards the settlement of the Kathary operating lease. The Kathary operating lease buyout was completed on October 1, 2003 at a total cash cost of US$246.0 million.

        Capital spending for the three months ended December 31, 2003 is expected to approximate US$13.2 million (US$8.5 million for sites that will be retained by Circle K) and will consist primarily of sustaining capital projects. Additionally, Circle K has budgeted approximately US$50.0 million for capital additions, excluding acquisitions, during 2004. There is no assurance that actual capital additions will approximate this amount due to unknown market conditions and Couche-Tard's capital spending plans.

Quantitative and Qualitative Disclosures about Market Risk

  Interest Rate Risk

        We are exposed to market risk relating to changes in interest rates relating to our variable rate debt. As a result of the December Transactions, we have a significant amount of debt, up to $673.7 million of which bears interest at floating rates. Our total annual interest expense, assuming interest rates as they would have been in effect on October 12, 2003, would be approximately $64.3 million. A one percentage point increase in interest rates would increase our total annual interest expense by $6.7 million.

  Foreign Exchange Risk

        Our investment in assets in the United States has been financed, for the most part, by U.S. dollar denominated debt. This strategy reduces the impact on our net U.S. assets relating to fluctuations in the value of the Canadian dollar relative to the U.S. dollar. After giving effect to the December Transactions, the foreign exchange exposure as of October 12, 2003 on a pro forma basis is set out below (in thousands):

Net U.S. assets in U.S. dollars	US$	967,208
Interest bearing debt denominated in U.S. dollars	US$	860,000

Net U.S. assets less interest bearing debt denominated in U.S. dollars	US$	107,208

Differences Between Canadian GAAP and U.S. GAAP

        Couche-Tard's consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in some respects from U.S. GAAP. The material differences, as they relate to Couche-Tard's results of operations and financial position, are summarized below.

        Sale-Leaseback Transactions.    Under Canadian GAAP, leases that Couche-Tard entered into in connection with sale-leaseback transactions qualify as operating leases. Under U.S. GAAP, certain of these leases do not qualify as operating leases and must be accounted for using the financing method as Couche-Tard continues to have an involvement in the properties subject to the sale-leaseback transactions. Under the financing method, Couche-Tard records the sale proceeds as a liability, recognizes interest expense and continues to record and amortize the related assets.

        Stock-Based Compensation.    Couche-Tard has elected under U.S. GAAP to continue to use the intrinsic value method as opposed to the fair market value method of accounting for stock-based compensation arrangements with employees. In some circumstances, the intrinsic value method requires a compensation expense amount to be recorded for the grant of stock appreciation rights. Under Canadian GAAP, no compensation expense amount is recognized for the issuance of stock appreciation rights.

        See Note 28 to Couche-Tard's consolidated financial statements.

Seasonality

        Weather conditions can have an impact on our sales as historical purchase patterns indicate that our customers increase their transactions and also purchase higher margin items when weather conditions are favorable. Consequently, our results are seasonal and typically more profitable during the summer months. Motor fuel volumes and margins are also seasonal as volumes increase during the summer driving season as well as margins. Motor fuel margins are subject to fluctuation due to supply changes and can differ from historical norms.

Recently Issued Accounting Standards

        In December 2001, the Canadian Institute of Chartered Accountants ("CICA") issued Accounting Guideline 13, "Hedging Relationships" ("AcG-13"). This Guideline addresses the types of items that qualify for hedge accounting, the formal documentation required to enable the use of hedge accounting and the requirement to evaluate hedges for effectiveness. The Guideline does not specify how hedge accounting should be applied. The CICA has deferred the effective date of this Guideline to fiscal years beginning on or after July 1, 2003.

        In June 2002, the CICA Emerging Issues Committee ("EIC") issued EIC Abstract No. 128, "Accounting for Trading, Speculative or Non-Hedging Derivative Financial Instruments", which requires that, with certain exceptions, a freestanding derivative financial instrument that gives rise to a financial asset or financial liability and is entered into for trading or speculative purposes, or that does not qualify for hedge accounting under AcG-13 should be recognized in the balance sheet and measured at fair value, with changes in fair value recognized in income. The Abstract must be applied to all financial statements prepared for fiscal periods beginning on or after the date of implementation of AcG-13. We are in the process of assessing the impact on us of AcG-13 and EIC Abstract 128.

        In March 2003, the CICA issued new Handbook Section 3110, "Asset Retirement Obligations" that established standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. The section provides for an initial recognition of the fair value of a liability for an asset retirement obligation in the period in which it is incurred when a reasonable estimate of fair value can be made. The asset retirement obligation is recorded as a liability with a corresponding increase to the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost is allocated to expenses using a systematic and rational allocation method and is adjusted to reflect period-to-period changes in the liability resulting from passage of time and revisions to either timing or the amount of the original estimate of the undiscounted cash flow. The section is effective for fiscal years beginning on or after January 1, 2004. Section 3110 harmonizes Canadian standards with the requirements of SFAS 143 that Couche-Tard adopted on April 28, 2003. We will adopt Section 3110 on April 26, 2004 under Canadian GAAP.

        In January 2003, the CICA issued Accounting Guideline No. 15, "Consolidation of Variable Interest Entities" ("AcG-15") which harmonizes with FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", and provides guidance for applying the principles in Section 1590, "Subsidiaries", to certain special purpose entities. AcG-15 requires enterprises to identify variable interest entities in which they have an interest, determine whether they are the primary beneficiary of such entities and, if so, to consolidate them. We expect that this pronouncement will not have a material impact on our results of operations and financial condition.

BUSINESS

Overview

        We are the second largest independent convenience store operator in North America with a network of 4,672 stores located throughout 23 U.S. states and seven provinces and territories in Canada. We sell food and beverage items, motor fuel and other products and services targeted to meet our customers' demand for convenience and quality in a clean and welcoming environment. We believe that the Acquisition adds a strong, well-recognized store banner, expands our store network and our product brand offering, and significantly increases our geographic diversification. The Acquisition further establishes our presence in the United States, particularly in the Sunbelt. We believe the Sunbelt is attractive for convenience store operations due to its favorable population growth and warm weather, which is conducive to the consumption of many of our products. Furthermore, the Acquisition significantly increases the scale of our operations, which we believe will provide us with several important benefits, including more favorable purchasing terms. For the fiscal year ended April 27, 2003, our pro forma revenues and Adjusted EBITDA were approximately $9.3 billion and $336.7 million, respectively.

        We believe that our business model has differentiated Couche-Tard from its competition through its decentralized management structure, commitment to operational expertise, focus on in-store merchandise, particularly the higher growth and higher margin foodservice category, and continued investment in store modernization and technology. We believe we will improve our overall financial performance by applying the Couche-Tard business model to our Circle K operations.

Business Strengths

        Leading Market Position.    We have a network of more than 4,600 convenience stores which makes us the second largest independent operator and the fourth largest overall operator of convenience stores in North America, including independent chains and chains operated by integrated oil companies. We believe our well-recognized banners, including Couche-Tard, Circle K, Mac's and Dairy Mart, have an established reputation for convenience and excellence in product selection and value that helps to differentiate our stores from those of our competitors. We believe that the geographic diversity of our network throughout the United States and Canada reduces our exposure to adverse local and/or regional market conditions, including fluctuations in motor fuel prices. With more than $9 billion in pro forma revenues in fiscal 2003 and over 20 years of convenience store operations, we believe our size and experience have enabled us to develop operating efficiencies that provide us with a competitive advantage, particularly with respect to merchandising and purchasing.

        Well-Located and Modernized Store Base.    We believe that we have high-quality stores in strategic locations. We believe that focusing on developing networks of stores in the geographic areas in which we operate enables us to study those markets and refine our location strategy. We selectively choose our store sites to maximize our store traffic and visibility and we effectively manage the closure of under-performing stores. We believe that the Circle K stores are well-situated on attractive real estate in their local markets. Due to current land prices and the unavailability of suitable properties in our primary markets, we believe it would be difficult for our competitors and new entrants to replicate our store base.

        We have made substantial investments in our Couche-Tard stores through our Store 2000 Concept. Couche-Tard has implemented the Store 2000 Concept in 940 of its company-operated stores, which represent approximately 48% of such stores. Circle K has also made significant investments in modernizing its store base in the last three fiscal years by investing more than US$100 million in store fixtures, maintenance, and other capital improvements. We have also invested approximately $25.4 million in information systems for Couche-Tard's store network in the last three fiscal years.

Currently, all of Couche-Tard's company-operated stores use scanning technology, which is significantly higher than the industry average of approximately 76% of convenience stores.

        Differentiated Business Model.    We believe that our business model has positively differentiated Couche-Tard from its competitors. The principal elements of this business model are as follows:

  Decentralized Management Structure.    We believe that our culture is entrepreneurial and that Couche-Tard's management structure is one of our most important business strengths. Couche-Tard manages its operations and workforce in a decentralized manner in order to expedite decision making, to address local demand for specific products and services, and to minimize corporate overhead costs. Each store is operated as a distinct business unit and store managers are responsible for meeting financial and operational targets. We support our store managers with a strong, experienced management team and capital resources, which we believe provide our managers with a significant competitive advantage compared to smaller operators. In addition, we implement a rigorous performance measurement or "benchmarking" process to ensure that best practices are deployed across our network and to allow us to provide timely and effective feedback to our managers at all levels. We intend to manage the Circle K stores on the same decentralized basis.

  Commitment to Operational Expertise.    We have developed substantial operational expertise that enables us to efficiently match our product assortment with our customers' preferences. We employ this expertise throughout our product delivery chain, from the selection of store locations to the development of store designs, the supply and distribution of products, the merchandising and marketing, and ultimately to the sale of products to our customers. This delivery chain is supported by our experienced and well-trained store and management personnel who are focused on optimizing store performance and maximizing our customers' satisfaction. In addition, each stage of our operations is supported by the use of technology that enables us to perform an in-depth analysis of our inventory purchases and sales. We use this information to continue to refine our purchasing operations and to work with our suppliers to tailor our merchandising and customize our shelf space to increase sales volume. As a result, we believe we are able to secure more favorable purchasing terms from our suppliers. We intend to apply this operational expertise to the Circle K store network with the objective of enhancing its financial performance.

  Focus on In-store Merchandise.    We have been able to focus on growing and developing our in-store merchandise sales, which generate higher margins than motor fuel sales because, unlike many of our competitors, we are not owned by a major oil company. In particular, Couche-Tard has focused on growing its higher margin foodservice business, including its QSRs, to further improve profit margins and differentiate its stores from those of its competitors. Accordingly, in fiscal 2003, gross profit from motor fuel sales represented only 16% of Couche-Tard's gross profit, compared to the overall U.S. industry average of 34% in 2002.

        Experienced and Incentivized Management Team with a Proven Track Record.    Our senior executive management team has worked together for more than 20 years and has developed extensive expertise in operating convenience stores. As of January 30, 2004, our senior executive management team collectively owned approximately 20% of Alimentation Couche-Tard Inc.'s stock, having a market value on January 30, 2004 of approximately $490.6 million, and controlled approximately 54% of the voting rights of all outstanding shares. Furthermore, our nine operational vice-presidents have an average of approximately 18 years of industry experience. Many of our management personnel at all levels have progressed into management positions after working with us for many years at different levels of the organization, while others have joined us in connection with acquisitions and have brought us additional expertise. Since 1997, Couche-Tard has completed four significant acquisitions, adding an additional 1,851 stores to its network. Two of these acquisitions doubled the size of Couche-Tard's then-existing store network and management's ability to integrate stores into our existing network has been an important factor in our success. In addition, during that seven-year period, our management transitioned Couche-Tard from a local Quebec company to a leading convenience store operator in Canada and the United States. We intend to retain a majority of Circle K's operational management team that also operates a profitable, high-quality store network.

Business Strategy

        We plan to continue growing our business and improving our financial performance by implementing our business strategy, the key elements of which include:

        Drive Internal Sales Growth and Profitability.    We use our branding strategy, innovative store concepts and foodservice offerings to enhance customer loyalty and return shopping, and to grow same-store sales by promoting the consumption of high-margin products and tailoring our product and service offerings to meet local tastes.

  In-Store Branding.    We use in-store branding strategies, including proprietary and national brands, to differentiate our fresh food offerings from other convenience stores, build customer loyalty and promote return shopping. At the core of this offering is a quality assortment of freshly brewed coffee, frozen/iced beverages, fresh sandwiches and other fresh food items that are marketed under our proprietary brands. Our La Maisonnee and Handful branded fresh sandwiches and breakfast selections, and Sunshine Joe Coffee Co., Sloche, Froster, Thirst Buster and The Frozen Zone brands of beverages are examples of successful proprietary branded items that we have added to our growing selection of fresh products. In addition, we continue to build on existing partnerships with recognized coffee franchises and national brand names such as Van Houtte, Millstone and Seattle's Best.

  Store 2000 Concept.    We plan to continue to use Couche-Tard's successful Store 2000 Concept to grow same-store sales and drive purchases of higher margin products and services. We believe that the implementation of our Store 2000 Concept has favorably impacted the revenues and profit margins of reconfigured stores. We intend to introduce our Store 2000 Concept to the Circle K stores over the next few years. For fiscal 2004, we intend to reconfigure 240 Couche-Tard stores to our Store 2000 Concept.

  Quick Service Restaurants.    Since 1998, Couche-Tard has implemented QSRs as a key element of its Store 2000 Concept in 176 of its stores, including the addition of 67 new QSRs in fiscal 2003. These QSRs are designed to increase customer traffic and profit margins by attracting customers through recognized brands and encouraging them to spend more time in the store. Couche-Tard operates these QSRs within the Couche-Tard stores as a franchisee and is responsible for their daily operations. We intend to continue to implement this strategy in our Couche-Tard stores and selectively introduce it to our Circle K stores.

        Invest in Store Modernization and Information Systems.    We intend to continue investing in the modernization of our store base and the enhancement of our technology and information systems at all levels throughout our store network and in our distribution center. We analyze our investment opportunities based on their potential growth, profitability and rate of return on capital. We believe that our access to both internal and external sources of capital allows us to make investments that provide us with a competitive advantage in a highly-fragmented industry.

        We have made significant investments in technology because we believe that the information generated from such systems is critical to the operation of our business. By analyzing the data generated by our POS systems, we are better able to adjust our product and service mix to meet local demands, eliminate slow-moving inventory items, and optimize our purchasing activities. Over the next 24 months, we expect to complete the installation of POS systems, including scanning, in the Circle K company-operated stores that do not currently have such technology and to utilize the information gathered throughout the Circle K network to enhance store performance.

        Leverage Supplier Relationships.    We seek to develop and maintain strong relationships with our merchandise and motor fuel suppliers. As the largest convenience store operator in Canada and fourth largest overall convenience store operator in North America, we represent an attractive distribution channel to suppliers due to our scale, broad geographic presence and our proven ability to grow merchandise and motor fuel sales. We use the inventory information from our POS systems to work with our suppliers to provide mutually agreeable merchandising and exclusivity arrangements, which we believe allows us to secure more favorable purchasing terms. Moreover, we believe the consolidation of Couche-Tard and Circle K will lead to additional volume purchasing benefits.

        Selectively Expand our Store Network.    We plan to continue to expand our store network through new store development and selective acquisitions. In particular, we intend to focus our resources on identifying "fill-in" opportunities comprised of individual stores or small chains within our existing markets that will complement our current operations. These "fill-in" acquisitions allow us to focus our management efforts on the regions in which we operate and to realize regional economies of scale. When we make an acquisition, we apply our business model to the acquired stores and typically integrate such stores into our operational and information systems.

Industry

        In 2002, the convenience store business was a US$326 billion industry in the United States and Canada. Convenience store revenues in the United States have increased at a compounded annual growth rate of 10.8% since 1997 to US$291 billion in 2002, although the growth rate of convenience stores revenues declined to 2.7% in the United States in 2002. The overall growth in revenues since 1997 is primarily attributable to motor fuel sales and the rising retail price of cigarettes, which offset a decline in other categories of in-store merchandise sales in 2002.

        The convenience store industry is undergoing significant structural changes, including increased competition from new market entrants such as drug stores, warehouse clubs, large supermarkets and other mass retailers (commonly known as hypermarkets) which have added convenience store staple products such as bread, milk and packaged beverages to their product mix. In addition, an increasing number of hypermarkets are selling motor fuel at low prices in an attempt to establish themselves as a one-stop shopping location and to increase customer trip frequency and traffic at their stores. See "—Competition".

        The convenience store industry is fragmented, with the top 10 and 50 operators representing only 23% and 35%, respectively, of the estimated total 154,400 stores in the United States and Canada. Industry consolidation by highly leveraged operators in the 1990's, combined with competition and fluctuations in motor fuel prices, has led to numerous corporate restructurings and rationalizations in recent years. As a result, we believe the opportunity exists for well-capitalized, established industry participants to grow through mergers and acquisitions.

        The following table identifies the top ten convenience store chains in the United States and Canada based on industry data as of August 2002, except with respect to Couche-Tard and

ConocoPhillips, which are presented on a pro forma basis as of October 12, 2003, after giving effect to the Acquisition.

Rank	Company	Independent/ Integrated(1)	Number of Stores(2)		% of Total(3)	Major Banners
1	7-Eleven Inc.	Independent	5,829		3.8%	7-Eleven
2	Shell Oil Co.	Integrated	5,372		3.5	Shell, Texaco
3	BP plc	Integrated	4,900		3.2	BP, Amoco, Arco
4	Alimentation Couche-Tard Inc.	Independent	4,672		3.0	Couche-Tard, Circle K, Mac's, Dairy Mart
5	ConocoPhillips	Integrated	2,955	(4)	1.9	76, Phillips 66, Kicks 66
6	ExxonMobil Corp.	Integrated	2,799		1.8	Exxon, Esso, On The Run
7	Chevron Texaco Corp.	Integrated	2,749		1.8	Chevron, Texaco, Caltex
8	Speedway SuperAmerica LLC	Integrated	2,100		1.4	Speedway, SuperAmerica, Rich
9	Valero Energy Corp.	Integrated	1,942		1.3	Valero, Ultramar, Diamond Shamrock
10	Imperial Oil Co.	Integrated	1,664		1.1	Esso

	Total		34,982		22.8%

(1)
For purposes of this prospectus, including this table, "integrated" convenience store companies are those that are owned by, or otherwise form a part of, an integrated oil company, and "independent" convenience store companies are those that are not owned by, and otherwise do not form a part of an integrated oil company.
(2)
Number of stores includes major banner convenience stores, motor fuel operations and motor fuel retailers with convenience outlets.
(3)
Calculations are based on an estimated 154,400 total stores in the United States and Canada.
(4)
This figure includes the 244 stores operated by ConocoPhillips under license agreements with us.

        In response to heightened competition in the industry, convenience stores are extending their range of traditional products and services to include calling cards, financial services, photo developing, QSRs and other products and services. In addition to being conveniently located and open for extended hours, convenience stores now cater to customers with busy schedules who expect to find a wide assortment of items in stock and to have many available payment options. Convenience stores are also catering to time-pressed consumers looking for "grab-and-go" items by offering fresh food and baked goods prepared on-site. As a result, those convenience store operators with superior merchandising, distribution expertise and capital can overcome the challenges resulting from rising operating costs and increased customer demands.

Couche-Tard

  History

        Alain Bouchard, the Chairman, President and Chief Executive Officer of Alimentation Couche-Tard Inc., started the chain with one store in 1980. In 1986, with a network of 34 stores, a predecessor of Couche-Tard completed an initial public offering and listed its shares on the Montreal Exchange. In 1994, the predecessor company was privatized by its majority shareholder, Actidev Inc., a publicly-held company. Later that year, Actidev Inc. changed its corporate name to "Alimentation Couche-Tard Inc."

        After establishing a leading position in Quebec, Couche-Tard expanded through internal growth and acquisitions in Ontario and Western Canada in 1997, followed by several acquisitions in the United States beginning in 2001. In May 1997, Couche-Tard acquired 245 Provi-Soir stores in Quebec and 50 Wink's stores in Ontario and Western Canada from Provigo Inc. In April 1999, Couche-Tard acquired 980 stores in Ontario and Western Canada operating under the Mac's, Mike's Mart and Becker's banners through the acquisition of Silcorp Limited, a publicly-held company. In June 2001, Couche-Tard acquired 172 stores from Johnson Oil Company, Inc., one of the leading convenience store chains in the Midwestern United States located mainly in Illinois, Indiana and Kentucky. In August 2002, Couche-Tard acquired 285 stores located in Ohio, Kentucky, Pennsylvania, Michigan and Indiana, from

Dairy Mart Convenience Stores, Inc., a regional convenience retailing chain. During the period from August 2002 to March 2003, Couche-Tard purchased an additional 119 Dairy Mart stores that Couche-Tard had operated under management contract since August 2002.

        Alimentation Couche-Tard Inc. is a corporation organized under the laws of the province of Quebec. Alimentation Couche-Tard Inc.'s shares trade on the Toronto Stock Exchange and, as of February 12, 2004, it had a total market capitalization of approximately $2.5 billion.

  Store Network

        Couche-Tard is the largest Canadian convenience store operator with a network of 1,803 convenience stores in Canada and has a significant presence in the Midwestern United States with an additional 590 stores. Of the 2,402 Couche-Tard stores, 1,943 are company-operated and 450 are franchise or affiliate stores. In addition, Couche-Tard is the franchisor for 101 Dunkin' Donuts stores in Quebec. Motor fuel is sold at 51% of Couche-Tard's company-operated stores. Couche-Tard's Canadian stores are located in Quebec, Ontario, Alberta, British Columbia, Manitoba, Saskatchewan and the Northwest Territories, and its U.S. stores are located in Ohio, Indiana, Kentucky, Illinois, Michigan, Pennsylvania and Iowa. The Couche-Tard stores are primarily operated under the Couche-Tard and Mac's banners in Canada and the Dairy Mart and Mac's banners in the United States.

        Couche-Tard's stores, which are located in a variety of high-traffic areas, include freestanding stores and stores located in strip shopping centers. Couche-Tard's stores are designed to appeal to customers in their local markets, rather than conforming to a single standard format. The majority of the stores are open seven days a week, 24 hours a day, with peak customer traffic in the early morning and late afternoon. The size of the typical Couche-Tard store is between 2,000 and 2,500 square feet, while newly-developed stores are typically approximately 3,000 square feet, to accommodate in-store seating and, in certain cases, QSRs.

        In December 2002, Couche-Tard added a network of non-traditional stores with the acquisition of 30 Tabatout stores in Quebec for a total cost of $2.6 million. The Tabatout network of stores is operated mainly under franchise arrangements and generates franchise fees and/or royalties for Couche-Tard.

        The following table sets out the number of Couche-Tard's stores in operation by geographic location and type of store as of October 12, 2003.

Region	Provinces/States	Total Number of Stores	Total Company- Operated Stores	Total Franchise Stores	Total Affiliate Stores	Percentage of Total Stores
Eastern Canada	Quebec	739	548	25	166	30.9%
Central Canada	Ontario	788	608	5	175	32.9
Western Canada	British Columbia, Alberta, Saskatchewan, Manitoba, Northwest Territories	276	274	2	—	11.5
U.S. Midwest	Ohio, Indiana, Kentucky, Illinois, Michigan, Pennsylvania, Iowa	590	513	77	—	24.7

Total		2,393	1,943	109	341	100.0%

        Couche-Tard conducts its convenience store business through three types of arrangements, as set out below. The store figures used below in the description of these arrangements are as of October 12, 2003.

        Company-Operated Stores.    Couche-Tard has 1,943 company-operated stores in its network, 1,132 of which are employee-operated and 811 of which are dealer-operated. These stores all operate under a Couche-Tard banner. All of the stores in Quebec and the Midwestern United States are employee-operated. For employee-operated stores, Couche-Tard is responsible for store operations, owns the equipment, systems and inventory and employs salaried and part-time staff. For dealer-operated stores, Couche-Tard owns the equipment, inventory and systems and the independent store operator employs the staff, agrees to operate according to Couche-Tard's standards and is paid a commission based primarily on store revenues to manage the store. The dealer-operator is also fully responsible for losses related to any inventory shrinkage.

        Franchise Stores.    Couche-Tard has 109 franchise stores in Canada and the United States. Franchise stores are operated by independent store operators who have entered into a franchise agreement which typically provides for an upfront franchise fee and/or royalties based primarily on sales to be paid to Couche-Tard. These stores operate under one of Couche-Tard's banners. The franchisee is responsible for managing the store, hiring and managing the staff and maintaining inventory through supply agreements with authorized suppliers. In most cases, Couche-Tard either leases or subleases the real estate to the franchisee and, in many locations, Couche-Tard owns the in-store equipment and motor fuel equipment. Total fees and royalties earned from franchise stores in 2003 were $6.3 million.

        Affiliate Stores.    Couche-Tard has 341 affiliate stores in Quebec and Ontario that are owned and operated by independent store operators. The affiliate typically owns or leases the real property from third parties and owns all other assets related to the business. The affiliate enters into a license agreement with Couche-Tard to use one of Couche-Tard's proprietary banners and agrees to buy merchandise from certain suppliers in order to benefit from certain vendor rebates based on Couche-Tard's purchasing volume. Couche-Tard's revenues from affiliate stores includes license fees and a portion of the vendor rebates related to the affiliate's purchases that are paid to Couche-Tard. Total license fees and rebates from affiliate stores were $5.5 million in 2003.

  Merchandise Operations

        Couche-Tard is focused on growing its merchandise and service revenues which comprised 59% of revenues and 84% of gross profit in fiscal 2003, compared with the 2002 U.S. industry averages of 38% and 66%, respectively. Couche-Tard offers its customers more than 2,500 product SKUs that include traditional convenience store items such as packaged and frozen beverages, candy and snacks, coffee, dairy items, beer/wine and tobacco products, as well as products not traditionally offered by convenience stores such as fresh food and foodservice items. In addition, services such as automatic teller machines and lottery ticket sales are featured in many stores. Couche-Tard is continually looking for new product ideas, such as cell phones, prepaid phone cards and home office supplies, to offer to its customers to meet their convenience needs. Couche-Tard evaluates store product assortment on an ongoing basis to ensure that low turnover products are replaced by top selling items in order to maximize selling space and ensure that high demand items are available to the consumer.

        Couche-Tard employs category management as a merchandising tool and assigns internal "category managers" for its top selling products in each region. These category managers are experts on the products within their responsibilities, and they use their in-depth knowledge of the product's sales trends, regional preferences, popularity and producers in deciding which items to stock in a particular geographical region.

        Based on merchandise purchase and sales information, Couche-Tard estimates category revenues as a percentage of total in-store merchandise sales for the last fiscal year as follows:

Category	Percentage of Total
Tobacco Products	40.9%
Grocery	25.3
Beer/Wine/Liquor	9.6
Candy/Snacks	9.6
Food Service	9.0
Dairy Products	5.6

Total In-Store Merchandise Sales	100.0%

        In order to grow its merchandise sales and increase profits, Couche-Tard focuses primarily on developing its banners and brands, growing and refining its Store 2000 Concept and expanding its QSR business.

        Branding.    Couche-Tard operates its stores under a variety of banners, including Couche-Tard, Provi-Soir, Mac's, Mike's Mart, Becker's and Wink's in Canada and Bigfoot, Dairy Mart, Mac's and Handy-Andy in the United States. The core banners for Couche-Tard are currently Couche-Tard and Mac's. Over time, Couche-Tard intends to bring the Canadian company-operated stores under these two banners and its U.S. stores under the Mac's banner, and following the Acquisition, the Circle K banner.

        Couche-Tard's brand strategy employs both proprietary and national brands for brewed coffee, frozen/iced beverages, fresh sandwiches and other fresh food items. La Maisonnee and Handful branded fresh sandwiches and breakfast selections and Sunshine Joe Coffee Co. are examples of successful proprietary branded items that Couche-Tard has added to its growing selection of fresh products. Couche-Tard also continues to build on existing partnerships with recognized coffee franchises and brand names such as Van Houtte and Seattle's Best Coffee names.

        Store 2000 Concept.    In 1998, Couche-Tard launched its Store 2000 Concept. The program has been implemented in 940, or approximately 48%, of its company-operated stores. Under the Store 2000 Concept, the selection of products and services is designed to create an in-store perception of freshness to appeal to consumers and promote increased sales of higher-margin products. Each selected location is adapted to the needs of the socio-economic and cultural character of the community with the assistance of a multi-disciplinary team comprising marketing, merchandising, real estate service, interior design and operations specialists. A full-scale Store 2000 Concept implementation typically includes an expanded foodservice operation, and may include a QSR. Couche-Tard uses a scaled-down version of the concept in markets that cannot support a full-scale conversion. The cost of a full-scale Store 2000 Concept implementation is typically between $150,000 and $200,000, while a partial or scaled-down conversion may cost between $40,000 and $60,000. Management believes that there is an opportunity to increase gross margins through the expansion of this concept, particularly in certain of the Circle K stores.

        Quick Service Restaurants.    In order to differentiate its company-operated stores and to increase customer traffic and profit margins, Couche-Tard is focusing on the expansion of its foodservice program and has entered into franchise agreements with quick service restaurants including Subway, Dunkin' Donuts, M&M Meat Shops, Taco Bell, Mr. Hero, Noble Roman, A&W, Mr. Sub, Cafe Depot, Second Cup and Quiznos. These foodservice programs are a very important part of the Store 2000 Concept. Couche-Tard runs the branded foodservice operation as a franchisee and pays royalties, rather than renting out space to foodservice operators for a fixed dollar fee. While this approach prevents Couche-Tard from partnering with certain companies, it allows Couche-Tard to benefit from increased popularity of these products and Couche-Tard believes that this approach enables it to generate higher margin and returns, as well as to ensure quality of service. As of October 12, 2003, Couche-Tard operated approximately 181 QSRs in 176 store locations. Couche-Tard plans to open 60 QSRs in its stores during fiscal 2004.

  Fuel Operations

        Couche-Tard sold more than 686.8 million gallons (2.6 billion liters) of motor fuel at more than 900 locations in Canada and the United States in fiscal 2003. Prior to Couche-Tard's entry into the U.S. market, approximately 70% of total revenues were generated from merchandise and service revenues and 30% from motor fuel sales. The mix has been altered since the acquisition of Bigfoot and Dairy Mart, as both companies had a greater reliance on motor fuel sales than Couche-Tard. In fiscal 2003, Couche-Tard's motor fuel sales in Canada represented about 30% of its Canadian revenues compared to approximately 59% of revenues for its U.S. stores.

        Generally, Couche-Tard's company-operated stores sell both branded and unbranded motor fuel by purchasing the motor fuel and reselling it at a profit. In addition, Couche-Tard earns a commission for supplying unbranded motor fuel on a consignment basis to company-operated stores in respect of which it does not own the pumps or storage tanks. Couche-Tard also acts as agent in the sale of motor fuel to some of its franchise stores and receives a commission. At select locations in the United States only, Couche-Tard sells motor fuel to independent store operators for cost plus a mark-up. Except for sales made on a commission basis for which only the commission is recorded as motor fuel revenues, Couche-Tard includes the full value of such sales in its motor fuel revenues.

        The wholesale price in Couche-Tard's supply agreements with major oil companies is typically set by the oil company supplying the motor fuel. Generally, Couche-Tard obtains the fuel at a price referred to as the "rack to retail price" and sets the retail price.

        Couche-Tard sells motor fuel either under its own brands, including Couche-Tard and Mac's in Canada and Bigfoot in the United States, or under the name of major oil companies such as Esso, Petro-Canada, Shell,Irving, Ultramar and BP Amoco, among others. Approximately 100 of Couche-Tard's Canadian sites sell motor fuel under the Couche-Tard banner.

  Distribution and Suppliers

        Merchandise Distribution and Supply Arrangements.    Couche-Tard has established national and regional distribution and supply networks for its in-store merchandise in Canada and the United States. With the exception of Eastern Canada where Couche-Tard operates its own distribution center, in-store merchandise is supplied to Couche-Tard stores either through distribution specialists or directly by manufacturers. Couche-Tard has arrangements with major tobacco manufacturers and other major suppliers such as FritoLay, Nestle, Coca-Cola and Pepsi for direct distribution to its stores. Couche-Tard has also negotiated supply agreements with regional suppliers, to the extent required, to meet the needs of each market and to adapt its product mix to local consumer preferences.

        In Central Canada, Couche-Tard uses Karrys Bros., Limited as a regional warehouse supplier to distribute the majority of its in-store merchandise on an exclusive basis to its company-operated stores and on a non-exclusive basis to affiliate and franchise stores. Couche-Tard also purchases products such as carbonated beverages and potato chips, which are not covered under the arrangement with Karrys, directly from manufacturers and producers. Similarly, Couche-Tard uses Core-Mark International Inc. as its exclusive supplier for the majority of its in-store merchandise to its Western Canada stores. Recently, Couche-Tard entered into an exclusive supply agreement with Eby-Brown Company to supply the majority of its in-store merchandise for all of its company-operated stores in the U.S. Midwest. To the extent required, the remainder of the products are purchased on a non-exclusive basis from regional manufacturers.

        In Eastern Canada, Couche-Tard recently opened a distribution center in Laval, Quebec through which most deliveries to Couche-Tard's Quebec stores are channeled, with the remainder of supplies being delivered directly to the stores by the manufacturers. The distribution center was established to allow Couche-Tard to provide integrated, high-quality services to the 739 Couche-Tard stores dispersed throughout the province. The distribution center has enabled Couche-Tard to increase the frequency of its delivery of dairy products and fresh and frozen foods from once to at least twice a week.

        Motor Fuel Supply Arrangements.    Couche-Tard purchases the motor fuel it sells under its brand name directly from oil refineries. It also purchases branded motor fuel from a number of major oil companies and sells such motor fuel under the oil company's name. Typically, the motor fuel sold in Canada under Couche-Tard's brand is supplied in accordance with motor fuel supply contracts. Generally, both of these types of contracts are entered into with major oil companies and are based on a scaling or commission per liter (or gallon) sold, both of which are directly correlated to the quantity of fuel sold.

        Couche-Tard currently has several agreements for the purchase of significant volumes of motor fuel. These agreements provide for the purchase of minimum volumes each year until expiry of the agreements and certain agreements provide for repayment of certain amounts if the volumes are not achieved or if the agreements are terminated early. One agreement provides for the purchase of a minimum volume which is expected to be achieved by 2006. The other agreements provide for specific terms that vary between two and twenty years.

  Properties

        Of the 2,393 Couche-Tard stores, 1,809 are leased and 254 are owned by Couche-Tard, while the remaining 330 stores are either leased or owned by affiliates and franchisees. Most of the owned properties are located in Quebec. Couche-Tard believes that none of the leases is individually material to it. Most of the leases are net leases requiring Couche-Tard to pay taxes, insurance and maintenance costs. Although the leases expire at various times, the leases for approximately 45% of these properties have terms, including renewal options, extending beyond the end of fiscal 2008. Of the leases that expire prior to the end of fiscal 2008, management anticipates that it will be able to negotiate acceptable extensions of the leases for those locations that it intends to continue operating. A number of our properties have been and will be subject to sale-leaseback transactions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Pro Forma for the Acquisition", "—Contemplated Sale-Leaseback Transactions", "Summary—Recent Developments" and "Unaudited Pro Forma Consolidated Financial Statements".

        Couche-Tard leases its corporate headquarters in Laval, Quebec. Management believes that Couche-Tard's headquarters are adequate for its present and foreseeable needs. In addition, Couche-Tard has three regional offices located in Scarborough, Ontario, Calgary, Alberta and Columbus, Indiana, all of which are leased. The distribution center in Laval, Quebec is also leased.

  Information Systems

        Couche-Tard uses the information obtained from its POS systems to manage its product mix at the store level. The periodic reports generated from the data collected using POS scanners allows the store operators to identify slow-moving inventory, track customer preferences, optimize product assortment and effectively adapt the store to the needs of community. Couche-Tard uses POS technology, including scanning, in all of its company-operated stores. Couche-Tard is also currently implementing new POS systems including the selective installation of touch screens in its Mac's stores and pay-at-the-pump systems for motor fuel distribution at certain company-owned stores in all of its regions. This technology maximizes convenience for customers while allowing Couche-Tard to collect information on consumer habits to better implement its merchandising strategy. In fiscal 2003, Couche-Tard established a data warehouse for all of its Canadian divisions and is developing a wide area network, or WAN, which will allow it to implement a perpetual inventory and in-store assisted ordering system. The system, which is in use primarily in Quebec, is designed to optimize the store supply process.

  Employees and Training

        As of October 12, 2003, Couche-Tard had approximately 12,500 employees throughout its company-operated stores, administrative offices and distribution center. Approximately 150 employees work in the head office in Laval, Quebec. All of Couche-Tard's head office employees work on a full-time basis.

        Couche-Tard is organized in four operating units based on geography—Eastern Canada (Quebec), Central Canada (Ontario), Western Canada and the U.S. Midwest, each managed by a Vice-President of Operations. Each Vice-President is typically responsible for up to 800 stores. Each store is operated as a separate business unit and store managers within each region are required to meet specific performance objectives. Store managers report to market managers who are typically responsible for eight to ten stores. Market managers report to regional directors who typically oversee 60 to 70 stores. Finally, regional directors are accountable to the regional vice-presidents. Couche-Tard's decentralized structure allows most store-specific decisions to be made locally, rather than centrally, which expedites the decision-making process.

        When Couche-Tard hires head office director-level employees who are new to the convenience store industry, those employees generally spend six to 12 weeks learning employee positions at the store level. Couche-Tard believes that this fosters a sense of ownership in the business and promotes entrepreneurial behavior. Couche-Tard typically spends between 2% and 4% of total annual compensation in the network on the training of its employees. Couche-Tard has a central training center located in each of its four divisions. We believe that as a result of our training program, we have achieved a significant decrease in employee turnover rate. The annual store manager turnover rate for fiscal 2003 was approximately 18%, well below the 26% U.S. 2002 industry average.

  Trade Names, Service Marks and Trademarks

        Couche-Tard has registered or applied for registration of a variety of trade names, service marks and trademarks for use in its business which Couche-Tard regards as having significant value and as being important factors in the marketing of the company and its convenience stores. Couche-Tard operates its corporate stores under a variety of banners, including Couche-Tard, Provi-Soir, Mac's, Mike's Mart, Becker's and Wink's in Canada and under the Bigfoot, Dairy Mart, Mac's and Handy Andy banners in the United States. The two core banners are Couche-Tard and Mac's. Couche-Tard sells its proprietary branded food items such as La Maisonnee and Handful fresh sandwiches and breakfast selections, as well as Sloche and Froster brands of iced beverages. Couche-Tard also sells motor fuel under its private labels, including Couche-Tard, Mac's, Bigfoot and Dairy Mart. Couche-Tard is not dependent upon any single trademark or trade name, however, it considers its banners and brands to be important assets. Accordingly, Couche-Tard's policy is to register or otherwise protect these intangible assets in all jurisdictions in which Couche-Tard operates. Couche-Tard has exclusive rights to use its trademarks.

  Legal Proceedings

        In the ordinary course of business, Couche-Tard is a defendant in a number of legal proceedings, suits, and claims common to companies engaged in retail businesses. Couche-Tard believes that it is not currently involved in any litigation, claims or proceedings in which an adverse outcome would have a material adverse effect on Couche-Tard's operating results and financial condition.

Circle K

        Unless otherwise indicated, information concerning Circle K is given as of September 30, 2003.

  History

        The Circle K Corporation is a Delaware corporation that is the sole shareholder of Circle K Stores Inc., which is the operating company for the Circle K stores. Circle K Stores Inc. is a Texas corporation that was chartered in 1951. Circle K began its operations in 1951 with the purchase of three Kay's Food Stores in Texas. In 1957, Circle K expanded its operations into Arizona, which has since served as its home base. Circle K's operations expanded domestically and internationally through the 1970s. Following an aggressive, highly-leveraged expansion program throughout the 1980s, Circle K was forced to file for bankruptcy in 1990. After emerging from bankruptcy protection in 1993, Circle K was acquired by Investcorp and completed an initial public offering on the New York Stock Exchange in 1995. In 1996, Tosco Corporation, a refiner and marketer of petroleum products, acquired Circle K. In 2001, Phillips Petroleum Company acquired Tosco. In 2002, Phillips merged with Conoco Inc., creating ConocoPhillips Company. Shortly after the merger, ConocoPhillips made a strategic decision to divest a significant portion of its retail portfolio, including Circle K.

  Store Network

        Circle K is a leading convenience store chain in the Sunbelt with a network of 2,279 stores, 1,663 of which are company-operated and 616 are franchise or affiliate stores. Motor fuel is sold at 1,438, or 86%, of Circle K's company-operated stores. Circle K's stores are located in 16 states, including Arizona, Florida, California, Louisiana and Texas. All of Circle K's stores are operated under the Circle K banner, which is well-known throughout the Sunbelt.

        Circle K's stores are typically located in freestanding buildings on corner sites, which are easily accessible from busy streets and intersections. The stores' simple and consistent design makes them easily recognizable. All locations have adjacent parking facilities on one or more sides. Over 90% of the stores are open seven days a week, 24 hours a day, with peak customer traffic in the early morning and late afternoon. The size of a typical Circle K store is between 2,000 and 2,500 square feet.

        The following table sets forth the number of Circle K stores by region and by store category.

Region	State	Total Number of Stores	Total Corporate Stores	Total Franchise Stores	Percentage of Total Stores
West Coast Region	Washington, Oregon, California	528	287	241	19.4%
Arizona Region	Nevada, Arizona, New Mexico, Western Texas	529	529	—	27.0
Southeast Region	Tennessee, Northern Mississippi, Georgia, North Carolina, South Carolina	283	283	—	12.5
Florida Region	Florida, Alabama, Arkansas, Louisiana, Southern Mississippi, Eastern Texas	584	564	20	25.6
Other (Franchises only)	Hawaii, Maryland, New Jersey, New York Oklahoma, Pennsylvania, Eastern Texas and Virginia	355	—	355	15.5

Total		2,279	1,663	616	100.0%

        Ownership Categories.    Circle K has 1,663 company-operated stores in its network. In these stores, Circle K is responsible for store operations and owns the equipment and inventory.

        In addition to the 1,663 Circle K company-operated stores, independent franchisees operate an additional 372 Circle K stores in the United States representing approximately 16% of Circle K's store base. Circle K franchises are located in ten states including, among others, California, New Jersey, and Texas. Circle K's largest franchisee, SSP Partners, operates 304 franchise stores in southern Texas and Oklahoma under an exclusive area development agreement. Sixty-eight Circle K franchise stores are individually licensed and operated by franchisees who operate one to five stores each. Total merchandise sales by franchise stores were US$337.3 million in fiscal 2002. The majority of the Circle K franchise contracts have a ten year term, with a ten-year renewal term at the option of Circle K. Internationally, Circle K has license agreements for the operation and development of stores in Japan, Hong Kong, China, Indonesia, Mexico and Taiwan. The terms of these agreements vary as do the royalty rates which are generally below 1% of merchandise sales.

  Merchandise Operations

        Circle K stores typically carry more than 3,000 traditional convenience store product SKUs, with a particular emphasis on packaged beverages, coffee, candy and snacks, beer and tobacco products. In-store merchandise comprised 52% of revenues and 73% of gross profit for Circle K in fiscal 2002. In addition, Circle K offers a number of products and services that are not widely available in convenience stores, such as prepaid cell phones, internet kiosks and Western Union money transfer services.

        Based on merchandise purchases and sales information, Circle K's category sales as a percentage of total in-store merchandise sales for the last fiscal year is as follows:

Product Category	Percentage of Total
Tobacco	34.6%
Grocery	24.3
Beer/Wine/Liquor	20.8
Candy/Snacks	9.9
Food Service	8.1
Dairy Products	2.3

Total In-Store Merchandise Sales	100.0%

        Circle K stores operate under the Circle K banner. In-store brands include Circle K, Circle K Express, SmokeBreak, Grocery Express, Grabbers, The Frozen Zone, Circle K Strike Out Meter, Thirst Buster, Thirst Buster Nothing's Cooler, Thirst Freezer, Thirst Freezer Dangerously Cold, Freshest Coffee Going! and Circle K Short Orders. Service brands include QuickFlick and Circlek.com. Tag lines include "All you want today is at your Circle K", "All you want today" and "Circle K, A Better Way".

  Fuel Operations

        Motor fuel is currently sold at approximately 1,438 or 86% of Circle K's company-operated stores. Gasoline is sold at all the Circle K's company-operated stores that have fueling stations and diesel is sold at 278 of those stores. In fiscal 2002, motor fuel sales of approximately US$1.7 billion generated gross profits of approximately US$142.3 million, nearly 20% of Circle K's total gross profit in fiscal 2002. In fiscal 2002, the annual sales volume of motor fuel exceeded 1.2 billion gallons.

        Circle K currently sells motor fuel primarily under the 76 and Phillips 66 brand names and operates 849 stores using the 76 motor fuel brand, and a further 68 using Phillips 66. The remaining 521 stores offer motor fuel under the Circle K and Smile banners. We have entered into license agreements with ConocoPhillips which will allow us, after we acquire Circle K, to use the Union 76, 76 and Union brand name at 849 sites and the Phillips 66, 66 and Phillips brand name at 68 sites. See "The December Transactions—Principal Documents—License and Reseller Agreements".

  Distribution and Suppliers

        Merchandise Distribution and Supply Arrangements.    Circle K has a distribution center in Arizona which is managed by Core-Mark International Inc. pursuant to a contract for a fee. The distribution center services 504 Circle K stores. The distribution center allows Circle K to utilize its buying power for warehouse-delivered items plus certain dairy, bakery, sandwich, ice cream and snack items through vendor consolidation with the Arizona distribution center.

        Two types of suppliers provide merchandise to Circle K stores. Direct store delivery suppliers generally supply items such as beer, soft drinks, snack items, newspapers, milk and bread directly to the stores, while warehouse suppliers provide cigarettes, fountain cups, groceries, health and beauty aids, and candy and snacks to the Circle K stores in all areas outside of Arizona. Circle K also uses Core-Mark as a warehouse supplier to distribute merchandise to the majority of its stores west of the Mississippi and to provide management services to the Circle K distribution center located in Arizona. Circle K uses McLane Company, Inc. to distribute merchandise to the majority of its stores east of the Mississippi.

        Core-Mark is a subsidiary of Fleming Companies Inc., which filed for Chapter 11 protection on April 1, 2003. To date, the bankruptcy has caused only minimal disruption in the services Core-Mark provides to Circle K. Nevertheless, Circle K management is monitoring the situation and has developed contingency plans to ensure an uninterrupted supply of merchandise to the stores. These plans are flexible and address the various scenarios that could occur in markets served by Core-Mark.

        Motor Fuel Supply Arrangements.    Currently, ConocoPhillips supplies motor fuel to Circle K at approximately 50 terminal locations. Circle K has entered into a supply agreement with ConocoPhillips pursuant to which ConocoPhillips will provide, for at least the next five years, subject to cancellation at the option of Couche-Tard, a supply of gasoline and diesel for the stores covered by such supply agreement. See "The December Transactions—Principal Documents—Products Supply and Purchase Agreement".

  Property

        Of the 1,663 Circle K company-operated stores, 765 of the stores are leased, while the remaining 898 stores are currently owned. Most of the owned properties are located in Arizona. We believe that none of the leases for Circle K stores is individually material to the company. Most of the leases are net leases requiring Circle K to pay taxes, insurance and maintenance costs. Although the leases expire at various times, approximately 86.5% of such leases have terms, including renewal options, extending beyond the end of fiscal 2008. We anticipate that we will be able to negotiate acceptable extensions of the leases for those locations that expire prior to the end of fiscal 2008 that it intends to continue operating. When appropriate, Circle K has chosen to sell and then lease-back properties. Factors leading to this decision include alternative desires for use of cash, beneficial taxation, and minimization of the risks associated with owning the property (especially changes in valuation due to population shifts, urbanization, and/or proximity to high volume streets) and the economic terms of such sale-leaseback transactions.

        We lease a portion of Circle K's corporate headquarters, in Tempe, Arizona, from ConocoPhillips. Pursuant to an Office Lease between ConocoPhillips and Circle K entered into at the time of closing of the Acquisition, Tosco Operating Company, Inc. leases to Circle K approximately 193,747 square feet of office space in a building located in Tempe, Arizona. Circle K has the right to reduce the area of the leased premises at any time upon 30 days' prior notice. The lease has a term of 18 months, and may be terminated by Circle K at any time after the sixth month on 30 days' prior notice. We believe that Circle K's headquarters are adequate for its present and foreseeable needs. Circle K has regional offices in Fort Mill, South Carolina, Tampa, Florida, Corona, California and Tempe, Arizona, all of which are leased.

        We plan to enter into a sale-leaseback transactions with respect to certain of the owned Circle K properties. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contemplated Sale-Leaseback Transactions," "Summary—Recent Developments" and "Unaudited Pro Forma Consolidated Financial Statements".

  Information Systems

        Approximately 36% of Circle K's stores are equipped with POS technology, including scanning, as compared with the U.S. industry average of 76%. We intend to complete the installation of such technology at all Circle K company-operated stores over the next 24 months.

  Employees

        Circle K stores employ more than 14,500 people, almost 600 of whom work in the Tempe headquarters. Each store has an average of 9 employees. Approximately 25% of Circle K's store employees work part-time, while the remaining 75% work full-time. The majority of Circle K employees based at the head office work on a full-time basis. Circle K has no unionized employees. Circle K employees undergo an ongoing, thorough and wide-ranging training regimen which includes topics such as customer service, suggestive selling, work safety, personal safety, responsible handling of hazardous materials, and technology.

  Intellectual Property

        Circle K has several registered trademarks which we believe have significant value. Circle K stores operate under the Circle K banner. Store brands include Circle K, Circle K Express, Grocery Express, Grabbers, The Frozen Zone, Circle K Strike Out Meter, Thirst Buster, Thirst Buster Nothing's Cooler, Thirst Freezer, Thirst Freezer Dangerously Cold, Freshest Coffee Going!, SmokeBreak and Circle K Short Orders. Service brands include: QuickFlick and Circlek.com. Tag lines include "All you want today is at your Circle K", "All you want today" and "Circle K, A Better Way". Other than the "Circle K" store brand, Circle K is not dependent upon any single trademark or trade name. Store-trading names are important to both the corporate stores and the franchise store operations. Accordingly, Circle K's policy is to register or otherwise protect these intangible assets in all jurisdictions in which Circle K operates. Circle K has exclusive rights to use its trademarks throughout the United States, except in certain counties in Texas and Oklahoma where Circle K has granted SSP Partners, one of its franchisees, the exclusive right to use the Circle K brand.

  Legal Proceedings

        In the ordinary course of business, Circle K is a defendant in a number of legal proceedings, suits, and claims, common to companies engaged in retail businesses. The majority of these cases are brought by individual plaintiffs. In the stock purchase agreement, ConocoPhillips has agreed to indemnify us against all judgments arising from litigation filed and served on Circle K as of the closing date of the December Transactions.

Competition

        Our stores compete with a number of national, regional, local and independent retailers, including hypermarkets, grocery and supermarket chains, grocery wholesalers and buying clubs, other convenience store chains, oil company motor fuel/mini-convenience stores, food stores and fast food chains as well as variety, drug and candy stores. In terms of motor fuel sales, our stores compete with other food stores, service stations and, increasingly, supermarket chains and discount retailers. Each store's ability to compete depends on its location, accessibility and customer service. The rapid growth in the numbers of convenience-type stores opened by oil companies and the entry of a large number of hypermarkets into the industry over the past several years has intensified competition. An increasing number of hypermarkets and other retail formats such as supermarkets and drugstores have been expanding their product mix to include core convenience items and fill-in grocery. This channel blending is eroding the convenience stores' traditional base of business, as exemplified by major drug store chains extending business hours to 24 hours a day, seven days a week and selling a product assortment similar to that of convenience stores.

Environmental Matters

        We are subject to various federal, state, provincial and local environmental laws and regulations, including, in the United States, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986 and the Clean Air Act, in each case as amended. The enforcement of these laws by regulatory agencies such as the U.S. Environmental Protection Agency (the "EPA") and its state and provincial equivalents will continue to affect our operations by imposing increased operating and maintenance costs and capital expenditures required for compliance. In addition, certain procedures required by these laws can result in increased lead time and costs for new facilities. Violation of environmental statutes, regulations or orders could result in civil or criminal enforcement actions. We make financial expenditures in order to comply with regulations governing underground storage tanks adopted by federal, provincial, state and local regulatory agencies.

        In particular, at the U.S. federal level, the Resource Conservation and Recovery Act of 1976, as amended, requires the EPA to establish a comprehensive regulatory program for the detection, prevention and cleanup of releases from leaking underground storage tanks. Regulations enacted by the EPA in 1988 established requirements for installing underground storage tank systems, upgrading underground storage tank systems, taking corrective action in response to releases, closing underground storage tank systems, keeping appropriate records, and maintaining evidence of financial responsibility for taking corrective action and compensating third parties for bodily injury and property damage resulting from releases. These regulations permit states to develop, administer and enforce their own regulatory programs, incorporating requirements which are at least as stringent as the federal standards.

        Our Canadian operations are also subject to environmental regulation imposed by provincial, federal and municipal governments. This primarily relates to the motor fuel operations conducted at approximately 509 locations throughout Canada, including the remediation of such products which have spilled or leaked on or migrated from such locations and other locations used in our earlier operations and those of our predecessors. We believe that we are in material compliance with environmental laws in Canada, including such regulation, and do not anticipate that any increase in the future costs of maintaining compliance in Canada or of remediation of spills or leaks, including any capital expenditure required, will be material to us. We are currently dealing with a small number of claims by third parties or governmental agencies for remediation or damages caused by contamination alleged to be on or migrating from our current or historic operations. We do not anticipate any material expense from such claims. However, changes in applicable requirements and their enforcement or newly discovered conditions could cause us to incur material costs that could adversely affect our business and results of operations.

Regulatory Matters

        Many aspects of our operations are subject to regulation under federal, provincial, state and local laws. We describe below the most significant of the regulations that impact all aspects of our operations.

        Safety.    We are subject to comprehensive federal, provincial, state and local safety laws and regulations. These regulations address issues ranging from facility design, equipment specific requirements, training, hazardous materials, record retention, self-inspection, equipment maintenance and other worker safety issues including workplace violence. These regulatory requirements are fulfilled through a comprehensive Health, Environmental and Safety program. There are no known safety risks or liabilities that are material to our operations or financial position.

        Sale of Alcoholic Beverages and Tobacco Products.    In certain areas where our stores are located, provincial, state or local laws limit the sale of and/or the hours of operation for the sale of alcoholic beverages and the sale of alcoholic beverages and tobacco products to persons younger than a specified age. State and local regulatory agencies have the authority to approve, revoke, suspend or deny applications for and renewals of permits and licenses relating to the sale of alcoholic beverages, as well as issue fines to stores for the improper sale of alcoholic beverages or tobacco products. These agencies may also impose various restrictions and sanctions. In many states, retailers of alcoholic beverages have been held responsible for damages caused by intoxicated individuals who purchased alcoholic beverages from them. Retailers of alcoholic beverages may also be fined or have a store's permit revoked for selling alcohol to a minor. While the potential exposure for damage claims as a seller of alcoholic beverages is substantial, we have adopted procedures intended to minimize such exposure. In addition, we maintain general liability insurance which may mitigate the effect of any liability.

        Store Operations.    Our stores are subject to regulation by federal agencies and to licensing and regulations by provincial, state and local health, sanitation, safety, fire and other departments relating to the development and operation of convenience stores, including regulations relating to zoning and building requirements and the preparation and sale of food. Difficulties in obtaining or failures to obtain the required licenses or approvals could delay or prevent the development of a new store in a particular area.

        Our operations are also subject to federal, provincial and state laws governing such matters as wage rates, overtime, working conditions and citizenship requirements. At the federal level, there are proposals under consideration from time to time to increase minimum wage rates and to introduce a system of mandated health insurance which could affect our results of operations.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth information with respect to our executive officers and members of the board of directors of Alimentation Couche-Tard Inc. following the closing of the Acquisition:

Name	Age	Position
Alain Bouchard	55	Chairman of the Board, President, Chief Executive Officer and a Board Member
Richard Fortin	55	Executive Vice-President, Chief Financial Officer and a Board Member
Réal Plourde	53	Executive Vice-President, Chief Operating Officer and a Board Member
Jacques D'Amours	46	Vice-President, Administration and a Board Member
Brian P. Hannasch	37	Vice-President, Integration
Stéphane Gonthier	37	Vice-President, Operations, Eastern Canada
David R. Rodgers	52	Vice-President, Operations, Central Canada
Kim J. Trowbridge	48	Vice-President, Operations, Western Canada
Michel Bernard	45	Vice-President, Operations, U.S. Midwest
Joy A. Powell	44	Vice-President, Operations, U.S. West Coast Region
Geoffrey C. Haxel	42	Vice-President, Operations, U.S. Arizona Region
Robert G. Campau	51	Vice-President, Operations, U.S. Southeast Region
Charles M. Parker	47	Vice-President, Operations, U.S. Florida Region
Robert R. Brunet	60	Board Member
Jean A. Élie	60	Board Member
Josée Goulet	41	Board Member
Roger Longpré	53	Board Member
Jean Turmel	58	Board Member
Jean-Pierre Sauriol	49	Board Member
Roger Desrosiers	65	Board Member

        Officers are elected annually by the board of directors and hold office at the pleasure of the board of directors until the next annual selection of officers or until their successors are elected and qualified. We do not have any employment agreements with any of our senior executives.

        Alain Bouchard has been a board member since 1986. He is the founder of the companies that became Alimentation Couche-Tard Inc., which began with just one store in 1980. He is our Chairman of the Board, President and Chief Executive Officer and has more than 35 years of experience in the industry. Mr. Bouchard began his career at Perrette Dairy Ltd. in 1968 as interim store manager. He later became supervisor and district director until 1973. As district director, he supervised the opening of 80 stores and developed the Perrette network. From 1973 to 1976, while employed by Provigo Inc. (Provi-Soir division), Mr. Bouchard organized and supervised the opening of 70 Provi-Soir convenience stores. From 1976 to 1980, Mr. Bouchard operated a Provi-Soir franchise and, in 1980, he opened the first Couche-Tard convenience store. Mr. Bouchard is also a director of Quebecor Inc., a communications holding company, and RONA Inc., a hardware retailer.

        Richard Fortin has been a board member since 1986. He is our Executive Vice-President and Chief Financial Officer. Before joining Couche-Tard in 1984, he had more than 13 years of experience at a number of major financial institutions, and was Vice-President of Quebec for a Canadian bank wholly-owned by Societe Generale (France). Mr. Fortin holds a bachelor's degree in Management with a major in Finance from Laval University in Quebec City.

        Réal Plourde has been a board member since 1986. He is our Executive Vice-President and Chief Operating Officer. Mr. Plourde joined us in 1984 and has held various positions, ranging from Manager of Technical Services to Vice-President of Development, Sales and Operations. In 1988 and 1989, Mr. Plourde also acted as President of Pro Optic Inc., then a wholly-owned subsidiary of Couche-Tard and Quebec's first optical lens manufacturer. Mr. Plourde began his career in various engineering projects in Canada and Africa. Mr. Plourde holds an Engineering Degree (Applied Sciences) from Laval University in Quebec City and an MBA from the Ecole des Hautes Etudes Commerciales in Montreal. Mr. Plourde is a member of the Quebec Engineers Association.

        Jacques D'Amours has been a board member since 1986. He is our Vice-President, Administration and, since joining us in 1980, has worked in a variety of roles, including Manager of Technical Services, Vice-President of Sales and Vice-President of Administration and Operations.

        Brian P. Hannasch has been our Vice-President, Integration since 2003. In 2001, he was appointed Vice-President, Operations, U.S. Midwest where he was responsible for all aspects of our U.S. operations. From 2000 to 2001, Mr. Hannasch was Vice-President of Operations for Bigfoot Food Stores LLC, a 225 unit convenience store chain in the U.S. Midwest acquired by Couche-Tard. From 1989 to 2000, Mr. Hannasch was employed by BP Amoco in various positions of increasing responsibility. His last position with BP Amoco was Vice-President of Marketing for the Midwest Business Unit. If the Acquisition is completed, we expect that Mr. Hannasch will be responsible for the integration of Circle K and Couche-Tard. Mr. Hannasch holds a B.A. in Finance from Iowa State University and an MBA in Marketing and Finance from the University of Chicago.

        Stéphane Gonthier has been our Vice-President, Operations, Eastern Canada since 1999. In 1998, he joined us as Vice-President of Legal Affairs, Petroleum Operations and Secretary. Before joining Couche-Tard, he practised law. From 1997 to 1999, Mr. Gonthier was a director of the Quebec Petroleum Products Independent Retailers Association. Mr. Gonthier holds an LL.B from the University of Montreal and an MBA from the University of Sherbrooke and is a member of the Quebec Bar Association.

        David R. Rodgers has been our Vice-President, Operations, Central Canada since 1999. From 1994 to 1999, Mr. Rodgers was Vice-President, Operations, Ontario market for Mac's Convenience Stores Inc. and as such, he was primarily responsible for operation management of Mac's business in Ontario. Mr. Rodgers was also a member of the strategic planning team of Mac's Convenience Stores Inc. Mr. Rodgers has more than 19 years of experience in the convenience store industry.

        Kim J. Trowbridge has been our Vice-President, Operations, Western Canada since 1999. Prior to 1999, Mr. Trowbridge was Vice-President, Operations, Western division for Mac's Convenience Stores Inc. Mr. Trowbridge is Chairman of the Alberta Food Processors Association and the President and a director of the Western Convenience Store Association. Mr. Trowbridge has more than 20 years of experience in the convenience store industry.

        Michel Bernard has been our Vice-President, Operations, U.S. Midwest since 2003. Mr. Bernard has served in a variety of operations and marketing-related positions during his 24-year supermarket and convenience store career. Mr. Bernard joined Couche-Tard in 1987 and subsequently departed in 1994 to pursue other opportunities including as Director of Convenience Retailing for Petro-Canada. Mr. Bernard returned to Couche-Tard in 1999 as Senior Director of Marketing and Merchandising. Mr. Bernard holds a bachelor's degree in Management, with a major in Marketing, from the Universite du Quebec a Montreal.

        Joy A. Powell has been our Vice-President, Operations, U.S. West Coast Region since the closing of the Acquisition. Mrs. Powell served in a variety of operations and marketing-related positions during her 19-year convenience store career. In 1992, she joined Circle K as a division operations manager.

Prior to the Acquisition, Mrs. Powell served as Circle K's West Coast Region Manager with overall operations responsibility for approximately 450 sites in a six-state territory. Prior to joining Circle K, Mrs. Powell had an eight-year tenure with the Southland Corporation (7-Eleven). Mrs. Powell studied business administration with a concentration in marketing at California State University, Hayward.

        Geoffrey C. Haxel has been our Vice-President, Operations, U.S. Arizona Region since the closing of the Acquisition. Mr. Haxel served in a variety of operations and marketing positions since joining Circle K in 1988. Mr. Haxel began his career as a district manager trainee and also held the positions of sales manager, category manager and division manager. Prior to the Acquisition, Mr. Haxel served as Circle K's Arizona Region Manager with responsibility for more than 600 sites in a four-state territory. Mr. Haxel has completed coursework toward a bachelor's degree in chemical engineering from the University of Oklahoma.

        Robert G. Campau has been our Vice-President, Operations, U.S. Southeast Region since the closing of the Acquisition. Mr. Campau began his nearly 30-year convenience industry career with the Southland Corporation (7-Eleven) in 1974. Since joining Circle K in 1979, Mr. Campau held a variety of positions including zone manager, division manager, director of operations, franchise support services, director of organizational development, director of operations and representative of the Office of the President. Prior to the Acquisition, he served as Manager of Retail Support for ConocoPhillips. Mr. Campau earned his bachelor's degree in business administration from the University of Wisconsin at Madison.

        Charles M. Parker has been our Vice-President, Operations, U.S. Florida Region since the closing of the Acquisition. Mr. Parker held a variety of operations and marketing positions during his 21-year convenience store career. After joining Circle K in 1987, Mr. Parker worked in a variety of positions including division merchandise manager, region marketing manager, division president, region vice-president and director of retail development in various markets. In 2001, following the acquisition of Tosco Corporation by Phillips Petroleum Company, Mr. Parker became Manager of Company Operations for Circle K, responsible for the operating performance of more than 2,000 company-operated convenience stores. Prior to joining Circle K, Mr. Parker had a seven-year tenure with Southland Corporation (7-Eleven). Mr. Parker holds a bachelor's degree in management from the University of New Mexico.

        Robert R. Brunet has been a board member since 1991. Mr. Brunet is President of Socoro Inc., a management consulting firm. From 1988 to 1998, Mr. Brunet was Vice-President and General Manager of RNG Group Inc., a Canadian energy equipment distribution company. From 1963 to 1988, Mr. Brunet was employed by Gulf Canada Inc. and by Ultramar Canada Inc. where his last function was as Vice-President, Retail Operations.

        Jean A. Élie has been a board member since 1999. From 1998 to 2002, Mr. Élie was managing director of a Canadian bank wholly-owned by Societe Generale (France). From 1987 to 1997, Mr. Élie was a director and member of the Executive Committee and Chairman of the Finance and Audit Committee of Hydro-Quebec, for which he also acted as Interim Chairman in 1996. From 1981 to 1995, he was a Vice-President and officer (director of governance and corporate services) of Burns Fry Limited (today BMO Nesbitt Burns Inc.), a Canadian investment banking and brokerage firm. Mr. Élie was also a director and member of the Executive Committee of the Investment Dealers Association of Canada. Mr. Élie holds a B.C.L. (law) from McGill University and an MBA from the University of Western Ontario and is a member of the Quebec Bar Association.

        Josée Goulet has been a board member since 2000. Mrs. Goulet is Chief of Marketing Services with Bell Canada, a telephone company. Mrs. Goulet joined the Bell group of companies in 1985 and held various management positions prior to being appointed to various senior management positions since

1994. Mrs. Goulet graduated from the Ecole Polytechnique of Montreal where she obtained a bachelor's degree in electrical engineering and holds an MBA from McGill University in Montreal.

        Roger Longpré has been a board member since 2001. Mr. Longpré is President and founder of Mergerac Inc., a consulting firm in the areas of mergers and acquisitions and corporate finance. In 1986, Mr. Longpré joined Raymond Chabot Grant Thornton where, as a partner, he began consulting in the areas of corporate finance and mergers and acquisitions and subsequently became responsible for all of the firm's financial consulting services. From 1980 to 1986, Mr. Longpré was Vice-President of Credit Suisse First Boston Canada, Montreal Branch. Prior to 1980, Mr. Longpré was employed in the banking industry. Mr. Longpré holds a baccalaureate in commerce from the Universite du Quebec a Montreal and an MBA from Concordia University in Montreal.

        Jean Turmel has been a board member since 2002. Mr. Turmel is President, Financial Markets, Treasury and Investment Bank of a Canadian chartered bank. Mr. Turmel is a director of a Canadian chartered bank and of Maple Financial and a director and chairman of National Bank Financial Inc. Mr. Turmel is also Chairman of the Board of Natcan Investment Management Inc. Prior to 1981, Mr. Turmel held various positions at McMillan Bloedel Inc., Dominion Securities Inc. and Merrill Lynch Royal Securities. Mr. Turmel holds a baccalaureate in commerce and an MBA both from Laval University in Quebec City.

        Jean-Pierre Sauriol was elected to the board of directors on September 24, 2003. Mr. Sauriol is President and Chief Executive Officer of Dessau-Soprin Inc., one of Canada's largest engineering-construction companies. Mr. Sauriol was Chairman of the Association of Consulting Engineers of Canada in 1993 and of the Association of Consulting Engineers of Quebec in 1988 and 2000. Mr. Sauriol is a Fellow of the Canadian Academy of Engineering. Mr. Sauriol graduated from the Ecole Polytechnique of Montreal in 1979 and completed Harvard Business School's Owner President Management Program in 1993.

        Roger Desrosiers was elected to the board of directors on September 24, 2003. Mr. Desrosiers has been a chartered accountant since 1963. In 1973, Mr. Desrosiers founded an accounting firm that subsequently merged with Arthur Andersen in 1994. From 1994 to 2000, Mr. Desrosiers was the Managing Partner, Eastern Canada of Arthur Andersen. From 1968 to 1973, Mr. Desrosiers was assistant-treasurer, director of accounting and budget for Quebec-Telephone (now TELUS Inc.). Prior to 1968, Mr. Desrosiers practised accounting with Coopers & Lybrand. Mr. Desrosiers is a Fellow of the Quebec Order of Chartered Accountants. Mr. Desrosiers sits on the Board of Directors of various insurance companies and is a member of the Consulting Board of Telus Quebec Inc. and Telus Solutions d'Affaires. Mr. Desrosiers holds a Masters Degree in Commercial Sciences and a License in Accounting Sciences both from Laval University in Quebec City.

Committees of the Board of Directors

        We are managed by our board of directors. The board of directors of Alimentation Couche-Tard Inc. has three standing committees: an executive committee, an audit committee and a human resources and corporate governance committee. Each committee has been given a specific mandate by the board of directors, each of which is incorporated into a corporate governance policy.

  Executive Committee

        The executive committee has the authority to exercise, from time to time, all the powers of our board of directors, except the powers that may not be delegated to a committee pursuant to our governing laws and subject to any restrictions imposed by the board of directors, within the limits of the mandates and responsibilities of other committees of the board of directors in accordance with current corporate governance guidelines. The executive committee must also advise the board of directors of all decisions of a strategic nature. The members of the executive committee are Alain Bouchard, Richard Fortin, Réal Plourde and Jacques D'Amours.

  Audit Committee

        The audit committee assists the board of directors in its task of supervising our accounting and financial procedures and financial reporting in order to enhance its integrity and ensure compliance with all legal requirements. The audit committee also ensures that we respect our financial commitments and comply with legal and regulatory requirements governing financial reporting and the management of financial risk. The audit committee consists entirely of outside independent directors with an understanding of accounting procedures. The members of the audit committee are Robert Brunet, Roger Desrosiers and Roger Longpré.

  Human Resources and Corporate Governance Committee

        The human resources and corporate governance committee assists the board of directors in fulfilling its human resources responsibilities, including the task of proposing new nominees to the board of directors and to senior management. The committee also assists the board of directors in its responsibilities regarding corporate governance and ethics. The human resources committee consists entirely of outside independent directors. The members of the human resources and corporate governance committee are Jean Élie, Jean-Pierre Sauriol and Roger Longpré.

Director Compensation

        Non-employee directors are paid an annual fee of $15,000 plus $1,200 for each board or committee meeting attended. Committee chairpersons are paid an additional $3,000 and committee members are paid an additional $1,000 as annual fees. Travel and lodging expenses are reimbursed. Robert Brunet receives an additional $15,000 per year for serving as lead director on the board of directors.

Compensation of Executive Officers

        The following tables set forth information concerning the annual and long-term compensation for services rendered in all capacities to Alimentation Couche-Tard Inc. for each of the last three fiscal years ended April 27, 2003, April 28, 2002 and April 29, 2001 for the President and Chief Executive Officer of Alimentation Couche-Tard Inc. and its four other most highly compensated executive officers as at April 27, 2003:

Summary Compensation Table

	Annual Compensation				Long-term Compensation
Name and Principal Position	Salary ($)	Bonus ($)	Other Compensation ($)		Securities Underlying Options (#)
Alain Bouchard
President and Chief Executive Officer
2003	547,722	335,480	(a	)	—
2002	476,280	322,084	(a	)	900,000
2001	453,600	241,292	(a	)	500,000
Richard Fortin
Executive Vice-President and Chief Financial Officer
2003	288,230	176,541	(a	)	—
2002	250,635	169,962	(a	)	410,000
2001	238,700	128,170	(a	)	200,000
Réal Plourde
Executive Vice-President and Chief Operating Officer
2003	288,230	257,166	(a	)	—
2002	250,635	167,612	(a	)	410,000
2001	238,700	129,363	(a	)	200,000
Brian Hannasch
Vice-President, Integration
2003	US$173,846	US$114,755	(a	)	50,000
2002	US$126,922	US$61,051	(a	)	200,000
2001	—	—	(a	)	—
David Rodgers
Vice-President, Operations, Central Canada
2003	193,000	85,372	(a	)	10,000
2002	188,300	74,088	(a	)	20,000
2001	182,800	76,776	(a	)	100,000

(a)
The amount of other compensation does not exceed, for the named executive officers, the lesser of $50,000 per person or 10% of cash remuneration paid to the applicable named executive officer in the applicable year.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2003	Exercise Price ($/sh)	Market Value of Subordinate Voting Shares Underlying Options on Date of Grant ($)(a)	Expiration Date
Alain Bouchard	—	—	—	—	—
Richard Fortin	—	—	—	—	—
Réal Plourde	—	—	—	—	—
Brian Hannasch	50,000	18.87%	$15.425	784,000	July 3, 2012
David Rodgers	10,000	3.77%	$15.425	156,800	July 3, 2012

(a)
Based on the closing price of the Class B subordinate voting shares on the Toronto Stock Exchange on the date of grant.

Aggregate Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth the information about stock options exercised during fiscal year 2003 by the named executive officers of Alimentation Couche-Tard Inc. and the fiscal year-end values of unexercised options held by the named executive officers as at April 27, 2003. All of these options were granted under the stock option plan.

			Number of Securities Underlying Unexercised Options at April 27, 2003		Value of Unexercised Options at April 27, 2003(a)
	Shares Acquired on Exercise (#)	Aggregate Value Realized ($)
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alain Bouchard	—	—	1,140,000	860,000	$6,467,700	$2,971,800
Richard Fortin	—	—	604,000	406,000	$3,629,040	$1,512,060
Réal Plourde	—	—	604,000	406,000	$3,629,040	$1,512,060
Brian Hannasch	—	—	90,000	160,000	$402,000	$603,000
David Rodgers	—	—	170,000	100,000	$1,301,430	$718,320

(a)
Based on a closing price of $13.09 of the Class B subordinate voting shares on the Toronto Stock Exchange on April 25, 2003, the last business day prior to April 27, 2003.

(b)
Since April 27, 2003, Alimentation Couche-Tard Inc. has granted an additional 200,000 options to Alain Bouchard, 100,000 options to Richard Fortin and 100,000 options to Réal Plourde on October 15, 2003 at an exercise price of $20.20, and 15,000 options to Brian Hannasch and 10,000 options to David Rodgers on June 20, 2003 at an exercise price of $13.99.

Stock Option Plan

        In 1999, Alimentation Couche-Tard Inc. established a stock option plan for the benefit of certain of our executives, including named executive officers, and key employees and those of our subsidiaries. The stock option plan provides for the purchase of a maximum of 8,446,000 Class B subordinate voting shares of Alimentation Couche-Tard Inc. which were specifically reserved for this purpose. The aggregate number of Class B subordinate voting shares reserved for issuance at any time to any one optionee cannot exceed 5% of the aggregate number of multiple voting shares and subordinate voting shares outstanding on a non-diluted basis at such time, less the total of all shares reserved for issuance to such optionee pursuant to any other share compensation arrangement. Options may be granted for a term of up to ten years and the terms during which such options may be exercised are determined by the board of directors at the time of each grant of options. The conditions of vesting and exercise of the options are established by the board of directors when such options are granted and the option price, as established by the board of directors, cannot be less than the weighted average closing price for a board lot of the subordinate voting shares for the five days preceding the date of grant.

Liability Insurance

        Alimentation Couche-Tard Inc. has purchased liability insurance for its directors and officers and for Couche-Tard in respect of any loss for which it may be required or permitted by law to indemnify our directors or officers. This policy also covers certain of our subsidiaries and their directors and officers. The policy is for a term from June 1, 2003 to June 1, 2004 and provides insurance coverage of $25 million for a premium of $325,000. The first $500,000 of any claim made in Canada and the first $1,000,000 of any claim made in the United States is deductible and payable by us.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information with regard to the beneficial ownership of the Class A multiple voting shares and Class B subordinate voting shares of Alimentation Couche-Tard Inc. as of February 1, 2004 and upon the exercise of stock options that were exercisable on February 1, 2004 or within 60 days thereafter by (i) each of the board members, (ii) each of the executive officers, (iii) all of the board members and executive officers of Alimentation Couche-Tard Inc. as a group, and (iv) any person who beneficially owns or exercises control or direction over shares carrying more than 10% of the votes attached to each class of Alimentation Couche-Tard Inc.'s voting shares outstanding. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.

	Class A Multiple Voting Shares		Class B Subordinate Voting Shares
Name	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Percent of Total Values
Board Members and Executive Officers:
Alain Bouchard (1)	16,270,160	57.0%	1,421,984	1.9%	45.7%
Richard Fortin (1)	966,140	3.4%	759,600	1.0%	2.9%
Réal Plourde (1)	350,256	1.2%	982,800	1.3%	1.2%
Jacques D'Amours (1)(2)	1,421,760	5.0%	452,100	*	4.1%
Brian Hannasch	—	—	153,000	*	*
Stéphane Gonthier	—	—	187,500	*	*
David Rodgers	—	—	238,000	*	*
Kim Trowbridge	—	—	241,000	*	*
Michel Bernard	—	—	14,000	*	*
Joy Powell	—	—	6,000	*	*
Geoffrey Haxel	—	—	6,000	*	*
Robert Campau	—	—	6,000	*	*
Charles Parker	—	—	6,000	*	*
Robert Brunet	—	—	112,000	*	*
Jean Élie	—	—	24,700	*	*
Josée Goulet	—	—	24,000	*	*
Roger Longpré	—	—	16,000	*	*
Jean Turmel	—	—	10,000	*	*
Jean-Pierre Sauriol	—	—	—	—	—
Roger Desrosiers	—	—	—	—	—
All current board members and executive officers as a group (20 persons)	19,008,316	66.6%	4,660,684	6.3%	54.2%
Persons holding more than 10% of the votes:
Developpements Orano Inc. (1)	14,973,132	52.4%	—	—	41.7%
Metro Inc.	7,509,340	26.3%	2,861,834	3.9%	21.7%
FMR Corp.	1,880,720	6.6%	10,136,877	13.7%	8.1%
Franklin Templeton Investments Corp.	—	—	8,010,455	10.9%	2.2%

*
Less than 1%

(1)
Developpements Orano Inc. holds 14,973,132 Class A multiple voting shares. Mr. Bouchard is the controlling shareholder of Orano. The voting shares of Orano are held in the following respective percentages: Mr. Bouchard: 57.82%, Mr. Fortin: 13.63%, Mr. Plourde: 1.64% and Mr. D'Amours: 26.91%.

(2)
Includes 74,500 Class B subordinate voting shares held in Mr. D'Amours' daughters' names. Mr. D'Amours disclaims beneficial ownership of such shares.

        An affiliate of Metro Inc. ("Metro"), predecessors to Developpements Orano Inc. (the "holding company"), and each of Messrs. Alain Bouchard, Richard Fortin and Jacques D'Amours were parties to a shareholders' agreement with respect to their shareholdings in a predecessor of Alimentation Couche-Tard Inc. The rights and obligations of the parties under that shareholders' agreement were principally as follows:

(i)
Metro and the holding company had a reciprocal right of first refusal on the sale and transfer of the shares of the predecessor company held by them, subject to certain exceptions for transfers to permitted assignees (including to any of Messrs. Alain Bouchard, Richard Fortin and Jacques D'Amours);

(ii)
Metro had a pre-emptive right to participate in new issues of shares to maintain its then existing equity ownership percentage of the predecessor company;

(iii)
Metro had the right to nominate one person for election to the board of directors of the predecessor company;

(iv)
Metro had also agreed not to purchase additional shares of capital stock of the predecessor company, otherwise than in accordance with the terms of the shareholders' agreement; and

(v)
in the event of a change of control of the holding company, Metro had the right to purchase the shares of the predecessor company held by the holding company or to cause the holding company to purchase the shares of the predecessor company held by Metro, at a price based on the then market price for such shares.

        This agreement provided that it terminated either (i) if Metro no longer held at least 10% or (ii) the holding company no longer held at least 20%, of the issued and outstanding capital stock of the predecessor company. Alimentation Couche-Tard Inc. and Orano are currently reviewing the applicability of that agreement to the current situation. In 2000, Metro Inc. and Alimentation Couche-Tard Inc. entered into an agreement providing, amongst other things, that so long as Metro Inc. holds shares representing at least 10% of the issued and outstanding capital stock of Alimentation Couche- Tard Inc., it will have the right to nominate one person for election to the board of directors of Alimentation Couche-Tard Inc.

DESCRIPTION OF CAPITAL STOCK

        Alimentation Couche-Tard Inc. has two classes of voting stock, Class A multiple voting shares and Class B subordinate voting shares. Except with respect to voting rights and conversion rights, the Class A multiple voting shares and the Class B subordinate voting shares carry the same rights, privileges, restrictions and conditions. Each Class A multiple voting share is entitled to ten votes on matters for which shareholders may cast votes, except for the following matters which provide for only one vote per share: the amalgamation of Alimentation Couche-Tard Inc. with any other corporation other than one or more of its subsidiaries; the sale, lease, transfer or other disposition (other than in the ordinary course of business) of all or substantially all of Alimentation Couche-Tard Inc.'s assets to any corporation other than one or more of its subsidiaries; or the voluntary liquidation, dissolution or winding-up of Alimentation Couche-Tard Inc. The Class A multiple voting shares are convertible at any time into Class B subordinate voting shares on a share-for-share basis at the holder's option. The articles prohibit the issuance of any additional Class A multiple voting shares, except in the case of a conversion as described hereunder. Each Class B subordinate voting share is entitled to one vote on matters for which shareholders may cast votes. Class B subordinate voting shares are convertible automatically into Class A multiple voting shares on a share-for-share basis upon the earliest to occur of: (i) the day upon which all of the Majority Holders (defined in Alimentation Couche-Tard Inc.'s articles as being Messrs. Alain Bouchard, Richard Fortin, Réal Plourde and Jacques D'Amours) will have reached the age of 65, or (ii) the day when the Majority Holders hold, directly or indirectly, collectively less than 50% of the voting rights attaching to all our outstanding voting shares. In addition, in the event that an offer as defined in Alimentation Couche-Tard Inc.'s articles is made to holders of Class A multiple voting shares, each Class B subordinate voting share shall become convertible at the holder's option into one Class A multiple voting share, for the sole purpose of allowing the holder to accept the Offer.

        Alimentation Couche-Tard Inc. has two classes of preferred stock, both issuable in series, the First and the Second Preferred shares, which have no voting rights, but which rank prior to other classes of stock with respect to dividends and payment of capital upon dissolution. The order of priority for the payment of dividends is as follows: First Preferred shares, then Second Preferred shares and Class B subordinate voting shares and then Class A multiple voting shares, ranking pari passu.

        As of February 1, 2004, Alimentation Couche-Tard Inc. had 28,548,424 Class A multiple voting shares and 69,807,078 Class B subordinate voting shares issued and outstanding. In addition, there are 6,677,400 options to acquire Class B subordinate voting shares under Alimentation Couche-Tard Inc.'s stock option plan. There are no First Preferred Shares or Second Preferred Shares outstanding.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

        In connection with the Acquisition, we refinanced the majority of Couche-Tard's long-term debt. Our senior credit facility is secured by a first priority security interest on substantially all our tangible and intangible assets and, is voluntarily prepayable at any time without penalty.

        A syndicate of lenders led by three Canadian chartered banks has provided us with a senior credit facility. The senior credit facility is comprised of:

  •
  five-year revolving credit facilities of up to an aggregate of approximately $150.0 million;

  •
  a five-year Canadian Term Loan A facility of US$265.0 million; and

  •
  a seven-year U.S. Term Loan B facility of US$245.0 million.

        Revolving Credit Facilities.    We have five-year revolving credit facilities in the amount of $50 million available in Canadian dollars or U.S. dollars to the Canadian borrowers and in the amount of US$75 million available in U.S. dollars to the U.S. borrowers, which bear interest at the Canadian prime rate, or the Canadian or U.S. base rate (as applicable) or LIBOR, plus a certain margin varying on the basis of our leverage ratio. The revolving facilities are also available in the form of bankers' acceptances (for Canadian dollar advances) and in the form of letters of credit (not to exceed $10 million (or the U.S. dollar equivalent) in respect of the Canadian facility and US$30 million in respect of the U.S. facility). As of February 1, 2004, the facilities are undrawn, except for letters of credit of approximately $25 million.

        Canadian Term Loan A Facility.    We have a five-year Term Loan A facility denominated in U.S. dollars in the amount of US$265 million that amortizes over the term of the facility in quarterly installments varying from 2.5% to 7.5% of the principal amount. The facility bears interest at the Canadian base rate or LIBOR, plus a certain margin varying on the basis of our leverage ratio. This facility is fully drawn.

        U.S. Term Loan B Facility.    In addition, we have a seven-year Term Loan B facility denominated in U.S. dollars in an amount of US$245 million that amortizes over the term of the facility in quarterly installments equal to 1% per annum in the first six years and 94% in the seventh year. This loan bears interest at the U.S. base rate or LIBOR, plus a fixed margin. This facility is fully drawn.

  Prepayments

        Our senior credit facility may be prepaid without premium or penalty at any time. In addition, we may be required to prepay loans outstanding under the senior credit facility, subject to certain limitations, by using:

  •
  100% of the net proceeds from the sale or issuance of certain debt or equity securities;

  •
  100% of the net cash proceeds from certain asset sales (excluding sales of inventory in the ordinary course of business and certain specified dispositions), and insurance or condemnation proceeds, subject to certain reinvestment provisions; and

  •
  50% of our excess cash flow (as defined in the credit agreement) in each fiscal year, except when our adjusted leverage ratio is below a certain level.

  Increase in Commitments

        Under the senior credit facility, we may request an increase of the lenders' commitments under either the revolving credit facilities or the term facilities in Canadian or U.S. dollars up to an aggregate amount equal to US$100 million; however, the lenders are not obligated to fund any of the requested increase in commitments.

  Certain Covenants

        The senior credit facility requires us to meet certain financial covenants, including minimum fixed charge and interest coverage ratios and maximum senior secured and total adjusted leverage ratios. In addition, our senior credit facility contains certain covenants, which, among other things, limit our ability to incur additional debt, create liens, pay dividends, effect transactions with our affiliates, sell assets, make capital expenditures, pay subordinated debt (including the notes), merge, consolidate, enter into acquisitions, and effect sale-leaseback transactions.

  Events of Default

        Our senior credit facility contains customary events of default for a facility of this nature, including cross-default with certain material indebtedness such as the notes or material sale-leaseback transactions and upon a change of control.

  Guarantors

        Our obligations under the senior credit facility are guaranteed by all our material subsidiaries.

Capital Leases and Other Debt

        Couche-Tard has $3.0 million of debt attributable to properties under capital leases with rates ranging from 8.18% to 13.25% for 2003 and payable on various dates until 2018. As of February 1, 2004, Circle K had US$7.5 million of debt attributable to long-term debt and capital leases. The Circle K store leases generally have primary terms of up to 18 years, with varying renewal provisions. The leases for other Circle K property and equipment are for terms of up to 17 years.

        As of September 30, 2003, Circle K had an 8.75% note payable in the principal amount of approximately US$5.1 million outstanding. The note is collateralized by certain stores in Florida. The note requires principal and interest payments throughout its term. The final payment is due on December 1, 2019. The note payable agreement contains covenants that require the maintenance of certain financial ratios. At December 31, 2002 and 2001, Circle K was in compliance with all debt covenants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As of February 1, 2004, Metro Inc. owned 7,509,340 Class A multiple voting shares and 2,861,834 Class B subordinate voting shares of Alimentation Couche-Tard Inc. Prior to 2003, Couche-Tard purchased groceries from Metro Inc. In 2002, purchases from Metro were $121.4 million and in 2001 purchases from Metro were $113.9 million. Couche-Tard believes all such purchases were at fair value and in the normal course of business.

DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the words (1) "Issuers," "us," "we" and "our" refer jointly to Couche-Tard U.S. L.P. and Couche-Tard Financing Corp., (2) "Company" refers only to Couche-Tard U.S. L.P. and (3) "Parent" refers only to Alimentation Couche-Tard Inc. and, in all cases, do not refer to any of their respective Subsidiaries.

        On December 17, 2003, the issuers issued the outstanding Notes under an Indenture (the "Indenture") among the Issuers, the Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). The Indenture will also cover the terms and conditions relating to the Notes to be received in exchange for the outstanding Notes pursuant to the exchange offer. In this section, the term "Notes" refers to the exchange notes, unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA").

        The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these Notes. We will provide you with a copy of the Indenture if you request one.

Brief Description of the Notes and the Guarantees

  The Notes

        The Notes are the joint and several obligations of the Issuers and:

  •
  are general unsecured obligations of the Issuers;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness of the Issuers;

  •
  are senior in right of payment to any future subordinated Indebtedness of the Issuers; and

  •
  are unconditionally Guaranteed by the Guarantors.

  The Guarantees

        The Notes are Guaranteed by Parent, the direct and indirect Subsidiaries of Parent organized in Canada or any province or territory thereof that guarantee or are borrowers under the Senior Credit Facility (together with Parent, the "Canadian Guarantors") and the direct and indirect Subsidiaries of Parent organized in the United States, any State thereof or the District of Columbia that guarantee or are borrowers under the Senior Credit Facility (the "U.S. Guarantors" and, together with the Canadian Guarantors, with the exception of Parent, the "Subsidiary Guarantors"). The Subsidiary Guarantors, together with Parent, are referred to as the "Guarantors".

        The Guarantees of the Notes:

  •
  are general unsecured obligations of each Guarantor;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor; and

  •
  are senior in right of payment to any future subordinated Indebtedness of each Guarantor.

        As of February 1, 2004, the Issuers and the Guarantors had total Senior Indebtedness of approximately 691.0 million. As indicated above and as discussed in detail below under the subheading "—Subordination," payments on the Notes and under the Guarantees will be subordinated to the payment in cash in full of Senior Indebtedness. The Indenture will permit the Issuers and the Guarantors to incur additional Senior Indebtedness.

        As of the date of the Indenture, all of Parent's Subsidiaries (including the Issuers) were "Restricted Subsidiaries." However, under the circumstances described below in the definition of "Unrestricted Subsidiary," Parent will be permitted to designate certain of its Subsidiaries (other than the Issuers) as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not Guarantee the Notes. In addition, not all of Parent's Subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries of Parent, these non-Guarantor Subsidiaries of Parent will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to Parent. On a pro forma basis, after giving effect to the December Transactions, our non-Guarantor subsidiaries would have accounted for less than 3% of our consolidated revenues and EBITDA for fiscal 2003 and less than 3% of our assets and liabilities as of April 27, 2003.

        The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture and the Registration Rights Agreement.

Principal, Maturity and Interest

        The Issuers will jointly and severally issue Notes denominated in US dollars in this offering in an aggregate principal amount of US$350.0 million. The Issuers will issue Notes in denominations of US$1,000 and integral multiples of US$1,000. The Notes will mature on December 15, 2013. Subject to our compliance with the covenant described under the subheading "—Certain Covenants—Limitation on Additional Indebtedness", we are entitled to, without the consent of the holders, issue more Notes under the Indenture on the same terms and conditions as the Notes being offered hereby in an unlimited aggregate principal amount (the "Additional Notes"). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes", references to the Notes include any Additional Notes actually issued.

        Interest on the Notes will accrue from the Issue Date, or if interest has already been paid on the outstanding Notes or the Notes, from the date it was most recently paid, at the rate of 7 1/2% per annum and will be payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2004. The Issuers will make each interest payment to the Holders of record of the Notes at the close of business on the immediately preceding June 1 and December 1. The interest rate on the Notes is subject to increase under the circumstances described below under the heading "Exchange Offer; Registration Rights." Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Amounts

        All payments made by the Company with respect to the Notes or any Canadian Guarantor with respect to its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company or such Canadian Guarantor, as applicable, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or such Canadian Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or its Guarantee, as applicable, it will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Notes (an "Excluded Holder") (i) with which the Company or such Canadian Guarantor, as applicable, does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or at the time that any such payment is deemed to be paid or credited, (ii) which is subject to Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the Notes or the receipt of payments thereunder, (iii) which presents any Note for payment of principal more than 60 days after the later of (x) the date on which payment first because due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which the full amount payable has been so received and notice to that effect has been given to the Holders of Notes by the Trustee, except to the extent that such Holder of Notes would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60-day period, (iv) which failed to duly and timely comply with a timely request of the Company or such Canadian Guarantor, as applicable, to provide information, documents or other evidence concerning such Holder's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder of Notes but for this clause (iv) or (v) any combination of the foregoing number clauses of this proviso. The Company or such Canadian Guarantor, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or such Canadian Guarantor will furnish to the Trustee within 30 days after the date of the payment of any Taxes due pursuant to applicable law, a certification that such payment has been made.

        The Company and each Canadian Guarantor will indemnify and hold harmless each Holder of Notes (other than an Excluded Holder), and upon written request of any Holder of Notes (other than an Excluded Holder), reimburse each such Holder, for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes or such Canadian Guarantor's Guarantee, as applicable; (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto); and (iii) any such Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) or (ii), so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if such Taxes on such reimbursement had not been imposed.

Optional Redemption

        Except as set forth below and under "—Redemption for Changes in Withholding Taxes," the Issuers may not redeem the Notes.

        Before December 15, 2006, the Issuers may redeem up to 35% of the aggregate principal amount of Notes originally issued at any time and from time to time at a redemption price equal to 107.500% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date out of the Net Proceeds of one or more Public Equity Offerings after the Issue Date; provided that

          (1)   at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption; and

          (2)   any such redemption occurs within 90 days following the closing of such Public Equity Offering.

        On and after December 15, 2008, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on December 15 of each year listed below:

Year	Percentage
2008	103.750%
2009	102.500%
2010	101.250%
2011 and thereafter	100.000%

Selection and Notice of Redemption

        In the event of a redemption of less than all of the Notes, the Trustee will select the Notes to be redeemed as follows:

          (1)   if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

          (2)   if the Notes are not then listed, on a pro rata basis, by lot or in such other manner as the Trustee deems fair and equitable.

        The Notes will be redeemable upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a Holder's registered address. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers have failed to redeem any such Note.

Redemption for Changes in Withholding Taxes

        If the Company or any Canadian Guarantor becomes obligated to pay any Additional Amounts because of a change in the laws or regulations of Canada or any Canadian taxing authority, or a change in any official position regarding the application or interpretation thereof, that is publicly announced or becomes effective on or after the Issue Date, the Issuers, may, at any time, redeem all, but not part, of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided that (i) in the case of Additional Amounts payable by a Canadian Guarantor only, such Canadian Guarantor is at such time making payments to the Holders pursuant to its Guarantee and (ii) the Company or the applicable Canadian Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or such Canadian Guarantor, as applicable (not including substitution of the obligor under the Notes). No such notice of redemption may be given earlier than 90 days prior to the earliest date the Company or such Canadian Guarantor would be obligated to pay such Additional Amounts nor later than 180 days after the Company or such Canadian Guarantor, as applicable, first becomes liable to pay any Additional Amounts as a result of such change or amendment.

        Prior to the mailing of any notice of redemption pursuant to this provision, the Issuers, will deliver to the Trustee an officer's certificate stating that the Issuers are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Issuers, as applicable, so to redeem have occurred.

Subordination

        The indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Issuers. The holders of Senior Indebtedness of the Issuers will be entitled to receive payment in cash in full of all amounts due on or in respect of all Senior Indebtedness of the Issuers before the Holders are entitled to receive or retain any payment of any kind on the Notes (other than a payment in the form of Permitted Junior Securities or from the trust described under the subheading "—Legal Defeasance and Covenant Defeasance") in the event of any distribution to creditors of the Issuers in any:

          (1)   bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or to their assets;

          (2)   liquidation or dissolution or other winding-up of the Issuers;

          (3)   assignment for the benefit of creditors of the Issuers; or

          (4)   marshalling of assets or liabilities of the Issuers.

        Until the Senior Indebtedness of the Issuers is paid in full in cash, (i) any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive Permitted Junior Securities; and (ii) if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

        The Issuers also may not make any payment in respect of the Notes (other than a payment in the form of Permitted Junior Securities or from the trust described under the subheading "—Legal Defeasance and Covenant Defeasance") or make any deposit pursuant to the provisions under the subheading "—Legal Defeasance and Covenant Defeasance" below and may not purchase, redeem or otherwise retire any Notes if:

          (1)   a Payment Default on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

          (2)   any Non-Payment Default occurs and is continuing on Designated Senior Indebtedness and the Trustee receives a notice of such Non-Payment Default (a "Payment Blockage Notice") from the representative of the holders of such Designated Senior Indebtedness.

        Payments on the Notes must be resumed:

          (1)   in the case of a Payment Default, upon the date on which such Payment Default is cured, waived in writing or otherwise ceases to exist; and

          (2)   in case of a Non-Payment Default, the earlier of the date on which such Non-Payment Default is cured, waived in writing or otherwise ceases to exist (provided that no Payment Default has occurred and is then continuing) or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until:

          (1)   360 days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice; and

          (2)   all scheduled payments of principal, premium and interest on the Notes that have come due have been paid in full in cash.

        So long as there shall remain outstanding any Bank Indebtedness, a Payment Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein.

        No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Payment Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        When the payment blockages described above are no longer in effect, the Issuers must resume making any and all required payments on the Notes, including any missed payments. If the Issuers fail to make any payment on the Notes, when due or within any applicable grace period, whether or not on account of the payment blockage provisions, such failure would constitute a Default under the Indenture and would enable the Holders to accelerate the maturity thereof as described under "—Events of Default."

        Each Guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in cash in full of all Senior Indebtedness of the respective Guarantor and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate payment blockage periods, upon terms substantially similar to the subordination provisions of the Notes described above.

        A Holder by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuers, Holders may recover less ratably than creditors of the Issuers who are holders of Senior Indebtedness. See "Risk Factors—Subordination."

Certain Covenants

        The Indenture contains, among others, the following covenants:

  Limitation on Additional Indebtedness

        Parent will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, the Issuers) to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that if no Default or Event of Default has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, the Issuers or any Guarantor may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, Parent's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.

        Notwithstanding the foregoing, Parent and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that neither the Issuers nor the Guarantors may incur any Permitted Indebtedness that ranks junior in right of payment to the Notes or the Guarantee of any Guarantor and that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

        For purposes of determining compliance with this "Limitation on Additional Indebtedness" covenant:

          (1)   in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (10) of the definition of "Permitted Indebtedness," or is entitled to be incurred pursuant to the first paragraph of this covenant, Parent may, in its sole discretion, classify such item of Indebtedness on the date of its incurrence or, subject to clause (2) below, later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant;

          (2)   Indebtedness of Parent or any Restricted Subsidiary under the Senior Credit Facility outstanding on the Issue Date will be deemed to have been incurred pursuant to clause (1) of the definition of "Permitted Indebtedness" and Parent will not be permitted to reclassify any portion of such Indebtedness thereafter;

          (3)   accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness of the same class, in each case in accordance with the terms of the underlying Indebtedness at its time of incurrence by Parent or a Restricted Subsidiary, as the case may be, will not be considered to be an incurrence of Indebtedness for purposes of this covenant; provided that the underlying Indebtedness is incurred in accordance with the terms of the Indenture;

          (4)   any increase in the Canadian dollar equivalent of outstanding Indebtedness of Parent or any of its Restricted Subsidiaries denominated in a currency other than Canadian dollars resulting from fluctuations in the exchange values of currencies will not be considered to be an incurrence of Indebtedness for purposes of this covenant; and

          (5)   the Canadian dollar equivalent principal amount of any Indebtedness denominated in a currency other than Canadian dollars will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was incurred, or first committed, in the case of revolving credit Indebtedness, as applicable; provided that if any Indebtedness is incurred to Refinance Indebtedness denominated in a currency other than Canadian dollars and such Refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Canadian dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the Indebtedness incurred to Refinance such outstanding Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

  Limitation on Other Senior Subordinated Indebtedness

        Parent will not, and will not permit the Issuers or any other Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both:

          (1)   subordinate in right of payment to any Senior Indebtedness of the Issuers or such Guarantor, as the case may be; and

          (2)   senior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

        For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes or a Guarantee, as the case may be, if it is not explicitly subordinated in right of payment to Senior Indebtedness of the Issuer or such Guarantor, as the case may be, at least to the same extent as the Notes and the Guarantee of such Guarantor, as the case may be, are subordinated to such Senior Indebtedness. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Senior Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Limitation on Restricted Payments

        Parent will not make, and will not permit any Restricted Subsidiary to, directly or indirectly, make, any Restricted Payment, unless:

          (1)    no Default or Event of Default has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment;

          (2)    immediately after giving pro forma effect to such Restricted Payment, Parent could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "—Limitation on Additional Indebtedness" above; and

          (3)    immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of:

            (a)    50% of Parent's Consolidated Net Income accrued during the period (treated as one accounting period) from October 13, 2003 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

            (b)    100% of the aggregate Net Proceeds received by Parent from the issue or sale after the Issue Date (for avoidance of doubt, excluding the Cash Equity Contribution) of its Capital Stock (other than Disqualified Capital Stock or Capital Stock issued to any Subsidiary of Parent) or any Indebtedness or other securities of Parent convertible into or exercisable or exchangeable for its Capital Stock (other than Disqualified Capital Stock) which have been so converted, exercised or exchanged, as the case may be, excluding, in the case of this clause (b), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under "—Optional Redemption";

            (c)    without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Proceeds received by Parent after the Issue Date (for avoidance of doubt, excluding the Cash Equity Contribution) from any equity contribution from a holder of its Capital Stock (other than any Restricted Subsidiary of Parent), excluding, in the case of this clause (c), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under "—Optional Redemption"; and

            (d)    without duplication, the sum of:

              (i)    the aggregate amount returned in cash on or with respect to an Investment (other than a Permitted Investment) in any Person made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions;

              (ii)    the net proceeds received by Parent or any of the Restricted Subsidiaries from the disposition (other than to Parent or any Subsidiary of Parent), retirement or redemption of all or any portion of an Investment described in clause (3)(d)(i); and

              (iii)    upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the net assets of such Subsidiary;

      provided, however, that, with respect to an Investment in any Person, the sum of clauses (i), (ii) and (iii) above with respect to the Investment in such Person may not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date.

        For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its fair market value.

        The provisions of this covenant will not prohibit:

          (1)    the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture;

          (2)    the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of Parent or Indebtedness subordinate in right of payment to the Notes by conversion into, or by or in exchange for, shares of its Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to any Subsidiary of Parent) of other shares of its Capital Stock (other than Disqualified Capital Stock); and

          (3)    the redemption or retirement of Indebtedness of Parent subordinate in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of, its Indebtedness (other than any Indebtedness owed to any Subsidiary of Parent) that is Refinancing Indebtedness.

        In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of the first paragraph above, amounts expended pursuant to clauses (1) and (2) of the immediately preceding paragraph will be included in such calculation.

        Not later than the date of making any Restricted Payment, Parent will deliver to the Trustee an officers' certificate stating that:

          (1)    such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon Parent's latest available financial statements, and

          (2)    no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payment.

  Limitation on Liens

        Parent will not, and will not permit any Restricted Subsidiary to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of Parent or any Restricted Subsidiary or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, without making or causing the Restricted Subsidiary to make, effective provision for securing the Notes or, with respect to Liens on any Guarantor's property or assets, the Guarantee of such Guarantor; and

          (1)    if such Lien secures Indebtedness which is subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, any such Lien will be subordinate to the Lien granted to Holders to the same extent as such Indebtedness is subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, and

          (2)    in all other cases, the Notes or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured.

  Limitation on Transactions with Affiliates

        Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

          (1)    such Affiliate Transaction is between or among Parent and one or more of the Restricted Subsidiaries; or

          (2)    the terms of such Affiliate Transaction are fair and reasonable to Parent or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could reasonably by expected to be obtained by Parent or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

        In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $15 million which is not permitted under clause (1) above, Parent must obtain a board resolution of the Board of Directors of Parent certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $25 million which is not permitted under clause (1) above, Parent must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

        The foregoing provisions will not apply to:

          (1)    any Restricted Payment that is not prohibited by the provisions described under "—Limitation on Restricted Payments" above or any Permitted Investment;

          (2)    reasonable fees and compensation (including equity compensation) paid to, and indemnity provided on behalf of, officers, directors or employees of Parent or any Restricted Subsidiary as determined in good faith by Parent's Board of Directors or senior management;

          (3)    any agreement as in effect as of the Issue Date (including, without limitation, the shareholders agreement among Alimentation Couche-Tard Inc., Metro Inc., and Developpements Orano Inc.) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

          (4)    the issuance and sale of Capital Stock (other than Disqualified Capital Stock) by Parent.

  Limitation on Creation of Subsidiaries

        Parent will not create or acquire, and will not permit any Restricted Subsidiary to create or acquire, any Subsidiary other than:

          (1)    a Restricted Subsidiary existing as of the Issue Date;

          (2)    a Restricted Subsidiary that is acquired or created after the Issue Date; provided, however, that (x) if the Senior Credit Facility is then in effect, each such Restricted Subsidiary that guarantees or is otherwise an obligor under the Senior Credit Facility must execute a Guarantee and, (y) if the Senior Credit Facility is then no longer in effect, each such Restricted Subsidiary that is acquired or created after the date on which the Senior Credit Facility is no longer in effect must execute a Guarantee, in each case in substantially the form set forth in the Indenture (and with such documentation relating thereto as the Trustee may reasonably require, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor; or

          (3)    an Unrestricted Subsidiary.

        The Guarantees of the Subsidiary Guarantors will be subject to release as set forth under "—Guarantees".

  Limitation on Asset Sales

        Parent will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

          (1)    Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

          (2)    not less than 75% of the consideration received by Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the following will be deemed to be cash for purposes of this clause (2):

            (a)    any liabilities (as shown on Parent's or such Restricted Subsidiary's most recent balance sheet) of Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate in right of payment to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Parent or such Restricted Subsidiary from further liability; and

            (b)    any securities, notes or other obligations received by Parent or any such Restricted Subsidiary from such transferee that are within 30 days of receipt thereof converted by Parent or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

          (3)    except as provided below, the Asset Sale Proceeds received by Parent or such Restricted Subsidiary are applied:

            (a)    to the extent Parent or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase any then existing Senior Indebtedness of Parent or any such Restricted Subsidiary within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that such payment, repayment or purchase, in the case of prepayment, repayment or purchase of revolving loans, must result in a permanent reduction of the applicable commitments thereunder in an amount equal to the principal amount so repaid; or

            (b)    to the extent Parent or any such Restricted Subsidiary elects, to an Investment in property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) in compliance with "—Limitation on Conduct of Business" below; provided that such Asset Sale Proceeds are applied within 365 days following receipt thereof.

        If on and after the 366th day after any Asset Sale (the "Excess Proceeds Offer Trigger Date") the Available Asset Sale Proceeds exceed $15 million, then such event shall constitute an event of failure within the meaning of subparagraph 212(1)(b)(vii) of the Income Tax Act (Canada) and the Issuers must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes and any other Pari Passu Indebtedness that requires an offer to purchase be made with such Available Asset Sale Proceeds, on a pro rata basis, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

        Notwithstanding the foregoing, Parent shall, within three business days following the receipt of the proceeds of each Designated Sale and Lease-Back Transaction, apply the proceeds of such Designated Sale and Lease-Back Transaction to repay term Indebtedness under the Senior Credit Facility.

        Within 30 days of an Excess Proceeds Offer Trigger Date, the Issuers will mail to the Trustee and each Holder a notice stating, among other things, that the Issuers are making an Excess Proceeds Offer and offering to repurchase Notes and any such other Pari Passu Indebtedness on the date specified in such notice (which will be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed) pursuant to the procedures required by the Indenture and described in such notice.

        If an Excess Proceeds Offer is not fully subscribed, Parent may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and any such other Pari Passu Indebtedness.

        In the event of the transfer of substantially all of the property and assets of Parent and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "—Merger, Consolidation or Sale of Assets" below, the successor Person will be deemed to have sold the properties and assets of Parent and the Restricted Subsidiaries not so transferred for purposes of this covenant, and must comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

  Limitation on Preferred Stock of Restricted Subsidiaries

        Parent will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock issued to Parent or a Restricted Subsidiary) or permit any Person (other than Parent or a Restricted Subsidiary) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) in compliance with "—Limitation on Additional Indebtedness" above in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

  Limitation on Capital Stock of Restricted Subsidiaries

        Parent will not:

          (1)    sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of any Restricted Subsidiary (other than any such transaction resulting in a Lien which constitutes a Permitted Lien); or

          (2)    permit any Restricted Subsidiary to issue any Capital Stock, other than to Parent or a Restricted Subsidiary.

        The foregoing restrictions will not apply to an Asset Sale made in compliance with "—Limitation on Asset Sales" above (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by Parent or any Restricted Subsidiary, such Asset Sale must also comply with "—Limitation on Restricted Payments" above) or the issuance of Preferred Stock in compliance with "—Limitation on Preferred Stock of Restricted Subsidiaries" above.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)    pay dividends or make any other distributions to Parent or any Restricted Subsidiary:

            (a)    on its Capital Stock or

            (b)    with respect to any other interest or participation in, or measured by, its profits;

          (2)    repay any Indebtedness or any other obligation owed to Parent or any Restricted Subsidiary;

          (3)    make loans or advances or capital contributions to Parent or any Restricted Subsidiary; or

          (4)    transfer any of its properties or assets to Parent or any Restricted Subsidiary;

        except for such encumbrances or restrictions existing under or by reason of:

          (1)    the Senior Credit Facility as in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided that any amendment, restatement, renewal, replacement or refinancing is not more disadvantageous to the Holders in any material respect with respect to such encumbrances or restrictions than those existing on the Issue Date;

          (2)    encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided that any amendment, restatement, renewal, replacement or refinancing is not more disadvantageous to the Holders in any material respect with respect to such encumbrances or restrictions than those existing on the Issue Date;

          (3)    the Indenture, the Notes and the Guarantees;

          (4)    applicable law;

          (5)    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

          (6)    customary non-assignment provisions in leases, licenses or other agreements entered in the ordinary course of business and consistent with past practices;

          (7)    Refinancing Indebtedness; provided that such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

          (8)    customary restrictions in security agreements or mortgages securing Indebtedness of Parent or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

          (9)    customary restrictions with respect to a Restricted Subsidiary (other than any Issuer) pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (other than any Issuer);

          (10)    customary restrictions imposed on the transfer of copyrighted or patented materials; or

          (11)    customary restrictions under Sale and Lease-Back Transactions that comply with "—Limitations on Sale and Lease-Back Transactions" and that either (i) apply to the assets being transferred only, or (ii) apply only to the Guarantor or Issuer that is the subject of such Sale and Lease-Back Transaction and Parent determines in good faith at the time such encumbrance or restriction is created that such encumbrance or restriction does not materially and adversely affect the Company's ability to pay principal of, and interest on, the Notes.

  Limitation on Conduct of Business

        Parent and the Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary or related to the businesses in which Parent and the Restricted Subsidiaries are engaged in on the Issue Date.

  Limitation on Sale and Lease-Back Transactions

        Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided that the Issuers or any Guarantor may enter into a Sale and Lease-Back Transaction if:

          (1)    such Issuer or such Guarantor, as applicable, could have incurred an amount of Indebtedness equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under "—Limitation on Additional Indebtedness" above;

          (2)    the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

          (3)    the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and Parent applies the proceeds of such transaction in compliance with, "—Limitation on Asset Sales" above.

  Limitation on Transfer of Assets

        Neither the Issuers nor any Guarantor will sell, convey, transfer or otherwise dispose of its assets or property to any Restricted Subsidiary that is not an Issuer or a Guarantor, except for sales, conveyances, transfers or other dispositions (a) made in the ordinary course of business, (b) to any Restricted Subsidiary if such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary of the Notes or (c) in an aggregate amount after the Issue Date not to exceed $10 million.

Change of Control Offer

        In the event of a Change of Control, which event shall constitute a triggering event and thus an event of failure under the terms of the Indenture within the meaning of subparagraph 212(1)(b)(vii) of the Income Tax Act (Canada), the Issuers must make an offer to repurchase (the "Change of Control Offer") each Holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

        Within 30 days of the occurrence of a Change of Control, the Issuers will mail to the Trustee and each Holder a notice describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date")) pursuant to the procedures required by the Indenture and described in such notice.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful,

          (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions thereof tendered to the Issuers.

The Paying Agent will promptly mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Issuers will execute and issue, the Guarantors shall endorse thereon their Guarantee, and the Trustee will promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note will be issued in an original principal amount in denominations of US$1,000 and integral multiples thereof.

        Prior to complying with any of the procedures of this "Change of Control" covenant, but in any event within 30 days following any Change of Control, the Issuers covenant to:

          (1) repay in cash in full all obligations and terminate all commitments under or in respect of all Senior Indebtedness the terms of which prohibit the purchase by the Issuers of the Notes upon a Change of Control in compliance with the terms of this covenant or offer to repay in cash in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

          (2) obtain the requisite consents under all such Senior Indebtedness to permit the repurchase of the Notes as described above.

The Issuers must first comply with the covenant described in the preceding sentence before they will be required to purchase Notes in the event of a Change of Control; provided that the Issuers' failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (3) under "—Events of Default" below.

        The Indenture further provides that (1) if any Issuer or any Guarantor has outstanding any Indebtedness that is subordinated in right of payment to the Notes or the Guarantees or has any Preferred Stock outstanding and such Issuer or such Guarantor is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, such Issuer or such Guarantor will not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Issuers have paid the Change of Control Purchase Price to the Holders that have accepted the Issuers' Change of Control Offer and must otherwise have consummated the Change of Control Offer and (2) the Issuers and the Guarantors will not issue Indebtedness that is subordinated in right of payment to the Notes or the Guarantees and will not issue any Preferred Stock, as applicable, with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control.

        The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all of the Notes or portions of the Notes properly tendered and not withdrawn under such Change of Control Offer.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Merger, Consolidation or Sale of Assets

        Neither Parent nor the Company will (1) consolidate or merge with or into another Person (whether or not Parent or the Company will be the continuing Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of (each, a "transfer") all or substantially all of the assets of (A) Parent (as an entirety or substantially as an entirety in one transaction or a series of related transactions), in the case of a transfer by Parent, or (B) the Company (as an entirety or substantially as an entirety in one transaction or a series of related transactions), in the case of a transfer by the Company, to any Person unless:

          (1) either Parent or the Company, as the case may be, is the continuing Person or the Person (if other than Parent or the Company, as the case may be) formed by such consolidation or into which Parent or the Company, as the case may be, is merged or to which the assets of Parent or the Company, as the case may be, are transferred is (x) in the case of the Company, a corporation, partnership, limited liability company or other similar entity and is organized and existing under the laws of the United States or any state thereof or the District of Columbia, or (y) in the case of Parent, a corporation organized under the laws of Canada or any province or territory thereof or under the laws of the United States, any state thereof or the District of Columbia and, in each case, expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Parent or the Company as the case may be, under the Indenture, the Notes and the Guarantees, as the case may be, and the obligations thereunder will remain in full force and effect;

          (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

          (3) immediately after giving effect to such transaction on a pro forma basis Parent or such Person merged into or consolidated with Parent or the Company or to which the assets of Parent or the Company is transferred:

            (a) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Parent or the Company, as applicable, immediately prior to such transaction; and

            (b) will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "—Certain Covenants—Limitation on Additional Indebtedness" above;

  provided that (x) a Restricted Subsidiary may merge into or transfer its properties and assets to the Company, Parent or a Subsidiary Guarantor without complying with this clause (3); and (y) the Parent may merge with an Affiliate organized in Canada or any province or territory thereof and the Company may merge with an Affiliate organized in the United States, any state thereof or the District of Columbia, in each case solely for the purpose and with the sole effect of reincorporating Parent or the Company, as applicable, in another jurisdiction without complying with this clause (3); and

          (4) if in connection with a merger, consolidation or sale involving the Company, the Company, or the continuing Person into which the Company has merged, is a partnership, limited liability company or similar entity, Parent and the Company or such continuing Person, as the case may be, shall, if there is no such co-issuer of the Notes existing, cause there to be a co-issuer of the Notes that is a Restricted Subsidiary of Parent and that is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia.

        In connection with any consolidation, merger or transfer of assets contemplated by this provision, Parent will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of Parent or the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of Parent or the Company, as applicable.

Reports to Holders

        Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, Parent will file with the Commission (and provide the Trustee and, if such reports are not then available to the public on the Internet free of charge, each Holder, with copies thereof, without cost to each Holder, within 15 days after it files them with the Commission),

  (1)
  within 90 days after the end of each fiscal year (or such shorter period as the Commission may in the future prescribe), annual reports on Form 20-F or 40-F (or any successor form), as applicable, containing the information required to be contained therein (or required in such successor form),

  (2)
  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing substantially the same information as is required to be contained in quarterly financial reports prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies including, without limitation, a Management's Discussion and Analysis of Financial Condition and Results of Operations (whether or not the Company is required to file such forms under Canadian law or stock exchange requirements); provided that the Parent shall, within 60 days after the end of its fiscal quarter ended February 1, 2004, provide the Trustee and the Holders with its report on Form 6-K relating to such fiscal quarter; and

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) as are required to be filed by the Commission;

provided, however, that Parent shall not be so obligated to file such reports with the Commission prior to the effectiveness of a registration statement relating to the Exchange Offer or the resale of the Notes as provided in the Registration Rights Agreement, in which event Parent will provide such information to the Trustee and the Holders within the time periods set forth above and to prospective purchasers upon request of a Holder.

        Parent will also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Guarantees

        The Guarantors will guarantee the Notes on a general unsecured basis. All payments pursuant to the Guarantees by the Guarantors will be subordinate in right of payment to the prior payment in cash in full of all existing and future Senior Indebtedness of each respective Guarantor, to the same extent and in the same manner that all payments pursuant to the Notes are subordinated in right of payment to the prior payment in cash in full of all Senior Indebtedness of Issuers.

        The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

        A Subsidiary Guarantor will be released from all of its obligations under its Guarantee if:

          (1) (a) all of its assets or Capital Stock is sold, in each case in a transaction in compliance with "—Certain Covenants—Limitation on Asset Sales" above or (b) such Subsidiary Guarantor is designated an Unrestricted Subsidiary; or

          (2) if the Senior Credit Facility is in effect, the guarantee or incurrence of Indebtedness that triggered the requirement for such Subsidiary Guarantor to Guarantee the Notes, as described under "—Limitation on Creation of Subsidiaries," is released, in the case of such Guarantor, or ceases to be outstanding, in the case of such Indebtedness, and such Subsidiary Guarantor does not Guarantee and is not an obligor under any other Indebtedness of Parent or any of the Restricted Subsidiaries;

and such Subsidiary Guarantor has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

        No Subsidiary Guarantor will (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor will be the continuing Person), or (2) transfer all or substantially all of the assets of such Subsidiary Guarantor (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

          (1) either (x) such consolidation or merger complies with the conditions for release in clause (1) of the immediately preceding paragraph or (y) either such Subsidiary Guarantor is the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or to which the assets of such Subsidiary Guarantor are transferred (the "Successor Person") must be a corporation organized and existing under, in the case of the U.S. Guarantors, the laws of the United States or any state thereof or the District of Columbia or, in the case of the Canadian Guarantors, the laws of Canada or any province or any territory thereof or the laws of the United States or any state thereof or the District of Columbia, and must expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under the Indenture and the Guarantee, and the obligations thereunder will remain in full force and effect;

          (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

          (3) immediately after giving effect to such transactions on a pro forma basis Parent:

            (a) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Parent immediately prior to such transaction and

            (b) will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "—Certain Covenants—Limitation on Additional Indebtedness" above;

  provided that a Person that is a Subsidiary Guarantor may merge into another Person that is a Subsidiary Guarantor or transfer all or substantially all its assets to a Person that is a Subsidiary Guarantor or Parent without complying with this clause (3).

        The Successor Person will be the successor to the applicable Subsidiary Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Subsidiary Guarantor under the Indenture, and thereafter, the applicable Subsidiary Guarantor shall have no further obligations under the Indenture.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of a Guarantor the Capital Stock of which constitutes all or substantially all of the properties and assets of such Guarantor, will be deemed to be the transfer of all or substantially all of the properties and assets of such Guarantor.

Events of Default

        The following events are defined in the Indenture as "Events of Default":

          (1) default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption, required repurchase or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture);

          (2) default for 30 days in payment of any interest on the Notes (whether or not such payment is prohibited by the subordination provisions of the Indenture);

          (3) default by Parent or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or the Indenture for 45 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding specifying the default (except in the case of a default with respect to the "Change of Control" or "Merger, Consolidation or Sale of Assets" covenant which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) failure to pay when due (giving effect to any applicable grace periods and any waiver or extension thereof) principal amount at final maturity of any Indebtedness of Parent or any Restricted Subsidiary, or the acceleration of any such Indebtedness, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay principal or which has been accelerated, aggregates $25 million or more at any time;

          (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $25 million (net of any insurance or indemnity payments under enforceable insurance policies for which coverage is not denied and that are issued by solvent carriers) is rendered against Parent or any Restricted Subsidiary, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

          (6) certain events involving bankruptcy, insolvency or reorganization of Parent, either Issuer or any Significant Subsidiary;

          (7) either Issuer shall at any time fail to constitute a Wholly Owned Subsidiary of Parent; and

          (8) any of the Guarantees of Parent or a Significant Subsidiary ceases to be in full force and effect or any of the Guarantees of Parent or a Significant Subsidiary is declared to be null and void and unenforceable or any of the Guarantees of Parent or a Significant Subsidiary is found to be invalid or any of Parent or any Subsidiary Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

        The Indenture provides that the Trustee may withhold notice to the Holders of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders to do so.

        The Indenture provides that if an Event of Default (other than an Event of Default of the type described in clause (6) above with respect to Parent or either Issuer) has occurred and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may (and the Trustee, at the request of such Holders, shall) declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest, if any, to the date of acceleration and (1) the same will become immediately due and payable or (2) if there are any amounts outstanding under the Senior Credit Facility, will become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five business days after receipt by the Issuers and the representative under the Senior Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if

          (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture;

          (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (3) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (4) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the above Events of Default, the Trustee must have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission will affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in clause (6) above occurs with respect to Parent or either Issuer, the principal, premium and interest amount with respect to all of the Notes will be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

        The Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in the Indenture and under the TIA.

        No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless

          (1) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee;

          (3) the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request; and

          (4) the Trustee has failed to institute such a proceeding within 60 days.

        Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

Modification of Indenture

        From time to time, the Issuers, the Guarantors and the Trustee may, without the consent of the Holders, amend or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the Trustee, materially and adversely affect the rights of any Holder. The Indenture contains provisions permitting the Issuers, the Guarantors and the Trustee, with the consent of Holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture, except that no such modification may, without the consent of each Holder affected thereby,

          (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement, or waiver to the Indenture;

          (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

          (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

          (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

          (5) waive a Default on the payment of the principal of, interest on, or redemption payment with respect to any Note;

          (6) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (7) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

          (8) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

          (9) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Legal Defeasance and Covenant Defeasance

        The Indenture provides that the Issuers may elect either:

          (1) to defease and be discharged from any and all of their and any Guarantor's obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("Legal Defeasance"); or

          (2) to be released from their obligations with respect to the Notes under some of the covenants contained in the Indenture ("Covenant Defeasance")

upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or non-callable U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things,

          (1) the Issuers have delivered to the Trustee an opinion of counsel to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (2) in the case of legal defeasance, the Issuers will have delivered to the Trustee an opinion of counsel stating that:

            (A) the Issuers have received from, or there has been published by, the Internal Revenue Service, a ruling, or

            (B) there has been a change in any applicable U.S. Federal income tax law,

  in either case to the effect that, and such opinion of counsel will confirm that, Holders of the Notes or Persons in their positions will not recognize income, gain or loss for purposes of both U.S. Federal income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax on the same amounts and in the same manner and at the same time, as would have been the case if defeasance had not occurred;

          (3) in the case of covenant defeasance, the Issuers will have delivered to the trustee an opinion of counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if covenant defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under the Indenture or any other material agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound;

          (6) the Issuers have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of Parent or its Subsidiaries or with the intent of defeating, hindering, delaying or defrauding any other creditors of Parent or others;

          (7) the Issuers have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (8) the Issuers have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy occurs and that no Holder is an insider of the Issuers, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9) other customary conditions precedent are satisfied.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

          (1) either:

            (a) all the Notes authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (b) all Notes not delivered to the Trustee for cancellation have become due and payable and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Issuers have paid all other sums payable under the Indenture by the Issuers; and

          (3) the Issuers have delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Compliance Certificate

        Parent will deliver to the Trustee on or before 90 days after the end of Parent's fiscal year an officers' certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default, its status and the intended method of cure, if any.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. The waiver may not be effective to waive liabilities under U.S. federal securities laws.

Methods of Receiving Payments on the Notes

        The Issuers will make all principal, premium and interest payments on the Notes at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. The Trustee will initially act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders, and Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

The Trustee

        The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of any Issuer or other obligor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Transfer and Exchange

        Holders may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption and are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

        The registered Holder of a Note may be treated as the owner of such Note for all purposes.

Governing Law

        The Indenture, the Notes and the Guarantees are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

Consent to Jurisdiction and Service

        The Indenture provides that each of Parent and the Canadian Guarantors appoints CT Corporation as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Guarantees and for actions brought under federal or state securities laws in any federal or state court located in the Borough of Manhattan in The City of New York and submits to such non-exclusive jurisdiction.

Enforceability of Judgments Against Parent and the Canadian Guarantors

        Since the Canadian Guarantors are Canadian corporations, with substantial assets located outside the United States, any judgments obtained in the United States against the Canadian Guarantors, including judgments with respect to the payment of principal, premium, interest, additional interest, Additional Amounts, offer price, redemption price or other amounts payable under the Notes, may not be collectible within the United States.

        A substantial portion of the Canadian Guarantors' assets are located in Quebec and Ontario. The Canadian Guarantors have been informed by their Canadian counsel, Davies Ward Phillips & Vineberg LLP, that the laws of Quebec permit a motion and the laws of Ontario permit an action to be brought in a court of competent jurisdiction in Quebec and Ontario (a "Canadian Court") on any final, conclusive and enforceable civil judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York which is a court of competent jurisdiction (a "New York Court") against any Canadian Guarantor in connection with any action arising out of or relating to the Indenture that is not impeachable as void or voidable (and further, in Quebec, is final or enforceable at the place where it was rendered and is not subject to ordinary remedy) under the internal laws of the State of New York for a sum certain if (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (submission by the Canadian Guarantors in the indenture to the jurisdiction of the New York Court being sufficient for such purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and enforcement thereof would not be inconsistent with public order or public policy, as such terms are understood under the laws of Quebec and Ontario and the federal laws of Canada applicable therein, as the case may be (or inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in Quebec); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign taxation laws, or arise from other laws of a public nature such as penal laws or public order laws; (iv) the action to enforce such judgment is commenced within the applicable limitation period; (v) a dispute between the same parties based on the same facts and having the same subject matter has not given rise to a decision rendered by (or is not pending before) a Canadian Court or has not been decided by a foreign authority of which the decision meets the necessary conditions for recognition in Quebec or Ontario, as applicable; (vi) in Quebec, the decision has not been rendered by default unless the plaintiff has proven due service of the act of procedure initiating the proceedings on the defaulting party in accordance with the laws of the jurisdiction in which the decision was rendered and the defendant does not prove that, owing to the circumstances, it was unable to learn of the act of procedure or it was not given sufficient time to offer its defense; and (vii) such judgment was not obtained contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada). Davies Ward Phillips & Vineberg LLP is not aware of any reasons under the present laws of Quebec and Ontario for avoiding enforcement of a judgment of a New York Court to enforce the Indenture on the basis of public order or public policy, as that term is understood under the laws of Quebec and Ontario, respectively.

        In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent to such foreign currency. Quebec courts generally will convert the sum of money at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered. Subject to the court's discretion to select such other day as the court considers equitable under the circumstances, Ontario courts will generally require payment of the amount in Canadian currency sufficient to purchase the amount of an obligation in the foreign currency on the first business day before the day of payment of the obligation.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. We refer you to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

        "Acquisition" means the purchase of all of the issued and outstanding shares of Circle K by Couche-Tard U.S. L.P. pursuant to a stock purchase agreement, dated as of October 3, 2003 between Parent and ConocoPhillips Company, as amended.

        "Adjusted Net Assets" of any Person at any date means the lesser of the amount by which

          (1) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date; and

          (2) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

        "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Asset Acquisition" means

          (1) an Investment by Parent or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary, or is merged with or into Parent or any Restricted Subsidiary; or

          (2) the acquisition by Parent or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to Parent or any Restricted Subsidiary, in any single transaction or series of related transactions of:

          (1) any Capital Stock of or other equity interest in any Restricted Subsidiary; or

          (2) any other property or assets of Parent or of any Restricted Subsidiary;

provided that Asset Sales do not include:

          (1) a transaction or series of related transactions that involves assets having a fair market value of less than $10 million;

          (2) sales of inventory in the ordinary course of business and consistent with past practices;

          (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Parent or either Issuer as permitted under "—Merger, Consolidation or Sale of Assets" above or a Subsidiary Guarantor as permitted under "—Guarantees" above;

          (4) leases or subleases in the ordinary course of business to third Persons not interfering in any material respect with the business of Parent or any of its Restricted Subsidiaries; and

          (5) the sale, conveyance, disposition or other transfer of obsolete, damaged, worn out, surplus or outdated assets in the ordinary course of business.

        "Asset Sale Proceeds" means, with respect to any Asset Sale,

          (1) cash received by Parent or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

            (a) provision for all income or other taxes measured by or resulting from such Asset Sale,

            (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale,

            (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale,

            (d) repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale, and

            (e) deduction of appropriate amounts to be provided by Parent or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Parent or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

          (2) promissory notes and other noncash consideration received by Parent or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such promissory notes or noncash consideration into cash.

        "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of:

          (1) the fair value of the property subject to such arrangement; and

          (2) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

        "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(a) or (3)(b) of the first paragraph under "—Certain Covenants—Limitation on Asset Sales" above, and which have not yet been the basis for an Excess Proceeds Offer in accordance with the second paragraph under "—Certain Covenants—Limitation on Asset Sales" above.

        "Bank Indebtedness" means Senior Indebtedness under the Senior Credit Facility.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

        "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

        "Cash Equity Contribution" means the issuance by Parent of its Common Stock for gross proceeds of $223.6 million, which will be contributed to the equity capital of Couche-Tard U.S. L.P. to consummate the Acquisition.

        "Cash Equivalents" means

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the Canadian Federal Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's"); provided, that in the case of any province of Canada or any subdivision or public instrumentality theoref, in the event any such obligation is not rated by S&P or Moody's, such obligation will have the highest rating from Dominion Bond Rating Service Limited ("DBRS");

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's or R-1 (high) from DBRS;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US$250,000,000;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        A "Change of Control" of Parent will be deemed to have occurred at such time as

          (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of Parent's Capital Stock;

          (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent and its Restricted Subsidiaries taken as a whole to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to the Permitted Holders;

          (3) there is consummated any consolidation or merger of Parent in which Parent is not the continuing or surviving Person or pursuant to which the Common Stock of Parent would be converted into cash, securities or other property, other than a merger or consolidation of Parent in which the holders of the Capital Stock of Parent outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of Parent; or

          (5) the approval by the holders of Capital Stock of Parent or either Issuer of any plan or proposal for the liquidation or dissolution of Parent or either Issuer (whether or not otherwise in compliance with the provisions of the Indenture).

        "Circle K" means The Circle K Corporation.

        "Closing Date" means the closing date of the Acquisition.

        "Commission" means the United States Securities and Exchange Commission.

        "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to:

          (1) vote in the election of directors of such Person; or

          (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense, plus

          (2) the product of

            (a) the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Capital Stock (other than Disqualified Capital Stock) and dividends paid to such Person or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times

            (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest expense which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to (without duplication),

          (1) imputed interest included in Capitalized Lease Obligations;

          (2) one-third of the obligations for rental payments made during such period under operating leases entered into as part of a Sale and Leaseback Transaction consummated after the Issue Date;

          (3) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (4) the net payment obligations associated with Hedging Obligations;

          (5) amortization of financing fees and expenses and the write-off of deferred financing costs;

          (6) the interest portion of any deferred payment obligation if any;

          (7) amortization of discount or premium, if any;

          (8) all non-cash interest expense (other than interest amortized to cost of sales);

          (9) all capitalized interest for such period; and

          (10) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

          (1) the Net Income of any Person, other than a Restricted Subsidiary of the referent Person, will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

          (2) the Net Income (but not to the extent Net Income represents a loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions will be excluded to the extent of such restriction or limitation;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4) any net gain or loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

          (5) extraordinary gains and losses will be excluded;

          (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded; and

          (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

        "Consolidated Net Tangible Assets" means, with respect to Parent, the total of all assets appearing on the consolidated balance sheet of Parent and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, but excluding (i) the book amount of all intangible assets, (ii) all depreciation, valuation and other reserves, (iii) current liabilities, (iv) any minority interest in the stock and surplus of Restricted Subsidiaries, (v) investments in Persons that are not Restricted Subsidiaries, (vi) deferred income liabilities and (vii) other items deductible under GAAP.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Designated Sale and Lease-Back Transaction" means the proposed Sale and Lease-Back Transactions of properties of Circle K and/or any one or more of its Subsidiaries as described in the offering memorandum of the Issuers dated December 11, 2003 resulting in Attributable Indebtedness not to exceed US$330 million.

        "Designated Senior Indebtedness," as to the Issuers, Parent or any Guarantor, as the case may be, means

          (1)   any Bank Indebtedness; and

          (2)   after all Bank Indebtedness has been paid in cash in full (unless otherwise agreed upon by the requisite lenders under such Bank Indebtedness) any other Senior Indebtedness which at the time of determination exceeds US$25 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

        "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control or asset sale offer to be made for such Preferred Stock in the event of a change of control or asset sale of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under "—Change of Control Offer" and "—Certain Covenants—Limitation on Asset Sales," respectively, above, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

        "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to:

          (1)   the sum of:

            (a)   Consolidated Net Income for such period, plus

            (b)   the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

            (c)   Consolidated Interest Expense for such period, plus

            (d)   depreciation for such period on a consolidated basis, plus

            (e)   amortization for such period on a consolidated basis, plus

            (f)    any other non-cash items reducing Consolidated Net Income for such period, other than non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future period; minus

          (2)   all non-cash items increasing Consolidated Net Income for such period,

all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value will be determined by Parent acting reasonably and in good faith.

        "GAAP" means generally accepted accounting principles consistently applied as in effect in Canada from time to time.

        "Guarantee" means the guarantee by each Guarantor of the obligations of the Issuers with respect to the Notes.

        "Guarantor" means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding).

        "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

        "Holder" means a Person in whose name a Note is registered on the Registrar's books.

        "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" will have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an incurrence of such Indebtedness.

        "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included

          (1)   any capitalized lease obligations of such Person;

          (2)   obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

          (3)   guarantees of (or obligations with respect to letters of credit supporting) items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

          (4)   all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (5)   Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof and any Preferred Stock of a Restricted Subsidiary of such Person incurred under "—Certain Covenants—Limitation on Preferred Stock of Restricted Subsidiaries" above; and

          (6)   hedging obligations of any such Person applicable to any of the foregoing (if and to the extent such hedging obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to guarantees, the maximum liability of the obligation guaranteed; provided that

          (1)   the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

          (2)   Indebtedness will not include

            (a)   any liability for federal, state, local or other taxes, and

            (b)   any accounts payable, trade payables and other accrued liabilities arising from the purchase of goods or materials or for services obtained in the ordinary course of business.

        "Independent Financial Advisor" means an investment banking firm of national reputation in the United States or Canada which, in the judgment of the Board of Directors of Parent, is independent and qualified to perform the task for which it is to be engaged.

        "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the stock or other evidence of beneficial ownership of, any Person or the making of any other investment in any Person. Investments exclude:

          (1)   extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and

          (2)   the repurchase of securities of any Person by such Person.

(1) For the purposes of the "Limitation on Restricted Payments" covenant, "Investments" (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, that, in no event may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date; and (2) other than for purposes of determining the amount of Restricted Payments made since the Issue Date to determine compliance with the covenant under "—Limitation on Restricted Payments," the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by Parent or any Restricted Subsidiary, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by Parent or any Restricted Subsidiary from the disposition, retirement or redemption of all or any portion of such Investment; provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If Parent or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would no longer constitute a Subsidiary of Parent, Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means December 17, 2003, the date the outstanding Notes were first issued by the Issuers and authenticated by the Trustee under the Indenture.

        "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

        "Net Proceeds" means:

          (1)   in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith;

          (2)   in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of Parent which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments paid to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith); and

          (3)   in the case of any issuance of any Indebtedness by Parent or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

        "Non-Payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

        "Pari Passu Indebtedness" means:

          (1)   with respect to either Issuer, any Indebtedness which ranks pari passu in right of payment to the Notes; and

          (2)   with respect to any Guarantor, any Indebtedness which ranks pari passu in right of payment to such Guarantor's Guarantee of the Notes.

        "Paying Agent" means any office or agency where the Notes and the Guarantees may be presented for payment.

        "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness (whether at stated maturity upon acceleration or otherwise).

        "Permitted Holders" means (i) Alain Bouchard, (ii) Richard Fortin, (iii) Réal Plourde, (iv) Jacques D'Amours, (v) the spouse, children or other lineal descendants (whether adoptive or biological) of any individual named in clauses (i)-(iv) above, (vi) any revocable or irrevocable intervivos or testamentary trust or the probate estate of any individual named in clauses (i)-(v) above, so long as one or more of the foregoing individuals named in clauses (i)-(v) above is the principal beneficiary of such trust or probate estate and (vii) any corporation or other entity all of the equity interests of which are held, directly or indirectly, by, or for the benefit of, one or more of the foregoing individuals or trusts specified in clause (i)-(vi) above.

        "Permitted Indebtedness" means:

          (1)   Indebtedness of Parent or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount outstanding at any time not to exceed $840 million less (x) any mandatory prepayment or scheduled repayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) (other than mandatory or scheduled repayments made with the proceeds of any permitted Refinancings thereof) and (y) the amount of any such Indebtedness permanently retired with the Asset Sale Proceeds of any Asset Sale (including any Designated Sale and Lease-Back Transaction) applied from and after the Issue Date to reduce the amounts outstanding thereunder pursuant to the covenant described under "—Limitation on Asset Sales";

          (2)   Indebtedness under the Indenture and the Notes and the Guarantees issued on the Issue Date;

          (3)   Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

          (4)   Indebtedness of Parent to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to Parent or another Restricted Subsidiary; provided, however, that:

            (a)   (i) if any Issuer is the obligor on such Indebtedness or (ii) any Guarantor is the obligor on such Indebtedness, other than if the Indebtedness is owed to an Issuer or a Guarantor, then, in each case, such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the Notes, in the case of an Issuer, or the Guarantee of such Guarantor, in the case of a Guarantor; and

            (b)   if as of any date any Person other than Parent or a Restricted Subsidiary of Parent owns or holds any such Indebtedness, such date will be deemed to be the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (5)   Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed the greater of (x) $35 million or (y) 3% of Parent's Consolidated Net Tangible Assets at the time of the incurrence thereof;

          (6)   Indebtedness of Parent or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five business days of incurrence;

          (7)   the incurrence by Parent or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of Parent or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to:

            (a)   interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; and

            (b)   currency risk, such Hedging Obligation does not increase the Indebtedness of Parent and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (8)   Refinancing Indebtedness;

          (9)   Attributable Indebtedness in respect of the Designated Sale and Lease-Back Transaction; and

          (10) additional Indebtedness of Parent and the Restricted Subsidiaries not to exceed $65 million in aggregate principal amount at any one time outstanding.

        "Permitted Investments" means Investments made on or after the Issue Date consisting of:

          (1)   Investments by Parent or any Restricted Subsidiary in Parent or any Restricted Subsidiary;

          (2)   Investments by Parent or any Restricted Subsidiary, in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of Parent or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary thereof;

          (3)   Investments in cash and Cash Equivalents;

          (4)   reasonable and customary loans made to employees in connection with their relocation not to exceed $2 million in the aggregate at any one time outstanding;

          (5)   an Investment that is made by Parent or any Restricted Subsidiary in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to Parent or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under "—Certain Covenants—Limitation on Asset Sales" above;

          (6)   Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (7)   Hedging Obligations entered into in the ordinary course of Parent's and the Restricted Subsidiaries' business and not for speculative purposes; and

          (8)   additional Investments not to exceed $35 million at any one time outstanding.

        "Permitted Junior Securities" means equity securities or subordinated debt securities of either Issuer as reorganized or readjusted or securities of either Issuer or any other company, trust, corporation or partnership provided for by a plan of reorganization or readjustment, that, in the case of any such subordinated debt securities, are junior or the payment of which is otherwise subordinate, at least to the extent provided in the Indenture with respect to the Notes, to the payment and satisfaction in full in cash of all Senior Indebtedness of such Issuer at the time outstanding, and to the payment of all securities issued in exchange therefor, to the holders of the Senior Indebtedness at the time outstanding.

        "Permitted Liens" means:

          (1)   Liens on property or assets of, or any shares of Capital Stock of or secured Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into Parent or any Restricted Subsidiary; provided that such Liens:

            (a)   are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into Parent or any Restricted Subsidiary, and

            (b)   do not extend to or cover any property, assets, Capital Stock or Indebtedness other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into Parent or any Restricted Subsidiary;

          (2)   Liens securing Senior Indebtedness of Parent or any Restricted Subsidiary that is outstanding on the Issue Date or that is incurred in compliance with "—Certain Covenants—Limitation on Additional Indebtedness" above;

          (3)   Liens existing on the Issue Date;

          (4)   Liens securing the Notes and the Guarantees;

          (5)   Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, asset, Capital Stock or Indebtedness other than the property, asset, Capital Stock or Indebtedness so refunded, refinanced or extended;

          (6)   Liens in favor of Parent or any Restricted Subsidiary;

          (7)   Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture; provided that:

            (a)   the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the property or asset to which such Purchase Money Indebtedness relates,

            (b)   such Lien does not extend to or cover any Property or asset other than such item of property or asset and any improvements on such property or asset, and

            (c)   such Lien is created within 90 days of such acquisition or the completion of such installation, construction or improvement, as the case may be;

          (8)   statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

          (9)   Liens for taxes, assessments or governmental charges that are not at the time delinquent or due or that are being contested in good faith by appropriate proceedings;

          (10) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (5) of the definition of "Permitted Indebtedness"; provided that such Lien does not extend to any property other than that subject to the underlying lease;

          (11) easements, rights-of-way, servitudes, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Parent, any Issuer or any Restricted Subsidiary;

          (12) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1) through (11); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property);

          (13) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

          (14) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default;

          (15) Liens resulting from the right reserved to or vested in any Governmental Authority by any statutory provision, or by the terms of any lease, license, franchise, grant or permit of Parent or any Restricted Subsidiary, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

          (16) undetermined or inchoate Liens (including priority claims) which do not secure Indebtedness and which have not at such time been filed or registered in accordance with applicable law or which relate to obligations not due or delinquent; and

          (17) other Liens that do not secure Indebtedness in an amount not to exceed $10 million at any time.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

        "Public Equity Offering" means a public offering by Parent of shares of its Common Stock (however designated and whether voting or non-voting) the net proceeds of which are contributed to the Company.

        "Purchase Money Indebtedness" means Indebtedness of any Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

        "Refinancing Indebtedness" means Indebtedness (other than Bank Indebtedness) that refunds, refinances or extends ("Refinances") any Indebtedness of Parent or any Restricted Subsidiary outstanding on the Issue Date or other Indebtedness (other than Bank Indebtedness) permitted to be incurred by Parent or the Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that

          (1)   the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

          (2)   the Refinancing Indebtedness is scheduled to mature either

            (a)   no earlier than the Indebtedness being refunded, refinanced or extended, or

            (b)   after the maturity date of the Notes;

          (3)   the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

          (4)   such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of:

            (a)   the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,

            (b)   the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

            (c)   the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

          (5)   such Refinancing Indebtedness is incurred only by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

        "Restricted Payment" means any of the following:

          (1)   the declaration or payment of any dividend or any other distribution or payment on Capital Stock of Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Parent or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to the other holders of Common Stock of such Restricted Subsidiary);

          (2)   the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent or any Restricted Subsidiary (other than Capital Stock owned by Parent or a Restricted Subsidiary, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

          (3)   the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes or any Guarantee (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

          (4)   the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment; and

          (5)   any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of designation).

        "Restricted Subsidiary" means a Subsidiary of Parent (including, without limitation, the Issuers) other than an Unrestricted Subsidiary and includes all of the Subsidiaries of Parent existing as of the Issue Date. The Board of Directors of Parent may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action):

          (1)   Parent could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "—Certain Covenants—Limitation on Additional Indebtedness" above; and

          (2)   no Default or Event of Default has occurred and is continuing or results therefrom.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by Parent or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Parent or such Restricted Subsidiary to such Person in contemplation of such leasing.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Senior Credit Facility" means the Credit Agreement dated as of December 17, 2003, among Parent, certain of Parent's Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and certain lenders party thereto in their capacities as agents thereunder, together with the related documents thereto (including, without limitation, any notes, guarantee agreements and mortgages, hypotecs and other security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including, without limitation, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under "—Certain Covenants—Limitation on Additional Indebtedness" above) or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Senior Indebtedness" means the principal of and premium, if any, and interest on (including, without limitation, any interest accruing subsequent to the filing of a petition (or similar initiating action) in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

          (1)   all Indebtedness of the Issuers or any Guarantor owed to lenders under the Senior Credit Facility;

          (2)   all obligations of the Issuers or any Guarantor with respect to Hedging Obligations;

          (3)   all obligations of the Issuers or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (4)   all other Indebtedness of the Issuers or any Guarantor which does not provide that it is to rank pari passu with or subordinate to the Notes or the Guarantee of such Guarantor, as the case may be; and

          (5)   all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

        Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (1)   Indebtedness of the Issuers or any Guarantor to any of their respective Subsidiaries, or to any Affiliate of such Issuer or such Guarantor or any of such Affiliate's Subsidiaries;

          (2)   Indebtedness represented by the Notes and the Guarantees;

          (3)   any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

          (4)   any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

          (5)   Indebtedness incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause (5), if such Indebtedness consists of Bank Indebtedness and the holder(s) of such Indebtedness or their agent or representative (x) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (y) shall have received a certificate from an officer of Parent to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture;

          (6)   Indebtedness represented by Disqualified Capital Stock; and

          (7)   any Indebtedness to or guaranteed on behalf of, any shareholders, director, officer or employee of any Issuer or any Guarantor.

        "Significant Subsidiary" with respect to any Person means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act, as in effect on the Issue Date.

        "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association, trust or other business entity, whether now existing or hereafter organized or acquired,

          (1)   in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

          (2)   in the case of a partnership, limited liability company, joint venture, association, trust or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

        "Tax" means any tax, duty, assessment or governmental charge of whatever nature (or interest on, or penalties or other additions to, any of the foregoing) imposed or levied by or on behalf of, or within, Canada or any province or territory of Canada or any political subdivision or taxing authority of Canada or any province or territory of Canada.

        "Transactions" means, collectively, the following transactions to occur on or prior to the Closing Date: (1) the consummation of the Acquisition, with Circle K becoming a Wholly Owned Subsidiary of Couche-Tard U.S. L.P., (2) the execution and delivery of the credit agreement relating to the Senior Credit Facility and the initial borrowings thereunder, (3) the repayment of all amounts outstanding under Parent's existing credit facility, (4) the receipt of the Cash Equity Contribution and (5) the payment of all fees and expenses then due and owing that are required to be paid on or prior to the Closing Date in connection with these transactions and the offering of the Notes.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of an Unrestricted Subsidiary; and

          (2)   any Subsidiary of Parent (other than either Issuer) which is designated after the Issue Date as an Unrestricted Subsidiary by a board resolution of the Board of Directors of Parent;

        provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if

            (a)   such designation is in compliance with "—Certain Covenants—Limitation on Restricted Payments" above;

            (b)   immediately after giving effect to such designation, Parent could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "Certain Covenants—Limitation on Additional Indebtedness" above;

            (c)   no Default or Event of Default has occurred and is continuing or results therefrom; and

            (d)   neither Parent nor any Restricted Subsidiary will at any time

      (i)
      provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

      (ii)
      be directly or indirectly liable for any Indebtedness of such Subsidiary or

      (iii)
      be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

      (i)
      that Parent or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to "—Certain Covenants—Limitation on Additional Indebtedness" above and

      (ii)
      the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under "—Certain Covenants—Limitation on Restricted Payments" above.

        The Trustee will be provided with an officers' certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the board resolution adopted by the Board of Directors of Parent making such designation.

        Notwithstanding anything herein to the contrary, Parent may not at any time designate either Issuer to be an Unrestricted Subsidiary.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (1)   the then outstanding aggregate principal amount of such Indebtedness into

          (2)   the sum of the total of the products obtained by multiplying

            (a)   the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

            (b)   the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by Parent.

Book-Entry, Delivery and Form

        The Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), and registered in the name of a nominee of DTC, in each case for credit to the accounts of participants in DTC, unless transferred to a person that takes delivery in the form of an interest in the corresponding Global Notes in accordance with the certification requirements described below. Beneficial interests in the Global Notes may not be exchanged for beneficial interests in the Global Notes at any time except in the limited circumstances described below.

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Book-Entry Notes for Certificated Notes".

        Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

        The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

        The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

        DTC has also advised us that pursuant to procedures established by it, (a) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes and (b) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "—Exchange of Book-Entry Notes for Certificated Notes".

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

        Payments in respect of the principal of (and premium, if any) and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the initial purchasers, the trustee nor any of our agents or the agent of the initial purchasers or the trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership or (ii) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Notes for all purposes.

        Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the Participants.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between accountholders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the accountholders in DTC, on the one hand, and directly or indirectly through the Euroclear System ("Euroclear") or Clearstream Banking societe anonyme ("Clearstream") accountholders, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant

Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream accountholders may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream accountholder purchasing an interest in a Global Note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "—Exchange of Book Entry Notes for Certificated Notes" occurs, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

        The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Note and in the Rule 144A Global Note among accountholders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the initial purchasers or the trustee nor any of our agents or the agent of the initial purchasers or the trustee will have any responsibility for the performance by DTC or its participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form if (i) DTC (x) notifies us that it is unwilling or unable to continue as depository for the Global Note and we thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

REGISTRATION RIGHTS

        The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to us.

        At the closing of the sale of the outstanding notes, we entered into a Registration Rights Agreement pursuant to which we agreed, for the benefit of the holders of the notes, that we will, at our cost,

  1.
  within 120 days after the issue date of the notes, file a registration statement (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission with respect to a registered offer to exchange (the "Exchange Offer") the outstanding notes for notes, that will evidence the same continuing indebtedness as the notes and that will have substantially identical terms to the notes (the "Exchange Notes"), except that the Exchange Notes will not contain terms with respect to transfer restrictions, and will be guaranteed by the guarantors on substantially identical terms to the guarantees,

  2.
  within 210 days after the issue date of the notes, use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act. We agreed to offer the Exchange Notes in exchange for surrender of the notes upon the Exchange Offer Registration Statement being declared effective, and

  3.
  keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the notes. For each note surrendered to us pursuant to the Exchange Offer, the holder of such note will receive an Exchange Note having a principal amount equal to that of the surrendered note.

        Under existing Commission interpretations, the Exchange Notes will in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. We have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such Exchange Notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

        Each holder of notes that wishes to exchange such notes for Exchange Notes in the Exchange Offer will be required to make certain representations including representations that

  1.
  any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

  2.
  it has no arrangement with any person to participate in the distribution of the Exchange Notes; and

  3.
  it is not an "affiliate", as defined in rule 405 of the Securities Act, of us or any of the guarantors, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

        In the event that applicable interpretations of the staff of the Commission do not permit us to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 240 days of the issue date of the notes or, under certain circumstances, if the initial purchasers shall so request, we will, at our own expense,

  1.
  as promptly as practicable, file a shelf registration statement covering resales of the notes (the "Shelf Registration Statement");

  2.
  use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

  3.
  use our best efforts to keep effective the Shelf Registration Statement until the earlier of the disposition of the notes covered by the Shelf Registration Statement or two years after the issue date of the notes.

        We will, in the event of the Shelf Registration Statement, provide to each holder of the notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes, subject to certain exceptions. A holder of the notes that sells such notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange Offer Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

        Although we have filed one of the registration statements described above, there can be no assurance that another registration statement will not need to be filed or, if filed, that such registration statement will become effective. If we fail to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest shall become payable in respect of the notes as follows:

  1.
  if (a) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 120 days after the issue date of the notes or (b) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Exchange Offer Registration Rights Agreement;

  2.
  if (a) an exchange offer registration statement or shelf registration statement is not declared effective within 210 days after the issue date of the notes or (b) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the commission on or prior to the 90th day following the date such shelf registration statement was filed; or

  3.
  if either (a) we have not exchanged the Exchange Notes for all notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 240th day after the issue date of the notes or (b) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (c) if applicable, the Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the issue date of the notes under certain circumstances;

(each such event referred to in clauses (1) through (3) above is a "Registration Default"), the sole remedy available to holders of the notes will be the immediate assessment of additional interest ("Additional Interest") as follows: the per annum interest rate on the notes will increase by 0.25%, and the per annum interest rate will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 1.0% per annum in excess of the interest rate on the cover of this prospectus. All Additional Interest will be payable to holders of the notes in cash on each interest payment date, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the notes will revert to the interest rate originally borne by the notes (as shown on the cover of this prospectus).

CERTAIN INCOME TAX CONSIDERATIONS

United States Income Tax Considerations

  General

        The following is a general discussion of the material United States federal income tax considerations relating to the exchange by an initial, beneficial holder of the outstanding notes for exchange notes and ownership and disposition of the exchange notes. This discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder as of the date hereof. All of these are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax considerations described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal tax considerations resulting from owning or disposing of the notes.

        In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold notes through partnerships or other pass-through entities, U.S. expatriates, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion is limited to holders who hold the notes as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

        You are urged to consult your own tax advisor as to the particular tax considerations to you of the ownership and disposition of the notes, including the effect and applicability of state, local or foreign tax laws.

        As used herein, the term "U.S. holder" means a holder of notes that is any of the following:

  1.
  a citizen or resident alien individual of the United States for United States federal income tax purposes;

  2.
  a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

  3.
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  4.
  a trust that either (1) is subject to the supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        As used herein, the term "non-U.S. holder" means any holder that is an individual, corporation, trust or estate other than a U.S. holder as defined above.

  U.S. Holders

  Stated Interest

        Stated interest on a note will be includable in your gross income as ordinary interest income in accordance with your usual method of accounting for tax purposes. As noted below under "—Canadian Tax Considerations for U.S. Investors", no Canadian withholding tax should be imposed on the interest payments of the notes. However, in the event that such withholding tax is imposed, you will be required to include in income Additional Amounts, if any, received as described above under "Description of the Notes—Additional Amounts", as well as any amounts withheld, notwithstanding that you do not receive such amounts. In such event, you may be able to take the position that you are entitled to a foreign tax credit, subject to a number of complex rules and limitations. U.S. holders are urged to consult their own tax advisors regarding the availability of foreign tax credits to them.

  Exchange Offer

        The exchange offer will not be taxable event to you, and you will not recognize any taxable gain or loss or any interest income as a result of the exchange.

  Payments Upon Registration Default

        If an obligation to pay Additional Interest on the notes is triggered (see above under "Exchange Offer; Registration Rights"), we intend to take the position that such payments should be treated for United States federal income tax purposes as Additional Interest includible in income when such payments are made. However, there can be no assurance that the IRS will not propose a different method of taxing the payments of Additional Interest.

  Redemption Prior to Maturity

        We may redeem the notes at certain times prior to their stated maturity. Also, under certain circumstances we may be required to offer to purchase some or all of the notes prior to their stated maturity. It is not anticipated that the possibility of any such redemption or purchase prior to maturity will affect the yield of the notes.

  Market Discount

        If you acquire a note at a "market discount", some or all of any gain realized upon a disposition of, or full or partial principal payment on such note may be treated as ordinary income, as described below. "Market discount" is the excess (if any) of the principal amount of a note over your initial tax basis in the note. Such excess is not treated as market discount if it does not exceed a certain de minimis amount. Unless you have elected to include the market discount in income as it accrues, gain, if any, realized on a disposition or a full or partial principal payment of a note with market discount will be treated as ordinary income to the extent of the market discount that is treated as having accrued during the period you held such note. Gain may not be required to be recognized if you dispose of a note in connection with certain nonrecognition transactions.

        The amount of market discount treated as having accrued will be determined on a ratable basis unless you elect to accrue such discount on a constant interest basis. You may make that election with respect to any note but, once made, such election never may be revoked. Under the ratable accrual method, the accrued market discount on a note is an amount that bears the same ratio to the total market discount on the note as (A) the number of days you held the note bears to (B) the number of days after the date you acquired the note up to and including the date of maturity. In other words:

Accrued Market Discount		Number of Days Note Held
=
Total Market Discount		Number of Days After Date of Acquisition to Date of Maturity

        Under the constant interest method, the accrued market discount is calculated using the purchased note's yield to maturity based on the purchase price. The yield to maturity is the interest rate at which the present value of all principal and interest payments to be made under the note equals the purchase price of the note. It must be constant over the term of the note.

        You may elect to include market discount in income currently, on either a ratable or constant interest basis. If you make this election, you will not be required to recharacterize gain upon disposition as ordinary income as discussed above. Once made, this election will apply to all debt instruments acquired by you at a market discount during the taxable year for which the election is made, and all subsequent taxable years. This election may be revoked only with the consent of the IRS. If you make this election, your United States federal income tax basis in the note will be increased by the amount of the market discount that is included in income.

        Unless you elect to include market discount in income currently, you may be required to defer deductions for a portion of the interest paid on debt created to acquire such note. The amount deferred will not exceed the deferred market discount. The deferred amount will be deductible when the deferred market discount is realized.

  Bond Premium

        If you purchase a note and immediately after the purchase your tax basis of the note exceeds the sum of all amounts payable on the note after the purchase date (other than payments of stated interest), the note will be treated as having been acquired with "bond premium". You may elect to amortize such bond premium over the remaining term of such note using the constant yield method as you take stated interest into account under your regular method of tax accounting (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date).

        If bond premium is amortized, the amount of interest that must be included in your income for each period ending on an interest payment date or at the stated maturity of the note, as the case may be, will be reduced. The reduction will be equal to the portion of premium allocable to such period based on your yield to maturity with respect to the note as determined under the bond premium rules. If you elect to amortize bond premium, you must reduce your United States federal income tax basis in the note as described below under "—Sale, Exchange or Redemption of the Notes". If you do not elect to amortize bond premium, you must include the full amount of each interest payment as ordinary income in accordance with your regular method of tax accounting. You may receive a tax benefit (in the form of capital loss or reduced capital gain) from the premium only in computing your gain or loss upon the sale or disposition or payment of the principal amount of the note.

        An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds held at the beginning of your first taxable year to which the election applies or that are thereafter acquired. This election may be revoked only with the consent of the IRS.

  Sale, Exchange or Redemption of the Notes

        Upon the disposition of a note by sale, exchange or redemption, you generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest not previously included in income) and (ii) your adjusted United States federal income tax basis in the note. Your adjusted United States federal income tax basis in a note generally will equal the cost of the note (other than any cost attributable to accrued interest as of the date you acquired the note), increased by any market discount you previously included in income, and decreased by payments received by you, other than payments of stated interest, and any bond premium amortized by you.

        Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if you have held the note for longer than one year. Non-corporate taxpayers generally are subject to a maximum regular federal income tax rate of 15% on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

  Backup Withholding and Information Reporting

        Under the Internal Revenue Code, you may be subject, under certain circumstances, to information reporting and/or backup withholding, currently at a rate of 28%, with respect to cash payments in respect of the notes. This backup withholding applies only if you:

  1.
  fail to furnish your social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor,

  2.
  furnish an incorrect TIN,

  3.
  fail to report interest or dividends properly, or

  4.
  fail, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is your correct number and that you are not subject to backup withholding.

        Any amount withheld from a payment under the backup withholding rules is allowable as a credit against your United States federal income tax liability (and may entitle you to a refund), provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and certain financial institutions. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

  Non-U.S. Holders

  United States Federal Withholding Tax

        In general, the United States imposes a 30% federal withholding tax (subject to reduction or elimination by treaty) on certain income of non-U.S. persons that is from U.S. sources and that is not "effectively connected" with the conduct of a trade or business in the United States.

        The 30% United States federal withholding tax will not apply to any payment of principal or interest made to non-U.S. holders provided that:

  (1)
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and the Treasury Regulations;

  (2)
  you are not a controlled foreign corporation that is related to us through stock ownership;

  (3)
  you are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business; and

  (4)
  (a) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalties of perjury, that you are not a United States person or (b) a financial institution holding the notes on your behalf certifies, under penalties of perjury, that it has received an IRS Form W-8BEN (or successor form) from the beneficial owner and provides us with a copy.

        If you cannot satisfy the requirements described above, payments of premium and interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed (a) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty or (b) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        The 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, or other disposition of the notes.

  United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Internal Revenue Code and the Treasury Regulations) and (2) interest on that note would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

  United States Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if a tax treaty applies, is attributable to a permanent establishment by you in the United States), you will be subject to United States federal income tax on the interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a United States person as defined under the Internal Revenue Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on notes will be included in earnings and profits if so effectively connected.

        Any gain realized on the sale, exchange, or redemption of notes generally will not be subject to United States federal income tax unless:

  (1)
  the gain or income is effectively connected with the conduct of a trade or business in the United States by you, or

  (2)
  you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met.

  Information Reporting and Backup Withholding

        We must report annually to the IRS and to each non-U.S. holder on Form 1042-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and any other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides.

        In general, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and we have received from you the statement described above under "—United States Federal Withholding Tax".

        In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Internal Revenue Code.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Canadian Tax Considerations for U.S. Holders

  General

        This section summarizes the material Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Canadian Tax Act") applicable to a "non-Canadian holder" of the notes. For purposes of this summary, a non-Canadian holder is a beneficial owner of a note that acquires the note in an initial offering pursuant to the terms of this prospectus and who:

  —
  is not (and is not deemed to be) a resident of Canada,

  —
  deals at arm's length with the issuers, and

  —
  holds the note as capital property and does not use or hold notes in, or in the course of, carrying on business in Canada.

        Special rules not discussed in this summary may apply to you if you carry on an insurance business in Canada and elsewhere or you are an "authorized foreign bank" within the meaning of the Canadian Tax Act. Under the Canadian Tax Act, certain persons, in particular "financial institutions" as defined for these purposes, generally will not be allowed to treat the notes as capital property.

        This summary is based on the provisions of the Canadian Tax Act, the regulations thereunder and the tax convention between Canada and the United States (the "Tax Treaty") in force as of the date of this prospectus, proposed amendments to the Canadian Tax Act and the regulations (the "Proposed Amendments") publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this prospectus and the current published administrative practices and policies of the Canada Customs and Revenue Agency (CCRA). All of these are subject to change, possibly with retroactive effect, or are subject to different interpretations.

        This summary does not discuss all of the Canadian federal tax considerations that may be relevant to a non-Canadian holder in light of the holder's particular circumstances. It is of a general nature only and is not, and should not be construed to be, advice to any particular holder of notes. You should consult your own tax advisor about the application of the Canadian federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any provincial or non-Canadian taxing jurisdiction.

  Canadian Withholding Tax

        In general, payments of interest to a non-Canadian holder will be subject to a 25% non-resident withholding tax. The rate of such tax may be reduced through the application of international tax treaties or conventions to which Canada is a party, usually to a rate of 10% or 15%. In the case of a non-Canadian holder beneficial owner of interest that is a resident of the United States for purposes of the Tax Treaty, the applicable rate is 10%.

        However, there is an exemption from withholding tax for debt instruments if:

  (a)
  none of the interest is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or other similar criterion, or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation; and

  (b)
  either:

  (i)
  the note is issued by a corporation resident in Canada and the corporation may not be required to repay more than 25% of the principal amount of the note (or, where a note is issued as part of a number of notes that are the same, the corporation may not be required to repay more than 25% of the total of the principal amount of those notes) within five years from the date of issue of such obligation (or debt issue) except in certain circumstances including default (an "exempt note"); or

  (ii)
  the non-Canadian holder is a person to whom a certificate of exemption has been issued under subsection 212(14) of the Canadian Tax Act and which certificate is in force on the date such interest is paid or credited.

        Other exemptions from non-resident withholding tax on interest also may be available to non-Canadian holders, depending upon their particular facts and circumstances.

        The rules described above concerning the imposition of, and exemption from, Canadian withholding tax also may apply where such amounts are paid or credited (or deemed paid or credited) by an entity, such as Couche-Tard U.S. L.P., that is treated as a partnership for Canadian tax purposes. Where withholding tax is imposed, it is the CCRA's administrative policy to apply the above-described exemption from withholding tax for exempt notes issued by corporations resident in Canada to partnerships all the members of which are corporations resident in Canada, such as Couche-Tard U.S. L.P. Therefore, in the event that payments (or deemed payments) by Couche-Tard U.S. L.P. of interest or interest equivalents on the notes could be subject to withholding tax, the exemption for exempt notes should be available to eliminate such withholding tax.

        As Couche-Tard Financing Corp. is not (and is not deemed to be) resident in Canada, there would be no Canadian withholding tax imposed if Couche-Tard Financing Corp. paid or credited interest to a non-Canadian holder.

        If the notes are issued at a discount, the difference between the issue price and the amount payable on maturity will, in certain circumstances, be treated as interest rather than as principal for Canadian tax purposes. Similarly, if you assign or otherwise transfer a note (other than an exempt note) to a person resident in or deemed to be resident in Canada for Canadian tax purposes, any amount by which the transfer or assignment price exceeds the issue price of the note may be deemed to be a payment of interest to you, and any amount of interest accrued and unpaid on such a note at the time of such assignment or transfer may be deemed to have been paid to you for Canadian tax purposes. In any of these circumstances, the comments made herein regarding Canadian withholding tax on interest will apply.

  Other Taxes

        Other than as described above, no taxes on income (including taxable capital gains) will be payable by a non-Canadian holder in respect of the acquisition, ownership or disposition of a note.

  Exchange Offer

        There will be no Canadian federal income or withholding tax payable by a non-Canadian holder of notes as a consequence of the exchange by the holder of notes for exchange notes pursuant to the exchange offer.

PLAN OF DISTRIBUTION

        We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange.

        Based on interpretations by the staff of the Commission set forth in no action letters issued to third parties, we believe that you may transfer exchange notes issued under the Exchange Offer in exchange for outstanding notes unless you are:

  •
  our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  a broker-dealer that acquired existing notes directly from us; or

  •
  a broker-dealer that acquired the existing notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act.

        Broker-dealers receiving exchange notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of the exchange notes.

        To date, the staff of the Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the Exchange Offer Registration Statement.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until            , 200             , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes (including any broker-dealers) against specified liabilities, including liabilities under the Securities Act.

EXPERTS

        Our auditors are Raymond Chabot Grant Thornton, chartered accountants, a general partnership, Montreal, Quebec. Couche-Tard's audited consolidated financial statements as of April 28, 2002, and April 27, 2003 and for each of the years in the three-year period ended April 27, 2003, have been included in this prospectus in reliance upon the report of Raymond Chabot Grant Thornton, given their authority as experts in accounting and auditing. The combined consolidated financial statements of Circle K as of December 31, 2002 and 2001, and for the year ended December 31, 2002 and the period from September 15, 2001 through December 31, 2001, and the consolidated financial statements of Circle K for the period from January 1, 2001 through September 14, 2001 and the year ended December 31, 2000, included in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports appearing herein. The Circle K financial statements referred to above are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters with respect to the notes and the offering under U.S. law will be passed upon for us by Davies Ward Phillips & Vineberg LLP, New York, New York, and under Texas law by Bracewell & Patterson, LLP, Houston, Texas. Certain legal matters with respect to the notes and the offering under Canadian law will be passed upon for us by Davies Ward Phillips & Vineberg LLP, Montreal, Quebec and Toronto, Ontario and under Nova Scotia law by Stewart McKelvey Stirling Scales, Halifax, Nova Scotia. As of the date of this prospectus, the partners and associates of each of Davies Ward Phillips & Vineberg, LLP, New York, New York, Bracewell & Patterson, LLP, Houston, Texas, Davies Ward Phillips & Vineberg LLP, Montreal, Quebec and Toronto, Ontario and Stewart McKelvey Stirling Scales, Halifax, Nova Scotia, respectively, beneficially owned, directly or indirectly, less than 1% of any class of securities of Couche-Tard or any associated party or affiliate of Couche-Tard.

AVAILABLE INFORMATION

        Alimentation Couche-Tard Inc. files annual, quarterly and material change reports, proxy statements and other information with the Agence nationale d'encadrement du secteur financier (Quebec) and the other securities commissions throughout Canada. You may inspect copies of such materials at the public reference room maintained by the Agence nationale d'encadrement du secteur financier (Quebec), located at 800 Square Victoria, 22nd Floor, Stock Exchange Tower, Montreal, Quebec H4Z 1G3. Please call the Agence nationale d'encadrement du secteur financier (Quebec) at 1-800-361-5072 for more information on the public reference room. You can also find information on the website maintained through the System for Electronic Document Analysis and Retrieval (the SEDAR system) at http://www.sedar.com. Such reports, proxy statements and other documents and information concerning us are also available for inspection at the offices of the Toronto Stock Exchange located at 130 King Street West, 3rd Floor, Toronto, Ontario M5X 1J2.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any of the documents that we have filed with the Agence nationale d'encadrement du secteur financier (Quebec) or the Toronto Stock Exchange or otherwise referred to in this prospectus, other than the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to: Alimentation Couche-Tard Inc., 1600 Saint-Martin Boulevard East Tower B, Suite 200, Laval, Quebec H7G 4S7 (Telephone: (450) 662-3272) Attention: Corporate Secretary.

ENFORCEABILITY OF CIVIL LIABILITIES

        The issuers are, respectively, a corporation existing under the laws of Delaware and a limited partnership existing under the laws of Delaware. However, certain of the guarantors exist under the laws of Canada or Canadian provinces. Our parent, Alimentation Couche-Tard Inc., exists under the laws of Quebec. Most of our directors and officers, and certain of the experts named herein, are not residents of the United States, and a substantial portion of the assets of Alimentation Couche-Tard Inc. and certain of the guarantors' assets are located outside the United States. We have appointed an agent for service of process in the United States but it may be difficult for holders of notes to effect service within the United States upon our directors, officers and experts, or to realize against them upon judgments of courts of the United States predicated on civil liabilities under U.S. federal securities laws. We have been advised by our Canadian counsel, Davies Ward Phillips & Vineberg LLP, that a judgment of a U.S. court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel that an action could be brought in the first instance in a court of competent jurisdiction in Canada on the basis of civil liability predicated solely upon U.S. federal securities laws if such Canadian court is satisfied that the United States is the lex loci delicti (that is, the place of the wrong) for such claim and that such claim would not constitute the enforcement of penal, revenue or other public laws of the United States, subject to such court's inherent discretion to decline to hear such an action where it is not the convenient forum or where concurrent proceedings are being brought elsewhere.

INDEX TO FINANCIAL STATEMENTS

ALIMENTATION COUCHE-TARD INC.
Auditors' Report and Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences	F-2
Consolidated Financial Statements of Alimentation Couche-Tard Inc.	F-3
THE CIRCLE K CORPORATION
Combined Consolidated Financial Statements of The Circle K Corporation as at September 30, 2003 and for the Nine months ended September 30, 2003 and September 30, 2002 (unaudited)	F-45
Report of Independent Auditors	F-61

Combined Consolidated Financial Statements of The Circle K Corporation as at December 31, 2002 and 2001 and for the Year Ended December 31, 2002 and the period from September 15, 2001 to December 31, 2001	F-62
Report of Independent Auditors	F-93
Consolidated Financial Statements of The Circle K Corporation for the period from January 1, 2001 to September 14, 2001 and the Year Ended December 31, 2000	F-94

Auditors' Report

To the Board of Directors of
Alimentation Couche-Tard Inc.

        We have audited the consolidated balance sheets of Alimentation Couche-Tard Inc. as at April 27, 2003 and April 28, 2002 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended April 27, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 27, 2003 and April 28, 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended April 27, 2003 in accordance with Canadian generally accepted accounting principles.

/s/  RAYMOND CHABOT GRANT THORNTON

Chartered Accountants
General Partnership

Montreal, Canada
June 13, 2003, except for Notes 27 and 28 which are as of December 17, 2003

Comments by Auditors for U.S. Readers on
Canada-U.S. Reporting Differences

        In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company's financial statements, such as the changes described in Note 2 to the consolidated financial statements. Our report to the Board of Directors dated June 13, 2003 is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/  RAYMOND CHABOT GRANT THORNTON

Chartered Accountants
General Partnerhship

Montreal, Canada
June 13, 2003

Alimentation Couche-Tard Inc.

Consolidated Earnings

(in thousands of Canadian dollars, except per share amounts)

	24-week period ended		Year ended
	October 12, 2003	October 13, 2002	April 27, 2003	April 28, 2002	April 29, 2001
	(Unaudited)	(Unaudited)
	$	$	$	$	$
Revenues	1,847,370	1,487,349	3,374,463	2,443,592	1,673,634
Cost of sales	1,434,199	1,144,003	2,624,299	1,857,957	1,233,853

Gross profit	413,171	343,346	750,164	585,635	439,781

Operating, selling, administrative and general expenses	309,901	255,784	592,052	460,823	348,650
Depreciation and amortization of fixed and other assets (Note 5)	23,493	18,875	44,948	33,725	24,582
Amortization of goodwill					5,336

	333,394	274,659	637,000	494,548	378,568

Operating income	79,777	68,687	113,164	91,087	61,213
Financial expenses (Note 5)	6,653	6,490	14,894	15,067	15,115

Earnings before income taxes	73,124	62,197	98,270	76,020	46,098
Income taxes (Note 6)	23,034	21,147	32,036	26,958	22,127

Net earnings	50,090	41,050	66,234	49,062	23,971

Earnings per share (Note 7)
Basic	0.59	0.49	0.78	0.63	0.32
Diluted	0.57	0.47	0.76	0.60	0.32

The accompanying notes are an integral part of the consolidated financial statements.

Alimentation Couche-Tard Inc.

Consolidated Retained Earnings

(in thousands of Canadian dollars)

	24-week period ended		Year ended
	October 12, 2003	October 13, 2002	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Balance at the beginning	188,158	121,924	121,924	75,898	51,927
Net earnings	50,090	41,050	66,234	49,062	23,971

	238,248	162,974	188,158	124,960	75,898
Share issue expenses (net of future income taxes of $1,524 in 2002)				3,036

Balance at the end	238,248	162,974	188,158	121,924	75,898

The accompanying notes are an integral part of the consolidated financial statements.

Alimentation Couche-Tard Inc.

Consolidated Cash Flows

(in thousands of Canadian dollars)

	24-week period ended		Year ended
	October 12, 2003	October 13, 2002	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$	$	$
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net earnings	50,090	41,050	66,234	49,062	23,971
Non-cash items
Depreciation and amortization	22,832	17,384	42,437	29,965	25,567
Loss on disposal of fixed assets and other assets	880	66	2,051	1,468	746
Future income taxes	(2,053)	3,354	9,813	17,115	9,207

	71,749	61,854	120,535	97,610	59,491
Deferred revenues			899	2,056
Provision for site restoration costs	(666)	(174)	(15)	(1,276)	(840)
Other			(339)	(1,286)	(1,486)
Changes in working capital items
(Note 8)	34,741	11,952	20,298	(19,671)	14,691

Cash flows from operating activities	105,824	73,632	141,378	77,433	71,856

INVESTING ACTIVITIES
Business acquisitions (Note 4)	(45,035)	(120,152)	(156,248)	(128,139)
Liabilities assumed on business acquisitions					(1,573)
Fixed assets	(41,323)	(37,435)	(86,746)	(77,164)	(38,027)
Disposal of fixed assets and other assets	22,395	740	3,528	12,077	1,508
Goodwill and other assets	(1,174)	(6,925)	(3,503)	(3,098)	(2,332)

Cash flows from investing activities	(65,137)	(163,772)	(242,969)	(196,324)	(40,424)

FINANCING ACTIVITIES
Bank indebtedness		15,194	(7,512)	5,495	(6,153)
Long-term debt	23,847	130,447	180,233	116,362	104
Repayment of long-term debt	(60,577)	(24,427)	(40,743)	(95,732)	(28,623)
Issue of shares	919	4,146	4,453	102,852	305
Share issue expenses				(4,560)

Cash flows from financing activities	(35,811)	125,360	136,431	124,417	(34,367)

Effect of foreign currency adjustments	35	(761)	692	(137)

Net increase (decrease) in cash and cash equivalents	4,911	34,459	35,532	5,389	(2,935)
Cash and cash equivalents at the beginning	48,404	12,872	12,872	7,483	10,418

Cash and cash equivalents at the end	53,315	47,331	48,404	12,872	7,483

The accompanying notes are an integral part of the consolidated financial statements.

Alimentation Couche-Tard Inc.

Consolidated Balance Sheets

(in thousands of Canadian dollars)

	October 12, 2003	April 27, 2003	April 28 2002
	$	$	$
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	53,315	48,404	12,872
Accounts receivable (Note 9)	89,648	84,830	51,339
Inventories (Note 10)	200,221	188,848	144,939
Prepaid expenses	8,012	3,487	1,939
Future income taxes	6,631	7,798	5,094

	357,827	333,367	216,183
Fixed assets (Note 11)	450,633	441,259	315,018
Goodwill	274,107	268,612	235,696
Other assets (Note 12)	16,655	16,167	15,237
Future income taxes	10,898	11,943	5,033

	1,110,120	1,071,348	787,167

LIABILITIES
Current liabilities
Bank indebtedness (Note 13)			7,652
Accounts payable and accrued liabilities (Note 14)	299,629	270,585	196,194
Income taxes payable	32,365	10,407	720
Future income taxes	7,144	16,614	10,483
Instalments on long-term debt	16,498	17,986	710

	355,636	315,592	215,759
Long-term debt (Note 15)	225,509	278,327	172,291
Deferred credits and other liabilities (Note 16)	9,879	8,965	11,672
Future income taxes	27,969	23,294	10,322

	618,993	626,178	410,044

SHAREHOLDERS' EQUITY
Capital stock (Note 17)	259,455	258,536	254,083
Contributed surplus	1,222	1,222	1,222
Retained earnings	238,248	188,158	121,924
Cumulative translation adjustments (Note 19)	(7,798)	(2,746)	(106)

	491,127	445,170	377,123

	1,110,120	1,071,348	787,167

The accompanying notes are an integral part of the consolidated financial statements.

Alimentation Couche-Tard Inc.

Notes to Consolidated Financial Statements

(Information as at October 12, 2003 and for the 24-week period ended October 12, 2003 and October 13, 2002 is unaudited)

(in thousands of Canadian dollars, except per share amounts)

1—GOVERNING STATUTES, NATURE OF OPERATIONS AND YEAR-END DATE

        The Company, incorporated under Part IA of the Companies Act (Québec), operates a network of convenience stores. The Company's year-end corresponds to the last Sunday of April of each fiscal year.

        The Company operates approximately 2,400 convenience stores, which consists primarily of retail sales of groceries, tobacco, beverages, general merchandise and motor fuels. These stores are located in Canada and in the United States.

2—CHANGES IN ACCOUNTING POLICIES

24-week period ended October 12, 2003

Guarantees

        In February 2003, the Canadian Institute of Chartered Accountants ("CICA") issued Accounting Guideline 14, Disclosure of Guarantees (AcG-14), which clarifies disclosure requirements for certain guarantees. The Company adopted the new recommendations effective April 28, 2003.

        In the normal course of business, the Company enters into numerous agreements that may contain features that meet the AcG-14 definition of a guarantee. AcG-14 defines a guarantee to be a contract (including an indemnity) that contingently requires the Company to make payments to a third party based on (i) changes in an underlying that is related to an asset, a liability or an equity of the guaranteed party, (ii) failure of another party to perform under an obligating agreement or (iii) the failure of another party to pay its indebtedness when due.

        As at October 12, 2003, the Company has no important guarantees that meet the criterias set out in AcG-14.

Year ended April 27, 2003

Stock-based compensation and other stock-based payments

        On April 29, 2002, the Company adopted prospectively the new recommendations of the Canadian Institute of Chartered Accountants Handbook, Section 3870, entitled Stock-based Compensation and Other Stock-based Payments. This section defines notably recognition, measurement and disclosure standards for stock-based compensation to employees. These standards define a fair value-based method of accounting and encourage entities to adopt this method of accounting for its stock-based employee compensation plans. Under this method, compensation cost should be measured at the grant date based on the fair value of the award and should be recognized over the related service period. An entity that does not adopt the fair value method of accounting for its awards granted to employees is required to include in its financial statements pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. The Company has adopted the latter alternative treatment (See Note 18).

Year ended April 28, 2002

Earnings per share

        During the year ended April 28, 2002, the Company adopted, on a retroactive basis, the new recommendations of the Canadian Institute of Chartered Accountants Handbook, Section 3500, entitled Earnings per share, regarding the calculation and presentation of earnings per share information. According to the new recommendations, the treasury stock method should be used instead of the imputed earnings approach to determine the dilutive effect of stock options for the purpose of calculating diluted earnings per share. The adoption of these new recommendations had a negligible impact on diluted earnings per share calculation.

Goodwill and other intangible assets

        During the year ended April 28, 2002, the Company adopted, on a prospective basis, the new recommendations of the Canadian Institute of Chartered Accountants Handbook, Section 3062, entitled Goodwill and Other Intangible Assets. According to the new recommendations, goodwill and other intangible assets with a useful life determined to be indefinite are no longer amortized and are tested for impairment, either annually or more frequently if events or situations indicate possible impairment.

        The table below presents a reconciliation between net earnings and basic earnings per share as reported in 2001 and the corresponding figures following application of section 3062:

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$
Net earnings	66,234	49,062	23,971
Add amortization of goodwill			5,336

Adjusted net earnings	66,234	49,062	29,307

Basic earnings per share
Net earnings	0.78	0.63	0.32
Amortization of goodwill			0.07

Adjusted net earnings	0.78	0.63	0.39

Year ended April 29, 2001

Income taxes

        During the year ended April 29, 2001, the Company adopted, on a retroactive basis, the new recommendations issued by the Canadian Institute of Chartered Accountants with respect to income taxes. However, it did not restate the financial statements for previous years. Under the new standards, the Company uses the liability method to recognize and measure future income tax assets and liabilities. In the past, the Company used the tax allocation method of accounting.

        The adoption of this new recommendation has had a negligible impact on the financial statements for the year ended April 29, 2001,

Employee future benefits

        During the year ended April 29, 2001, the Company also adopted, on a prospective basis, the new recommendations of the Canadian Institute of Chartered Accountants for pension benefits and other employee future benefits. These recommendations require that the discounting rate used to determine pension obligations and current service cost be changed from the expected long-term interest rate to the market rate.

        The adoption of this new recommendation has had a negligible impact on the financial statements for the year ended April 29, 2001.

3—ACCOUNTING POLICIES

        The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles. As described in Note 28, these principles differ in certain material respects from principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles generally accepted in the United States of America. The principal accounting policies followed by the Company are as follows:

Accounting estimates

        The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and notes to financial statements. These estimates are based on management's best knowledge of current events and actions that the Company may undertake in the future. Actual results may differ from those estimates.

Principles of consolidation

        The consolidated financial statements include the accounts of the Company and of its subsidiaries, all of which are wholly-owned.

Interim unaudited information

        The interim financial information as at October 12, 2003 and for the 24-week periods ended October 12, 2003 and October 13, 2002 is unaudited. However, in the opinion of management, such information has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for the periods presented. The interim results, however, are not necessarily indicative of results for any future period.

Foreign currency translation

        The U.S. subsidiary's assets and liabilities are translated into Canadian dollars using the exchange rate in effect at the balance sheet date since this subsidiary is considered to be self-sustaining from a financial and operational standpoint. Revenues and expenses are translated at the average rate in effect during the year. Gains and losses are shown under the cumulative translation adjustments account in the shareholders' equity.

        The Company has designated its entire long-term debt denominated in U.S. dollars as a hedge of its net investment in its self-sustaining foreign subsidiary. Accordingly, the related exchange gains or losses are also presented under the cumulative translation adjustments account in the shareholders' equity.

Earnings per share

        Basic earnings per share is calculated by dividing the net earnings available to Class "A" and Class "B" shareholders by the weighted average number of Class "A" and Class "B" shares outstanding during the year. Diluted earnings per share is calculated using the treasury stock method which assumes that all stock options with an exercise price that is lower than the average market price will be exercised and that proceeds from these options will be used to repurchase Class "B" shares of the Company at their average market price during the year.

Revenue recognition

        The Company recognizes revenues at the time of sale in stores.

Operating, selling, administrative and general expenses

        Labor, occupancy expenses and corporate expenses are the primary components of operating, selling, administrative and general expenses (OSG&A).

        Advertising costs are also charged to OSG&A generally as incurred. Advertising expense was $10,679 in 2003, $8,214 in 2002 and $6,699 in 2001.

Cash and cash equivalents

        Cash includes cash and demand deposits. Cash equivalents include very liquid temporary investments that can be converted into a known cash amount and maturing within less than three months from the date of acquisition.

Allowance for doubtful accounts

        Allowance for doubtful accounts provides for estimated losses on accounts receivable. The allowance is established based upon a review of the aggregate accounts, loss experience, economic conditions and other pertinent factors. Account losses are charged and recoveries are credited to the allowance for doubtful accounts. The collection policies and procedures of the Company vary by type of account receivable and prior payment history.

Inventory valuation

        Inventory is valued at the lower of cost and net realizable value. Depending on products, cost is based on the average cost method or on the retail price less a normal gross margin.

Supplier rebates

        Amounts collected pursuant to agreements with suppliers, before the revenue recognition criteria is satisfied, are deferred. These amounts are included in the calculation of operating income either at the time of sale or based on the term of the supplier agreement, as specified in each agreement.

Income taxes

        The Company uses the tax liability method to account for income taxes. Under this method, future tax assets and liabilities are determined according to differences between the carrying amounts and tax bases of assets and liabilities. They are measured by applying enacted or substantively enacted tax rates and laws at the date of the financial statements for the years in which the temporary differences are expected to reverse. It is more likely than not that all of the future income tax assets will be realized.

Depreciation

        Fixed assets are depreciated over their estimated useful lives according to the following methods, period and annual rates:

	Methods	Period and rates
Building and parking lots	Diminishing balance	5%
Petroleum infrastructure and leasehold improvements	Straight-line	7%
Equipment	Diminishing balance	15% to 30%
Signs	Diminishing balance	20%
Buildings under capital leases	Straight-line	Lease term

Goodwill

        Goodwill is the excess of the purchase price of an acquired business over the fair value of underlying net assets acquired at the time of acquisition. Goodwill is not amortized. It is rather tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired. The impairment test consists of a comparison of the fair value of the Company's reporting units with their carrying amount. The fair value of the reporting units is determined according to an estimate of future discounted cash flows. When the carrying amount of a reporting unit is greater than its fair value, the Company compares the fair value of the goodwill related to the reporting units with its carrying amount. Any impairment in the carrying amount of goodwill is charged to income.

        Prior to April 29, 2001, goodwill arising from acquisitions was amortized on a straight-line basis over periods not exceeding 40 years. The Company reviewed the carrying amount of goodwill annually according to an estimate of net earnings and current and future undiscounted cash flows in order to determine whether a write-down should be recorded.

Other assets

        Financing costs are amortized on a straight-line basis over the period of the corresponding debt. Costs incurred in connection with the analysis and signing of operating leases are deferred and amortized over the lease term. Other deferred charges are amortized on a straight-line basis over a period of five to seven years.

Employee future benefits

        The Company accrues its obligations under employee pension plans and the related costs, net of plan assets. The Company has adopted the following policies with respect to the defined benefit plans:

  •
  The cost of pension benefits earned by employees is actuarially determined using the projected benefit method prorated on service and is recorded in income as the services are rendered by employees. The calculations reflect management's best estimate of expected plan investment performance, salary escalation and retirement ages of employees;

  •
  For the purpose of calculating the expected return on plan assets, those assets are valued at fair value;

  •
  The excess of the net actuarial gain (loss) over 10% of the greater of the benefit obligation and the fair value of plan assets is amortized over the average remaining service period of active employees.

        The pension costs recorded in earnings for the defined contribution plan are equivalent to the contributions which the Company is required to pay in exchange for services provided by employees.

Environmental costs

        Allowances for site restoration costs represent the estimated future cost of ensuring that the soil and sub-soil meet government standards for sites under the Company's responsibility. The obligation is recognized on the earlier of the following dates: the date on which the contaminant is discovered or the date on which operations on the site are discontinued. The estimated amount of future restoration costs is reviewed regularly based on available information and governing legislation. Where the forecast restoration costs, less any amount to be recovered from third parties, exceed existing provisions, an expense is recognized in the year during which the shortfall has been identified.

Stock-based compensation plan

        The Company offers a stock option plan as described in Note 18. No amount is recognized for this plan when the share purchase options are issued to employees, managers and directors. Any consideration received when holders exercise their options is credited to capital stock. Since the Company does not account for stock options awarded to employees using the fair value based method, it discloses pro forma information regarding net earnings and earnings per share which are calculated as if the fair value based accounting method had been used to account for stock options awarded (See Note 18).

Financial instruments

        The Company uses derivative financial instruments by way of interest "swaps" to manage current and forecast risks related to interest rate fluctuations. The Company does not use speculative derivative financial instruments. Interest rate swaps are a hedge against interest rate fluctuations because they offset the risk related to changes in interest rates on the underlying hedged items. Interest rate swaps result in an exchange of interest payments without an exchange of principal underlying the interest payments. They are accounted for as an adjustment of accrued interest expense on loan instruments.

4—BUSINESS ACQUISITIONS

24-week period ended October 12, 2003

        On September 4, 2003, the Company acquired certain assets of Clark Retail Enterprises, Inc. and became the owner of a chain of 43 stores in the states of Illinois, Indiana, Iowa, Michigan and Ohio.

        Taking acquisition costs into account, this acquisition was for a total cash consideration of $45,036. The full amount of the transaction was financed through the Company's existing credit facilities.

        Most of the goodwill is expected to be deductible for tax purposes.

        The preliminary allocation of the above mentioned purchase price was determined using information available and the basis of preliminary evaluations. The allocation is subject to change should new information become available.

$
Current assets	8,931
Fixed assets	29,807
Goodwill	7,130

45,868
Current liabilities assumed	(833)

Net assets acquired and cash consideration paid	45,035

Year ended April 27, 2003

        On August 20, 2002, the Company acquired certain assets of Dairy Mart Convenience Stores, Inc. ("Dairy Mart") and became the owner of a chain of 285 stores in the states of Ohio, Kentucky, Pennsylvania, Michigan and Indiana. Taking acquisition costs into account, this acquisition was for a total cash consideration of $120,152. The full amount of the transaction was financed through bank loans subsequent to changes in the Company's long-term credit agreement.

        This transaction included a one-year management agreement for 169 additional stores in this network, some of which could, under certain conditions, be acquired by the Company in the months following the acquisition, sold on behalf of Dairy Mart Convenience Stores, Inc. or closed. Given the temporary nature of the management agreement, the net amount of sales, cost of sales and other operating costs associated with this agreement are shown as a reduction under operating, selling, administrative and general expenses. For the year ended April 27, 2003, the management agreement generated sales of $129,344 and operating income of $852.

        During the year, the Company made four acquisitions of other store networks in Canada and the United States, for a cash consideration of $36,822 including certain stores managed under the above-mentioned management agreement.

        All of these acquisitions, other than the Dairy Mart acquisition, are shown under "Other" in the following table.

        Most of the goodwill is expected to be deductible for tax purposes.

        The preliminary allocation of the above-mentioned purchase prices was determined using information available and on the basis of preliminary evaluations. The allocation is subject to change should new information become available.

	Dairy Mart	Other	Total
	$	$	$
Current assets	20,319	1,628	21,947
Fixed assets	73,174	27,597	100,771
Goodwill	30,427	7,963	38,390
Other assets		308	308

	123,920	37,496	161,416
Current liabilities assumed	3,768	674	4,442

Net assets	120,152	36,822	156,974
Less: Cash from the acquisition	(627)	(99)	(726)

Cash consideration	119,525	36,723	156,248

Year ended April 28, 2002

        On June 22, 2001, the Company acquired some of the operating assets of Johnson Oil Company, Inc., which operates a network of convenience stores under the Bigfoot banner in the states of Indiana, Kentucky and Illinois. Considering the transaction costs, this acquisition was made for a total cash consideration of $119,324.

        In addition, during the year ended April 28, 2002, the Company acquired three other networks for a cash consideration of $8,815.

        All of these acquisitions, other than the June 22, 2001 acquisition, are shown under "Other" in the following table:

	Johnson Oil Company, Inc.	Other	Total
	$	$	$
Current assets	36,961	2,647	39,608
Fixed assets	60,137	7,779	67,916
Goodwill	57,312	1,907	59,219

	154,410	12,333	166,743

Current liabilities assumed	34,638	3,206	37,844
Note payable	448	312	760

	35,086	3,518	38,604

Net assets acquired and cash consideration paid	119,324	8,815	128,139

        In connection with the Johnson Oil Company, Inc. acquisition, the Company has signed leases for the rental of commercial space and petroleum facilities. Under these leases, the Company is required to pay approximately US$11,300 annually over 20 years. The leases include clauses for an annual indexation of 2%.

5—INFORMATION INCLUDED IN THE CONSOLIDATED STATEMENT OF EARNINGS

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$
Depreciation and amortization of fixed and other assets
Fixed assets	44,108	33,195	24,440
Other assets	840	530	142

	44,948	33,725	24,582

Financial expenses
Interest on long-term debt	12,669	13,700	13,894
Interest on current liabilities	1,228	755	1,130
Depreciation of deferred financing cost	997	612	91

	14,894	15,067	15,115

        Interest expense

    Interest expense, on long-term debt, is net of interest income. Interest income was $51 in 2003, $360 in 2002 and $139 in 2001.

Additional information on rent expense included in operating, selling, administrative and general expenses:

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$
Rent expense
Rent expense	93,313	72,670	50,981
Sublease rent income	3,781	2,440	1,362

	89,532	70,230	49,619

6—INCOME TAXES

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$
Current income taxes	22,223	9,843	12,920
Future income taxes	9,813	17,115	9,207

	32,036	26,958	22,127

Earnings before income taxes
Domestic	82,144	67,889	46,098
Foreign	16,126	8,131

	98,270	76,020	46,098

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$
Current income taxes
Domestic	19,718	7,392	12,920
Foreign	2,505	2,451

	22,223	9,843	12,920

Future income taxes
Domestic	5,158	16,674	9,207
Foreign	4,655	441

	9,813	17,115	9,207

        The principal items which resulted in differences between the Company's effective income tax rates and the combined statutory rates in Canada are detailed as follows:

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	%	%	%
Combined statutory income tax rate in Canada (a)	37.62	39.90	41.04
Large corporations tax			1.13
Impact of the announced tax rate reductions	(1.19)	(2.99)
Amortization of goodwill			4.75
Other permanent differences	(3.83)	(1.45)	1.08

Effective income tax rate	32.60	35.46	48.00

(a)
The Company's combined statutory income tax rate in Canada includes the appropriate provincial income tax rates.

The components of future tax assets (liabilities) are as follows:

	April 27, 2003	April 28, 2002
	$	$
Short-term future tax asset (liability)
Expenses deductible in future years	5,997	4,595
Deferral of GST and QST receivable	(16,614)	(10,483)
Deferred revenues	500	499
Non-capital losses	1,301

	(8,816)	(5,389)

Long-term future tax asset (liability)
Fixed assets	(20,649)	(6,565)
Non-capital losses	800	1,041
Deferred revenues	2,050	3,125
Borrowing and share issue costs	448	574
Goodwill	8,645	(889)
Other assets	(2,645)	(2,868)
Other		293

	(11,351)	(5,289)

7—EARNINGS PER SHARE

	24-week period ended		Year ended
	October 12, 2003	October 13, 2002	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Basic net earnings attributable to Class "A" and "B" shareholders	50,090	41,050	66,234	49,062	23,971

Weighted average number of shares (in thousands)	84,715	84,504	84,525	77,580	74,474
Dilutive effect of stock-based compensation (in thousands)	2,809	3,015	2,757	3,797	1,363

Weighted average number of diluted shares (in thousands)	87,524	87,519	87,282	81,377	75,837

Basic net earning per share available for Class "A" and "B" shareholders	0.59	0.49	0.78	0.63	0.32

Diluted net earnings available for Class "A" and "B" shareholders	0.57	0.47	0.76	0.60	0.32

8—INFORMATION INCLUDED IN THE CONSOLIDATED STATEMENT OF CASH FLOWS

        The changes in working capital items are detailed as follows:

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$
Accounts receivable	(36,245)	(7,062)	446
Inventories	(28,041)	(15,868)	(12,692)
Prepaid expenses	(1,831)	2,291	(90)
Accounts payable and accrued liabilities	76,888	10,708	18,741
Income taxes payable	9,527	(9,740)	8,286

	20,298	(19,671)	14,691

        Cash flows relating to interest and income taxes of operating activities are detailed as follows:

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$
Interest paid	12,591	12,280	15,583
Income taxes paid	11,570	18,556	6,642

9—ACCOUNTS RECEIVABLE

	April 27, 2003	April 28, 2002
	$	$
Trade accounts receivable	46,767	37,803
Credit card receivable	10,715	7,872
Environmental costs receivable	1,443	1,536
Other accounts receivable	25,905	4,128

	84,830	51,339

10—INVENTORIES

	April 27, 2003	April 28, 2002
	$	$
Merchandise—wholesale	10,649	9,981
Merchandise—retail	156,007	118,541
Motor fuel	22,192	16,417

	188,848	144,939

11—FIXED ASSETS

	April 27, 2003
	Cost	Accumulated amortization	Net
	$	$	$
Land	42,400		42,400
Buildings and parking lots	90,128	29,790	60,338
Leasehold improvements	143,460	37,890	105,570
Petroleum infrastructure	73,945	19,307	54,638
Equipment	302,192	131,793	170,399
Signs	15,430	8,504	6,926

	667,555	227,284	440,271
Buildings under capital lease	4,533	3,545	988

	672,088	230,829	441,259

	April 28, 2002
	Cost	Accumulated amortization	Net
	$	$	$
Land	25,529		25,529
Buildings and parking lots	87,512	29,743	57,769
Leasehold improvements	90,465	32,332	58,133
Petroleum infrastructure	54,655	17,149	37,506
Equipment	238,286	109,484	128,802
Signs	13,474	7,384	6,090

	509,921	196,092	313,829
Buildings under capital lease	4,533	3,344	1,189

	514,454	199,436	315,018

12—OTHER ASSETS

	April 27, 2003	April 28, 2002
	$	$
Deferred charges, at amortized cost	8,005	9,505
Deferred pension expense	3,905	3,566
Other, at cost	4,257	2,166

	16,167	15,237

13—BANK INDEBTEDNESS

        Bank indebtedness includes the portion of the credit facilities available to the Company which it has used.

        The Company has a renewable operating credit in the amount of CA$60,000 (CA$40,000 in 2002) available in Canadian or U.S. dollars or as letters of guarantee which bears interest at the Canadian or U.S. prime rate plus 0% to 0.50% or at LIBOR plus 0.75% to 1.50%, depending on whether certain financial ratios are achieved. The operating credit is also available in the form of bankers' acceptances with stamping fees of 0.75% to 1.50%, depending on whether certain financial ratios are achieved. As at April 27, 2003, an amount of $59,644 was available under this credit facility and the effective interest rate was 2.31% (3.19% as at April 28, 2002). These credit facilities are subject to the same restrictive covenants which apply to the term loans described in Note 15.

        The Company also has a US$3,000 line of credit which bears interest at the U.S. prime rate. As at April 27, 2003, an amount of US$3,000 was available under this credit facility and the effective interest rate was 4.25% (4.75% as at April 28, 2002).

14—ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	April 27, 2003	April 28, 2002
	$	$
Trade accounts payable	176,263	137,430
Government taxes payable	19,643	6,916
Environmental costs payable	2,266	833
Other accounts payable and accrued liabilities	72,413	51,015

	270,585	196,194

15—LONG-TERM DEBT

	April 27, 2003	April 28, 2002
	$	$
Unsecured term loans granted under a credit arrangement (a)
Credit A (including US$23,000 as at April 27, 2003 (US$6,000 as at April 28, 2002))	53,306	9,370
Credit B	50,000	50,000
Credit C (including US$98,226 as at April 27, 2003 (US$37,226 as at April 28, 2002))	142,241	58,136
Credit D (including US$32,604 as at April 27, 2003 (US$32,604 as at April 28, 2002))	47,214	50,918
Note payable secured by land, 9%, payable in monthly instalments, maturing in 2006	249	373
Mortgage loans secured by land and buildings, rates varying from 7% to 13.25% (5.79% to 13.25% in 2002), payable in monthly instalments, maturing on various dates until 2016	335	487
Buildings under capital lease, rates varying between 8.18% and 13.25% (8.18% and 13.25% for 2002), payable on various dates until 2018	2,968	3,717

	296,313	173,001
Instalments due within one year	17,986	710

	278,327	172,291

(a)
Credit arrangement:

•
Credit A:

    Revolving credit for a maximum amount of CA$80,000 available in Canadian or U.S. dollars, maturing on April 23, 2005, bearing interest at the Canadian or the U.S. prime rate plus 0.75% to 1.50%, or LIBOR plus 1.75% to 2.50%, depending on whether certain financial ratios are achieved. This credit is also available in the form of bankers' acceptances with stamping fees of 1.75% to 2.50% depending on whether certain financial ratios are achieved. As at April 27, 2003, the effective rate was 4.08% (4.06% as at April 28, 2002);

  •
  Credit B:

    Term credit for a maximum authorized amount of CA$50,000 maturing on April 16, 2006 and bearing interest at the prime rate plus 2.75% or the bankers' acceptance rate with stamping fees of 3.75%. As at April 27, 2003, the effective rate was 6.66% (5.91% as at April 28, 2002);

  •
  Credit C:

    Term credit for a maximum authorized amount of US$98,226 payable in annual instalments of US$12,000 as of May 1, 2003 with the balance payable on May 1, 2006. This credit is available in Canadian or U.S. dollars in the form of advances or bankers' acceptances according to the same rates as credit A. As at April 27, 2003, the effective interest rate was 3.38% (4.07% as at April 28, 2002);

  •
  Credit D:

    Term credit for a maximum authorized amount of US$32,604 maturing on June 20, 2007, bearing interest at the U.S. prime rate plus 2% or at LIBOR plus 3%. As at April 27, 2003, the effective interest rate was 4.38% (4.81% as at April 28, 2002).

        An amount of $25,000 of credit B is subject to an interest rate swap in order to establish the annual rate for the related bankers' acceptance at 5.25% until May 2004.

        Under the credit arrangement, the Company has to satisfy certain commitments, including maintenance of certain financial ratios.

        The instalments on long-term debt for the next years are as follows:

	Obligations under capital leases	Other loans
	$	$
2004	1,050	17,550
2005	936	70,849
2006	843	67,423
2007	694	90,149
2008	461	47,259
2009 and subsequent years	1,864	115

	5,848
Interest expenses included in minimum lease payments	2,880

	2,968

16—DEFERRED CREDITS AND OTHER LIABILITIES

	April 27, 2003	April 28, 2002
	$	$
Deferred revenues	7,957	10,664
Provision for site restoration costs	1,008	1,008

	8,965	11,672

17—CAPITAL STOCK

Authorized

Unlimited number of shares without par value

          First and second preferred shares issuable in series, ranking prior to other classes of shares with respect to dividends and payment of capital upon dissolution, non-voting. The Board of Directors is authorized to determine the designation, rights, privileges, conditions and restrictions relating to each series of shares prior to their issuance

          Class "A" multiple voting and participating shares, ten votes per share except for certain situations which provide for only one vote per share, convertible into Class "B" subordinate voting shares on a share-for-share basis at the holder's option. Under the articles of amendment, no new Class "A" multiple voting share can be issued

          Class "B" subordinate voting and participating shares, convertible automatically into Class "A" multiple voting shares on a share-for-share basis upon the occurrence of certain events

The order of priority for the payment of dividends is as follows:

  •
  First preferred shares;

  •
  Second preferred shares;

  •
  Class "B" subordinate voting shares and Class "A" multiple voting shares, ranking pari passu.

Issued and fully paid

        The number of shares outstanding changed as follows:

	24-week period ended October 12, 2003		Year ended April 27, 2003
	Number of shares	$	Number of shares	$
Class "A" multiple voting shares
Balance, beginning of year	28,548,824	12,029	28,548,824	12,029
Conversion into Class "B" shares

	28,548,824	12,029	28,548,824	12,029

Class "B" subordinate voting shares
Balance, beginning of year	56,046,092	246,507	54,383,092	242,054
Stock options exercised for cash	168,996	919	1,663,000	4,453

	56,215,088	247,426	56,046,092	246,507

Total issued and fully paid		259,455		258,536

	Year ended April 28, 2002		Year ended April 29, 2001
	Number of shares	$	Number of shares	$
Class "A" multiple voting shares
Balance, beginning of year	28,549,224	12,029	28,626,388	12,062
Conversion into Class "B" shares	(400)		(77,164)	(33)

	28,548,824	12,029	28,549,224	12,029

Class "B" subordinate voting shares
Balance, beginning of year	45,973,692	139,202	45,800,528	138,864
Issuance	8,000,000	101,600
Issued on conversion of Class "A" shares	400		77,164	33
Stock options exercised for cash	409,000	1,252	96,000	305

	54,383,092	242,054	45,973,692	139,202

Total issued and fully paid		254,083		151,231

Alimentation Couche-Tard Inc.

Notes to Consolidated Financial Statements

(Information as at October 12, 2003 and for the 24-week period ended October 12, 2003 and October 13, 2002 is unaudited)

(in thousands of Canadian dollars, except per share amounts)

        During the year ended April 27, 2003 and the year ended April 28, 2002, the Company split all of its shares on a two-for-one basis. All share and per-share information in these consolidated financial statements has been adjusted retroactively to reflect both stock splits.

        On December 20, 2001, the Company issued 8,000,000 Class "B" subordinate voting shares for $12.70 per share, for total gross proceeds of $101,600. The share issue expenses, net of the related future income taxes, totalled $3,036.

18—STOCK-BASED COMPENSATION

        During the year ended April 27, 2003, the Company amended its two existing stock-based compensation plans by merging them into a single plan. The plan provides for granting stock options for the purchase of Class "B" subordinate voting shares. Under the plan, 8,446,000 subordinate shares were reserved for issue. As at April 27, 2003, a total of 2,206,500 subordinate shares were available for issuance as stock options. The conditions governing the granting and exercise of the options are established by the Board of Directors, as is the term of the options, which cannot exceed 10 years. The options granted can generally be exercised as follows: 20% on the day following the grant; the remaining options: 20% on each anniversary of the grant date, over the next four years. The options cannot be granted at a price that is less than the market price on the grant date.

        The tables below present the status of the Company's stock option plan as at April 27, 2003, April 28, 2002 and April 29, 2001 and the changes therein during the years then ended.

	Year ended
	April 27, 2003		April 28, 2002
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
		$		$
Balance, beginning of year	7,563,000	6.70	5,788,000	4.27
Granted	265,000	14.79	2,200,000	12.42
Options exercised	(1,663,000)	2.68	(409,000)	3.06
Cancelled	(8,500)	5.93	(16,000)	5.34

Balance, end of year	6,156,500	8.14	7,563,000	6.70

Exercisable options at end of year	3,652,900		3,975,000

	Year ended
	April 29, 2001
	Number of options	Weighted average exercise price
		$
Balance, beginning of year	4,848,000	4.16
Granted	1,240,000	4.77
Options exercised	(96,000)	3.18
Cancelled	(204,000)	5.18

Balance, end of year	5,788,000	4.27

Exercisable options at end of year	3,475,000

        The following table presents information on the stock options outstanding as at April 27, 2003:

	Options outstanding
Range of exercise prices	Number of outstanding options as at April 27, 2003	Weighted average remaining contractual life	Weighted average exercise price
			$
$4–$6	3,692,000	3.10	5.11
$7–$9	680,000	8.10	7.29
$13–$16	1,784,500	8.96	14.73

	6,156,500

	Options exercisable
Range of exercise prices	Number of exercisable options as at April 27, 2003	Weighted average exercise price
		$
$4–$6	2,720,000	5.13
$7–$9	272,000	7.29
$13–$16	660,900	14.72

	3,652,900

        During the 24-week period ended October 12, 2003, the Company has granted 95,000 stock options at an exercise price of $13.99 and 15,000 options at an exercise price of $15.82.

        Subsequent to October 12, 2003, a total of 400,000 stock options at an exercise price of $20.20 were granted by the Company.

        The Company does not record any compensation cost. If the compensation cost had been determined using the fair value method at the date of attribution of stock options to employees, net earnings and earnings per share information would have been reduced to the pro forma amounts shown in the following table:

	24-week period ended October 12, 2003		Year ended April 27, 2003
	Disclosed	Pro forma	Disclosed	Pro forma
	$	$	$	$
Net earnings	50,090	49,743	66,234	65,601
Earnings per share	0.59	0.59	0.78	0.78
Diluted earnings per share	0.57	0.57	0.76	0.75

        For purposes of calculating the compensation cost, the fair value of stock options is recognized using the straight-line method over the vesting period of the stock options.

        The pro forma impact on net earnings for the period is not representative of the pro forma net earnings of future periods because it does not take into account the pro forma compensation relating to options granted prior to April 29, 2002.

        The fair value of options granted is estimated at the attribution date using the Black-Scholes options pricing model on the basis of the following assumptions for attributions granted during the year:

	24-week period ended October 12, 2003	Year ended April 27, 2003
Expected dividend on shares	None	None
Expected average volatility	30%	30%
Weighted average risk-free interest rate	4.05%	5.26%
Expected life	8 years	8 years

        The weighted average fair value of options granted in the year ended April 27, 2003 was $7.03 and $6.27 in the 24-week period ended October 12, 2003.

19—CUMULATIVE TRANSLATION ADJUSTMENTS

	Year ended
	April 27, 2003	April 28, 2002
	$	$
Balance, beginning of year	(106)
Effect of change in exchange rate during the year
On the net investment in the self-sustaining foreign subsidiaries	(18,536)	2,831
On the long-term debt denominated in U.S. dollars designated as a hedge of the net investment in the self-sustaining foreign subsidiaries	15,896	(2,937)

Balance, end of year	(2,746)	(106)

20—EMPLOYEE FUTURE BENEFITS

        The Company has defined benefit pension plans and a defined contribution pension plan for certain employees.

Information about the Company's defined benefit plans, in aggregate, is as follows:

	Year ended
	April 27, 2003	April 28, 2002
	$	$
Accrued benefit obligations
Balance, beginning of year	30,766	30,798
Current service cost	586	548
Past service cost	3,215
Interest cost	1,916	2,080
Benefits paid	(2,251)	(3,251)
Actuarial (gains) losses	(4,626)	591

Balance, end of year	29,606	30,766

	Year ended
	April 27, 2003	April 28, 2002
	$	$
Plan assets
Fair value, beginning of year	30,288	35,316
Actual return on plan assets	(3,588)	(2,405)
Employees' contributions	112	112
Benefits paid	(1,735)	(2,735)

Fair value, end of year	25,077	30,288

Funded status-plan deficit	(4,529)	(478)
Unamortized net actuarial loss	10,051	9,119
Unamortized transitional net asset	(4,509)	(5,075)
Unamortized past service cost	2,892

Accrued benefit asset	3,905	3,566

        As at April 27, 2003, the accrued benefit obligation for pension plans with a funding deficit amounted to $9,715 ($5,916 in 2002). These plans are not funded and, accordingly, there are no assets.

        Information about pension expense (income) for the Company's defined benefit plan for the year is as follows:

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$
Pension expense (income)
Current service cost, net of employee contributions	474	436	436
Interest cost	1,916	2,080	2,088
Expected return on plan assets	(2,063)	(2,721)	(2,927)
Amortized transitional asset	(566)	(565)	(567)
Amortized net actuarial loss	93
Amortized past service cost	323

Pension expense (income) for the year	177	(770)	(970)

        The significant actuarial assumptions which management considers the most likely to be used to determine the accrued benefit obligation are the following:

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	%	%	%
Discount rate	6.5	6.75	7.0
Expected rate of return on plan assets	7.0	8.0	8.0
Rate of compensation increase	4.0	4.0	4.0

        The Company's total pension expense under its defined contribution plan for the year 2003 is $870 ($655 in 2002 and $522 in 2001).

21—ENVIRONMENT

        The Company is subject to Canadian and American legislation governing the storage, handling and sale of motor fuel and related products. The Company considers that it is generally in compliance with current environmental legislation.

        The Company has an on-going training program for its employees on environmental issues which includes preventive site testing and site restoration in cooperation with regulatory authorities. The Company also examines its motor fuel equipment annually to make the necessary investments. In connection with the closure of certain business locations, the Company is required to remove its petroleum equipment.

        In all U.S. states in which the Company operates, except Michigan, there is a state fund to cover the cost of certain rehabilitation and removing of motor fuel tanks. These state funds provide insurance for motor fuel facilities operations to cover the cost of cleaning up damages to the environment caused by the usage of underground motor fuel equipment. Motor fuel equipment tank registration fees and a motor fuel tax in each of the states finance the trust funds. The Company paid the registration fees and remits the sales tax to the states where it is a member of the trust fund. Insurance coverage is different in the various states and can be as high as US$1,000 per site. The Company's deductible ranges from US$15 to US$55. There is no trust fund in the state of Michigan.

        In order to provide for the above-mentioned restoration costs, the Company has recorded a $3,274 allowance for environmental costs as at April 27, 2003 ($1,841 as at April 28, 2002). Of this amount, $2,266 ($833 as at April 28, 2002) has been presented on a current basis.

22—FINANCIAL INSTRUMENTS

        The following methods and assumptions were used to determine the estimated fair value of each class of primary financial instruments:

  •
  The fair value of cash and cash equivalents, accounts receivable, bank indebtedness, and accounts payable and accrued liabilities is comparable to their carrying amount given that they will mature shortly;

  •
  There is no material difference between the fair value and the carrying amount of the Company's long-term debt as at April 27, 2003 and April 28, 2002, given that the largest loans bear interest at a floating rate.

        The fair value of the interest rate swap, as determined by the Company's bank based on quoted market prices for similar instruments as at April 27, 2003 was $577 payable by the Company ($707 payable by the Company as at April 28, 2002).

23—CONTRACTUAL OBLIGATIONS

        As at April 27, 2003, the Company has entered into lease agreements expiring on various dates until 2027 which call for the payment of $986,583 for the rental of commercial space, equipment and a warehouse. Several of these leases contain renewal options and certain sites are subleased to franchise-holders. The minimum lease payments for the next five years are $104,363 in 2004, $95,140 in 2005, $83,042 in 2006, $73,478 in 2007 and $62,985 in 2008.

        Moreover, the Company has concluded agreements to acquire equipment for an amount of $10,630 in the coming year.

24—CONTINGENCIES

        Various claims and legal proceedings have been initiated against the Company in the normal course of its operations that relate to human resources and the environment. In management's opinion, these claims and proceedings are unfounded. Although the outcome of these proceedings cannot be determined with certainty, management estimates that any payments resulting from their outcome are not likely to have a substantial negative impact on the Company's results and financial position.

25—SEGMENTED INFORMATION

        The Company essentially operates in a single reportable segment, the sale of goods for immediate consumption and motor fuel through corporate stores or franchise operations. It operates a convenience store chain under several banners, including Couche-Tard, Mac's, Bigfoot and Dairy Mart. Revenues from outside sources mainly fall into two categories: merchandise and motor fuel. The Company operates convenience stores in Canada and, since June 2001, in the United States.

        Information on the principal revenue classes as well as geographic information is as follows:

	24-week period ended
	October 12, 2003			October 13, 2002
	Canada	U.S.	Total	Canada	U.S.	Total
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$	$	$
External customer revenues (a)
Merchandise and services	770,771	319,721	1,090,492	730,567	188,524	919,091
Motor fuel	311,173	445,705	756,878	290,465	277,793	568,258

	1,081,944	765,426	1,847,370	1,021,032	466,317	1,487,349

Gross profit
Merchandise and services	244,128	105,204	349,332	232,944	60,108	293,052
Motor fuel	30,220	33,619	63,839	27,746	22,548	50,294

	274,348	138,823	413,171	260,690	82,656	343,346

Fixed assets and goodwill (a)	468,773	255,967	724,740

	Year ended
	April 27, 2003			April 28, 2002			April 29, 2001
	Canada	U.S.	Total	Canada	U.S.	Total	Canada
	$	$	$	$	$	$	$
External customer revenues (a)
Merchandise and services	1,482,215	520,360	2,002,575	1,349,565	205,150	1,554,715	1,214,263
Motor fuel	630,144	741,744	1,371,888	532,203	356,674	888,877	459,371

	2,112,359	1,262,104	3,374,463	1,881,768	561,824	2,443,592	1,673,634

Gross profit
Merchandise and services	462,923	169,506	632,429	427,526	66,890	494,416	395,901
Motor fuel	57,499	60,236	117,735	54,484	36,735	91,219	43,880

	520,422	229,742	750,164	482,010	103,625	585,635	439,781

Fixed assets and goodwill (a)	459,756	250,115	709,871	428,018	122,696	550,714	394,651

(a)
Geographic areas are determined according to where the Company generates operating income (where the sale takes place) and according to the location of the fixed assets and goodwill.

The Company is not dependent on one major customer as a revenue source.

26—COMPARATIVE FIGURES

        Certain comparative figures have been reclassified to conform with the presentation adopted in the current year.

27—AGREEMENT FOR THE ACQUISITION OF THE CIRCLE K CORPORATION

        Pursuant to an agreement dated October 3, 2003, as amended, the Company agreed to acquire The Circle K Corporation from ConocoPhillips for an estimated net cash purchase price of US$803.9 million, subject to a reduction by the amount of long-term debt and capital lease obligations of The Circle K Corporation on the closing date of the acquisition. Moreover, the purchase price is subject to a working capital adjustment. The transaction, which closed on December 17, 2003, was financed by a private placement of Class "B" subordinated voting shares and by debt financing in Canada and in the United States.

28—GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN CANADA AND THE UNITED STATES

        The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP), which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

A—Consolidated financial statements

        The adjustments to comply with U.S. GAAP would be as follows:

Consolidated earnings

	24-week period ended		Year ended
	October 12, 2003	October 13, 2002	April 27, 2003	April 28, 2002	April 29, 2001
	$ (Unaudited)	$ (Unaudited)	$	$	$
Net earnings in accordance with Canadian GAAP	50,090	41,050	66,234	49,062	23,971

Adjustments in respect of
Derivative financial instruments (a)	121	(97)	130	(663)
Pension expense (b)	(20)	(243)	(487)	(572)	(292)
Lease expense (c)	(758)	(849)	(1,823)	(1,223)	(440)
Sale-leaseback transactions (d)	(4,341)	(3,579)	(8,651)	(7,912)
Stock-based compensation (e)	44			(13,980)	(1,067)
Deferred charges and other assets (f)	191	(803)	(854)	(2,273)	(1,706)
Asset retirement obligations (g)	(124)
Supplier rebates and other supplier payments (h)	(5,716)		(1,410)
Tax effect of the above adjustments	4,046	2,044	4,853	3,768	1,428
Cumulative effect of accounting changes
Derivative financial instruments (net of taxes of $10) (a)				(34)
Asset retirement obligations (net of taxes of $943) (g)	(1,859)

	(8,416)	(3,527)	(8,242)	(22,889)	(2,077)

Net earnings in accordance with U.S. GAAP	41,674	37,523	57,992	26,173	21,894

Earnings per share in accordance with U.S. GAAP (j)
Basic	0.49	0.44	0.69	0.34	0.29
Diluted	0.48	0.43	0.66	0.33	0.29

Consolidated balance sheets

	October 12, 2003
	Canadian GAAP	U.S. GAAP
	$ (Unaudited)	$ (Unaudited)
ASSETS
Inventories (h)	200,221	193,095
Current future income taxes (c)(g)(h)	6,631	9,689
Fixed assets (d)(f)(g)	450,633	599,312
Other assets (b)(f)	16,655	15,979
Long-term future income taxes (a)(c)(d)(g)	10,898	20,984
LIABILITIES
Accounts payable and accrued liabilities (c)(e)(g)	299,629	315,140
Long-term debt (d)	225,509	395,338
Deferred credits and other liabilities (a)(b)(c)(g)	9,879	23,705
Long-term future income taxes (b)(f)	27,969	25,185
SHAREHOLDERS' EQUITY
Capital stock (e)(i)	259,455	255,152
Retained earnings (a)(b)(c)(d)(e)(f)(g)(h)(i)	238,248	199,057
Cumulative translation adjustments (c)(d)(g)(h)	(7,798)	—
Accumulated other comprehensive loss	—	(6,665)

	April 27, 2003		April 28, 2002
	Canadian GAAP	U.S. GAAP	Canadian GAAP	U.S. GAAP
	$	$	$	$
ASSETS
Inventories (h)	188,848	187,438	144,939	144,939
Current future income taxes (c)(e)(h)	7,798	8,496	5,094	5,369
Fixed assets (d)(f)	441,259	582,035	315,018	475,080
Other assets (b)(f)	16,167	15,501	15,237	12,994
Long-term future income taxes (a)(c)(d)	11,943	19,949	5,033	9,406
LIABILITIES
Accounts payable and accrued liabilities (c)(e)	270,585	285,738	196,194	211,959
Long-term debt (d)	278,327	440,200	172,291	344,762
Deferred credits and other liabilities (a)(b)(c)	8,965	17,113	11,672	16,156
Long-term future income taxes (b)	23,294	20,454	10,322	7,845
SHAREHOLDERS' EQUITY
Capital stock (i)	258,536	254,026	254,083	249,131
Retained earnings (a)(b)(c)(d)(e)(f)(h)(i)	188,158	157,383	121,924	99,391
Cumulative translation adjustments (c)(d)(h)	(2,746)	—	(106)	—
Accumulated other comprehensive loss	—	(2,391)	—	(397)
a)
Derivative financial instruments

        On April 30, 2001, the Company adopted Statement of Financial Accounting Standards ("SFAS") 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". These standards require all derivative financial instruments to be recorded on the balance sheet at their fair value. However, the Company elected not to adopt the optional hedge accounting provisions. Accordingly, for U.S. GAAP reporting purposes only, beginning in 2001, unrealized gains and losses resulting from the valuation of derivative financial instruments at fair value are recognized in net earnings as the gains and losses arise. In adopting these standards, the Company incurred a transition adjustment of $44 net of income taxes of $10 resulting from an interest rate swap not qualifying as part of a hedging relationship for U.S. GAAP purposes. In its primary Canadian GAAP financial statements, the Company does not recognize any gains or losses relating to the interest rate swap but accounts for cash flows relating to such an adjustment to accrued interest expense on underlying loan instruments.

b)    Pension expense and minimum liability

        On May 1, 2000, the Company adopted the new Canadian accounting recommendations for employee future benefit costs (see Note 20). The recommendations essentially harmonized Canadian GAAP with U.S. GAAP and were applied prospectively. Differences between Canadian and U.S. GAAP remain with respect to the amortization of actuarial gains and losses arising prior to May 1, 2000. Upon transition to the new Canadian recommendations, all unamortized gains and losses were accumulated into a net transitional asset which is being amortized to earnings. This approach creates a difference with U.S. GAAP, under which net actuarial gains accumulated prior to May 1, 2000 continue to be amortized over the expected average remaining service period using the corridor approach.

        Under U.S. GAAP, the Company has recorded an additional minimum pension liability for unfunded plans representing the excess of unfunded accumulated benefit obligations over previously recorded pension cost liabilities. A corresponding amount is recognized as an intangible asset except to the extent that these additional liabilities exceed the related unrecognized prior service cost, in which case the excess is charged directly to "Other comprehensive income", net of related future income taxes.

c)    Lease expense

        Under Canadian GAAP, the operating lease expenses are recorded on a pay as you go basis. Under U.S. GAAP, the effect of the scheduled rent increases included in the minimum lease payments is recognized on a straight-line basis over the lease term.

d)    Sale-leaseback transactions

        Under Canadian GAAP, certain leases concluded in conjunction with sale-leaseback transactions have been afforded operating lease treatment. Under U.S. GAAP, these transactions in which the Company has a continuing involvement in the underlying assets have been accounted for under the financing method. Under this method, the Company records the sale proceeds as a liability, recognizes interest expense, and continues to record and amortize the related assets. The accounting for the sale-leaseback transactions under the financing method will continue until the Company's continuing involvement in the related assets ceases.

e)    Stock-based compensation

        Under U.S. GAAP, the Company follows the intrinsic value method of accounting for stock-based compensation arrangements, as provided for in Accounting Principles Board Opinion 25 ("APB 25"). For the period between September 1999 and April 2002, grants of options under one of the existing employee stock option plans were accompanied by stock appreciation rights (SARs) whereby participants could choose to exercise a SAR instead of the corresponding option. In such cases, the participants received a cash payment equal to the difference between the closing price of common shares on the day immediately preceding the day of exercise and the exercise price of the option.

Under the intrinsic value method, such a plan results in a liability and requires measurement of compensation expense which assumes that all participants will exercise the SARs. The periodic change in the value of the SARs is included in earnings. Options that were granted prior to September 1999 and after April 2002 had an exercise price equal to the market price at the date of the grant; therefore, no compensation cost has been charged to earnings. Under Canadian GAAP, no amount is recognized for these stock options upon issuance to managers and directors. Any consideration received when holders exercise their options is credited to capital stock.

f)    Deferred charges and other assets

        Under Canadian GAAP, certain development expenses are deferred and amortized over a period of five to seven years. Under U.S. GAAP, those costs are charged to earnings as incurred.

g)    Asset retirement obligations

        For U.S. GAAP purposes, effective April 28, 2003, the Company adopted the provisions for SFAS 143, "Accounting for Asset Retirement Obligations" that generally applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset. The Company recognizes, when the obligation is incurred, the fair value of an estimated liability for the future cost to remove its underground motor fuel storage tanks with a corresponding increase to the carrying value of the related long-lived asset. The Company amortizes the amount added to the asset as per the depreciation method established for the related asset and recognizes accretion expense in relation with the discounted liability over the remaining life of the underground storage tank. The liability is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. Under Canadian GAAP, asset Retirement Obligations accounting, consistent with the rules of SFAS 143, will be mandatory for the Company starting April 26, 2004.

h)    Supplier rebates and other supplier payments

        Effective January 1, 2003, the Company adopted the provisions of the EITF No. 02-16, "Accounting by a Customer Including a Reseller for Certain Consideration Received from a Vendor". This issue addresses the appropriate accounting for cash consideration received from a vendor that is presumed to be a reduction of the price of the vendor's products or services and therefore be deducted from the cost of goods sold and considered for purposes of valuation of period-end inventories. That presumption is overcome if it is a payment for assets or services delivered to the vendor, in which case the cash consideration should be characterized as a revenue, or it is a reimbursement of a specific and incremental cost, in which case the cash consideration should be characterized as a reduction of that cost. Also, it should be recognized based on a systematic and rational allocation if the amounts are probable and reasonably estimated. If not, it should be as the milestones are achieved. The provisions of EITF 02-16, including those affecting valuation of period-end inventories, are not yet applicable under Canadian GAAP.

i)    Share issue expenses

        Under Canadian GAAP, share issue expenses net of future income taxes are shown as a reduction of retained earnings. Under U.S. GAAP, these expenses must be shown as a reduction of capital stock.

j)    Earnings per shares

        Under Canadian GAAP and U.S. GAAP the methods utilized to determine earnings per share amount are the same. However there is a variance in the calculation of the dilutive effect of stock options under Canadian and U.S. GAAP due to the stock options granted under APB 25 (see Note 28A(e)).

	24-week period ended		Year ended
	October 12, 2003	October 13, 2002	April 27, 2003	April 28, 2002	April 29, 2001
	(Unaudited)	(Unaudited)
Weighted average number of shares (in thousands)	84,715	84,504	84,525	77,580	74,474
Dilutive effect of stock based compensation under U.S. GAAP (in thousands)	2,809	3,015	2,757	2,790	1,207

Weighted average number of diluted shares under U.S. GAAP (in thousands)	87,524	87,519	87,282	80,370	75,681

Consolidated cash flows

        Under Canadian GAAP, a separate subtotal within operating activities is permitted. Under U.S. GAAP, such a subtotal would not be presented.

Related party transaction

        Under U.S. GAAP a related party also includes principal owners. Principal owners are defined in SFAS 57 as owner of 10% of the voting interests of the Company. Under Canadian GAAP, the principal owner notion does not exist.

        Related party transactions, incurred in the normal course of business, at fair value, involving a principal owner are:

	Year ended
	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$
Purchases	—	121,407	113,857

Trade accounts payable	—	—	2,190

B—Consolidated comprehensive income

        U.S. GAAP requires the presentation of the following statement of consolidated comprehensive income and accumulated other comprehensive loss:

	24-week period ended		Year ended
	October 12, 2003	October 13, 2002	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Net earnings in accordance with U.S. GAAP	41,674	37,523	57,992	26,173	21,894

Other comprehensive income (loss)
Foreign currency translation adjustment
On the investment in the self-sustaining foreign subsidiaries	(22,329)	4,340	(17,850)	2,847
On the long-term denominated in U.S. dollars designated as a hedge of the net investment in the self-sustaining foreign subsidiaries	18,055	(3,265)	15,896	(2,937)

	(4,274)	1,075	(1,954)	(90)	—
Net change in minimum pension liability (net of taxes of $10 in 2003, $71 in 2002 and $25 in 2001)			(40)	25	35

	(4,274)	1,075	(1,994)	(65)	35

Consolidated comprehensive income	37,400	38,598	55,998	26,108	21,929

        Changes in items of the accumulated other comprehensive loss are as follows:

	24-week period ended	Year ended
	October 12, 2003	April 27, 2003	April 28, 2002
	$	$	$
	(Unaudited)
Accumulated other comprehensive loss
Balance at the beginning	(2,391)	(397)	(332)
Changes during the year
Cumulative translation adjustments	(4,274)	(1,954)	(90)
Minimum pension liability		(40)	25

Balance at the end	(6,665)	(2,391)	(397)

C—Accounting for stock-based compensation

        Under U.S. GAAP, SFAS 123, "Accounting for Stock-based Compensation", establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Under U.S. GAAP, as permitted by SFAS 123, the Company has elected to continue to follow the intrinsic value method of accounting for stock-based compensation arrangements with employees. The effect of the intrinsic value method is described in Note 18 and 28A(e). If the fair value based method of accounting had been applied, the Company's net earnings and net earnings per share would have been as follows on a pro forma basis:

	24-week period ended		Year ended
	October 12, 2003	October 13, 2002	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Net earnings, under U.S. GAAP, as reported	41,674	37,523	57,992	26,173	21,894
Compensation expense if the fair value method was used	1,663	2,024	4,214	1,016	1,310

Pro forma net earnings	40,011	35,499	53,778	25,157	20,584

	24-week period ended		Year ended
	October 12, 2003	October 13, 2002	April 27, 2003	April 28, 2002	April 29, 2001
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Basic earnings per share as reported	0.49	0.44	0.69	0.34	0.29

Pro forma earnings per share—Basic	0.47	0.42	0.64	0.32	0.28

Diluted earnings per share as reported	0.48	0.43	0.66	0.33	0.29

Pro forma earnings per share—Fully diluted	0.46	0.40	0.62	0.31	0.27

        Under the provisions of SFAS 123, the pro forma disclosures above include the effects of stock options granted by the Company subsequent to the 1995 year-end. These pro forma disclosures do not include the effect of the stock options accompanied by stock appreciation rights (SARs) because the compensation cost of these SARs has already been recorded in net earnings (as discussed in Note 28A(e)). Under Canadian GAAP, pro forma disclosures similar to those above only include the effects of stock options granted by the Company subsequent to April 29, 2002.

        The fair value of options granted is estimated at the attribution date using the Black-Scholes options pricing model on the same basis and assumptions as disclosed in Note 18.

D—Accounting pronouncements not yet implemented

U.S. GAAP

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51." The Interpretation addresses consolidation of variable interest entities ("VIEs") to which the usual condition for consolidation does not apply because the VIEs have no voting interests or otherwise are not subject to control through ownership of voting interests. It requires existing unconsolidated VIEs to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. An entity with a variable interest in a VIE created before February 1, 2003 must apply the provisions no later than the first reporting period beginning after December 15, 2003. The Interpretation may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements. The Company expects that this pronouncement will not have a material impact on its results of operations and financial condition.

        During April 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement amends and clarifies financial accounting and reporting for derivative instruments and hedging activities, resulting primarily from decisions reached by the FASB Derivatives Implementation Group subsequent to the original issuance of SFAS 133. This Statement is generally effective prospectively for contracts and hedging relationships entered into after June 30, 2003. The Company expects that this pronouncement will not have a material impact on its results of operations and financial condition.

        In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in the balance sheets. Previously, many of those financial instruments were classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company expects that this pronouncement will not have a material impact on its results of operations and financial condition.

Canadian GAAP

        In December 2001, the Canadian Institute of Chartered Accountants ("CICA") issued Accounting Guideline 13, "Hedging Relationships" ("AcG-13"). This Guideline addresses the types of items that qualify for hedge accounting, the formal documentation required to enable the use of hedge accounting and the requirement to evaluate hedges for effectiveness. The Guideline does not specify how hedge accounting should be applied. The CICA has deferred the effective date of this Guideline by one year to fiscal years beginning on or after July 1, 2003.

        In June 2002, the CICA Emerging Issues Committee ("EIC") issued EIC Abstract 128, "Accounting for Trading, Speculative or Non-Hedging Derivative Financial Instruments", which requires that, with certain exceptions, a freestanding derivative financial instrument that gives rise to a financial asset or financial liability and is entered into for trading or speculative purposes, or that does not qualify for hedge accounting under AcG-13 should be recognized in the balance sheet and measured at fair value, with changes in fair value recognized in income. The Abstract must be applied in all financial statements prepared for fiscal periods beginning on or after the date of implementation of AcG-13. The Company is in the process of assessing the impact of AcG-13 and EIC Abstract 128.

        In March 2003, the CICA issued new Handbook Section 3110, "Asset Retirement Obligations" that established standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. The section provides for an initial recognition of the fair value of a liability for an asset retirement obligation in the period in which it is incurred when a reasonable estimate of fair value can be made. The asset retirement obligation is recorded as a liability with a corresponding increase to the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost is allocated to expenses using a systematic and rational allocation method and is adjusted to reflect period-to-period changes in the liability resulting from passage of time and revisions to either timing or the amount of the original estimate of the undiscounted cash flow. The section is effective for fiscal years beginning on or after January 1, 2004. Section 3110 harmonizes Canadian standards with the requirements of SFAS 143 that the Company adopted on April 28, 2003. The Company will adopt Section 3110 on April 26, 2004 under Canadian GAAP.

        In January 2003, the CICA issued Accounting Guideline No. 15, "Consolidation of Variable Interest Entities" ("AcG-15") which harmonizes with FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", and provides guidance for applying the principles in Section 1590, "Subsidiaries", to certain special purpose entities. AcG-15 requires enterprises to identify variable interest entities in which they have an interest, determine whether they are the primary beneficiary of such entities and, if so, to consolidate them. The Company expects that this pronouncement will not have a material impact on its results of operations and financial condition.

THE CIRCLE K CORPORATION

COMBINED CONSOLIDATED BALANCE SHEET

(Thousands of Dollars)

September 30, 2003
(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,547
Receivables, net	39,555
Inventories	158,512
Deferred tax asset	12,749
Prepaid expenses and other current assets	11,714

Total current assets	266,077
Property and equipment, net	856,984
Goodwill and other intangibles, net	418,617
Other assets	96,642

$1,638,320

LIABILITIES AND OWNER'S EQUITY
Current liabilities:
Accounts payable	$63,464
Accrued expenses and other current liabilities	142,192
Money orders sold	19,992
Current maturities of long-term debt and capital lease obligations	1,162

Total current liabilities	226,810
Long-term debt and capital lease obligations	32,350
Accrued environmental costs	71,252
Deferred income taxes	205,101
Other liabilities	134,214

Total liabilities	669,727

Owner's equity:
Common stock, $0.01 par value, 1,000 shares authorized and issued	—
Additional paid-in capital	1,292,572
Receivable from affiliates and net assets of combined business	(234,785)
Accumulated deficit	(89,194)

Total owner's equity	968,593

$1,638,320

The accompanying notes are an integral part of these combined consolidated financial statements.

THE CIRCLE K CORPORATION

COMBINED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Thousands of Dollars)

	Nine Months Ended September 30,
	2003	2002
Revenues:
Merchandise sales	$1,696,008	$1,669,131
Fuel sales(a)	2,459,948	1,977,788
Other	70,557	66,965

Total revenues	4,226,513	3,713,884

Cost of sales and operating expenses:
Cost of merchandise	1,225,933	1,193,447
Cost of fuel(a)	2,171,809	1,784,319
Operating expenses	509,863	514,041
General and administrative	105,009	87,446
Depreciation and amortization	55,298	48,558

Total cost of sales and operating expenses	4,067,912	3,627,811

Operating income	158,601	86,073
Third party interest expense	(6,044)	(6,862)
Affiliate interest expense	—	(229)

Income before income taxes	152,557	78,982
Provision for income taxes	(59,663)	(33,585)

Income before cumulative effect of change in accounting principles	92,894	45,397
Cumulative effect of change in accounting principles (see Note 2)	(1,456)	(194,646)

Net income/(loss)	$91,438	$(149,249)

(a) Includes excise taxes on fuel sales	$580,007	$559,195

The accompanying notes are an integral part of these combined consolidated financial statements.

THE CIRCLE K CORPORATION

COMBINED CONSOLIDATED STATEMENTS OF OWNER'S EQUITY

(Unaudited)

(Thousands of Dollars, except share data)

				Receivable from Affiliates and Net Assets of Combined Business
	Common Stock
			Additional Paid-in Capital		Accumulated Deficit
	Shares	Amount				Total
Balance, December 31, 2001	1,000	$—	$1,292,572	$55,824	$1,437	$1,349,833
Net loss	—	—	—	—	(149,249)	(149,249)
Change in intercompany	—	—	—	1,240	—	1,240

Balance, September 30, 2002	1,000	$—	$1,292,572	$57,064	$(147,812)	$1,201,824

Balance, December 31, 2002	1,000	$—	$1,292,572	$(82,811)	$(180,632)	$1,029,129
Net income	—	—	—	—	91,438	91,438
Change in intercompany	—	—	—	(151,974)	—	(151,974)

Balance, September 30, 2003	1,000	$—	$1,292,572	$(234,785)	$(89,194)	$968,593

The accompanying notes are an integral part of these combined consolidated financial statements.

THE CIRCLE K CORPORATION

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Thousands of Dollars)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net income/(loss)	$91,438	$(149,249)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,298	48,558
Cumulative change in accounting principles	1,456	194,646
Loss/(gain) on sale of assets	222	(3,427)
Deferred income taxes	10,737	43,726
Changes in operating assets and liabilities:
Receivables	6,231	(19,538)
Inventories	9,355	(12,139)
Prepaid expenses and other current assets	1,028	792
Accounts payable	(16,663)	(317)
Accrued expenses and other current liabilities	(885)	8,573
Money orders sold	808	(1,419)
Accrued environmental costs and environmental receivables	(4,053)	(2,123)
Self-insurance and other reserves	(1,991)	296
Other, net	1,959	(4,375)

Net cash provided by operating activities	154,940	104,004

Cash flows from investing activities:
Purchase of property and equipment	(28,447)	(34,977)
Deposit on buyout of Kathary lease	(42,223)	—
Proceeds on sale of property and equipment	15,375	18,382
Other, net	216	2,305

Net cash used in investing activities	(55,079)	(14,290)

Cash flows from financing activities:
Repayments under long-term debt and capital lease agreements	(1,674)	(398)
Advances to affiliates, net	(118,765)	(104,233)

Net cash used in financing activities	(120,439)	(104,631)

Net decrease in cash and cash equivalents	(20,578)	(14,917)
Cash and cash equivalents at beginning of period	64,125	58,904

Cash and cash equivalents at end of period	$43,547	$43,987

Supplemental cash flow information:
Interest paid	$6,044	$7,015

The accompanying notes are an integral part of these combined consolidated financial statements.

THE CIRCLE K CORPORATION

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2003 and 2002

(All Information Is Unaudited)

1. Basis of Presentation

        The combined consolidated interim financial statements of The Circle K Corporation and its wholly-owned subsidiaries ("Circle K") and 68 convenience stores operated under the Phillips 66 brand ("Phillips Retail") under common control from September 15, 2001 through September 30, 2003 (collectively referred to as the "Company") are unaudited and reflect all adjustments of a normal recurring nature, which are, in the opinion of management, necessary for a fair presentation of the Company's combined consolidated financial position, results of operations, and cash flows. These unaudited combined consolidated financial statements should be read in conjunction with the Company's audited combined consolidated financial statements and notes thereto for the year ended December 31, 2002.

        ConocoPhillips (the "Parent") charges the Company a portion of its corporate support costs, including legal, treasury, planning, environmental, tax, auditing, information technology and other corporate services, based on usage, actual costs or other allocation methods considered reasonable by ConocoPhillips' management. See Note 7.

2. Changes in Accounting Principles

Asset Retirement Obligation

        Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations", which applies to legal obligations associated with the retirement and removal of long-lived assets. SFAS 143 requires the Company to record the fair value of a liability for an asset retirement obligation in the period when it is incurred (typically when the asset is installed at the production location). When the liability is initially recorded, the Company capitalizes the cost by increasing the carrying amount of the related property and equipment. Over time, the liability is accreted upward for the change in its present value each period, and the initial capitalized cost is depreciated over the useful life of the related asset.

        The Company's only material asset removal obligation relates to underground storage tanks at its convenience stores. Application of this new accounting standard resulted in an increase in property and equipment of $1.3 million and an asset retirement obligation liability of $3.6 million. The cumulative effect of this change in accounting principle was a decrease in net income during the nine months ended September 30, 2003 of $1.5 million.

        During the nine months of 2003, the Company's overall asset retirement obligation was accreted upward by $0.3 million to $3.9 million. Accretion expense is included in operating expenses in the results of operations. The effect of adopting SFAS No. 143 on operating results for the nine months ended September 30, 2003 was not material and the pro forma effects of retroactive application of SFAS No. 143 would not be material to the Company's results of operations or its financial position.

Accounting for Goodwill and Other Intangibles

        The Company adopted the non-amortization provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," effective September 15, 2001. The remaining provisions of SFAS No. 142 were adopted effective January 1, 2002. The Company completed the first step of the transitional goodwill impairment test by comparing the enterprise fair value to the carrying or book value as of January 1, 2002. While the Parent performed its transitional goodwill impairment test at a higher reporting unit level than the Company and did not have an impairment at that higher level, the push-down amount of goodwill to these financial statements is not supported by the estimated enterprise fair value of the Company and thus the goodwill of $194.6 million is considered to be fully impaired in these financial statements. Fair value was measured using a methodology and assumptions consistent with that used in a valuation by an independent third party as part of the Parent's adoption of SFAS No. 142, which was based on market multiples, comparable transactions, and discounted cash flow methodologies.

Stock-Based Compensation

        Effective January 1, 2003, the Company adopted the fair-value accounting method provided for under SFAS No. 123, "Accounting for Stock-Based Compensation." The Company is using the prospective transition method provided under SFAS No. 148, applying the fair-value accounting method and recognizing compensation expense for all stock options granted or modified after December 31, 2002. Options granted prior to 2003 will continue to be accounted for under Accounting Principles Board (APB) No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. The following table illustrates the effect on net income as if the fair-value-based method had been applied to all outstanding and unvested awards in each period.

	Nine Months Ended September 30,
	2003	2002
	(Thousands of Dollars)
Net income/(loss) as reported	$91,438	$(149,249)
Deduct: Total stock-based employee compensation expense determined under fair-value-based method for all awards, net of related tax effects	(779)	(423)

Pro forma net income/(loss)	$90,659	$(149,672)

3. Inventories

September 30, 2003
(Thousands of Dollars)
Store merchandise	$122,322
Warehouse merchandise	7,653
Fuel inventories	28,537

$158,512

4. Accrued Environmental Costs

        The Company is subject to extensive federal, state, and local environmental laws and regulations which include obligations to remove or mitigate the effects on the environment of petroleum releases from the Company's underground motor fuel storage tanks ("UST"). These laws and regulations are complex, change frequently, and are subject to differing interpretations. The Company has established accruals for those sites where it is probable that a release has occurred and the amount of the loss can be reasonably estimated. The Company adjusts its accruals based on new incidents and updated information and is impacted by a number of factors including changes in remediation technologies, new developments and interpretations of government policy, soil and groundwater conditions, and other factors.

        As a result of various acquisitions in the past, the Company assumed certain environmental obligations. Some of these environmental obligations are mitigated by indemnification agreements and some of the indemnifications are subject to dollar limits and time limits.

        For sites with known contamination, the Company has recorded an asset related to estimated future claims for reimbursements of remediation costs from various state trust fund programs. These trust funds are governed by differing state-specific rules and vary in their overall benefit to the Company. The trust fund programs have been submitted to or approved by the EPA, many of which include third-party compensation. The available trust fund programs require the Company to pay fees or collect taxes to pay for remediation activities. The asset related to estimated trust fund reimbursements recorded by the Company is only for those states in which trust funds are currently reimbursing applicants and in which the Company believes future reimbursement is probable.

        Environmental exposures are difficult to assess and estimate for numerous reasons including the complexity and differing interpretations of governmental regulations, the lack of reliable data, the number of potentially responsible parties and their financial capabilities, the multiplicity of possible solutions, the years of remedial and monitoring activity required, and the identification of new sites. When the Company prepares its combined consolidated financial statements, accruals for environmental liabilities are recorded based on management's best estimate using all information that is available at the time. Loss estimates are measured and liabilities are based on currently available facts, existing technology, and presently enacted laws and regulations, taking into consideration the likely effects of inflation and other societal and economic factors. Also considered when measuring environmental liabilities are the Company's prior experience in remediation of contaminated sites, other companies' cleanup experience and data released by the U.S. Environmental Protection Agency ("EPA") or other organizations. Unasserted claims are reflected in the Company's determination of environmental liabilities and are accrued in the period that they are both probable and reasonably estimable.

        Based on currently available information, the Company believes that it has adequately provided for environmental exposures. However, should these matters be resolved unfavorably to the Company, they could have a material adverse effect on its long-term combined consolidated financial position and results of operations.

5. Commitments and Contingencies

        There are various legal proceedings and claims pending against the Company that are common to its operations for which, in some instances, no provision has been made. While it is not feasible to predict or determine the ultimate outcome of these matters, it is the opinion of management that these suits will not result in monetary damages not covered by insurance that in the aggregate would be material to the business or operations of the Company.

        The Company is currently subject to a lawsuit in California regarding overtime pay for store managers. This case is brought by store managers and alleges that they were due overtime pay based on the job duties they performed. The plaintiffs are currently trying to certify the case as a class action on behalf of themselves and others similarly situated. The case is in the preliminary stages of discovery and the outcome cannot be predicted.

        A lawsuit was filed against the Company in January 2003 regarding compliance with the Americans with Disabilities Act ("ADA"). The plaintiffs are seeking to be certified as a class and claim that the Company's stores do not comply with the provisions of the ADA. The Company expects to enter into a consent decree with the plaintiffs to make certain capital improvements between June 2004 and December 2008, which the Company estimates may cost up to $18.6 million.

        The Company carries insurance policies on insurable risks, which it believes to be appropriate, at commercially reasonable rates. While management believes the Company is adequately insured, future losses could exceed insurance policy limits or, under adverse interpretations, be excluded from coverage. Future liability or costs, if any, incurred under such circumstances would have to be paid out of general corporate funds.

        One of the Company's distributors filed for Chapter 11 bankruptcy protection on April 1, 2003. The distributor has continued to supply the Company's stores with no interruption of service and has indicated that it intends to maintain service to the Company on the same terms as called for in the existing contract. The Company has made contingency plans should the distributor not be able to continue supplying the Company's stores in the future.

        The Parent provides guarantees on certain agreements entered into by the Company. These guarantees include performance guarantees under certain capital and operating leases through lease termination including any renewal options. The most significant lease has a primary term that expires in 2021 and requires the Parent to pay all rents, contingent rents, and to perform all terms, conditions, covenants, and agreements in the lease should the Company fail to comply.

6. Guarantees

        As part of its normal ongoing business operations and consistent with generally accepted and recognized industry practice, the Company enters into various agreements with other parties (the Agreements). These Agreements apportion future risks between the parties for the transaction(s) or relationship(s) governed by such Agreements. One method of apportioning risk between the Company and the other contracting party is the inclusion of provisions requiring one party to indemnify the other party against losses that might otherwise be incurred by such other party in the future (the Indemnity or Indemnities). Many of the Company's Agreements contain an Indemnity or Indemnities that require the Company to perform certain obligations as a result of the occurrence of a triggering event or condition.

        The nature of these indemnity obligations is diverse and numerous and each has different terms, business purposes, and triggering events or conditions for indemnity obligation. Consistent with customary business practice, any particular indemnity obligation incurred by the Company is the result of a negotiated transaction or contractual relationship for which the Company has accepted a certain level of risk in return for a financial or other type of benefit to the Company. In addition, the Indemnity or Indemnities in each Agreement vary widely in their definitions of both the triggering event and the resulting obligation, which is contingent on that triggering event.

        With regard to indemnifications, the Company's risk management philosophy is to limit risk in any transaction or relationship to the maximum extent reasonable in relation to commercial and other considerations. Before accepting any indemnity obligation, the Company makes an informed risk management decision considering, among other things, the remoteness of the possibility that the triggering event will occur, the potential costs to perform any resulting indemnity obligation, possible actions to reduce the likelihood of a triggering event or to reduce the costs of performing an indemnity obligation, the benefits to the Company from the transaction or relationship, whether the Company is in fact indemnified by an unrelated third party, and whether insurance coverage may be available to offset the cost of the indemnity obligation.

        Because many or most of the Company's indemnity obligations are not limited in duration or potential monetary exposure, the Company cannot calculate the maximum potential amount of future payments that could be paid under the Company's indemnity obligations stemming from all its existing Agreements. The Company has disclosed significant contractual matters, including, but not limited to, indemnity obligations, which are reasonably possible to have a material impact on the Company's financial performance. The Company also accrues for contingent liabilities, including those arising out of indemnity obligations, when a loss is probable and the amounts can be reasonably estimated (see Note 5). The Company is not aware of the occurrence of any triggering event or condition that would have a material adverse impact on the Company's combined consolidated financial statements as a result of an indemnity obligation relating to such triggering event or condition.

7. Related Party Transactions

        Significant transactions with related parties were as follows (thousands of dollars):

	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002
Product purchases(a)	$1,465,957	$1,109,209
Credit card processing fees(b)	3,467	2,732
Rent expense(c)	9,101	10,656
Royalty expense(d)	4,810	2,672
General and administrative expenses(e)	41,081	33,373
Payroll benefits(f)	55,449	36,903
Interest expense(g)	—	229

(a)
The Company purchases gasoline and diesel fuel for its stores from the Parent at prices that approximate market.

(b)
The Parent provides credit card processing and collection support for all third-party credit cards to the Company and these costs are recorded in cost of fuel. In addition, the Parent maintains a proprietary credit card and charges the Company processing fees for the use of the proprietary card at the Company's stores.

(c)
Certain sites are leased by the Parent. The Company operates these sites and pays rents, including insurance and office space, to the Parent's operating units. These rents are at rates that approximate market.

(d)
The Company pays a royalty fee to the Parent for the use of certain motor fuel brands at certain stations.

(e)
The Parent charges the Company a portion of its corporate support costs, including legal, treasury, environmental, tax, auditing, information technology, and other corporate services, based on usage, actual costs, or other allocation methods considered reasonable by the Parent's management.

(f)
The Parent pays on behalf of the Company various payroll expenses including employer payroll taxes, 401(k) company match, pension, medical, and dental. These costs are assessed to the Company based on payroll dollars.

(g)
The Company incurs interest expense on borrowings from and debt to the Parent.

        The Company also incurs advertising costs on behalf of itself and other operations of the Parent. These expenses are allocated between the Company and the Parent based on the sites benefiting from the advertising.

8. New Accounting Standards

Consolidation of Variable Interest Entities

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities," ("FIN 46") which provides guidance related to identifying variable interest entities ("VIE") and determining whether such entities should be consolidated. The consolidation requirements of FIN 46 apply immediately to VIEs created after January 31, 2003, and will apply to existing VIEs no later than the end of 2003. Due to the implementation of this standard, the Parent consolidated certain VIEs relating to synthetic leases of service stations (i.e., special purpose entities ("SPEs") that are third-party trusts established by a trustee and principally funded by financial institutions). However, the adoption of this standard did not have a material effect on the Company, as the Company is only a sub-lessee of some of the service stations.

Derivative Instruments and Hedging Activities

        In April 2003, the FASB released SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," most of which must be adopted prospectively as of July 1, 2003. The adoption of this standard did not have a material impact on the Company's results of operations or financial position.

Financial Instruments with Characteristics of Liabilities and Equity

        In the second quarter of 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," to establish standards for classification and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. The statement was immediately effective for all contracts entered into or modified after May 31, 2003, and became effective July 1, 2003, for all previously existing contracts. On November 7, 2003, the FASB issued FASB Staff Position No. FAS 150-3, which deferred certain provisions of SFAS No. 150. The adoption of this standard did not have a material impact on the Company's results of operations or financial position.

9. Generally Accepted Accounting Principles in the United States and Canada

        The combined consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP).

        The adjustments to comply with Canadian GAAP would be as follows:

	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002
Combined Consolidated Statements of Income
Net income/(loss) as reported	$91,438	$(149,249)
Adjustments in respect of:
Asset retirement obligations(a)	557	—
Cumulative effect of accounting changes:
Asset retirement obligations(a)	1,456	—
Accounting for goodwill and other intangibles(b)	—	194,646

Net income in accordance with Canadian GAAP	$93,451	$45,397

	September 30, 2003
	U.S. GAAP	Canadian GAAP
Combined Consolidated Balance Sheet
Assets
Property and equipment, net(a)	$856,984	$856,372
Liabilities
Long-term deferred income taxes(a)	$205,101	$206,389
Other long-term liabilities(a)	134,214	130,301
Owner's equity
Accumulated deficit(a)	$(89,194)	$(87,181)

(a)
Under Canadian GAAP, the change in accounting principle concerning the accounting for asset retirement obligations (SFAS No. 143) is not required until commenced on January 1, 2004. See Note 2 concerning the Company's implementation of SFAS No. 143 for U.S. GAAP purposes on January 1, 2003.

(b)
Under Canadian GAAP, the change in accounting principle concerning the accounting for goodwill and other intangibles (SFAS No. 142) would be recorded as an adjustment to beginning accumulated deficit on January 1, 2002 rather than as a cumulative effect in the combined consolidated statement of income for the nine months ended September 30, 2002. See Note 2 concerning the Company's implementation of SFAS No. 142 for U.S. GAAP purposes on January 1, 2002.

10. Subsequent Events

Kathary Lease Buyout

        On October 1, 2003, the sites contained in the Kathary lease were purchased from the lessor for $246 million. The Parent purchased directly 69 sites and the remaining sites were purchased by the Company. At September 30, 2003, Other Assets includes a $42 million escrow deposit related to the purchase.

Proposed Acquisition by Alimentation Couche-Tard Inc.

        Pursuant to an agreement dated October 3, 2003, as amended, the Parent agreed to sell all of the issued and outstanding shares of the Company to Alimentation Couche-Tard Inc. ("Couche-Tard"). As a result, the Company will become a subsidiary of Couche-Tard. The transaction, which is subject to regulatory review and approval, is expected to close by the end of the fourth quarter of 2003.

        In connection with the transaction, approximately 370 of the Company's retail sites will be transferred to the Parent. The operations and cash flows of those sites and general and administrative expenses of field divisions that supervise the operation of those sites will be eliminated from the ongoing operations of the Company, and the Company will not have any continuing significant involvement with those sites subsequent to the transfer. The Company's financial statements published for periods subsequent to the transfer will report the transferred sites as discontinued operations. The following pro forma financial statements are presented for illustrative purposes to show the effects of reporting the discontinued operations.

        The unaudited pro forma balance sheet as of September 30, 2003 is as follows (thousands of dollars):

At September 30, 2003	Company before Adjustments	Operations of Assets to be Transferred(a)	Company as Adjusted
Cash	$43,547	$(771)	$42,776
Receivables, net	39,555	(1,252)	38,303
Inventories	158,512	(21,690)	136,822
Deferred tax asset	12,749	573	13,322
Prepaid expenses and other current assets	11,714	(81)	11,633

Total current assets	266,077	(23,221)	242,856
Property and equipment, net	856,984	(137,605)	719,379
Goodwill and other intangibles, net	418,617	(1,648)	416,969
Other assets	96,642	(11,387)	85,255

	$1,638,320	$(173,861)	$1,464,459

Accounts payable	$63,464	(187)	$63,277
Accrued expense and other current liabilities	142,192	(8,109)	134,083
Money orders sold	19,992	—	19,992
Current maturities of debt and capital leases	1,162	—	1,162

Total current liabilities	226,810	(8,296)	218,514
Long-term debt and capital lease obligations	32,350	—	32,350
Accrued environmental costs	71,252	(27,193)	44,059
Deferred income taxes	205,101	(7,467)	197,634
Other liabilities	134,214	239	134,453

Total liabilities	669,727	(42,717)	627,010
Owner's equity	968,593	(131,144)	837,449

	$1,638,320	$(173,861)	$1,464,459

See notes to the unaudited pro forma financial statements following the pro forma financial statements.

        The unaudited pro forma statement of income for the nine months ended September 30, 2003 is as follows (thousands of dollars):

Nine Months Ended September 30, 2003	Company before Adjustments	Operations of Assets to be Transferred(a)	Company as Adjusted
Revenues:
Merchandise sales	$1,696,008	$(217,876)	$1,478,132
Fuel sales	2,459,948	(887,665)	1,572,283
Other	70,557	(21,176)	49,381

Total revenues	4,226,513	(1,126,717)	3,099,796

Cost of sales and operating expenses:
Cost of merchandise	1,225,933	(157,760)	1,068,173
Cost of fuel	2,171,809	(756,367)	1,415,442
Operating expenses	509,863	(127,989)	381,874
General and administrative	105,009	(6,936)	98,073
Depreciation and amortization	55,298	(12,283)	43,015

Total cost of sales and operating expenses	4,067,912	(1,061,335)	3,006,577

Operating income	158,601	(65,382)	93,219
Interest expense, net	(6,044)	—	(6,044)

Income before income taxes	152,557	(65,382)	87,175
Provision for income taxes	(59,663)	25,669	(33,994)

Income before cumulative effect of change in accounting principle	92,894	(39,713)	53,181
Cumulative effect of change in accounting principle	(1,456)	—	(1,456)

Net income	$91,438	$(39,713)	$51,725

See notes to the unaudited pro forma financial statements following the pro forma financial statements.

        The unaudited pro forma statement of income for the nine months ended September 30, 2002 is as follows (thousands of dollars):

Nine Months Ended September 30, 2002	Company before Adjustments	Operations of Assets to be Transferred(a)	Company as Adjusted
Revenues:
Merchandise sales	$1,669,131	$(248,074)	$1,421,057
Fuel sales	1,977,788	(762,647)	1,215,141
Other	66,965	(22,556)	44,409

Total revenues	3,713,884	(1,033,277)	2,680,607

Cost of sales and operating expenses:
Cost of merchandise	1,193,447	(180,383)	1,013,064
Cost of fuel	1,784,319	(664,163)	1,120,156
Operating expenses	514,041	(137,500)	376,541
General and administrative	87,446	(6,688)	80,758
Depreciation and amortization	48,558	(12,253)	36,305

Total cost of sales and operating expenses	3,627,811	(1,000,987)	2,626,824

Operating income	86,073	(32,290)	53,783
Interest expense, net	(7,091)	—	(7,091)

Income before income taxes	78,982	(32,290)	46,692
Provision for income taxes	(33,585)	12,854	(20,731)

Income before cumulative effect of change in accounting principle	45,397	(19,436)	25,961
Cumulative effect of change in accounting principle	(194,646)	—	(194,646)

Net loss	$(149,249)	$(19,436)	$(168,685)

(a)
As part of the transfer agreement, the operating results of the approximately 370 stores will be transferred to the Parent. The income statement adjustments include the general and administrative expenses of field divisions that supervise the operations of the stores. The tax benefit has been calculated based on the effective income tax rate of the Company. The pro forma adjustments to the balance sheet represent the assets and liabilities that are specifically identified with the sites that will be transferred to the Parent. Assets and liabilities which were commingled and could not be specifically allocated to the sites transferred to the Parent are included in the Company as Adjusted column.

Report of Independent Auditors

The Board of Directors
The Circle K Corporation

We have audited the accompanying combined consolidated balance sheets of The Circle K Corporation as of December 31, 2002 and 2001, and the related combined consolidated statements of income, owner's equity, and cash flows for the year ended December 31, 2002 and the period from September 15, 2001 to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined consolidated financial position of The Circle K Corporation at December 31, 2002 and 2001, and the combined consolidated results of its operations and its cash flows for the year ended December 31, 2002 and the period from September 15, 2001 to December 31, 2001, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 6 to the combined consolidated financial statements, effective January 1, 2002 the company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

Ernst & Young LLP

Houston, Texas
July 31, 2003

THE CIRCLE K CORPORATION

COMBINED CONSOLIDATED BALANCE SHEETS

(Thousands of Dollars)

	December 31,	December 31,
	2002	2001
ASSETS
Current assets:
Cash and cash equivalents	$64,125	58,904
Receivables, net	45,786	45,363
Inventories	167,867	153,384
Deferred tax asset	16,025	11,762
Prepaid expenses and other current assets	12,742	14,244

Total current assets	306,545	283,657
Property and equipment, net	926,865	1,002,767
Goodwill and other intangibles, net	418,597	646,519
Other assets	54,586	55,763

	$1,706,593	1,988,706

LIABILITIES AND OWNER'S EQUITY
Current liabilities:
Accounts payable	$75,373	69,270
Accrued expenses and other current liabilities	143,077	123,272
Money orders sold	19,184	24,347
Current maturities of long-term debt and capital lease obligations	1,079	898

Total current liabilities	238,713	217,787
Long-term debt and capital lease obligations	34,106	35,320
Accrued environmental costs	75,305	76,608
Deferred income taxes	198,570	176,802
Other liabilities	130,770	132,356

Total liabilities	677,464	638,873

Owner's equity:
Common stock, $0.01 par value, 1,000 shares authorized and issued	—	—
Additional paid-in capital	1,292,572	1,292,572
(Receivable from)/Payable to affiliates and net assets of combined business	(82,811)	55,824
(Accumulated deficit)/Retained earnings	(180,632)	1,437

Total owner's equity	1,029,129	1,349,833

	$1,706,593	$1,988,706

The accompanying notes are an integral part of these combined consolidated financial statements.

THE CIRCLE K CORPORATION

COMBINED CONSOLIDATED STATEMENTS OF INCOME

(Thousands of Dollars)

	Year Ended December 31, 2002	For the period September 15, 2001 to December 31, 2001
Revenues:
Merchandise sales	$2,202,318	$633,830
Fuel sales(a)	2,690,596	688,909
Other	88,106	23,967

Total revenues	4,981,020	1,346,706

Cost of sales and operating expenses:
Cost of merchandise	1,569,881	454,781
Cost of fuel(a)	2,414,263	602,653
Impairment of trade name and property and equipment	86,058	—
Operating expenses	681,985	205,615
General and administrative	129,688	50,689
Depreciation and amortization	67,666	27,947

Total cost of sales and operating expenses	4,949,541	1,341,685

Operating income	31,479	5,021
Third party interest expense	(9,377)	(2,799)
Intercompany interest expense	(221)	(117)

Income before income taxes	21,881	2,105
Provision for income taxes	(9,304)	(668)

Income before cumulative effect of change in accounting principle	12,577	1,437
Cumulative effect of change in accounting principle (see Note 6)	(194,646)	—

Net (loss)/income	$(182,069)	$1,437

(a) Includes excise taxes on fuel sales	$749,001	$206,330

The accompanying notes are an integral part of these combined consolidated financial statements.

THE CIRCLE K CORPORATION

COMBINED CONSOLIDATED STATEMENTS OF OWNER'S EQUITY

(Thousands of Dollars, except share data)

				(Receivable from) /Payable to Affiliates and Net Assets of Combined Business
	Common Stock				(Accumulated Deficit)/ Retained Earnings
			Additional Paid-in Capital
	Shares	Amount				Total
Balance, September 14, 2001 (pre-acquisition)	1,000	$—	$727,036	$431,005	$202,980	$1,361,021
Purchase price adjustments (see Note 2)	—	—	134,531	—	(202,980)	(68,449)
Forgiveness of intercompany liabilities (see Note 2)	—	—	431,005	(431,005)	—	—

Balance, September 14, 2001 (post-acquisition)	1,000	—	1,292,572	—	—	1,292,572
Addition of Phillips Retail intercompany balances for stores operated under common control (see Note 1)	—	—	—	19,141	—	19,141
Net income	—	—	—	—	1,437	1,437
Net advances from affiliates	—	—	—	36,683	—	36,683

Balance, December 31, 2001	1,000	—	1,292,572	55,824	1,437	1,349,833
Net loss	—	—	—	—	(182,069)	(182,069)
Net advances to affiliates	—	—	—	(138,635)	—	(138,635)

Balance, December 31, 2002	1,000	$—	$1,292,572	$(82,811)	$(180,632)	$1,029,129

The accompanying notes are an integral part of these combined consolidated financial statements.

THE CIRCLE K CORPORATION

COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Thousands of Dollars)

	Year Ended December 31, 2002	Period from September 15, 2001 to December 31, 2001
Cash flows from operating activities:
Net (loss)/income	$(182,069)	$1,437
Adjustments to reconcile net (loss)/income to net cash provided by/(used in) operating activities:
Depreciation and amortization	67,666	27,947
Impairment of trade name and property and equipment	86,058	—
Cumulative change in accounting principle	194,646	—
(Gain)/Loss on sale of assets	(3,250)	229
Deferred income taxes	17,505	6,642
Changes in operating assets and liabilities:
Receivables	(423)	(2,850)
Inventories	(14,483)	11,032
Prepaid expenses and other current assets	1,502	(2,595)
Accounts payable	6,103	(2,526)
Accrued expenses and other current liabilities	19,805	(3,173)
Money orders sold	(5,163)	(7,064)
Accrued environmental costs and environmental receivables	(1,303)	(17,527)
Self-insurance and other reserves	(656)	(1,109)
Other, net	(10)	(3,519)

Net cash provided by/(used in) operating activities	185,928	6,924

Cash flows from investing activities:
Purchase of property and equipment	(76,978)	(65,778)
Proceeds on sale of property and equipment	25,917	11,161
Other, net	2,138	6,232

Net cash used in investing activities	(48,923)	(48,385)

Cash flows from financing activities:
Repayments under long-term debt and capital lease obligations	(1,033)	(216)
(Advances to)/borrowings from affiliates, net	(130,751)	30,777

Net cash (used in)/provided by financing activities	(131,784)	30,561

Net increase/(decrease) in cash and cash equivalents	5,221	(10,900)
Cash and cash equivalents at beginning of period	58,904	69,697
Beginning cash of combined Phillips Retail (see Note 1)	—	107

Cash and cash equivalents at end of period	$64,125	$58,904

Supplemental cash flow information:
Interest paid	$9,376	$2,797

The accompanying notes are an integral part of these combined consolidated financial statements.

THE CIRCLE K CORPORATION

NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
PERIOD FROM SEPTEMBER 15, 2001 TO DECEMBER 31, 2001

1. Summary of Significant Accounting Policies

Basis of Combined Consolidated Financial Statements

        These combined consolidated financial statements represent the operations of The Circle K Corporation and its wholly-owned subsidiaries ("Circle K") and 68 convenience stores operated under the Phillips 66 brand ("Phillips Retail") under common control from September 15, 2001 through December 31, 2002 (collectively referred to as the "Company"). Circle K is a separate legal entity during the periods presented and was acquired in 1996 by Tosco Corporation ("Tosco"). Phillips Petroleum Company ("Phillips") acquired Tosco on September 14, 2001 and Phillips and Conoco Inc. combined their businesses by merging on August 30, 2002 becoming ConocoPhillips (Tosco, Phillips, and ConocoPhillips are collectively referred to as the "Parent" companies). Phillips' cost of acquiring Tosco has been allocated to the Circle K financial statements (see Note 2).

        The Company operates approximately 2,000 convenience stores, which consists primarily of retail sales of groceries, tobacco products, beverages, general merchandise and motor fuels. The majority of the Company's stores are located in the sunbelt region of the United States.

        The Parent charges the Company a portion of its corporate support costs, including legal, treasury, planning, environmental, tax, auditing, information technology, and other corporate services, based on usage, actual costs or other allocation methods considered reasonable by ConocoPhillips management (see Note 15).

Combination and Consolidation Principles

        Majority-owned, controlled subsidiaries are consolidated and combined with Phillips Retail during the periods the businesses were under common control. All significant intercompany accounts and transactions between the Company and its consolidated subsidiaries have been eliminated.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management estimates and assumptions that affect the reported amounts of assets and liabilities, the reported results of operations, and the disclosure of contingent assets and liabilities. Actual results could differ from the estimates and assumptions used.

Cash and Cash Equivalents

        Cash held by the Company represents depository accounts, store change funds, and certain operating and payroll accounts. Cash in the depository accounts is swept by the Parent as part of its centralized cash management system.

Inventories

        Merchandise inventories at the stores are valued using the first-in, first-out ("FIFO") retail method. Merchandise inventories at the Company's distribution warehouse are valued at FIFO cost. Fuel inventories are valued at the lower of cost or market on the FIFO basis.

Property and Equipment

        Property and equipment placed into service after September 14, 2001 are carried at cost less accumulated depreciation and amortization. Circle K's property and equipment placed into service prior to September 14, 2001 is based on the allocated purchase price of Phillips' acquisition of Circle K less accumulated depreciation and amortization since the acquisition date. Depreciation and amortization are provided over the estimated useful lives of the respective classes of assets utilizing the straight-line method. Routine maintenance and repairs are expensed. Gains and losses on disposition of assets are reflected in results of operations.

        Estimated useful lives for depreciation purposes are as follows:

Buildings	15 to 40 years
Store fixtures and equipment	3 to 15 years
Leasehold improvements	5 to 15 years

        When complete units of depreciable property are retired or sold, the asset cost and related accumulated depreciation are eliminated, with any gain or loss reflected in income. When less than complete units of depreciable property are disposed of or retired, the difference between asset cost and salvage value is charged or credited to accumulated depreciation.

Impairment of Property and Equipment

        Property and equipment used in operations are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. Long-lived assets committed by management for disposal within one year are accounted for at the lower of amortized cost or fair value, less cost to sell.

Goodwill and Other Intangible Assets

        Goodwill and other intangible assets are not amortized, but are tested at least annually for impairment.

Advertising Costs

        Production costs of media advertising are deferred until the first public showing of the advertisement. Advances to secure advertising slots at specific sporting, racing, or other events are deferred until the event occurs. All other advertising costs are expensed as incurred. Advertising expense for 2002 and the period from September 15, 2001 to December 31, 2001 was $20.3 million and

$6.5 million, respectively. At December 31, 2002 and December 31, 2001 there were no deferred advertising expenses.

Income Taxes

        The Company's results of operations are included in the consolidated U.S. federal and state income tax returns of the Parent. Deferred income taxes are computed using the liability method and are provided on all temporary differences between the financial-reporting basis and the tax basis of the Company's assets and liabilities. Income tax expense or benefit is computed as if the Company were on a separate-return basis using the same principles and elections used in the Parent's consolidated return.

Comprehensive Income

        The Company does not have any items of other comprehensive income, as defined in Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income."

Environmental Costs

        Environmental costs are expensed or capitalized as appropriate, depending upon their future economic benefit. Costs that relate to an existing condition caused by past operations, and that do not have future economic benefits, are expensed. Liabilities for these expenditures are recorded on an undiscounted basis (unless acquired in a purchase business acquisition—see Note 2) when environmental assessments or cleanups are probable and the costs can be reasonably estimated. Accretion expense associated with discounted liabilities is recorded in operating expense. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

Insurance/Self-Insurance

        The Company uses a combination of insurance, self-insured retention, and self-insurance for a number of risks including workers' compensation (in certain states), property damage, and general liability claims. Accruals for loss incidences are made based on the Company's claims experience and actuarial assumptions followed in the insurance industry. Actual losses could differ from accrued amounts.

Receivable/Payable to Affiliates

        The Company has various transactions with the Parent and the Parent's other subsidiaries. These transactions include purchasing fuel inventory, leasing properties, cash advances to the Parent, transferring assets, and allocation of general and administrative costs to the Company (see Note 15).

Vendor Allowances, Rebates and Other Vendor Payments

        The Company receives payments for vendor allowances, volume rebates, and other supply arrangements in connection with various programs. The Company records these payments as a reduction to cost of sales or expenses to which the particular vendor payment relates. For unearned payments, the Company records deferred income and amortizes the balance, as earned, over the term of the respective agreement. The amounts recognized as reductions of cost of sales were $148.8 million and $44.2 million, for the year ended December 31, 2002 and for the period from September 15, 2001 to December 31, 2001, respectively (see Note 19).

Revenue Recognition

        Revenues are recognized at the time of sale to the customer.

Excise Taxes

        Excise taxes collected on behalf of governmental agencies are included in fuel sales and cost of fuel.

Segment Reporting

        The Company reports segment information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographical areas and major customers. The Company operates in one segment.

2. Acquisition of Circle K

        On September 14, 2001, Phillips acquired Circle K via its acquisition of Tosco. The acquisition was accounted for using the purchase method of accounting as required by SFAS No. 141, "Business Combinations." Because of the application of purchase accounting, the combined consolidated financial statements of the Company are not comparable to the financial statements for periods prior to

September 14, 2001. The following allocation of the purchase price to Circle K was made at September 14, 2001 (thousands of dollars):

Cash	$69,697
Receivables	46,024
Inventories	159,936
Deferred tax asset	11,033
Prepaid expenses and other current assets	11,649
Property and equipment	950,899
Goodwill and other intangibles	646,519
Other assets	56,774

Total assets	$1,952,531

Accounts payable	$71,796
Accrued expenses and other current liabilities	126,445
Money orders sold	31,411
Long-term debt and capital lease obligations	36,152
Accrued environmental costs	97,646
Deferred income taxes	158,225
Other liabilities	138,284
Owner's equity	1,292,572

Total liabilities and owner's equity	$1,952,531

3. Receivables

        Receivables at December 31 were as follows (thousands of dollars):

	2002	2001
Due from suppliers	$33,643	$33,955
State environmental trust funds	3,243	3,243
Credit card	6,733	4,972
Other	2,681	3,669

	46,300	45,839
Less allowance for doubtful accounts	(514)	(476)

	$45,786	$45,363

        The Company participates in the Parent's cash management function whereby the Parent processes credit card receivables derived from the Company's convenience store operations.

4. Inventories

        Inventories at December 31 were as follows (thousands of dollars):

	2002	2001
Merchandise	$127,413	$120,169
Warehouse merchandise inventory	10,995	7,859
Fuel inventories	29,459	25,356

	$167,867	$153,384

5. Property and Equipment

        The Company's investment in property and equipment with total accumulated depreciation and amortization at December 31 was as follows (thousands of dollars):

	2002	2001
Land	$451,181	$413,365
Buildings	164,622	160,470
Store fixtures and furniture	52,137	19,295
Equipment	300,213	320,873
Construction in progress	69,925	98,660
Assets under capital leases (primarily buildings)	31,548	23,780

	1,069,626	1,036,443
Less accumulated depreciation and amortization(a)	(142,761)	(33,676)

	$926,865	$1,002,767

(a)
Includes accumulated amortization related to assets under capital leases of $9.8 million and $7.1 million at December 31, 2002 and 2001, respectively.

        In December 2002, the Parent recognized an impairment of assets held for sale in conjunction with its announced plan to sell Circle K and other operations. Accordingly, the Company evaluated the ongoing value of its convenience stores on a site-by-site basis. Based on this evaluation, the Company determined that long-lived assets with a carrying amount of approximately $95.2 million were no longer recoverable and were in fact impaired, and wrote them down to their estimated fair value of approximately $42.2 million. Fair value was based on the estimated appraised value.

6. Goodwill and Other Intangibles

        The Company adopted the non-amortization provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" effective September 15, 2001 in conjunction with the acquisition by Phillips (see Note 2). As a result, the Company's goodwill and indefinite-lived intangible assets are no longer amortized, but are reviewed at least annually for impairment. The Company determined that it operates in one reporting unit based on the current reporting structure and has thus assigned goodwill at the enterprise level. The amount of goodwill reflected in these financial statements represents an allocated push-down of the overall goodwill recorded by Phillips as of the merger date of September 14, 2001.

        The remaining provisions of SFAS 142 were adopted effective January 1, 2002. The Company completed the first step of the transitional goodwill impairment test by comparing the enterprise fair value to the carrying or book value as of January 1, 2002. While Phillips performed its transitional goodwill impairment test at a higher reporting unit level than the Company and did not have an impairment at that higher level, the push-down amount of goodwill to these financial statements is not supported by the estimated enterprise fair value of the Company and thus is considered to be fully impaired in these financial statements. Fair value was measured using a methodology and assumptions consistent with that used in a valuation by an independent third party as part of the Parent's adoption of SFAS No. 142, which was based on market multiples, comparable transactions, and discounted cash flow methodologies.

        Due to a lower number of branded operating sites resulting in lower merchandise sales in 2002 compared to levels prevalent at the merger date of September 14, 2001, the royalty valuation methodology used for the Circle K tradename resulted in a $33 million impairment at the end of 2002.

        At December 31, goodwill and other intangible assets consisted of the following (thousands of dollars):

	2002	2001
Trade name	$395,524	$428,622
Goodwill	—	194,646
Liquor Licenses	23,073	23,251

	$418,597	$646,519

7. Other Assets

        Other assets at December 31 were as follows (thousands of dollars):

	2002	2001
State environmental trust funds	$38,302	$38,939
Cash surrender value of life insurance for deferred compensation plan	7,926	7,611
Interest in Diamondbacks limited partnership	2,640	2,640
Other	5,718	6,573

	$54,586	$55,763

8. Accrued Expenses and Other Current Liabilities

        Accrued expenses and other current liabilities at December 31 were as follows (thousands of dollars):

	2002	2001
Accrued compensation and related benefits	$22,688	$20,685
Workers' compensation	10,322	11,551
Accrued taxes, other than income taxes	21,321	20,706
Lottery payables	13,963	5,418
Accrued environmental costs, current	20,597	19,367
Deferred revenues	6,474	10,568
General liability, legal, and other reserves	12,513	13,031
Accrued rent	6,019	7,496
Other	29,180	14,450

	$143,077	$123,272

9. Long-Term Debt and Capital Lease Obligations

        Long-term debt and capital lease obligations at December 31 were as follows (thousands of dollars):

	2002	2001
8.75% note payable	$5,696	$5,836
Capital leases (see Note 10)	29,489	30,382

	35,185	36,218
Less current portion	(1,079)	(898)

	$34,106	$35,320

        The note payable is collateralized by certain stores in Florida. The note requires principal and interest payments throughout its term. The final payment is due on December 1, 2019. The note payable agreement contains covenants that require the maintenance of certain financial ratios. At December 31, 2002 and 2001, the Company was in compliance with all debt covenants.

        At December 31, 2002, future maturities relating to long-term debt (excluding capital leases—see Note 10) were as follows (thousands of dollars):

2003	$153
2004	166
2005	182
2006	198
2007	216
Thereafter	4,781

$5,696

10. Leases

        At December 31, 2002, future minimum obligations under operating and capital leases were as follows (thousands of dollars):

	Operating Leases	Capital Leases
2003	$78,987	$3,659
2004	75,582	3,529
2005	72,241	3,381
2006	67,793	3,376
2007	60,518	3,395
Thereafter	465,925	38,875

Total minimum lease payments(a)	$821,046	56,215

Less imputed interest		(26,726)

Present value of net minimum lease payments		29,489
Less current portion of capital lease obligation		(926)

Long-term portion of capital lease obligation		$28,563

(a)
Total minimum lease payments have not been reduced by minimum sublease rental income due in the future under noncancelable subleases.

        Net rental expense consisted of the following (thousands of dollars):

	Year Ended 2002	Period from September 15 to December 31, 2001
Minimum rental and warehousing charges	$89,016	$25,315
Contingent rental and warehousing charges	10,078	2,209

	99,094	27,524
Less sublease rental income	(10,059)	(2,698)

	$89,035	$24,826

        The Company has capital leases for certain of its stores and operating leases for certain stores and for other property and equipment. The store leases generally have primary terms of up to 18 years with varying renewal provisions. Under certain of these leases, the Company is subject to additional rentals based on store sales as well as escalations in the minimum future lease amount. The leases for other property and equipment are for terms of up to 17 years. Most of the Company's lease arrangements provide the Company an option to purchase the assets at the end of the lease term. The Company may also cancel certain of its leases provided the lessor receives minimum sales values for the leased assets. Most of the leases require that the Company provide for the payment of real estate taxes, repairs and maintenance, and insurance.

        The Company also has operating leases with its Parent for convenience stores and the related property and equipment (see Note 15). The Parent in turn leases these sites from several special purpose entities ("SPEs") that are third-party trusts established by a trustee and funded by financial institutions. These leases provide the Parent the option to purchase, at agreed-upon prices, (a) a portion of the leased assets for resale to unaffiliated parties during the lease terms and (b) not less than all of the leased assets at the end of the leases. The Parent may cancel the leases subject to the lessors receiving certain guaranteed minimum sales values for the assets. Minimum annual rentals vary with commercial paper interest rates and the reference interest rate (LIBOR). In connection with the Parent's committed plan to sell a major portion of its retail stores, the Parent plans to exercise the purchase option provisions of various operating leases during 2003.

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities," ("FIN 46") which provides guidance related to identifying variable interest entities ("VIE") and determining whether such entities should be consolidated. As required, the Company will immediately apply this interpretation to VIEs created, or interests in VIEs obtained, after January 31, 2003. For VIEs created before February 1, 2003, the Company will initially apply the guidance in this interpretation in the third quarter of 2003. At that time, if the Company is determined to be the primary beneficiary of a VIE created before February 1, 2003, the Company will consolidate that entity. The Company is still evaluating the impact of this very recent, complex interpretation on existing potential VIEs in which the company is involved. Based on a preliminary review, it is not anticipated that there will be a material effect on the Company.

11. Other Liabilities

        Other liabilities at December 31 consisted of the following (thousands of dollars):

	2002	2001
Deferred rent	$14,033	$15,793
Kathary lease obligation	66,694	67,238
General liability, legal and other reserves	27,777	24,708
Workers compensation	11,598	14,433
Deferred revenues	5,760	6,679
Other	4,908	3,505

	$130,770	$132,356

        As part of the purchase price allocation in connection with the acquisition of Circle K by Tosco and subsequently by Phillips (see Notes 1 and 2), the Kathary lease obligation was established for the amount of the contract rent above the fair market rent at the date of these acquisitions. The fair market rent was determined based on current lease rates for similar types of properties near the Kathary sites as of the acquisition date. The Kathary lease consists of approximately 270 sites primarily in Arizona and Florida and expires in May 2021.

12. Accrued Environmental Costs

        The Company is subject to extensive federal, state, and local environmental laws and regulations which include obligations to remove or mitigate the effects on the environment of petroleum releases from the Company's underground motor fuel storage tanks ("UST"). These laws and regulations are complex, change frequently, and are subject to differing interpretations. The Company has established accruals for those sites where it is probable that a release has occurred and the amount of the loss can be reasonably estimated. The Company adjusts its accruals based on new incidents and updated information and is impacted by a number of factors including changes in remediation technologies, new developments and interpretations of government policy, soil and groundwater conditions, and other factors. Accrued environmental liabilities will be paid over periods extending up to six to ten years. The environmental accruals established as part of the Phillips acquisition of Tosco have been discounted in accordance with Phillips' corporate policy. For the discounted accruals, the expected undiscounted expenditures are: $22.3 million in 2003, $26.9 million in 2004, $18.3 million in 2005, $13.8 million in 2006, and $7.3 million in 2007. Remaining expenditures in all future years after 2007 are expected to total $23.7 million. These expected expenditures are discounted using a five percent discount factor.

        As a result of various acquisitions in the past, the Company assumed certain environmental obligations. Some of these environmental obligations are mitigated by indemnification agreements and some of the indemnifications are subject to dollar limits and time limits.

        For sites with known contamination, the Company has recorded an asset related to estimated future claims for reimbursements of remediation costs from various state trust fund programs. These trust funds are governed by differing state-specific rules and vary in their overall benefit to the Company. The trust fund programs have been submitted to or approved by the EPA, many of which include third-party compensation. The available trust fund programs require the Company to pay fees or collect taxes to pay for remediation activities. The asset related to estimated trust fund reimbursements recorded by the Company is only for those states in which trust funds are currently reimbursing applicants and in which the Company believes future reimbursement is probable.

        Environmental exposures are difficult to assess and estimate for numerous reasons including the complexity and differing interpretations of governmental regulations, the lack of reliable data, the number of potentially responsible parties and their financial capabilities, the multiplicity of possible solutions, the years of remedial and monitoring activity required, and the identification of new sites. When the Company prepares its combined consolidated financial statements, accruals for environmental liabilities are recorded based on management's best estimate using all information that is available at the time. Loss estimates are measured and liabilities are based on currently available facts, existing technology, and presently enacted laws and regulations, taking into consideration the likely effects of inflation and other societal and economic factors. Also considered when measuring environmental liabilities are the Company's prior experience in remediation of contaminated sites, other companies' cleanup experience and data released by the U.S. Environmental Protection Agency ("EPA") or other organizations. Unasserted claims are reflected in the Company's determination of environmental liabilities and are accrued in the period that they are both probable and reasonably estimable.

        Based on currently available information, the Company believes that it has adequately provided for environmental exposures. However, should these matters be resolved unfavorably to the Company, they could have a material adverse effect on its long-term combined consolidated financial position and results of operations.

13. Employee Benefit Plans

Pension Plans

        Store managers are covered by a cash balance plan sponsored by ConocoPhillips ("Retirement Accumulation Plan" or "RAP"). Benefits under the RAP are generally based upon a percentage of the employee's covered earnings for each year of service and interest credits on these amounts. Benefits are payable at the normal retirement age of 65, or upon earlier termination of employment after five years of service. Contributions to the RAP are made by the Parent and are at least sufficient to meet the minimum funding requirements of applicable laws and regulations but no more than the amount deductible for federal income tax purposes. The assets of the RAP are held by a major financial institution in a master trust fund with other of the Parent's pension plan assets. The master trust assets are invested in a stock index fund, a Treasury bond index fund, short-term investment funds, and a real estate equity fund. The accrued benefit obligation is held on the Parent's balance sheet as the plan sponsor. Pension expense was included in the burden rate assessed the Company by the Parent (see Note 15) and is included in the Company's combined consolidated financial statements in operating expense for the year ended December 31, 2002 and the period from September 15 to December 31, 2001.

Savings Plans

        The Tosco Store Savings Plan (the "TSSP") was established for eligible store employees. Participants may make, within certain limitations, voluntary contributions under Section 401(k) of the Internal Revenue Code of a percentage of their compensation. Participants of the TSSP are immediately vested in their voluntary contributions. There are no Company contributions to the TSSP.

        At December 31, 2002, non-store employees were eligible to participate in either the Thrift Plan of Phillips Petroleum Company ("TPPPC") or the Tosco Corporation Capital Accumulation Plan ("TCCAP"), as sponsored by the applicable Parent. Employees could contribute a portion of their salaries to various investment funds, including a ConocoPhillips stock fund, a percentage of which was matched by ConocoPhillips. In addition, eligible participants in the TCCAP could receive an additional company contribution in lieu of pension plan benefits and eligible participants in the TPPPC could receive an additional company contribution based on years of service. Company expense related to these plans was included in the burden rate assessed the Company by the Parent (see Note 15) and is included in the Company's combined consolidated financial statements in general and administrative expense for the year ended December 31, 2002 and the period from September 15 to December 31, 2001.

        ConocoPhillips' Long-Term Stock Savings Plan ("LTSSP") was a leveraged employee stock ownership plan. Prior to January 1, 2003, employees eligible for the TPPPC or the TCCAP could also elect to participate in the LTSSP by contributing 1% of their salaries and receiving an allocation of shares of the Parent's common stock proportionate to their contributions. Company expense related to this plan was included in the burden rate assessed the Company by the Parent (see Note 15) and is included in the Company's combined consolidated financial statements in general and administrative expense for the year ended December 31, 2002 and the period from September 15 to December 31, 2001. On January 1, 2003, the TPPPC and the TCCAP were merged into the LTSSP and the name was changed to the ConocoPhillips Savings Plan (and the LTSSP became known as the Stock Savings Feature within that plan). The ConocoPhillips Savings Plan replaced most features available under the TPPPC and the TCCAP.

Deferred Compensation Plan

        The Company had a deferred compensation plan that allowed certain employees to defer up to 50% of their base salaries and 100% of their cash bonuses for any given year. Interest accrues on the deferral and amounts due to the participants are generally payable upon retirement, except in certain limited circumstances. This plan was frozen and no new deferrals were accepted after December 31, 1999.

Stock-Based Compensation Plans

        The Company issues Parent common stock options to employees with grant prices equal to the fair value of the underlying security at the date of grant. No compensation cost has been recognized for options in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" in the combined consolidated statements of operations.

        As discussed more completely below in Note 19, the Company will adopt the fair valued-based method of accounting for stock-based compensation of SFAS No. 123 for all stock-based compensation granted after December 31, 2002. As a result, the Company will expense the fair market value of stock-based compensation newly granted to employees pursuant to SFAS No. 123.

        The Parent's Executive Compensation Committee may grant options and other rights to acquire shares of Parent common stock under the provisions of the Parent's incentive plan (the "Option Plan"). The option price is equal to 100% of the fair market value of the Parent's common stock on the date the options are granted. These options generally vest over two to five years, vest immediately in the event of certain transactions, expire ten years from the date of grant and are subject to earlier termination under certain conditions.

        Information regarding the Option Plan as of December 31, 2002 and the period from September 15 to December 31, 2001 is as follows:

	Year Ended 2002		Period from September 15 to December 31, 2001
	Shares	Price(a)	Shares	Price(a)
Options outstanding, beginning of period	224,117	$35.65	380,789	$27.76
Granted(b)	267,900	51.98	17,000	54.77
Exercised	(15,385)	38.52	(173,672)	20.22
Expired or canceled	(2,892)	55.92	—	—

Options outstanding, end of period	473,740	$44.66	224,117	$35.65

(a)
Weighted average price per share.

(b)
All options granted had exercise prices equal to the average market price of common stock on the grant date.

        Additional information regarding the Option Plan as of December 31, 2002 is as follows:

	Options Outstanding			Options Exercisable
	Shares	Price(a)	Life(b)	Shares	Price(a)
Exercise price range:
$9.04 per share to $31.53 per share	79,841	$24.89	4.50 years	79,841	$24.89
$31.95 per share to $40.74 per share	77,456	37.55	5.77 years	77,456	37.55
$42.42 per share to $64.32 per share	316,443	51.39	9.09 years	83,104	53.17

	473,740	44.66	7.77 years	240,401	38.75

(a)
Weighted average price per share.

(b)
Weighted average remaining contractual life.

        Employee stock options are accounted for under APB No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Because the exercise price of ConocoPhillips employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is generally recognized under APB No. 25. The following table displays pro forma information as if the provisions of SFAS No. 123 had been applied to employee stock options granted since January 1, 1996:

	Year Ended 2002	Period from September 15 to December 31, 2001
Pro forma net (loss)/income in thousands	$(192,755)	$43
Assumptions used for options granted:
Risk-free interest rate	4.1%	4.5%
Dividend yield	3.0%	2.5%
Volatility factor	26.2%	27.0%
Average grant date fair value of options	$11.84	$15.41
Expected life (years)	6	5

14. Income Taxes

        The Company is part of a consolidated tax return with the Parent. For purposes of these combined consolidated financial statements, the taxes are presented as though the Company files a stand-alone tax return.

        The provision (benefit) for income taxes was as follows (thousands of dollars):

	Year Ended 2002	Period from September 15 to December 31, 2001
Current:
Federal	$(6,880)	$(5,005)
State	(1,321)	(969)

	(8,201)	(5,974)

Deferred:
Federal	14,685	5,572
State	2,820	1,070

	17,505	6,642

	$9,304	$668

        A reconciliation of the provision for income taxes to income taxes computed by applying the statutory federal income tax rate to earnings before income taxes is as follows (thousands of dollars):

	Year Ended 2002	Period from September 15 to December 31, 2001
Income taxes at the statutory rate	$7,658	$737
Permanent differences	671	196
State income taxes, net of credits and federal benefits	975	66
Other	—	(331)

	$9,304	$668

        The impairment of goodwill in 2002 does not result in an income tax benefit as the goodwill is non-deductible for tax purposes.

        Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Major components of deferred tax assets and liabilities at December 31 were as follows (thousands of dollars):

	2002	2001
Deferred Tax Assets:
Receivables	$169	$—
Accrued expenses and other current liabilities	17,919	14,104
Accrued environmental costs	33,566	33,591
Other noncurrent liabilities	29,137	31,305

	80,791	79,000

Deferred Tax Liabilities:
Receivables	—	(926)
Inventories	(1,639)	(1,238)
Property and equipment	(81,712)	(55,159)
Intangible assets (primarily trade names)	(127,924)	(136,854)
Other assets	(14,496)	(14,444)
Lease obligations	(18,444)	(18,132)
Deferred state income taxes(a)	(19,121)	(17,287)

	(263,336)	(244,040)

Net deferred tax liability	$(182,545)	$(165,040)

Current portion(b)	16,025	11,762

Noncurrent portion	$(198,570)	$(176,802)

(a)
Deferred state income tax liabilities are provided for temporary differences, primarily differences between the book and tax bases of property and equipment and intangibles.

(b)
The Company believes that it is more likely than not that the deferred tax asset will be realized based upon future reversals of existing taxable temporary differences and the expected continuation of profitable operating results.

15. Related Party Transactions

        Significant transactions with related parties were (thousands of dollars):

	Year Ended December 31, 2002	Period from September 15 to December 31, 2001
Product purchases(a)	$1,501,539	$323,006
Credit card processing fees(b)	4,132	932
Rent expense(c)	14,130	5,339
Royalty expense(d)	6,425	2,136
Selling, general, and administrative expenses(e)	51,410	12,852
Payroll benefits(f)	30,956	13,771
Interest expense(g)	221	117

(a)
The Company purchases motor fuel and diesel fuel for its stores from the Parent at prices that approximate market.

(b)
The Parent provides credit card processing and collection support for all third party credit cards to the Company and these costs are recorded in cost of fuel. In addition, the Parent maintains a proprietary credit card and charges the Company processing fees for the use of the proprietary card at the Company's stores (see Note 3).

(c)
Certain sites and office space are leased by the Parent and subleased to the Company. The Company operates these sites and pays rents to the Parent's operating units. These rents are at rates that approximate market (see Note 10).

(d)
The Company pays a royalty fee to the Parent for the use of motor fuel brands at certain stations.

(e)
The Parent charges the Company a portion of its corporate support costs, including legal, treasury, environmental, tax, auditing, information technology, and other corporate services, based on usage, actual costs, or other allocation methods considered reasonable by the Parent's management.

(f)
The Parent pays on behalf of the Company various payroll expenses including employer payroll taxes, 401(k) company match, pension, medical, and dental. These costs are assessed to the Company based on payroll dollars.

(g)
The Company incurs interest expense on borrowings from and debt to the Parent.

        The Company also incurs advertising costs on behalf of itself and other operations of the Parent. These expenses are allocated between the Company and the Parent based on the sites benefiting from the advertising.

        The receivables from and payables to affiliates represent the net balances resulting from various transactions between the Company and affiliates owned by the Parent and transactions conducted by those affiliates on behalf of the Company. These net balances are not settled on a regular basis and are shown as a component of owner's equity.

        The Company periodically buys from, or sells to, the Parent various assets used in the operations of the business. These net acquisitions are recorded at the assets' historical net book values, which generally approximates fair market value, and totaled $4.6 million transferred in and $8.1 million transferred out in 2002 and $0.4 million transferred in and $3.3 million transferred out in the period from September 15, 2001 to December 31, 2001.

16. Financial Instruments

Fair Values

        The carrying value of cash, accounts receivable, accounts payable, and other current assets and liabilities approximates their fair value due to the relatively short maturity of these financial instruments.

Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, short-term deposits, and trade receivables. The Company places its cash and short-term deposits with several high-quality financial institutions. The Company's customer base consists of a large number of diverse customers. Accordingly, receivable losses have not been significant (see Note 3).

17. Guarantees

        As part of its normal ongoing business operations and consistent with generally accepted and recognized industry practice, the Company enters into various agreements with other parties (the Agreements). These Agreements apportion future risks between the parties for the transaction(s) or relationship(s) governed by such Agreements; one method of apportioning risk between the Company and the other contracting party is the inclusion of provisions requiring one party to indemnify the other party against losses that might otherwise be incurred by such other party in the future (the Indemnity or Indemnities). Many of the Company's Agreements contain an Indemnity or Indemnities that require the Company to perform certain obligations as a result of the occurrence of a triggering event or condition.

        The nature of these indemnity obligations is diverse and numerous and each has different terms, business purpose, and triggering events or conditions for an indemnity obligation. Consistent with customary business practice, any particular indemnity obligation incurred by the Company is the result of a negotiated transaction or contractual relationship for which the Company has accepted a certain level of risk in return for a financial or other type of benefit to the Company. In addition, the Indemnity or Indemnities in each Agreement vary widely in their definitions of both the triggering event and the resulting obligation, which is contingent on that triggering event.

        With regard to indemnifications, the Company's risk management philosophy is to limit risk in any transaction or relationship to the maximum extent reasonable in relation to commercial and other considerations. Before accepting any indemnity obligation, the Company makes an informed risk management decision considering, among other things, the remoteness of the possibility that the triggering event will occur, the potential costs to perform any resulting indemnity obligation, possible actions to reduce the likelihood of a triggering event or to reduce the costs of performing an indemnity obligation, whether the Company is in fact indemnified by an unrelated third party, insurance coverage that may be available to offset the cost of the indemnity obligation, and the benefits to the Company from the transaction or relationship.

        Because many or most of the Company's indemnity obligations are not limited in duration or potential monetary exposure, the Company cannot calculate the maximum potential amount of future payments that could be paid under the Company's indemnity obligations stemming from all its existing Agreements. The Company has disclosed contractual matters, including, but not limited to, indemnity obligations, which will or could have a material impact on the Company's financial performance. The Company also accrues for contingent liabilities, including those arising out of indemnity obligations, when a loss is probable and the amounts can be reasonably estimated (see Note 18). The Company is not aware of the occurrence of any triggering event or condition that would have a material adverse impact on the Company's combined consolidated financial statements as a result of an indemnity obligation relating to such triggering event or condition.

18. Commitments and Contingencies

        There are various legal proceedings and claims pending against the Company that are common to its operations for which, in some instances, no provision has been made. While it is not feasible to predict or determine the ultimate outcome of these matters, it is the opinion of management that these suits will not result in monetary damages not covered by insurance that in the aggregate would be material to the business or operations of the Company.

        In the case of all known contingencies, the Company accrues an undiscounted liability when the loss is probable and the amount is reasonably estimable. These liabilities are not reduced for potential insurance recoveries. If applicable, undiscounted receivables are accrued for probable insurance or other third-party recoveries. As facts concerning contingencies become known to the Company, the Company reassesses its position both with respect to accrued liabilities and other potential exposures.

        The Company is currently subject to a lawsuit in California regarding overtime pay for store managers. This case is brought by store managers and alleges that they were due overtime pay based on the job duties they performed. The plaintiffs are currently trying to certify the case as a class action on behalf of themselves and others similarly situated. This case is in the preliminary stages of discovery and the outcome is not currently predictable.

        A lawsuit was filed against the Company in January 2003 regarding compliance with the Americans with Disabilities Act ("ADA"). The plaintiffs are seeking to be certified as a class and claim that the Company's stores do not comply with the provisions of the ADA. This is a recent case and is still in the beginning phases.

        The Company is covered by insurance policies which have significant deductibles. At this time, management believes the Company is adequately covered through the combination of self-insurance and excess loss policies. Future losses which exceed insurance policy limits or, under adverse interpretations, are excluded from coverage would have to be paid out of general corporate funds.

        One of the Company's distributors filed for Chapter 11 bankruptcy protection on April 1, 2003. The distributor has continued to supply the Company's stores. The Company continues to monitor the distributor's performance under the terms of the contract. The Company has made contingency plans should the distributor not be able to continue supplying the Company's stores in the future.

        The Parent provides guarantees on certain agreements entered into by the Company. These guarantees include performance guarantees under certain capital and operating leases through lease termination including any renewal options. The most significant lease has a primary term that expires in 2021 and requires the Parent to pay all rents, contingent rents, and to perform all terms, conditions, covenants, and agreements in the lease should the Company fail to comply.

19. New Accounting Standards

Asset Retirement Obligations

        In June 2002, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 143 was adopted by the Company on January 1, 2003, and requires the Company to record the fair value of a liability for an asset retirement obligation in the period when it is incurred (typically when the asset is installed). When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related property and equipment. Over time, the liability is accreted for the change in its present value each period, and the initial capitalized cost is depreciated over the useful life of the related asset. Upon adoption of SFAS No. 143, the Company recorded an asset retirement obligation using a cumulative-effect approach as required. All transition amounts were measured using the Company's current information, assumptions, and credit-adjusted, risk-free interest rates. While the original discount rates used to establish an asset retirement obligation will not change in the future, changes in cost estimates or the timing of expenditures will result in immediate adjustments to the recorded liability, with an offsetting adjustment to property and equipment.

        The Company believes the only material obligation related to its property and equipment relates to underground storage tanks at the convenience stores. Upon adoption of SFAS No. 143, the Company recorded an increase to property and equipment of approximately $1.3 million, an asset retirement obligation of approximately $3.6 million, and a cumulative after-tax effect of adoption loss of $1.5 million.

Consolidation of Variable Interest Entities

        As discussed in Note 10, in January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." The consolidation requirements of Interpretation No. 46 are applied immediately to variable interest entities created or modified after January 31, 2003, and to older entities no later than the third quarter of 2003. Certain of the disclosure requirements are required in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. See Note 10 for further discussion.

Accounting for Costs Associated with Exit or Disposal Activities

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses financial accounting and reporting for costs associated with exit or disposal activities initiated after December 31, 2002, and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value at the date the liability is incurred, rather than at the commitment date. The Company plans to apply the provisions of SFAS No. 146 prospectively for restructuring activities initiated in 2003 and future years.

Guarantor's Accounting and Disclosure

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". For specified guarantees issued or modified after December 31, 2002, the Interpretation requires a guarantor to recognize, at the inception of the guarantee, a liability for the fair value of all the obligations it has undertaken in issuing the guarantee, including its ongoing obligation to stand ready and make cash payments over the term of the guarantee in the event that specified triggering events or conditions occur. The measurement of the liability for the fair value of the guarantee obligation should be based on the premium that would be required to issue the same guarantee in a stand-alone arm's-length transaction with an unrelated party if that information is available, or estimated using expected present value measurement techniques. For specified guarantees existing as of December 31, 2002, the Interpretation also requires a guarantor to disclose (a) the nature of the guarantee, including how the guarantee arose and the events or circumstances that would require the guarantor to perform under the guarantee; (b) the maximum potential amount of future payments under the guarantee; (c) the carrying amount of the liability; and (d) the nature and extent of any recourse provisions or available collateral that would enable the guarantor to recover the amounts paid under the guarantee. The required disclosures are included in Note 17.

Consideration Received from a Vendor

        In September 2002, the EITF issued EITF Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor". This issue requires retailers to record vendor rebates as a reduction of the price of the vendor's product and therefore as a reduction of cost of sales when recognized in the retailer's income statement. Currently, the Company recognizes these rebates as a reduction of cost of sales when earned. Due to the high turnover of store merchandise, the Company anticipates that the adoption of this Issue will not have a material impact on the Company's results of operations.

Accounting for Stock-Based Compensation

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS No. 123". This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide two alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company currently follows the intrinsic value-based method of accounting for stock-based compensation of APB No. 25. The Company will adopt the fair value-based method of accounting for stock-based compensation for all stock-based compensation granted after December 31, 2002 in accordance with the original transition provisions of SFAS No. 123. Adoption of this standard will result in an increase in compensation cost recognized in operating results. See Note 13 for pro forma information regarding the compensation costs that would have been recognized had the Company followed the fair value-based method of accounting for stock-based compensation under SFAS No. 123 for the year ended December 31, 2002, and the period from September 15, 2001 to December 31, 2001.

20. Generally Accepted Accounting Principles in the United States and Canada

        The combined consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), which differ in certain respects from those principles and practices that the Company would have followed had its combined consolidated financial statements been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP).

        The adjustment to comply with Canadian GAAP would be as follows:

	Year Ended December 31, 2002	For the period September 15, 2001 to December 31, 2001
Combined Consolidated Statements of Income
Net income/(loss) as reported	$(182,069)	$1,437
Adjustments in respect of:
Cumulative effect of accounting change:
Accounting for goodwill and other intangibles	194,646	—

Net income in accordance with Canadian GAAP	$12,577	$1,437

        Under Canadian GAAP, the change in accounting principle concerning the accounting for goodwill and other intangibles (SFAS No. 142) would be recorded as an adjustment to beginning retained earnings on January 1, 2002 rather than as a cumulative effect in the combined consolidated statement of income for the year ended December 31, 2002. See Note 6 concerning the Company's implementation of SFAS No. 142 for U.S. GAAP purposes.

21. Event Subsequent to the Date of the Auditor's Report (unaudited)

        Pursuant to an agreement dated October 3, 2003, as amended, the Parent agreed to sell all of the issued and outstanding shares of the Company to Alimentation Couche-Tard Inc. ("Couche-Tard"). As a result, the Company will become a subsidiary of Couche-Tard. The transaction, which is subject to regulatory review and approval, is expected to close by the end of the fourth quarter of 2003.

        In connection with the transaction, approximately 370 of the Company's retail sites will be transferred to the Parent. The operations and cash flows of those sites and general and administrative expenses of field divisions that supervise the operation of those sites will be eliminated from the ongoing operations of the Company, and the Company will not have any continuing significant involvement with those sites subsequent to the transfer. The Company's financial statements published for periods subsequent to the transfer will report the transferred sites as discontinued operations. The following pro forma financial statements are presented for illustrative purposes to show the effects of reporting the discontinued operations.

        The unaudited pro forma statement of income is as follows (thousands of dollars):

Year Ended December 31, 2002	Company before Adjustments	Operations of Assets to be Transferred	Company as Adjusted
Revenues:
Merchandise sales	$2,202,318	$(321,784)	$1,880,534
Fuel sales	2,690,596	(1,027,125)	1,663,471
Other	88,106	(30,033)	58,073

Total revenues	4,981,020	(1,378,942)	3,602,078

Cost of sales and operating expenses:
Cost of merchandise	1,569,881	(233,131)	1,336,750
Cost of fuel	2,414,263	(893,047)	1,521,216
Impairment of trade name and property and equipment	86,058	(14,299)	71,759
Operating expenses	681,985	(184,874)	497,111
General and administrative	129,688	(8,688)	121,000
Depreciation and amortization	67,666	(13,979)	53,687

Total cost of sales and operating expenses	4,949,541	(1,348,018)	3,601,523

Operating income	31,479	(30,924)	555
Interest expense, net	(9,598)	(1)	(9,599)

Income before income taxes	21,881	(30,925)	(9,044)
Provision for income taxes	(9,304)	13,150	3,846

Income before cumulative effect of change in accounting principle	12,577	(17,775)	(5,198)
Cumulative effect of change in accounting principle	(194,646)	—	(194,646)

Net loss	$(182,069)	$(17,775)	$(199,844)

        The unaudited pro forma balance sheet is as follows (thousands of dollars):

At December 31, 2002	Company before Adjustments	Operations of Assets to be Transferred	Company as Adjusted
Cash	$64,125	$(845)	$63,280
Receivables, net	45,786	(1,910)	43,876
Inventories	167,867	(25,968)	141,899
Deferred tax asset	16,025	564	16,589
Prepaid expenses and other current assets	12,742	(59)	12,683

Total current assets	306,545	(28,218)	278,327
Property and equipment, net	926,865	(205,650)	721,215
Goodwill and other intangibles, net	418,597	(1,815)	416,782
Other assets	54,586	(11,612)	42,974

	$1,706,593	$(247,295)	$1,459,298

Accounts payable	75,373	(245)	75,128
Accrued expense and other current liabilities	143,077	(8,615)	134,462
Money orders sold	19,184	—	19,184
Current maturities of debt and capital leases	1,079	—	1,079

Total current liabilities	238,713	(8,860)	229,853
Long-term debt and capital lease obligations	34,106	—	34,106
Accrued environmental costs	75,305	(31,498)	43,807
Deferred income taxes	198,570	(27,985)	170,585
Other liabilities	130,770	(17)	130,753

Total liabilities	677,464	(68,360)	609,104
Owner's equity	1,029,129	(178,935)	850,194

	$1,706,593	$(247,295)	$1,459,298

        The unaudited pro forma statement of income is as follows (thousands of dollars):

Period from September 15, 2001 to December 31, 2001	Company before Adjustments	Operations of Assets to be Transferred	Company as Adjusted
Revenues:
Merchandise sales	$633,830	$(101,483)	$532,347
Fuel sales	688,909	(271,363)	417,546
Other	23,967	(7,669)	16,298

Total revenues	1,346,706	(380,515)	966,191

Cost of sales and operating expenses:
Cost of merchandise	454,781	(73,338)	381,443
Cost of fuel	602,653	(225,527)	377,126
Operating expenses	205,615	(56,744)	148,871
General and administrative	50,689	(2,755)	47,934
Depreciation and amortization	27,947	(7,143)	20,804

Total cost of sales and operating expenses	1,341,685	(365,507)	976,178

Operating income	5,021	(15,008)	(9,987)
Interest expense, net	(2,916)	—	(2,916)

Income before income taxes	2,105	(15,008)	(12,903)
Provision for income taxes	(668)	4,765	4,097

Net income/(loss)	$1,437	$(10,243)	$(8,806)

        The unaudited pro forma balance sheet is as follows (thousands of dollars):

At December 31, 2001	Company before Adjustments	Operations of Assets to be Transferred	Company as Adjusted
Cash	$58,904	$(956)	$57,948
Receivables, net	45,363	(1,060)	44,303
Inventories	153,384	(27,589)	125,795
Deferred tax asset	11,762	576	12,338
Prepaid expenses and other current assets	14,244	(53)	14,191

Total current assets	283,657	(29,082)	254,575
Property and equipment, net	1,002,767	(233,386)	769,381
Goodwill and other intangibles, net	646,519	(2,231)	644,288
Other assets	55,763	(12,729)	43,034

	$1,988,706	$(277,428)	$1,711,278

Accounts payable	69,270	(80)	69,190
Accrued expense and other current liabilities	123,272	(7,929)	115,343
Money orders sold	24,347	—	24,347
Current maturities of debt and capital leases	898	—	898

Total current liabilities	217,787	(8,009)	209,778
Long-term debt and capital lease obligations	35,320	—	35,320
Accrued environmental costs	76,608	(31,255)	45,353
Deferred income taxes	176,802	(34,750)	142,052
Other liabilities	132,356	—	132,356

Total liabilities	638,873	(74,014)	564,859
Owner's equity	1,349,833	(203,414)	1,146,419

	$1,988,706	$(277,428)	$1,711,278

Report of Independent Auditors

The Board of Directors
The Circle K Corporation

We have audited the accompanying consolidated statements of income, shareholder's equity and cash flows of The Circle K Corporation for the period from January 1, 2001 to September 14, 2001 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of The Circle K Corporation for the period from January 1, 2001 to September 14, 2001 and the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Houston, Texas
July 31, 2003

THE CIRCLE K CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Thousands of Dollars)

	Period from January 1, 2001 to September 14, 2001	Year ended December 31, 2000
Revenues:
Merchandise sales	$1,532,213	$2,121,615
Fuel sales(a)	1,999,314	2,857,151
Other	62,344	84,159

Gross revenues	3,593,871	5,062,925

Cost of sales and operating expenses:
Cost of merchandise	1,097,299	1,519,580
Cost of fuel(a)	1,791,989	2,583,418
Operating expenses	476,992	688,493
General and administrative	110,083	137,992
Depreciation and amortization	74,761	91,145

Total cost of sales and operating expenses	3,551,124	5,020,628

Operating income	42,747	42,297
Third party interest expense	(5,750)	(6,976)
Intercompany interest expense, net	(21,689)	(31,995)

Income before income taxes	15,308	3,326
Provision for income taxes	(8,239)	(5,090)

Net income/(loss)	$7,069	$(1,764)

(a) Includes excise taxes on fuel sales	$496,998	$713,839

The accompanying notes are an integral part of these financial statements.

THE CIRCLE K CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

(Thousands of Dollars, except share data)

	Common Stock
			Additional Paid-in Capital	Payable to Affiliates	Retained Earnings
	Shares	Amount				Total
Balance, December 31, 1999	1,000	$—	$727,036	$274,305	$197,675	$1,199,016
Net loss					(1,764)	(1,764)
Net advances from affiliates				155,445		155,445

Balance, December 31, 2000	1,000	—	727,036	429,750	195,911	1,352,697
Net income					7,069	7,069
Net advances from affiliates				1,255		1,255

Balance, September 14, 2001 (pre-acquisition)	1,000	$—	$727,036	$431,005	$202,980	$1,361,021

The accompanying notes are an integral part of these financial statements.

THE CIRCLE K CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Thousands of Dollars)

	Period from January 1, 2001 to September 14, 2001	Year ended December 31, 2000
Cash flows from operating activities:
Net income/(loss)	$7,069	$(1,764)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	74,761	91,145
(Gain)/Loss on sale of assets	(3,993)	8,094
Deferred income taxes	19,180	20,736
Changes in operating assets and liabilities:
Receivables	22,274	(20,075)
Inventories	(10,577)	7,215
Prepaid expenses and other current assets	(4,765)	(689)
Accounts payable	5,157	(21,535)
Accrued expenses and other current liabilities	(10,652)	9,828
Money orders sold	1,310	7,863
Accrued environmental costs and environmental receivables	(3,068)	3,585
Self insurance and other reserves	(5,948)	3,860
Other, net	667	8,613

Net cash provided by operating activities	91,415	116,876

Cash flows from investing activities:
Purchase of property and equipment	(94,744)	(182,108)
Acquisition of retail assets	(14,509)	(87,697)
Proceeds on sale of property and equipment	16,347	12,553
Other, net	(1,907)	5,341

Net cash used in investing activities	(94,813)	(251,911)

Cash flows from financing activities:
Repayments under long-term debt and capital lease agreements	(520)	(884)
Borrowings from affiliates, net	(4,684)	161,503

Net cash (used in)/provided by financing activities	(5,204)	160,619

Net (decrease)/increase in cash and cash equivalents	(8,602)	25,584
Cash and cash equivalents at beginning of period	78,299	52,715

Cash and cash equivalents at end of period	$69,697	$78,299

Supplemental cash flow information:
Interest paid	$5,750	$6,976

The accompanying notes are an integral part of these financial statements.

THE CIRCLE K CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 1, 2001 TO SEPTEMBER 14, 2001
AND THE YEAR ENDED DECEMBER 31, 2000

1. Summary of Significant Accounting Policies

Basis of Consolidated Financial Statements

        These financial statements represent the operations of The Circle K Corporation and its wholly-owned subsidiaries ("Circle K" or the "Company"). Circle K is a separate legal entity during the periods presented and was acquired in 1996 by Tosco Corporation ("Tosco" or the "Parent"). Tosco's cost of acquiring the Company has been reflected in these financial statements.

        The Company operates approximately 2,000 convenience stores, which consists primarily of retail sales of groceries, tobacco products, beverages, general merchandise and motor fuels. The majority of the Company's stores are located in the sunbelt region of the United States.

        The Parent charges the Company a portion of its corporate support costs, including legal, treasury, planning, environmental, tax, auditing, information technology, and other corporate services, based on usage, actual costs or other allocation methods considered reasonable by Tosco management (see Note 8).

Consolidation Principles

        Majority-owned, controlled subsidiaries are consolidated. All significant intercompany accounts and transactions between the Company and its consolidated subsidiaries have been eliminated.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management estimates and assumptions that affect the reported amounts of assets and liabilities, the reported results of operations, and the disclosure of contingent assets and liabilities. Actual results could differ from the estimates and assumptions used.

Cash and Cash Equivalents

        Cash held by the Company represents depository accounts, store change funds, and certain operating and payroll accounts. Cash in the depository accounts is swept by the Parent as part of its centralized cash management system.

Inventories

        Merchandise inventories at the stores are valued using the first-in, first-out ("FIFO") retail method. Merchandise inventories at the Company's distribution warehouse are valued at FIFO cost. Fuel inventories are valued at the lower of cost or market on the FIFO basis.

Property and Equipment

        Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are provided over the estimated useful lives of the respective classes of assets utilizing the straight-line method. Routine maintenance and repairs are expensed. Gains and losses on disposition of assets are reflected in results of operations.

        Estimated useful lives for depreciation purposes are as follows:

Buildings	15 to 40 years
Store fixtures and equipment	3 to 15 years
Leasehold improvements	5 to 15 years

        When complete units of depreciable property are retired or sold, the asset cost and related accumulated depreciation are eliminated, with any gain or loss reflected in income. When less than complete units of depreciable property are disposed of or retired, the difference between asset cost and salvage value is charged or credited to accumulated depreciation.

Intangible Assets

        Intangible assets consist of the "Circle K" trade name and liquor licenses in Arizona, California, and New Mexico. The intangible assets are amortized on a straight-line basis over 40 years.

Impairment of Long-Lived Assets

        In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of", the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. This methodology includes intangible assets acquired. Goodwill relating to specific intangible assets is included in the related impairment measurements to the extent it is identified with such assets.

Advertising Costs

        Production costs of media advertising are deferred until the first public showing of the advertisement. Advances to secure advertising slots at specific sporting, racing or other events are deferred until the event occurs. All other advertising costs are expensed as incurred. Advertising expense for the period January 1, 2001 to September 14, 2001 and the year ended December 31, 2000 was $19.4 million and $31.6 million, respectively.

Income Taxes

        The Company's results of operations are included in the consolidated U.S. federal and state income tax returns of the Parent. Deferred income taxes are computed using the liability method and are provided on all temporary differences between the financial-reporting basis and the tax basis of the Company's assets and liabilities. Income tax expense or benefit is computed as if the Company were on a separate-return basis using the same principles and elections used in the Parent's consolidated return.

Comprehensive Income

        The Company does not have any items of other comprehensive income, as defined in SFAS No. 130, "Reporting Comprehensive Income".

Environmental Costs

        Environmental costs are expensed or capitalized as appropriate, depending upon their future economic benefit. Costs that relate to an existing condition caused by past operations, and that do not have future economic benefits, are expensed. Liabilities for these expenditures are recorded on an undiscounted basis when environmental assessments or cleanups are probable and the costs can be reasonably estimated. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

Insurance/Self-Insurance

        The Company uses a combination of insurance, self-insured retention, and self-insurance for a number of risks including workers' compensation (in certain states), property damage, and general liability claims. Accruals for loss incidences are made based on the Company's claims experience and actuarial assumptions followed in the insurance industry. Actual losses could differ from accrued amounts.

Receivable/Payable to Affiliates

        The Company has various transactions with the Parent and the Parent's other subsidiaries. These transactions include purchasing fuel inventory, leasing properties, cash advances to the Parent, transferring assets, and allocation of general and administrative costs to the Company (see Note 8).

Vendor Allowances, Rebates and Other Vendor Payments

        The Company receives payments for vendor allowances, volume rebates, and other supply arrangements in connection with various programs. The Company records these payments as a reduction to cost of sales or expenses to which the particular vendor payment relates. For unearned payments, the Company records deferred income and amortizes the balance, as earned, over the term of the respective agreement. The amounts recognized as reductions of cost of sales were $104.8 million and $129.5 million, for the period from January 1, 2001 to September 14, 2001 and the year ended December 31, 2000, respectively.

Revenue Recognition

        Revenues are recognized at the time of sale to the customer.

Excise Taxes

        Excise taxes collected on behalf of governmental agencies are included in fuel sales and cost of fuel.

Segment Reporting

        The Company reports segment information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographical areas and major customers. The Company operates in one segment.

2. Acquisition of Circle K

        On September 14, 2001, Phillips acquired Circle K via its acquisition of Tosco. The acquisition was accounted for using the purchase method of accounting as required by SFAS No. 141, "Business Combinations." Because of the application of purchase accounting, the consolidated financial statements of the Company are not comparable to the financial statements for periods after September 14, 2001.

3. Acquisitions of Service Stations

Maverick Service Stations

        On March 28, 2001, the Company acquired twelve retail motor fuel and convenience sites from Maverick Management, Inc. The acquisition has been accounted for as a purchase. The purchase price consisted of cash of $14.5 million plus the assumption of $5.9 million of debt and was allocated to the fair market value of the property and equipment as follows:

(Thousands of Dollars)
Inventories	$529
Prepaid expenses and other current assets	42
Property and equipment	19,900
Current liabilities	(35)
Long-term debt	(5,927)

$14,509

ExxonMobil Service Stations

        On February 29, 2000, the Company acquired approximately 100 retail motor fuel and convenience outlets from Exxon Corporation and Mobil Oil Corporation (collectively "ExxonMobil"). The acquired outlets were part of the Parent's acquisition of the Exxon system from New York through Maine (the "Northeast Territory") and the Mobil system from New Jersey through Virginia (the "Middle Atlantic Territory"). Tosco has exclusive rights to the "Exxon" brand in the Northeast Territory and the "Mobil" brand in the Middle Atlantic Territory for ten years. The purchase price was paid in cash from a combination of available cash, borrowings advanced from Tosco under Tosco's Revolving Credit Facilities, and proceeds from the issuance of long-term debt.

        The ExxonMobil Acquisition has been accounted for as a purchase. Accordingly, the purchase price was allocated to the fair market values of the assets and liabilities acquired based upon appraisals and other studies as follows:

(Thousands of Dollars)
Inventories	$4,156
Prepaid expenses and other current assets	1,648
Property and equipment	78,313
Intangible assets	884
Other assets	2,696

$87,697

        In addition, certain sites were purchased directly from ExxonMobil by a special purpose entity, which leased the sites to Tosco pursuant to a long-term operating lease. Tosco has subleased these sites to the Company.

Supplemental Cash Flow Information for Service Station Acquisitions

	Period from January 1 to September 14, 2001	Year Ended 2000
	(Thousands of Dollars)
Supplemental Noncash Investing and Financing Activities:
Detail of cash paid for acquisitions:
Fair value of assets acquired	$20,471	$87,697
Liabilities assumed	(5,962)	—

Net cash paid for acquisitions	$14,509	$87,697

4. Leases

        Net rental expense consisted of the following (thousands of dollars):

	Period from January 1 to September 14, 2001	Year Ended 2000
Minimum rental and warehousing charges	$61,873	$87,162
Contingent rental and warehousing charges	6,544	8,560

	68,417	95,722
Less sublease rental income	(6,058)	(7,994)

	$62,359	$87,728

        The Company has capital leases for certain of its stores and operating leases for certain stores and for other property and equipment. The store leases generally have primary terms of up to 18 years with varying renewal provisions. Under certain of these leases, the Company is subject to additional rentals based on store sales as well as escalations in the minimum future lease amount. The leases for other property and equipment are for terms of up to 17 years. Most of the Company's lease arrangements provide the Company an option to purchase the assets at the end of the lease term. The Company may also cancel certain of its leases provided the lessor receives minimum sales values for the leased assets. Most of the leases require that the Company provide for the payment of real estate taxes, repairs and maintenance, and insurance.

        The Company also has operating leases with its Parent for convenience stores and the related property and equipment (see Note 8). The Parent company in turn leases these sites from several special purpose entities (SPEs) that are third-party trusts established by a trustee and funded by financial institutions. These leases provide the Parent the option to purchase, at agreed-upon prices, (a) a portion of the leased assets for resale to unaffiliated parties during the lease terms and (b) not less than all of the leased assets at the end of the leases. The Parent may cancel the leases subject to the lessors receiving certain guaranteed minimum sales values for the assets. Minimum annual rentals vary with commercial paper interest rates and the reference interest rate (LIBOR).

5. Accrued Environmental Costs

        The Company is subject to extensive federal, state, and local environmental laws and regulations which include obligations to remove or mitigate the effects on the environment of petroleum releases from the Company's underground motor fuel storage tanks ("UST"). These laws and regulations are complex, change frequently, and are subject to differing interpretations. The Company has established accruals for those sites where it is probable that a release has occurred and the amount of the loss can be reasonably estimated. The Company adjusts its accruals based on new incidents and updated information and is impacted by a number of factors including changes in remediation technologies, new developments and interpretations of government policy, soil and groundwater conditions, and other factors. Accrued environmental liabilities will be paid over periods extending up to six to ten years.

        As a result of various acquisitions in the past, the Company assumed certain environmental obligations. Some of these environmental obligations are mitigated by indemnification agreements and some of the indemnifications are subject to dollar limits and time limits. Recorded accruals do not include any potential contingent liabilities that are expected to be funded by the prior owners under these indemnifications.

        For sites with known contamination, the Company has recorded an asset related to estimated future claims for reimbursements of remediation costs from various state trust fund programs. These trust funds are governed by differing state-specific rules and vary in their overall benefit to the Company. The trust fund programs have been submitted to or approved by the EPA, many of which include third-party compensation. The available trust fund programs require the Company to pay fees or collect taxes to pay for remediation activities. The asset related to estimated trust fund reimbursements recorded by the Company is only for those states in which trust funds are currently reimbursing applicants and in which the Company believes future reimbursement is probable.

        Environmental exposures are difficult to assess and estimate for numerous reasons including the complexity and differing interpretations of governmental regulations, the lack of reliable data, the number of potentially responsible parties and their financial capabilities, the multiplicity of possible solutions, the years of remedial and monitoring activity required, and the identification of new sites. When the Company prepares its consolidated financial statements, accruals for environmental liabilities are recorded based on management's best estimate using all information that is available at the time. Loss estimates are measured and liabilities are based on currently available facts, existing technology, and presently enacted laws and regulations, taking into consideration the likely effects of inflation and other societal and economic factors. Also considered when measuring environmental liabilities are the Company's prior experience in remediation of contaminated sites, other companies' cleanup experience and data released by the U.S. Environmental Protection Agency ("EPA") or other organizations. Unasserted claims are reflected in the Company's determination of environmental liabilities and are accrued in the period in which they are both probable and reasonably estimable.

        Based on currently available information, the Company believes that it has adequately provided for environmental exposures. However, should these matters be resolved unfavorably to the Company, they could have a material adverse effect on its long-term consolidated financial position and results of operations.

6. Employee Benefit Plans

Pension Plans

        Store managers are covered by a cash balance plan sponsored by Tosco ("Retirement Accumulation Plan" or "RAP"). Benefits under the RAP are generally based upon a percentage of the employee's covered earnings for each year of service and interest credits on these amounts. Benefits are payable at the normal retirement age of 65, or upon earlier termination of employment after five years of service. Contributions to the RAP are made by the Parent and are at least sufficient to meet the minimum funding requirements of applicable laws and regulations but no more than the amount deductible for federal income tax purposes. The assets of the RAP are held by a major financial institution in a master trust fund with other of the Parent's pension plan assets. The master trust assets are invested in a stock index fund, a Treasury bond index fund, short-term investment funds, and a real estate equity fund. The accrued benefit obligation is held on the Parent's balance sheet as the plan sponsor. Pension expense was included in the burden rate assessed the Company by the Parent (see Note 8) and is included in the Company's consolidated financial statements in operating expense for the period from January 1 to September 14, 2001 and the year ended December 31, 2000.

Savings Plans

        The Tosco Store Savings Plan (the "TSSP") was established for eligible store employees. Participants may make, within certain limitations, voluntary contributions under Section 401(k) of the Internal Revenue Code of a percentage of their compensation. Participants of the TSSP are immediately vested in their voluntary contributions. There are no Company contributions to the TSSP.

        Non-store employees were eligible to participate in the Tosco Corporation Capital Accumulation Plan ("TCCAP"), as sponsored by the Parent. Employees could contribute a portion of their salaries to various investment funds, including a Tosco stock fund, a percentage of which was matched by Tosco. In addition, eligible participants in the TCCAP could receive an additional company contribution in lieu of pension plan benefits. Company expense related to these plans was included in the burden rate assessed the Company by the Parent (see Note 8) and is included in the Company's consolidated financial statements in general and administrative expense for the period from January 1 to September 14, 2001 and the year ended December 31, 2000.

Deferred Compensation Plan

        The Company had a deferred compensation plan that allowed certain employees to defer up to 50% of their base salaries and 100% of their cash bonuses for any given year. Interest accrues on the deferral and amounts due to the participants are generally payable upon retirement, except in certain limited circumstances. This plan was frozen and no new deferrals were accepted after December 31, 1999.

Stock-Based Compensation Plans

        The Company issues Parent common stock options to employees with grant prices equal to the fair value of the underlying security at the date of grant. No compensation cost has been recognized for options in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" in the consolidated statements of operations.

        The Parent's Executive Compensation Committee may grant options and other rights to acquire shares of Parent common stock under the provisions of the Parent's incentive plan (the "Option Plan"). The option price is equal to 100 percent of the fair market value of the Parent's common stock on the date the options are granted. These options generally vest over two to five years, vest immediately in the event of certain transactions, expire ten years from the date of grant and are subject to earlier termination under certain conditions.

        Information regarding the Option Plan as of the period from January 1 to September 14, 2001 and the year ended December 31, 2000 is as follows:

	Period from January 1 to September 14, 2001		Year Ended 2000
	Shares	Price(a)	Shares	Price(a)
	(Millions of Shares)
Options outstanding, beginning of period	723,750	$22.44	665,276	$21.05
Granted(b)	—	—	58,999	32.86
Exercised	(307,082)	14.56	(525)	48.40
Expired or canceled	(35,879)	33.38	—	—

Options outstanding, end of period	380,789	27.76	723,750	22.44

(a)
Weighted average price per share.

(b)
All options granted had exercise prices equal to the average market price of Common Stock on the grant date.

        Employee stock options are accounted for under APB No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Because the exercise price of ConocoPhillips employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is generally recognized under APB No. 25. The following table displays pro forma information as if the provisions of SFAS No. 123 had been applied to employee stock options granted since January 1, 1996:

	Period from January 1 to September 14, 2001(a)	Year Ended 2000
Pro forma net income/(loss) in thousands	$5,409	$(4,009)
Assumptions used for options granted:
Risk-free interest rate	5.7%	5.9%
Dividend yield	0.76%	0.73%
Volatility factor	32.2%	32.2%
Average grant date fair value of options	$—	$11.00
Expected life (years)	5	5

(a)
Due to the Phillips acquisition of Tosco (see Note 2), stock options became immediately vested as of the acquisition date. Therefore, additional pro forma option expense of $639,000 is included in the 2001 pro forma information.

7. Income Taxes

        The provision/(benefit) for income taxes was as follows (thousands of dollars):

	Period from January 1 to September 14, 2001	Year Ended 2000
Current:
Federal	$(9,188)	$(13,127)
State	(1,753)	(2,519)

	(10,941)	(15,646)

Deferred:
Federal	16,089	17,394
State	3,091	3,342

	19,180	20,736

	$8,239	$5,090

        A reconciliation of the provision for income taxes to income taxes computed by applying the statutory federal income tax rate to earnings before income taxes is as follows (thousands of dollars):

	Period from January 1 to September 14, 2001	Year Ended 2000
Income taxes at the statutory rate	$5,358	$1,164
State income taxes, net of credits and federal benefit	870	535
Permanent differences(a)	2,953	4,606
Federal credits, adjustments, and other	(942)	(1,215)

	$8,239	$5,090

(a)
Permanent differences primarily relate to the amortization of intangible assets that is non-deductible for tax purposes.

8. Related Party Transactions

        Significant transactions with related parties were (thousands of dollars):

	Period from January 1 to September 14, 2001	Year Ended December 31, 2000
Product purchases(a)	$1,019,481	$1,464,418
Credit card processing fees(b)	2,795	4,077
Rent expense(c)	17,883	27,616
Royalty expense(d)	6,013	—
Selling, general, and administrative expenses(e)	23,812	6,275
Payroll benefits(f)	41,312	52,468
Interest income(g)	305	1,098
Interest expense(h)	21,994	33,093

(a)
The Company purchases gasoline and diesel fuel for its stores from the Parent at prices that approximate market.

(b)
The Parent provides credit card processing and collection support for all third party credit cards to the Company and these costs are recorded in cost of fuel. In addition, the Parent maintains a proprietary credit card and charges the Company processing fees for the use of the proprietary card at the Company's stores.

(c)
Certain sites and office space are leased by the Parent and subleased to the Company. The Company operates these sites and pays rents to the Parent's operating units. These rents are at rates that approximate market (see Note 4).

(d)
The Company pays a royalty fee to the Parent for the use of certain motor fuel brands at certain stations.

(e)
The Parent charges the company a portion of its corporate support costs, including legal, treasury, environmental, tax, auditing, information technology, and other corporate services, based on usage, actual costs, or other allocation methods considered reasonable by the Parent's management.

(f)
The Parent pays on behalf of the Company various payroll expenses including employer payroll taxes, 401(k) company match, pension, medical, and dental. These costs are assessed to the Company based on payroll dollars.

(g)
The Company earns interest from participation in the Parent's centralized cash management system.

(h)
The Company incurs interest expense on borrowings from and debt to the Parent.

        The Company also incurs advertising costs on behalf of itself and other operations of the Parent. These expenses are allocated between the Company and the Parent based on the sites benefiting from the advertising.

        The payable to affiliates represents the net balance resulting from various transactions between the Company and affiliates owned by the Parent and transactions conducted by those affiliates on behalf of the Company. These net transactions are not settled on a regular basis and are shown as a component of shareholder's equity.

        The Company periodically buys from, or sells to, Tosco various assets used in the operations of the business. These net acquisitions are recorded at the assets' historical net book values, which generally approximate fair market value, and totaled $6.7 million transferred in and $7.6 million transferred out in the period from January 1, 2001 to September 15, 2001 and $0.2 million transferred in and $1.6 million transferred out in 2000.

9. Financial Instruments

Fair Values

        The carrying value of cash, accounts receivable, accounts payable, and other current assets and liabilities approximates their fair value due to the relatively short maturity of these financial instruments.

Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, short-term deposits, and trade receivables. The Company places its cash and short-term deposits with several high-quality financial institutions. The Company's customer base consists of a large number of diverse customers. Accordingly, receivable losses have not been significant.

10. Guarantees

        As part of its normal ongoing business operations and consistent with generally accepted and recognized industry practice, the Company enters into various agreements with other parties (the Agreements). These Agreements apportion future risks between the parties for the transaction(s) or relationship(s) governed by such Agreements; one method of apportioning risk between the Company and the other contracting party is the inclusion of provisions requiring one party to indemnify the other party against losses that might otherwise be incurred by such other party in the future (the Indemnity or Indemnities). Many of the Company's Agreements contain an Indemnity or Indemnities that require the company to perform certain obligations as a result of the occurrence of a triggering event or condition.

        The nature of these indemnity obligations is diverse and numerous and each has different terms, business purpose, and triggering events or conditions for an indemnity obligation. Consistent with customary business practice, any particular indemnity obligation incurred by the Company is the result of a negotiated transaction or contractual relationship for which the Company has accepted a certain level of risk in return for a financial or other type of benefit to the Company. In addition, the Indemnity or Indemnities in each Agreement vary widely in their definitions of both the triggering event and the resulting obligation, which is contingent on that triggering event.

        The Company's risk management philosophy is to limit risk in any transaction or relationship to the maximum extent reasonable in relation to commercial and other considerations. Before accepting any indemnity obligation, the Company makes an informed risk management decision considering, among other things, the remoteness of the possibility that the triggering event will occur, the potential costs to perform any resulting indemnity obligation, possible actions to reduce the likelihood of a triggering event or to reduce the costs of performing an indemnity obligation, whether the Company is in fact indemnified by an unrelated third party, insurance coverage that may be available to offset the cost of the indemnity obligation, and the benefits to the Company from the transaction or relationship.

        Because many or most of the Company's indemnity obligations are not limited in duration or potential monetary exposure, the Company cannot calculate the maximum potential amount of future payments that could be paid under the Company's indemnity obligations stemming from all its existing Agreements. The Company has disclosed contractual matters, including, but not limited to, indemnity obligations, which will or could have a material impact on the Company's financial performance. The Company also accrues for contingent liabilities, including those arising out of indemnity obligations, when a loss is probable and the amounts can be reasonably estimated (see Note 11). The Company is not aware of the occurrence of any triggering event or condition that would have a material adverse impact on the Company's consolidated financial statements as a result of an indemnity obligation relating to such triggering event or condition.

11. Commitments and Contingencies

        There are various legal proceedings and claims pending against the Company that are common to its operations. While it is not feasible to predict or determine the ultimate outcome of these matters, it is the opinion of management that these suits will not result in monetary damages not covered by insurance that in the aggregate would be material to the business or operations of the Company.

        In the case of all known contingencies, the Company accrues an undiscounted liability when the loss is probable and the amount is reasonably estimable. These liabilities are not reduced for potential insurance recoveries. If applicable, undiscounted receivables are accrued for probable insurance or other third-party recoveries. As facts concerning contingencies become known to the Company, the Company reassesses its position both with respect to accrued liabilities and other potential exposures.

        The Company carries insurance policies on insurable risks, which it believes to be appropriate at commercially reasonable rates. While management believes the Company is adequately insured, future losses could exceed insurance policy limits or, under adverse interpretations, be excluded from coverage. Future liability or costs, if any, incurred under such circumstances would have to be paid out of general corporate funds.

        The Parent provides guarantees on certain agreements entered into by the Company. These guarantees include performance guarantees under certain capital and operating leases through lease termination including any renewal options. The most significant lease has a primary term that expires in 2021 and requires the Parent to pay all rents, contingent rents, and to perform all terms, conditions, covenants, and agreements in the lease should the Company fail to comply.

12. Generally Accepted Accounting Principles in the United States and Canada

        The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), which do not differ materially from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP).

13. Subsequent Events

        On September 14, 2001, Tosco was merged with a subsidiary of Phillips Petroleum Company ("Phillips"), as a result of which Phillips became the owner of 100% of the outstanding common stock of Tosco and the Company (see Note 2).

        On August 30, 2002, Conoco and Phillips combined their businesses by merging with separate acquisition subsidiaries of ConocoPhillips. As a result, Conoco and Phillips each became a wholly owned subsidiary of ConocoPhillips.

        During 2002, ConocoPhillips conducted a strategic business review of its company-owned retail sites. As a result of the review, ConocoPhillips made the decision to dispose of the majority of the Company's retail sites. These sites are being actively marketed by an investment banking firm. The retail sites are being grouped and marketed in packages, including the planned sale of the Company. ConocoPhillips expects to complete the sales in 2003.

        During 2002, a lawsuit was filed against the Company in California regarding overtime pay for store managers. This case was brought by store managers and alleges that they were due overtime pay based on the job duties they performed. The plaintiffs are currently trying to certify the case as a class action on behalf of themselves and others similarly situated. This case is in the preliminary stages of discovery and the outcome is not currently predictable.

        A lawsuit was filed against the Company in January 2003 regarding compliance with the Americans with Disabilities Act ("ADA"). The plaintiffs are seeking to be certified as a class and claim that the Company's stores do not comply with the provisions of the ADA. This is a recent case and is still in the beginning phases.

        One of the Company's distributors filed for Chapter 11 bankruptcy protection on April 1, 2003. The distributor has continued to supply the Company's stores with no interruption of service and has indicated that it intends to maintain service to the Company on the same terms as called for in the existing contract. The Company has made contingency plans should the distributor not be able to continue supplying the Company's stores in future.

14. Event Subsequent to the Date of the Auditors' Report (unaudited)

        Pursuant to an agreement dated October 3, 2003, as amended, the Parent agreed to sell all of the issued and outstanding shares of the Company to Alimentation Couche-Tard Inc. ("Couche-Tard"). As a result, the Company will become a subsidiary of Couche-Tard. The transaction, which is subject to regulatory review and approval, is expected to close by the end of the fourth quarter of 2003.

        In connection with the transaction, approximately 370 of the Company's retail sites will be transferred to the Parent. The operations and cash flows of those sites and general and administrative expenses of field divisions that supervise the operation of those sites will be eliminated from the ongoing operations of the Company, and the Company will not have any continuing significant involvement with those sites subsequent to the transfer. The Company's financial statements published for periods subsequent to the transfer will report the transferred sites as discontinued operations. The following pro forma financial statements are presented for illustrative purposes to show the effects of reporting the discontinued operations.

        The unaudited pro forma statements of income is as follows (thousands of dollars):

Period from January 1, 2001 to September 14, 2001	Company before Adjustments	Operations of Assets to be Transferred	Company as Adjusted
Revenues:
Merchandise sales	$1,532,213	$(265,558)	$1,266,655
Fuel sales	1,999,314	(791,464)	1,207,850
Other	62,344	(20,449)	41,895

Total revenues	3,593,871	(1,077,471)	2,516,400

Cost of sales and operating expenses:
Cost of merchandise	1,097,299	(192,122)	905,177
Cost of fuel	1,791,989	(681,196)	1,110,793
Operating expenses	476,992	(133,268)	343,724
General and administrative	110,083	(8,066)	102,017
Depreciation and amortization	74,761	(20,939)	53,822

Total cost of sales and operating expenses	3,551,124	(1,035,591)	2,515,533

Operating income	42,747	(41,880)	867
Interest expense, net	(27,439)	54	(27,385)

Income before income taxes	15,308	(41,826)	(26,518)
Provision for income taxes	(8,239)	16,521	8,282

Net income (loss)	$7,069	$(25,305)	$(18,236)

Year Ended December 31, 2000	Company before Adjustments	Operations of Assets to be Transferred	Company as Adjusted
Revenues:
Merchandise sales	$2,121,615	$(411,199)	$1,710,416
Fuel sales	2,857,151	(1,062,429)	1,794,722
Other	84,159	(31,666)	52,493

Total revenues	5,062,925	(1,505,294)	3,557,631

Cost of sales and operating expenses:
Cost of merchandise	1,519,580	(298,696)	1,220,884
Cost of fuel	2,583,418	(945,127)	1,638,291
Operating expenses	688,493	(204,859)	483,634
General and administrative	137,992	(13,723)	124,269
Depreciation and amortization	91,145	(21,383)	69,762

Total cost of sales and operating expenses	5,020,628	(1,483,788)	3,536,840

Operating income	42,297	(21,506)	20,791
Interest expense, net	(38,971)	—	(38,971)

Income before income taxes	3,326	(21,506)	(18,180)
Provision for income taxes	(5,090)	8,495	3,405

Net loss	$(1,764)	$(13,011)	$(14,775)

Form F-10
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Alimentation Couche-Tard Inc.

  Applicable Laws of the Province of Quebec

        Section 123.83 of the Companies Act of the Province of Quebec provides that directors, officers and other representatives of a company are mandataries of the company. Section 123.87 requires a company to assume the defense of its mandatary prosecuted by a third person for an act done in the exercise of the mandatary's duties and to pay damages, if any, resulting from that act, unless the mandatary has committed a grievous offence or a personal offence separable from the exercise of his or her duties. However, in a penal or criminal proceeding, the company is only required to assume payment of the expenses of its mandatary if the mandatary had reasonable grounds to believe that his or her conduct was in conformity with the law, or if the mandatary has been freed or acquitted.

        Section 123.88 requires a company to assume the expenses of its mandatary if, having prosecuted the mandatary for an act done in the exercise of his or her duties, the company loses its case and the court so decides. If the company wins its case only in part, the court may determine the amount of the expenses the company will assume. Section 123.89 of the Companies Act requires a company to assume the obligations contemplated in Section 123.87 and 123.88 in respect of any person who acted at its request as a director of a legal person of which it is a shareholder or creditor.

        Section 2154 of the Civil Code of Quebec provides that, where the mandatary is not at fault, the mandator (the company) is bound to compensate the mandatary for any injury suffered by reason of the performance of the mandate.

  By-laws

        Subject to the approval of the court in the circumstances contemplated in section 123.88 of the Companies Act of the Province of Quebec, each mandatary of Alimentation Couche-Tard Inc. including any person who acts in the capacity of director or senior executive of a subsidiary of Alimentation Couche-Tard Inc., of a company subject to significant influence by Alimentation Couche-Tard Inc., of a subsidiary of a subsidiary or a subsidiary of a company subject to significant influence by Alimentation Couche-Tard Inc. pursuant to a mandate from Alimentation Couche-Tard Inc. to represent it or protect its interests in such subsidiary or company subject to significant influence, shall be indemnified and held harmless by Alimentation Couche-Tard Inc., from and against any amount that such mandatary may legally be required to pay or disburse as damages, costs, charges or expenses of any kind whatsoever or resulting from of a claim, action, proceeding or procedure instituted or exercised against him by reason of the exercise or performance of his functions, excluding, however, the damages, costs, charges and expenses (i) resulting from his or her own fraudulent, deceitful or criminal conduct or his voluntary omission, or (ii) payable or refundable to such mandatary under any insurance policy then in effect and covering such risk, regardless of whether such policy have been paid by Alimentation Couche-Tard Inc.

        Alimentation Couche-Tard Inc. is only bound by this indemnification obligation if: (i) the mandatary acted with integrity and in good faith in the best interests of Alimentation Couche-Tard Inc., and (ii) as regards criminal or administrative proceedings leading to the payment of a fine, the mandatary had good reasons to believe that his conduct was lawful. Notwithstanding that proceedings are well founded, Alimentation Couche-Tard Inc. shall finance the costs, charges and expenses of the mandatary until such mandatary is acquitted as regards any criminal or administrative proceedings or until final judgment has been rendered as regards civil proceedings. If the mandatary is convicted or, in the case of civil proceedings, if the evidence collected indicates that the mandatary is not entitled to the indemnification, the mandatary shall repay such costs, charges and expenses to Alimentation Couche-Tard Inc. upon request.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits
5.1	Consent of Raymond Chabot Grant Thorton
5.2	Consent of Ernst & Young
5.3	Consent of Davies Ward Phillips & Vineberg LLP, New York, New York (included in Exhibit 5.5 to Forms S-4 and F-4)
5.4	Consent of Davies Ward Phillips & Vineberg LLP, Montreal, Quebec and Toronto, Ontario (included in Exhibit 5.6 to Forms S-4 and F-4)
7.1	Trust Indenture dated as of December 17, 2003 between Wells Fargo Bank Minnesota, N.A., Couche-Tard U.S. L.P., Couche-Tard Financing Corp. and each of the guarantors.

Form S-4 and Form F-4
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Couche-Tard U.S. L.P.

  Applicable Laws of the State of Delaware

        Section 108 of the Limited Partnership Act of the State of Delaware provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and has the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

  Agreement of Limited Partnership

        The indemnification rights in Couche-Tard U.S. L.P.'s Agreement of Limited Partnership apply to the general partner and each officer, director, employee, agent and shareholder of the general partner. Couche-Tard U.S. L.P. will indemnify and hold harmless any such person from and against any loss, expense, damage or injury suffered or sustained by any of them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the limited partnership or in furtherance of its interests. The indemnity includes but is not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened actions, proceedings or claims. However, this is subject to the condition that the acts, omissions or alleged acts or omissions upon which such actual or threatened actions, proceedings or claims are based were for a purpose reasonably believed by the general partner, or such other person described above, to be in the best interests of Couche-Tard U.S. L.P. and did not constitute gross negligence or willful misconduct by the general partner, or such other person.

Couche-Tard Financing Corp.

  Applicable Laws of the State of Delaware

        Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers, as well as employees or agents of the corporation and any individual who was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. However, this is subject to the conditions that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe the person's conduct was unlawful. Such indemnification may be made in connection with a derivative action if a court determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

  Certificate of Incorporation

        The Certificate of Incorporation of Couche-Tard Financing Corp. provides that the corporation will, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware (as the same may be amended and supplemented), indemnify any and all persons whom it shall have power to indemnify under Section 145 from and against any and all expenses, liabilities or other matters referred to in or covered by Section 145. The indemnification provided for in the Certificate of Incorporation is not to be deemed exclusive of any other rights to which those indemnified persons may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person.

Circle K Enterprises Inc.

  Applicable Laws of the State of Delaware

        See the discussion of applicable provisions of Delaware law above under Couche-Tard Financing Corp.

  Certificate of Incorporation

        The Certificate of Incorporation of Circle K Enterprises Inc. provides that the corporation will, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (as the same may be amended and supplemented, or by any successor thereto), indemnify any and all persons whom it shall have power to indemnify under Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by that Section 145. Circle K Enterprises Inc. will advance expenses to the fullest extent permitted by Section 145. Such right to indemnification and advancement of expenses will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators. The indemnification and advancement of expenses provided for in the Certificate of Incorporation will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  By-laws

        The indemnification rights in the by-laws of Circle K Enterprises Inc. apply in respect of any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Circle K Enterprises Inc.) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan). Any such person will be indemnified and held harmless by Circle K Enterprises Inc. to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits Circle K Enterprises Inc. to provide broader indemnification than permitted prior to the amendment), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with such action, suit or proceeding. However, this is subject to the conditions that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Circle K Enterprises Inc. and, in connection with any criminal action or proceeding, that such person did not have reasonable cause to believe that such conduct was unlawful.

        Any person described above may similarly be indemnified by Circle K Enterprises Inc. in connection with a derivative action. However, no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to Circle K Enterprises Inc. unless, and only to the extent that, the court in which such suit or action was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Circle K Stores Inc.

  Applicable Laws of the State of Texas

        Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person (i) conducted himself or herself in good faith; (ii) reasonably believed, in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in the corporation's best interests and, in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and, (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification may be against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. However, if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification must be limited to reasonable expenses actually incurred by the person in connection with the proceeding. An indemnification can not be made in respect of any proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duty to the corporation.

        A corporation must indemnify a director or an officer against reasonable expenses incurred by him or her in connection with a proceeding in which he or she is a named defendant or respondent because he or she is or was a director if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

        Reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding, after the corporation receives a written affirmation by the director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under Article 2.02-1 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him or her in connection with that proceeding is prohibited for the reasons described above. Reasonable expenses incurred by a former director or officer, or a present or former employee or agent of the corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding, may be paid or reimbursed by the corporation, in advance of the final disposition of the proceeding, on any terms the corporation considers appropriate.

  Amended and Restated By-laws

        The indemnification rights in the amended and restated by-laws of Circle K Stores Inc. apply in respect of any person who was, is or is threatened to be made a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, any appeal in such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding, because such person is or was a director or officer of Circle K Stores Inc., or is or was serving at the request of Circle K Stores Inc. as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. Circle K Stores Inc. will, subject to any limitation which may be contained in the articles of incorporation of the corporation (as amended from time to time), to the full extent permitted by law, including without limitation, Texas Business Corporation Act Art. 2.02-1 (as such Article exists or shall be amended), indemnify any such person against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by him or her in connection with such action, suit or proceeding.

        Subject to the limitations set out above, Circle K Stores Inc. will pay or reimburse on a current basis the expenses incurred by any person described above in connection with any such action, suit or proceeding in advance of the final disposition thereof if the corporation has received (i) a written affirmation by the recipient of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the Texas Business Corporation Act and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he or she has not satisfied such standard of conduct or if indemnification is prohibited by law.

        The by-laws permit Circle K Stores Inc. to purchase and maintain insurance on behalf of any person described above against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status in that respect, whether or not Circle K Stores Inc. would have the power to indemnify him or her against that liability under the by-laws. This is subject to any restrictions imposed by law. Circle K Stores Inc. may create a trust fund, establish any form of self-insurance, grant a security interest or other lien on its assets or use other means (including, without limitation, a letter of credit, guarantee or surety arrangement) to ensure the payment of such sums as may become necessary to effect indemnification as provided in the by-laws.

Mac's Convenience Stores LLC

  Applicable Laws of the State of Delaware

        Section 108 of the Limited Liability Company Act of the State of Delaware provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and will have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

  Amended and Restated Limited Liability Company Agreement

        The Amended and Restated Limited Liability Company Agreement of Mac's Convenience Stores LLC provides that the company's managers, employees and agents will be indemnified to the fullest extent provided in or permitted by the Limited Liability Company Act of the State of Delaware (as amended from time to time). Such persons will be indemnified for any expenses, including attorneys' fees, in the defense or prosecution of a claim against him or her in the capacity of manager, employee or agent of the company.

The Circle K Corporation

  Applicable Laws of the State of Delaware

        See the discussion of applicable provisions of Delaware law above under Couche-Tard Financing Corp.

  By-laws

        The Circle K Corporation will indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of The Circle K Corporation) by reason of his or her status as one of the persons described above. The indemnity covers expenses (including attorneys' fees), judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. However, this is subject to the conditions that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of The Circle K Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

        Except with respect to proceedings to enforce a right to indemnification, The Circle K Corporation will indemnify any person described above in connection with any proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by two-thirds of the board of directors of the corporation.

        Subject to the same limitations set forth above, The Circle K Corporation will indemnify against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit any person described above who was, is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of such person's status as described above. However, no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to The Circle K Corporation unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

        To the extent that any person described above has been successful on the merits or otherwise in the defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        Upon resolution passed by the board of directors, The Circle K Corporation may purchase and maintain insurance on behalf of any person described above against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against liability under the provisions of the by-laws. The Circle K Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided in the by-laws.

Couche-Tard Inc.

  Applicable Laws of Canada

        Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. However, this is subject to the conditions that such person acted honestly and in good faith with a view to the best interests of the corporation or the other entity, as the case may be and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with the approval of a court.

        An individual who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is subject because of his or her association with the corporation or other entity, if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done. A corporation may purchase and maintain insurance for the benefit of such an individual against any liability incurred by the individual in his or her capacity as a director or officer of the corporation, or in his or her capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

        The corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. However, the individual must repay the moneys if the above conditions are not fulfilled. Such an advance of moneys may be made in connection with a derivative action only with the approval of a court.

  By-laws

        The indemnification rights in the by-laws of Couche-Tard Inc. apply to a director or officer, a former director or officer, or a person who acts or acted at the company's request as a director or officer of a body corporate of which Couche-Tard Inc. is or was a shareholder or creditor, and his or her heirs and legal representatives. Subject to the Canada Business Corporations Act, Couche-Tard Inc. will indemnify such persons against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Couche-Tard Inc. or such body corporate. However, this is subject to the conditions that such person acted honestly and in good faith with a view to the best interests of Couche-Tard Inc. and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

        Couche-Tard Inc. will also indemnify the persons described above in such other circumstances as the Canada Business Corporations Act permits. Nothing in the by-law limits the right of any person entitled to indemnity to claim indemnity apart form the provisions of the by-law.

        The by-laws further provide that, subject to the Canada Business Corporations Act, Couche-Tard Inc. may purchase and maintain insurance for the benefit of its directors or officers against any liability incurred by such person in his or her capacity as a director or officer of Couche-Tard Inc. or of another body corporate where he or she acts or acted in that capacity at the request of the company.

Couche-Tard's/Mac's L.P.

  Applicable Laws of the Province of Quebec

        Section 2205 of the Civil Code of Quebec provides that a partner is entitled to recover the amount of the disbursements he has made on behalf of the partnership and to be indemnified for the obligations he has contracted or the losses he has suffered in acting for the partnership if he was in good faith.

Depan-Escompte Couche-Tard Inc.

  Applicable Laws of Quebec

        See the discussion of applicable provisions of Quebec law above under Alimentation Couche-Tard Inc.

  By-laws

        Depan-Escompte Couche-Tard Inc. shall compensate its directors, its officers or its representatives in respect of all costs or expenses reasonably incurred by them in connection with the defense of an action, of a suit, of an application, of a proceeding of a civil, of a criminal or of an administrative nature or of any other legal proceeding resulting from their duties or of their office, whether such proceeding was commenced by or on behalf of Depan-Escompte Couche-Tard Inc. or by a third party, in which case Depan-Escompte Couche-Tard Inc. shall also assume their defense. The right to compensation shall exist only to the extent that the directors, the officers or the representatives were substantially successful on the merits in their defence, that they acted prudently, diligently, honestly and faithfully in the best interests of Depan-Escompte Couche-Tard Inc., that they did not place themselves in a position of conflict of interest between their personal interest and that of Depan-Escompte Couche-Tard Inc., and, in the case of a proceeding of a criminal or of an administrative nature leading to the imposition of a fine, to the extent that they had reasonable grounds for believing that their conduct was lawful. In the event that a court of law or a tribunal does not make a finding on the matter of whether the conduct of the mandatary complied with the foregoing standards of conduct or the question of whether a case was won in part or whether a person was substantially successful on the merits in his defense, the matter shall be determined in the following manner:

  (a)
  by a majority vote of the directors who are not parties to such action, suit, application or legal proceeding, if a quorum exists; or

  (b)
  by way of opinion from an independent legal counsel if such a quorum of the directors cannot be attained, or, even if attained, if a quorum of the directors who are not parties to such action, suit, application or legal proceeding so decides; or, failing the above,

  (c)
  by decision of the majority of the shareholders of Depan-Escompte Couche-Tard Inc.

        Depan-Escompte Couche-Tard Inc. shall assume these liabilities in respect of any person who acts or acted at its request as a director, as an officer or as a representative of a body corporate of which Depan-Escompte Couche-Tard Inc. is or was a shareholder or a creditor.

        Depan-Escompte Couche-Tard Inc. may purchase and maintain insurance for the benefit of its directors, of its officers and of its representatives covering any liability incurred by them by reason of their acting or having acted as a mandatary of Depan-Escompte Couche-Tard Inc. or, at the request of the latter, of a body corporate of which Depan- Escompte Couche-Tard Inc. is or was a shareholder or a creditor.

Dunkin Donuts Master Franchisee Quebec Inc.

  Applicable Laws of the Province of Quebec

        See the discussion of applicable provisions of Quebec law above under Alimentation Couche-Tard Inc.

  By-laws

        General By-Law No. 1 of Dunkin Donuts Master Franchise Quebec Inc. provides that the Company will indemnify and hold harmless its directors, officers or other mandataries and their assigns in the manner and on the conditions set out in sections 123.87 and following of the Quebec Companies Act, or other sections substituted therefore.

Mac's Convenience Stores Inc.

  Applicable Laws of the Province of Ontario

        Section 136 of the Business Corporations Act of the Province of Ontario provides that a corporation may indemnify a present or former director or officer of the corporation, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate. However, this is subject to the conditions that such person acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with the approval of the court.

        A person who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits in his or her defense of the action or proceeding.

  By-laws

        The indemnification rights in the by-laws of Mac's Convenience Stores Inc. apply to a present or former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which Mac's Convenience Stores Inc. is or was a shareholder or creditor, and his or her heirs and legal representatives. Subject to subsections 136(2) and (3) of the Business Corporations Actof the Province of Ontario, Mac's Convenience Stores Inc. will indemnify any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate. However, this is subject to the conditions that such person acted honestly and in good faith with a view to the best interests of Mac's Convenience Store Inc. and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

3053854 Nova Scotia Company; 3055854 Nova Scotia Company

  Applicable Laws of the Province of Nova Scotia

        Section 204 of the Regulations for Management of a Company Limited by Shares under the Companies Act of the Province of Nova Scotia provides that every director, manager, secretary, treasurer and other officer or servant of a company will be indemnified by the company against all costs, losses and expenses that any such person may incur or become liable to pay by reason of any contract entered into or act or thing done by him or her as such officer or servant or in any way in the discharge of his or her duties, including traveling expenses. The amount for which such indemnity is provided will immediately attach as a lien on the property of the company and will have priority as against the members over all other claims.

  Articles of Association

        The indemnification provisions in the respective Articles of Association of 3053854 Nova Scotia Company and 3055854 Nova Scotia Company apply in respect of every present or former director or officer, or person who acts or acted at the request of the respective company as a director or officer of the respective company, a body corporate, partnership or other association of which the respective company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person. In the absence of any dishonesty on the part of such person, he or she will be indemnified by the respective company against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the respective company or such body corporate, partnership or other association, whether the respective company is a claimant or party to such action or proceeding or otherwise. The amount for which such indemnity is proved shall immediately attach as a lien on the property of the respective company and have priority as against the shareholders over all other claims.

ACT Financial Trust

  Applicable Laws of the Province of Quebec

        Section 1278 of the Civil Code of Quebec provides that a trustee acts as the administrator of the property of others charged with full administration. Section 1319 of the Civil Code of Quebec states that where an administrator (the trustee) becomes bound, within the limits of the administrator's powers, in the name of the beneficiary of the trust or the trust patrimony, the administrator is not personally liable towards third parties with whom the administrator contracts. The administrator is liable towards such third parties if the administrator binds himself in his own name, subject to any rights such third parties may have against the beneficiary of the trust or the trust patrimony. Pursuant to Section 1320 of the Civil Code of Quebec, where an administrator exceeds his powers, the administrator is liable towards third parties with whom the administrator contracts unless the third parties were sufficiently aware of that fact or unless the obligations contracted were expressly or tacitly ratified by the beneficiary of the trust. Section 1322 of the Civil Code of Quebec provides that the beneficiary of the trust is liable towards third parties for the damage caused by the fault of the administrator in carrying out his duties only up to the amount of the benefit the beneficiary of the trust has derived from the act. In the case of a trust, these obligations fall back upon the trust patrimony.

  Deed of Trust

        The Deed of Trust of ACT Financial Trust provides that each present and former trustee and officer of the trust will at all times be indemnified and saved harmless out of property acquired or held by the trust from and against all liabilities, damages, losses, debts, claims, actions, suits and proceedings whatsoever, including costs, charges and expenses in connection therewith, sustained, incurred, brought, commenced or prosecuted against him or her for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of his or her duties as trustee or officer of the trust. This right also applies in respect of all other liabilities, damages, losses, debts, claims, actions, suits, proceedings, costs, charges and expenses which such person sustains or incurs in or about or in relation to the affairs of the trust.

        These rights do not apply unless such person acted honestly and in good faith with a view to the best interests of ACT Financial Trust and the beneficiaries of the trust and in accordance with Article 1309 of the Civil Code of Quebec and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

        It is also provided that the trustee may contract insurance policies insuring the trustee and the beneficiaries of ACT Financial Trust against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by such trustee or beneficiaries.

Item 21. Exhibits and Financial Statement Schedules.

3.1	Certificate of Limited Partnership of Couche-Tard U.S. L.P. filed with the Office of the Secretary of State of the State of Delaware on April 27, 2001 (together with amendments thereto)
3.2	Amended and Restated Agreement of Limited Partnership of Couche-Tard U.S. L.P. dated as of December 17, 2003
3.3	Certificate of Incorporation of Couche-Tard Financing Corp. filed with the Office of the Secretary of State of the State of Delaware on November 19, 2003
3.4	By-laws of Couche-Tard Financing Corp.
3.5	Certificate of Incorporation of Alimentation Couche-Tard Inc. filed with the Inspecteur general des institutions financieres of the Government of Quebec on September 11, 1995
3.6*	By-laws of Alimentation Couche-Tard Inc.
3.7
Certificate of Incorporation of Depan-Escompte Couche-Tard Inc. filed with the Inspecteur general des institutions financieres of the Government of Quebec on March 29, 1994 (together with amendments thereto)
3.8	By-laws of Depan-Escompte Couche-Tard Inc.

3.9	Articles of Incorporation of Couche-Tard Inc. filed with the Director under the Canada Business Corporations Act on December 1, 1985 (together with amendments thereto)
3.10	By-laws of Couche-Tard Inc.
3.11	Articles of Amalgamation of Mac's Convenience Stores Inc. filed with the Ontario Ministry of Consumer and Commercial Relations on September 5, 1999 (together with amendments thereto)
3.12	By-laws of Mac's Convenience Stores Inc.
3.13	Limited Partnership Agreement of Couche-Tard/Mac's L.P. dated April 24, 2001 (together with amendments thereto)
3.14	Deed of Trust of ACT Financial Trust dated April 24, 2001
3.15	Memorandum and Articles of Association of 3053854 Nova Scotia Company filed with the Registrar of Joint Stock Companies of the Province of Nova Scotia on May 2, 2001
3.16	Memorandum and Articles of Association of 3055854 Nova Scotia Company filed with the Registrar of Joint Stock Companies of the Province of Nova Scotia on June 8, 2001
3.17
Certificate of Incorporation of Dunkin Donuts Master Franchisee Quebec Inc. filed with the Inspecteur general des institutions financiers of the Government of Quebec on June 11, 2003 (together with amendments thereto)
3.18	By-laws of Dunkin Donuts Master Franchise Quebec Inc.
3.19	Certificate of Formation of Mac's Convenience Stores LLC filed with the Office of the Secretary of State of the State of Delaware on April 27, 2001
3.20	Amended and Restated Limited Liability Company Agreement of Mac's Convenience Stores LLC dated as of December 15, 2003
3.21
Certificate of Incorporation of The Circle K Corporation filed with the Office of the Secretary of State of the State of Delaware on February 26, 1993 (together with amendments and restatements thereto)
3.22	By-laws of The Circle K Corporation
3.23	Certificate of Incorporation of Circle K Enterprises Inc. filed with the Office of the Secretary of State of the State of Delaware on December 30, 1998
3.24	By-laws of Circle K Enterprises Inc.
3.25	Restated Articles of Incorporation of Circle K Stores Inc. filed with the Secretary of State of the State of Texas on October 15, 1993 (together with amendments thereto)
3.26	Amended and Restated By-laws of Circle K Stores Inc.
4.1
Trust Indenture dated as of December 17, 2003 between Wells Fargo Bank Minnesota, N.A., Couche-Tard U.S. L.P., Couche-Tard Financing Corp. and each of the guarantors (included in Exhibit 7.1 to Form F-10)
4.2	Form of Initial Note including guarantees (included in Exhibit 4.1 to Form S-4 and F-4)
4.3	Form of Exchange Note including guarantees (included in Exhibit 4.1 to Form S-4 and F-4)
4.4	Registration Rights Agreement dated as of December 17, 2003 between Alimentation Couche-Tard Inc., the guarantors and the initial purchasers
5.5	Opinion of Legality of Davies Ward Phillips & Vineberg LLP, New York, New York
5.6	Opinion of Legality of Davies Ward Phillips & Vineberg LLP, Montreal, Quebec and Toronto, Ontario
5.7	Opinion of Legality of Bracewell & Patterson, LLP
5.8	Opinion of Legality of Stewart McKelvey Stirling Scales

10.1	Stock Purchase Agreement dated as of October 3, 2003, as amended, between Alimentation Couche-Tard Inc. and ConocoPhillips Company
10.2	Addendum to the Stock Purchase Agreement dated as of December 11, 2003 between Alimentation Couche-Tard Inc. and ConocoPhillips Company
10.3	Credit Agreement dated as of December 17, 2003 among Alimentation Couche-Tard Inc., certain subsidiaries of Alimentation Couche-Tard Inc. and the lenders named therein
10.4	Environmental Liabilities Agreement dated as of October 3, 2003 between Alimentation Couche-Tard Inc. and ConocoPhillips Company
10.5	Addendum to the Environmental Liabilities Agreement dated as of December 11, 2003 between Alimentation Couche-Tard Inc. and ConocoPhillips Company
10.6	Alimentation Couche-Tard Inc. 1999 Stock Incentive Plan
12.1	Statement re: Computation of Ratios
23.1	Consent of Raymond Chabot Grant Thorton (included in Exhibit 5.1 to Form F-10)
23.2	Consent of Ernst & Young (included in Exhibit 5.2 to Form F-10)
23.3	Consent of Davies Ward Phillips & Vineberg LLP, New York, New York (included in Exhibit 5.5 to Forms S-4 and F-4)
23.4	Consent of Davies Ward Phillips & Vineberg LLP, Montreal, Quebec and Toronto, Ontario (included in Exhibit 5.6 to Forms S-4 and F-4)
23.5	Consent of Bracewell & Patterson, LLP (included in Exhibit 5.7 to Forms S-4 and F-4)
23.6	Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.8 to Forms S-4 and F-4)
24.1	Powers of Attorney (contained on the signature pages of this Registration Statement)
25.1	Statement of Eligibility of Trustee
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Noteholders
99.4	Form of Exchange Agent Agreement

*
To be filed by amendment.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1)
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 (section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(4)
to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Form F-10
PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        Alimentation Couche-Tard Inc. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        Concurrently with the filing of this registration statement on Form F-10, Alimentation Couche-Tard Inc. is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

III-1

Couche-Tard U.S. L.P.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, on February 13, 2004.

COUCHE-TARD U.S. L.P. by its general partner 3055854 Nova Scotia Company
By:	/s/ RICHARD FORTIN Richard Fortin Executive Vice-President, Chief Financial Officer and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ALAIN BOUCHARD Alain Bouchard	President, Chief Executive Officer and Director	February 13, 2004
/s/ RICHARD FORTIN Richard Fortin	Executive Vice-President, Chief Financial Officer and Director	February 13, 2004
/s/ RÉAL PLOURDE Réal Plourde	Executive Vice-President, Chief Operating Officer and Director	February 13, 2004
/s/ JACQUES D'AMOURS Jacques D'Amours	Vice-President-Administration and Director	February 13, 2004

III-2

Couche-Tard Financing Corp.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 13, 2004.

COUCHE-TARD FINANCING CORP.
By:	/s/ BRIAN HANNASCH Brian Hannasch Vice President and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ RÉAL PLOURDE Réal Plourde	President and Director	February 13, 2004
/s/ BRIAN HANNASCH Brian Hannasch	Vice President and Director	February 13, 2004
/s/ STÉPHANE GONTHIER Stéphane Gonthier	Secretary and Director	February 13, 2004
/s/ DANIEL FIDEN Daniel Fiden	Assistant Secretary, Treasurer and Director	February 13, 2004

III-3

Alimentation Couche-Tard Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, on February 13, 2004.

ALIMENTATION COUCHE-TARD INC.
By:	/s/ RICHARD FORTIN Richard Fortin Executive Vice-President, Chief Financial Officer and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ALAIN BOUCHARD Alain Bouchard	President, Chief Executive Officer and Director	February 13, 2004
/s/ RICHARD FORTIN Richard Fortin	Executive Vice-President, Chief Financial Officer and Director	February 13, 2004
/s/ RÉAL PLOURDE Réal Plourde	Executive Vice-President, Chief Operating Officer and Director	February 13, 2004
/s/ JACQUES D'AMOURS Jacques D'Amours	Vice-President-Administration and Director	February 13, 2004
/s/ ROGER LONGPRÉ Roger Longpré	Director	February 13, 2004
/s/ JOSÉE GOULET Josée Goulet	Director	February 13, 2004

III-4

Signature	Title	Date
/s/ ROBERT BRUNET Robert Brunet	Director	February 13, 2004
/s/ JEAN ÉLIE Jean Élie	Director	February 13, 2004
/s/ JEAN-PIERRE SAURIOL Jean-Pierre Sauriol	Director	February 13, 2004
/s/ ROGER DESROSIERS Roger Desrosiers	Director	February 13, 2004
/s/ JEAN TURMEL Jean Turmel	Director	February 13, 2004

III-5

Dépan-Escompte Couche-Tard Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, on February 13, 2004.

DÉPAN-ESCOMPTE COUCHE-TARD INC.
By:	/s/ RICHARD FORTIN Richard Fortin Executive Vice-President, Chief Financial Officer and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ALAIN BOUCHARD Alain Bouchard	President, Chief Executive Officer, Chairman of the Board and Director	February 13, 2004
/s/ RICHARD FORTIN Richard Fortin	Executive Vice-President, Chief Financial Officer and Director	February 13, 2004
/s/ RÉAL PLOURDE Réal Plourde	Executive Vice-President, Chief Operating Officer and Director	February 13, 2004
/s/ JACQUES D'AMOURS Jacques D'Amours	Vice-President-Administration and Director	February 13, 2004

III-6

Couche-Tard Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, on February 13, 2004.

COUCHE-TARD INC.
By:	/s/ RICHARD FORTIN Richard Fortin Executive Vice-President, Chief Financial Officer and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ALAIN BOUCHARD Alain Bouchard	President, Chief Executive Officer, Chairman of the Board and Director	February 13, 2004
/s/ RICHARD FORTIN Richard Fortin	Executive Vice-President, Chief Financial Officer and Director	February 13, 2004
/s/ RÉAL PLOURDE Réal Plourde	Executive Vice-President, Chief Operating Officer and Director	February 13, 2004
/s/ JACQUES D'AMOURS Jacques D'Amours	Vice-President-Administration and Director	February 13, 2004

III-7

Mac's Convenience Stores Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, on February 13, 2004.

MAC'S CONVENIENCE STORES INC.
By:	/s/ RICHARD FORTIN Richard Fortin Executive Vice-President, Chief Financial Officer and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ALAIN BOUCHARD Alain Bouchard	President, Chief Executive Officer, Chairman of the Board and Director	February 13, 2004
/s/ RICHARD FORTIN Richard Fortin	Executive Vice-President, Chief Financial Officer and Director	February 13, 2004
/s/ RÉAL PLOURDE Réal Plourde	Executive Vice-President, Chief Operating Officer and Director	February 13, 2004
/s/ JACQUES D'AMOURS Jacques D'Amours	Vice-President-Administration and Director	February 13, 2004

III-8

Couche-Tard/Mac's L.P.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, on February 13, 2004.

COUCHE-TARD/MAC'S L.P. by its general partner 3887961 Canada Inc.
By:	/s/ RICHARD FORTIN Richard Fortin Vice-President, Finances and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ALAIN BOUCHARD Alain Bouchard	Chief Executive Officer, Chairman of the Board and Director	February 13, 2004
/s/ RICHARD FORTIN Richard Fortin	Vice-President, Finances and Director	February 13, 2004
/s/ RÉAL PLOURDE Réal Plourde	Vice-President, Operations and Sales and Director	February 13, 2004
/s/ JACQUES D‘AMOURS Jacques D'Amours	Vice-President, Administration and Exploitation and Director	February 13, 2004

III-9

3055854 Nova Scotia Company

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, on February 13, 2004.

3055854 NOVA SCOTIA COMPANY
By:	/s/ RICHARD FORTIN Richard Fortin Executive Vice-President, Chief Financial Officer and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ALAIN BOUCHARD Alain Bouchard	President, Chief Executive Officer and Director	February 13, 2004
/s/ RICHARD FORTIN Richard Fortin	Executive Vice-President, Chief Financial Officer and Director	February 13, 2004
/s/ RÉAL PLOURDE Réal Plourde	Executive Vice-President, Chief Operating Officer and Director	February 13, 2004
/s/ JACQUES D‘AMOURS Jacques D'Amours	Vice-President-Administration and Director	February 13, 2004

III-10

3053854 Nova Scotia Company

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, on February 13, 2004.

3053854 NOVA SCOTIA COMPANY
By:	/s/ RICHARD FORTIN Richard Fortin Vice-President and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ ALAIN BOUCHARD Alain Bouchard	President and Director	February 13, 2004
/s/ RICHARD FORTIN Richard Fortin	Vice-President and Director	February 13, 2004
/s/ RÉAL PLOURDE Réal Plourde	Vice-President and Director	February 13, 2004
/s/ JACQUES D‘AMOURS Jacques D'Amours	Vice-President and Director	February 13, 2004

III-11

ACT Financial Trust

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, on February 13, 2004.

ACT Financial Trust by its trustee
By:	/s/ P. JEAN CLÉROUX
P. Jean Cléroux, as trustee on behalf of ACT Financial Trust

III-12

Dunkin Donuts Master Franchisee Quebec Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Quebec, on February 13, 2004.

DUNKIN DONUTS MASTER FRANCHISEE QUEBEC INC.
By:	/s/ RICHARD FORTIN
Richard Fortin Executive Vice-President, Chief Financial Officer and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ALAIN BOUCHARD Alain Bouchard	President, Chief Executive Officer, Chairman of the Board and Director	February 13, 2004
/s/ RICHARD FORTIN Richard Fortin	Executive Vice-President, Chief Financial Officer and Director	February 13, 2004
/s/ RÉAL PLOURDE Réal Plourde	Executive Vice-President, Chief Operating Officer and Director	February 13, 2004
/s/ JACQUES D‘AMOURS Jacques D‘Amours	Vice-President-Administration and Director	February 13, 2004

III-13

Mac's Convenience Stores LLC

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 13, 2004.

MAC'S CONVENIENCE STORES LLC
By:	/s/ BRIAN HANNASCH
Brian Hannasch Vice-President, Integration and Manager

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RÉAL PLOURDE Réal Plourde	President, Secretary and Manager	February 13, 2004
/s/ BRIAN HANNASCH Brian Hannasch	Vice-President, Integration and Manager	February 13, 2004
/s/ DANIEL FIDEN Daniel Fiden	Director of Finance and Manager	February 13, 2004

III-14

The Circle K Corporation

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 13, 2004.

THE CIRCLE K CORPORATION
By:	/s/ BRIAN HANNASCH Brian Hannasch President, Secretary and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ BRIAN HANNASCH Brian Hannasch	President, Secretary and Director	February 13, 2004
/s/ PAUL F. MURPHY Paul F. Murphy	Treasurer, Assistant Secretary and Director	February 13, 2004
/s/ CHARLES MICHAEL PARKER Charles Michael Parker	Vice-President (Florida Region) and Director	February 13, 2004

III-15

Circle K Stores Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 13, 2004.

CIRCLE K STORES INC.
By:	/s/ BRIAN HANNASCH Brian Hannasch President, Secretary and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ BRIAN HANNASCH Brian Hannasch	President, Secretary and Director	February 13, 2004
/s/ PAUL F. MURPHY Paul F. Murphy	Treasurer, Assistant Secretary and Director	February 13, 2004
/s/ CHARLES MICHAEL PARKER Charles Michael Parker	Vice-President (Florida Region) and Director	February 13, 2004

III-16

Circle K Enterprises Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on February 13, 2004.

CIRCLE K ENTERPRISES INC.
By:	/s/ BRIAN HANNASCH Brian Hannasch President, Secretary and Director

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alain Bouchard, Richard Fortin and Réal Plourde his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ BRIAN HANNASCH Brian Hannasch	President, Secretary and Director	February 13, 2004
/s/ PAUL F. MURPHY Paul F. Murphy	Treasurer, Assistant Secretary and Director	February 13, 2004
/s/ CHARLES MICHAEL PARKER Charles Michael Parker	Vice-President (Florida Region) and Director	February 13, 2004

III-17

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Alimentation Couche-Tard Inc., Dépan-Escompte Couche-Tard Inc., Couche-Tard Inc., Mac's Convenience Stores Inc., 3055854 Nova Scotia Company, 3053854 Nova Scotia Company, ACT Financial Trust and Dunkin Donuts Master Franchisee Quebec Inc. in the United States, in the City of Tempe, State of Arizona, on this 13th day of February, 2004.

COUCHE-TARD FINANCING CORP.
By:	/s/ BRIAN HANNASCH Name: Brian Hannasch Title: Vice-President and Director

III-18

QuickLinks

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
MARKET AND INDUSTRY DATA
TRADEMARKS
FORWARD-LOOKING STATEMENTS
EXCHANGE RATE DATA
EXPLANATION OF CERTAIN FINANCIAL MATERIAL
SUMMARY
The Company
The December Transactions
Recent Developments
Corporate Organization
Summary of the Exchange Offer
The Notes
Risk Factors
Summary Historical and Pro Forma Financial and Other Data (dollars in thousands)
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
THE EXCHANGE OFFER
THE DECEMBER TRANSACTIONS
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
COMPILATION REPORT ON PRO FORMA FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS 24-week period ended October 12, 2003 (dollars in thousands)
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND STATEMENTS OF EARNINGS (dollars in thousands, unless otherwise noted)
SELECTED HISTORICAL FINANCIAL AND OTHER DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregate Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values
PRINCIPAL STOCKHOLDERS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF OTHER INDEBTEDNESS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF THE NOTES
REGISTRATION RIGHTS
CERTAIN INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
AVAILABLE INFORMATION
ENFORCEABILITY OF CIVIL LIABILITIES
INDEX TO FINANCIAL STATEMENTS
Auditors' Report
Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences
Alimentation Couche-Tard Inc. Consolidated Earnings (in thousands of Canadian dollars, except per share amounts)
Alimentation Couche-Tard Inc. Consolidated Retained Earnings (in thousands of Canadian dollars)
Alimentation Couche-Tard Inc. Consolidated Cash Flows (in thousands of Canadian dollars)
Alimentation Couche-Tard Inc. Consolidated Balance Sheets (in thousands of Canadian dollars)
Alimentation Couche-Tard Inc. Notes to Consolidated Financial Statements (Information as at October 12, 2003 and for the 24-week period ended October 12, 2003 and October 13, 2002 is unaudited) (in thousands of Canadian dollars, except per share amounts)
Alimentation Couche-Tard Inc. Notes to Consolidated Financial Statements (Information as at October 12, 2003 and for the 24-week period ended October 12, 2003 and October 13, 2002 is unaudited) (in thousands of Canadian dollars, except per share amounts)
THE CIRCLE K CORPORATION COMBINED CONSOLIDATED BALANCE SHEET (Thousands of Dollars)
THE CIRCLE K CORPORATION COMBINED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (Thousands of Dollars)
THE CIRCLE K CORPORATION COMBINED CONSOLIDATED STATEMENTS OF OWNER'S EQUITY (Unaudited) (Thousands of Dollars, except share data)
THE CIRCLE K CORPORATION COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Thousands of Dollars)
THE CIRCLE K CORPORATION NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2003 and 2002 (All Information Is Unaudited)
Report of Independent Auditors
THE CIRCLE K CORPORATION COMBINED CONSOLIDATED BALANCE SHEETS (Thousands of Dollars)
THE CIRCLE K CORPORATION COMBINED CONSOLIDATED STATEMENTS OF INCOME (Thousands of Dollars)
THE CIRCLE K CORPORATION COMBINED CONSOLIDATED STATEMENTS OF OWNER'S EQUITY (Thousands of Dollars, except share data)
THE CIRCLE K CORPORATION COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS (Thousands of Dollars)
THE CIRCLE K CORPORATION NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD FROM SEPTEMBER 15, 2001 TO DECEMBER 31, 2001
Report of Independent Auditors
THE CIRCLE K CORPORATION CONSOLIDATED STATEMENTS OF INCOME (Thousands of Dollars)
THE CIRCLE K CORPORATION CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY (Thousands of Dollars, except share data)
THE CIRCLE K CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Thousands of Dollars)
THE CIRCLE K CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD FROM JANUARY 1, 2001 TO SEPTEMBER 14, 2001 AND THE YEAR ENDED DECEMBER 31, 2000
Form F-10 PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Form S-4 and Form F-4 PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Form F-10 PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
POWERS OF ATTORNEY
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